================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                           AEI HOLDING COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                             ---------------------

           DELAWARE                           1222                          61-1315723
 (State or Other Jurisdiction     (Primary Standard Industrial           (I.R.S. Employer
      of Incorporation or          Classification Code Number)        Identification Number)
         Organization)

                            1500 NORTH BIG RUN ROAD
                            ASHLAND, KENTUCKY 41102
                                 (606) 928-3433
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                           DONALD P. BROWN, PRESIDENT
                            1500 NORTH BIG RUN ROAD
                            ASHLAND, KENTUCKY 41102
                                 (606) 928-3433
            (Name, Address Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                             ---------------------
                                WITH A COPY TO:

                                PAUL E. SULLIVAN
                           BROWN, TODD & HEYBURN PLLC
                        2700 LEXINGTON FINANCIAL CENTER
                         LEXINGTON, KENTUCKY 40507-1749
                                 (606) 231-0000
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                            PROPOSED             PROPOSED
                                        AMOUNT               MAXIMUM              MAXIMUM
     TITLE OF EACH CLASS OF              TO BE           OFFERING PRICE          AGGREGATE            AMOUNT OF
  SECURITIES TO BE REGISTERED         REGISTERED            PER NOTE         OFFERING PRICE(1)    REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
10% Series B Senior Notes due
  2007..........................     $200,000,000             100%             $200,000,000          $60,606.06
------------------------------------------------------------------------------------------------------------------
Guarantees of 10% Series B
  Senior Notes due 2007(2)......     $200,000,000             100%             $200,000,000             $0(3)
==================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee.
(2) See inside facing page for table of additional Registrant guarantors.
(3) Pursuant to Rule 457(n), no separate filing fee is required for the guarantees.
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

                   TABLE OF ADDITIONAL REGISTRANT GUARANTORS

                                      STATE OR OTHER                            ADDRESS, INCLUDING ZIP CODE
                                      JURISDICTION OF                             AND TELEPHONE NUMBER OF
EXACT NAME OF                          INCORPORATION        IRS EMPLOYER          REGISTRANT GUARANTOR'S
REGISTRANT GUARANTOR                  OR ORGANIZATION   IDENTIFICATION NUMBER   PRINCIPAL EXECUTIVE OFFICES
--------------------                  ---------------   ---------------------   ---------------------------
Addington Mining, Inc...............     Kentucky            61-1315722         1500 North Big Run Road,
                                                                                Ashland, Kentucky 41102
                                                                                (606) 928-3433
Tennessee Mining, Inc...............     Kentucky            61-1640672         1500 North Big Run Road,
                                                                                Ashland, Kentucky 41102
                                                                                (606) 928-3433
Ikerd-Bandy Co., Inc................     Kentucky            61-0505276         1500 North Big Run Road,
                                                                                Ashland, Kentucky 41102
                                                                                (606) 928-3433
Mining Technologies, Inc............     Kentucky               Pending         1500 North Big Run Road,
                                                                                Ashland, Kentucky 41102
                                                                                (606) 928-3433
Leslie Resources, Inc...............     Kentucky            61-1013125         1500 North Big Run Road,
                                                                                Ashland, Kentucky 41102
                                                                                (606) 928-3433
Leslie Resources Management, Inc....     Kentucky            61-1292388         1500 North Big Run Road,
                                                                                Ashland, Kentucky 41102
                                                                                (606) 928-3433
Pro-Land, Inc. d/b/a Kem Coal
  Company...........................     Kentucky            61-0727363         1500 North Big Run Road,
                                                                                Ashland, Kentucky 41102
                                                                                (606) 928-3433
Aceco, Inc..........................     Kentucky            61-0855680         1500 North Big Run Road,
                                                                                Ashland, Kentucky 41102
                                                                                (606) 928-3433
Mountain-Clay, Inc. d/b/a Mountain
  Clay, Inc.........................     Kentucky            61-0621350         1500 North Big Run Road,
                                                                                Ashland, Kentucky 41102
                                                                                (606) 928-3433
Highland Coal, Inc..................     Kentucky            61-0923993         1500 North Big Run Road,
                                                                                Ashland, Kentucky 41102
                                                                                (606) 928-3433
River Coal Company, Inc.............     Kentucky            61-0567214         1500 North Big Run Road,
                                                                                Ashland, Kentucky 41102
                                                                                (606) 928-3433

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED JANUARY   , 1998
                                  $200,000,000

                        [AEI HOLDING COMPANY, INC. LOGO]

   OFFER TO EXCHANGE $200,000,000 OF ITS 10% SERIES B SENIOR NOTES DUE 2007,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
     FOR $200,000,000 OF ITS OUTSTANDING 10% SERIES A SENIOR NOTES DUE 2007
                             ---------------------
        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                    ON             , 1998, UNLESS EXTENDED.

     AEI Holding Company, Inc. (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal") (which together constitute the "Exchange Offer"), to exchange an aggregate of up to $200,000,000 principal amount of 10% Series B Senior Notes due 2007 (the "Exchange Notes") of the Company for an identical face amount of the issued and outstanding 10% Series A Senior Notes due 2007 (the "Old Notes" and together with the Exchange Notes, the "Senior Notes") of the Company. As of the date of this Prospectus, there is $200,000,000 aggregate principal amount of the Old Notes outstanding. The terms of the Exchange Notes are identical in all material respects to the Old Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for Liquidated Damages (as defined) in respect of the Old Notes under certain circumstances described in the Registration Rights Agreement (as defined), which provisions will generally terminate as to all of the Old Notes that are exchanged for the Exchange Notes upon the consummation of the Exchange Offer.

     Interest on the Exchange Notes is payable semiannually in cash in arrears on May 15 and November 15 of each year, commencing on May 15, 1998. The Exchange Notes mature on November 15, 2007. The Exchange Notes are redeemable at the option of the Company, in whole or in part, at any time on or after November 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. Notwithstanding the foregoing, at any time on or prior to November 15, 2000, the Company may redeem up to 35% of the aggregate principal amount of the Exchange Notes issued under the Indenture (as defined) with the net proceeds of one or more equity offerings of the common stock of the Company, at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interests and Liquidated Damages, if any, to the date of redemption; provided that at least $130.0 million of the aggregate principal amount of the Exchange Notes remains outstanding after such redemption. Upon a Change of Control (as defined), the Company will be required to make an offer to purchase all outstanding Exchange Notes at 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase. See "Description of Exchange Notes -- Repurchase at the Option of Holders -- Change of Control."

     The Exchange Notes will be general unsecured obligations of the Company and will rank senior in right of payment to all existing and future Indebtedness (as defined) of the Company that is subordinated to the Exchange Notes and will rank pari passu in right of payment with all current and future unsecured unsubordinated Indebtedness of the Company. The Exchange Notes will be subordinated to the borrowings outstanding under the Company's New Credit Facility (the "New Credit Facility") to the extent of the value of the assets securing such borrowings. As of September 30, 1997, on a

                                                        (continued on next page)

     SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS IN CONNECTION WITH AN INVESTMENT IN THE EXCHANGE NOTES.

     THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     THE INITIAL PURCHASER (AS DEFINED) MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE EXCHANGE NOTES; SPECIFICALLY, THE INITIAL PURCHASER MAY BID FOR, AND PURCHASE, EXCHANGE NOTES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

(continued from previous page)

pro forma basis after giving effect to the Pro Forma Transactions (as defined), the Company would have had $55.8 million of senior Indebtedness outstanding other than the Exchange Notes, $44.8 million of which would have been secured debt. The terms of the Indenture between the Company and IBJ Schroder Bank & Trust Company relating to the Old Notes and the Exchange Notes (the "Indenture") will permit the Company and its subsidiaries to incur additional Indebtedness, subject to certain limitations. See "Description of Exchange Notes."

     The Exchange Notes will be unconditionally guaranteed on a senior basis (the "Subsidiary Guarantees") by each of the Company's current and future Subsidiaries (as defined) other than Bowie Resources, Limited ("Bowie") (collectively, the "Guarantors"). The Subsidiary Guarantees will be senior unsecured obligations of the Guarantors and will rank senior in right of payment to all existing and future subordinated Indebtedness of the Guarantors and pari passu in right of payment with all other Indebtedness of the Guarantors, including the guarantees of Indebtedness under the New Credit Facility. Any Guarantor's obligations under the New Credit Facility, however, will be secured by a lien on substantially all of the assets of such Guarantor, and the Indenture restricts, but does not prohibit, the Guarantors from incurring additional secured Indebtedness. Accordingly, such secured Indebtedness will rank prior to the Subsidiary Guarantees with respect to such assets. See "Description of Exchange Notes -- Subsidiary Guarantees."

     The Old Notes were issued and sold on November 12, 1997, in a transaction not registered under the Securities Act in reliance upon an exemption from the registration requirements thereof (the "Offering"). In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act. The Exchange Notes are being offered hereby in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement. Based on interpretations by the Commission set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such Exchange Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes. However, the Company has not sought, and does not intend to seek, its own no-action letter, and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offer. Notwithstanding the foregoing, each Participating Broker-Dealer (as defined) must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with any resale of Exchange Notes received in exchange for such Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company or any of its affiliates). To the extent any Participating Broker-Dealer notifies the Company, or causes the Company to be notified, in writing that such Participating Broker-Dealer reasonably believes that it is a holder of Exchange Notes that were acquired in the Exchange Offer in exchange for Old Notes that it acquired for its own account as a result of market-making activities or other trading activities (other than directly from the Company or any of its affiliates) (a "Restricted Broker-Dealer"), the Company has agreed to make available for a period of one year from the date on which the Exchange Offer is consummated, or such shorter period as will end when all Transfer Restricted Securities (as defined) covered by the Exchange Offer Registration Statement have been sold pursuant thereto, this Prospectus to any such Restricted Broker-Dealer for use in connection with any resale of Exchange Notes. See "Plan of Distribution."

     In the event that any holder of Old Notes is prohibited by law or any policy of the Commission from participating in the Exchange Offer or any holder may not resell the Exchange Notes without delivering a Prospectus and this Prospectus is inappropriate or unavailable for such resales by such holder or if such holder is a broker-dealer and holds Old Notes acquired directly from the Company or one of its affiliates, and such holder satisfies certain other requirements, the Company has agreed, pursuant to the Registration Rights Agreement, to file a registration statement in respect of such Exchange Notes and Old Notes pursuant to Rule 415 under the Securities Act. See "Prospectus Summary -- The Exchange Offer," "The Exchange Offer," and "Plan of Distribution."

     The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or for inclusion of the Exchange Notes in any automated quotation system. The Old Notes have been designated for trading in the Private Offering, Resales and Trading through Automated Linkages (PORTAL) market of the National Association of Securities Dealers, Inc.

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange. The Exchange Notes will be delivered as soon as practicable following the Expiration Date (as defined). Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. The Company will not receive any proceeds from the Exchange Offer. The Company will pay all of the expenses incident to the Exchange Offer.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and combined financial statements, including the notes thereto, contained elsewhere herein. Unless the context indicates otherwise, references herein to the "Company" include AEI Holding Company, Inc. ("AEI Holding Company") and its combined subsidiaries and predecessors. The estimates of the Company's recoverable coal reserves set forth herein have been audited by Marshall Miller & Associates ("Marshall Miller") in (i) a report of the reserves controlled by Addington Mining, Inc. ("Addington Mining"), Tennessee Mining, Inc. ("Tennessee Mining"), Bowie and Ikerd-Bandy Co., Inc. ("Ikerd-Bandy"), dated September 1997, as amended, and (ii) a report of the reserves controlled by Leslie Resources, Inc. and Leslie Resources Management, Inc. (collectively, "Leslie Resources"), dated July 1997, as amended (such reports are collectively referred to as the "Marshall Miller Reports"). All references to "tons" are references to short tons unless otherwise indicated. For definitions of certain coal-related terms see "Industry -- Overview."

                                  THE COMPANY

OVERVIEW

     The Company is engaged primarily in the mining and marketing of bituminous coal, operating as of December 31, 1997, 12 mines in Kentucky, Tennessee and Colorado. The Company also manufactures highwall mining equipment and other related coal mining equipment. According to the Marshall Miller Reports, approximately 75 million tons (36%) of the Company's coal reserves (including captive reserves) constitutes compliance coal (coal that emits less than 1.2 pounds of sulfur dioxide/MMBtu when burned), and the Company believes that a significant amount of its remaining reserves is low-sulfur coal (coal that emits less than 1.6 pounds of sulfur dioxide/MMBtu when burned). The Company sells over 76% of its coal to electric utilities and other customers under seven long-term supply contracts (contracts which have an original term of more than one year) that had a weighted average remaining term of 6.2 years as of June 30, 1997. The remainder of the Company's coal is sold under short-term contracts, and on the spot market. Based on the Company's contracts as of November 1997, and sales made to date through November 1997 after giving effect to the Pro Forma Transactions (as defined) the Company expects pro forma 1997 coal sales to be approximately 11.9 million tons, resulting in 1997 aggregate revenues of $288.0 million and EBITDA of $29.7 million, a 25% increase over pro forma 1996 revenues of $231.0 million and an 18% increase over pro forma 1996 EBITDA of $25.1 million. According to the Marshall Miller Reports, the Company has approximately 285 million tons of coal reserves and coal resources (including captive reserves and resources). Coal resources are naturally occurring concentrations or deposits of coal in the earth's crust, in such forms and amounts that economic extraction is currently or potentially feasible. Coal reserves are virgin and/or accessed parts of a coal reserve base that could be economically extracted or produced at the time of determination considering environmental, legal and technological constraints.

     The Company has expanded its operations over the last three years through a series of acquisitions. The Company began operations in 1982 with four surface mines located in eastern Kentucky, which produce substantial amounts of low-sulfur and compliance coal. In 1994 and 1995, the Company acquired its Colorado properties, which almost exclusively contain coal having a lower sulfur content than compliance coal. In 1995, the Company acquired its Tennessee mines. Through its acquisition of Ikerd-Bandy in October 1997, and its acquisition of Leslie Resources in January 1998 (see "Prospectus Summary -- Recent
Developments -- Leslie Resources"), the Company acquired its southeastern Kentucky properties, which are comprised of sizeable low-sulfur and compliance coal reserves. In January 1998, Mining Technologies, Inc. ("Mining Technologies") acquired its highwall mining equipment manufacturing operations and certain intellectual property through an asset purchase of the Mining Technologies division of Addington Enterprises, Inc. ("Addington Enterprises"). The Company obtained a fairness opinion regarding such asset purchase.

     The Company believes that it is well-positioned to benefit from the anticipated growth in demand for coal. According to data compiled by the Energy Information Administration of the United States Department of Energy (the "EIA"), total United States coal consumption reached 1.01 billion tons in 1996, a 4.6%
increase from 1995, and export sales totaled 90 million tons. Electric utilities accounted for more than 87% of domestic coal consumption in 1996, with coal-fired facilities generating approximately 56% of the nation's electricity, a percentage that has been increasing over the past 45 years. United States coal production totaled 1.06 billion tons in 1996, a 2.3% increase from the 1.03 billion tons produced in 1995 and a record high. The increase in 1996 coal production levels was driven by an unusually large increase in coal consumption for electricity generation due to increased natural gas prices, negligible growth in nuclear-powered generation, abnormally cold weather, and strong economic growth. Based on industry sources, the Company believes that the demand for coal will continue to increase.

     The Company also believes that it will benefit from the expected future deregulation of the electric utility industry. Domestic electric utilities historically have operated in a regulated environment, with prices and return on investment being determined by state utility and power commissions. However, in April 1996, the Federal Energy Regulatory Commission ("FERC") established rules providing for open access to electricity transmission systems for wholesale electricity transactions, thereby initiating consumer choice in wholesale electricity purchasing and encouraging competition in the generation of electricity. It is anticipated that the FERC rules will increase competition in wholesale electricity markets where competition will focus primarily on price and thereby benefit the low-cost producers of electricity, such as the Company's utility customers in Kentucky, Tennessee, and Ohio. The Company also expects that deregulation will benefit the coal industry generally because coal is a relatively low-cost fuel for electric utilities.

COMPETITIVE STRENGTHS

     The Company believes that it possesses the following competitive strengths:

          - Portfolio of Long-Term Contracts. As of June 30, 1997, the Company had seven long-term contracts with high-rated utilities, such as the Tennessee Valley Authority ("TVA") and the Cincinnati Gas & Electric Company ("CG&E"), and with industrial customers, and those contracts had a weighted average remaining term of approximately 6.2 years (excluding option periods) as of that date. On average for the period from January 1, 1995 through June 30, 1997, the Company sold more that 76% of its coal under long-term contracts, with the remainder being sold under short-term contracts and on the spot market.

          - Strong Relationships with Key Customers. The Company believes it has developed strong relationships with its customers (which are primarily large electric utilities), due to its reliability and its commitment to quality and efficiency. In the long term, the Company's strong customer relationships position it to benefit significantly from (i) the generally expected increase in the demand for coal by electric utilities and (ii) the increased market share that low-cost electricity producers, who are the Company's primary customers, are expected to acquire as the trend toward price competition in wholesale electric markets increases within the electric utility industry.

          - Low-Cost Operations. The Company believes its production costs are significantly below those of its primary competitors. The Company's ability to maintain low-cost operations is attributable to: (i) its substantial use of mountaintop removal mining, which minimizes the cost of removing overburden and which the Company believes allows it to save as much as $4.00 per ton by shipping coal raw, i.e., without the expense of processing the coal in a processing plant; (ii) the close proximity of its coal reserves to customers and efficient transportation facilities; (iii) its acquisition of substantial Colorado coal reserves that are well suited for low-cost longwall mining; (iv) its non-union workforce; (v) its daily monitoring of production data from each mine site; and (vi) its arrangement with an affiliated company to provide timely, cost-efficient equipment maintenance, repair and transportation. Additionally, the Company has successfully used the Addcar(TM) highwall mining systems as a cost-effective method of mining coal that many of its competitors could not economically mine.

          - High-Quality Reserves. According to the Marshall Miller Reports, approximately 75 million tons (36%) of the Company's 211 million tons of clean, recoverable coal reserves (including captive reserves) are compliance coal, and the Company believes that a significant amount of its remaining reserves are low-sulfur coal. The Company believes this high percentage of low-sulfur and compliance coal will give it a competitive advantage for the long term because of the more stringent air quality requirements under Phase II of the Clean Air Act Amendments (as defined), which currently is scheduled to go into effect in 2000. Moreover, the Company owns or controls coal reserves of sufficient amounts and characteristics that generally meet or exceed the specifications established by the Company's current and prospective customers.

          - Experienced Management. The Company's senior management team, including Larry Addington, Don Brown, John Baum, Keith Sieber, Robert Addington, Marc Merritt, Vic Grubb and John Lynch, has an average of 18 years of experience in the coal industry, and many of these individuals have worked together at the Company or one of its predecessors for more than 10 years. The management team has a proven record of developing innovative, low-cost operations, maintaining strong customer relationships and making strategic, opportunistic acquisitions.

          - Union-Free Mines. All of the Company's mines are non-union. The Company offers its employees incentive compensation and believes that such compensation and its commitment to the safety and welfare of its employees will enable it to remain union-free. The factors that have allowed the Company to remain union-free have created a highly motivated, efficient workforce, which has allowed the Company to minimize business interruptions and reduce costs, thereby building stronger customer relationships.

          - Patented Highwall Mining Technology. In January 1998, the Company purchased highwall mining technology patented in the United States and Canada and manufacturing facilities that allow it to manufacture Addcar(TM) highwall mining systems and other related mining equipment. The Company uses this equipment in its mining operations and may sell or lease such equipment to third parties.

BUSINESS STRATEGY

     The Company has adopted a business strategy to: (i) enhance its position as a low-cost producer of high-quality coal, and (ii) increase revenues, cash flow and profitability. To implement this strategy, the Company will:

          - Expand Low-Cost Operations. The Company intends to enhance its position as a leader in low-cost coal production. In eastern Kentucky, the Company plans to expand its low-cost operations by acquiring, at favorable prices, coal reserves that are suited for either mountaintop removal mining or combined contour/Addcar(TM) highwall mining operations and located near suitable loading and transportation facilities. In southeastern Kentucky, the Company intends to use its Addcar(TM) highwall mining systems to continue expanding its low-cost highwall mining operations. In December 1997, the Company began production from its Bowie #2 mine in Colorado, which is expected to produce 2 million tons of coal annually using room and pillar mining. As of December 31, 1997, the Company had commitments for approximately 1.3 million tons of the Bowie #2 mine production. If the Company obtains commitments for an additional 2.7 million tons of coal from the Bowie #2 mine, it expects to install a longwall mining system at the mine to provide a low-cost, high-output mining method. In its first full year of production with the longwall system, which is expected to start in 1999, the Company expects the Bowie #2 mine to produce 5.8 million tons of high-Btu, compliance coal. The Company believes that expanding its low-cost operations will position it to capture a greater share of the coal market as demand increases and becomes more price sensitive due to the anticipated deregulation of the electric utility industry.

          - Grow Through Acquisitions. The Company's management, due to its long history of managing successful coal operations, has demonstrated its ability to maximize the operating and marketing potential of underperforming operations and mineral resources. The Company plans to leverage this expertise by acquiring operations in eastern and southeastern Kentucky, West Virginia, Colorado and Utah and to use management's experience to reorganize these acquired operations to realize economies of scale and increase market share. The Company also will consider acquiring inefficient or financially-troubled coal companies and assets or divisions of larger coal companies so that the Company's experienced management can use its expertise to maximize the value of such operations. Going forward, the Company intends to accelerate the search for suitable acquisition targets, although there are no current commitments or agreements to acquire any company.

          - Acquire Additional High-Quality Reserves. While the Company's general strategy is to acquire coal reserves sufficient to replace its annual coal production, since 1994 the Company has acquired reserves substantially in excess of its annual production. The Company's coal reserves and coal resources (including captive reserves and resources) have grown by 470% from approximately 50 million tons as of December 31, 1994 to approximately 285 million tons. Currently, approximately 75 million tons (36%) of the Company's reserves (including captive reserves) are compliance coal, and the Company believes that a significant amount of its remaining reserves are low-sulfur coal. The vast majority of the Company's reserves contain high-Btu coal. As environmental regulations become more stringent, the Company believes that the demand for high-Btu, low-sulfur or compliance coal will increase. Therefore, the Company intends to continue its practice of acquiring low-sulfur, high-Btu coal reserves to ensure that it has ample reserves of the type of coal its customers will require in the future.

          - Expand Scope of Addcar(TM) Systems. The Company intends to expand its use of the Addcar(TM) highwall mining systems, which allow the Company to conduct low-cost highwall mining operations. The Company may also consider leasing, licensing and selling Addcar(TM) systems and related mining equipment to third parties.

          - Capitalize on Efficient Workforce. By providing its employees with incentive compensation plans that are based on the productivity of particular mine sites, the Company has managed to develop an efficient, non-union workforce, which is a factor in minimizing coal production costs. The Company believes that its workforce is an important factor in the expansion of its operations through increased production and acquisitions. Therefore, the Company intends to continue providing incentive plans to its current employees and to implement such plans in any future acquisitions in order to maintain a highly efficient, non-union workforce.

                    RECENT DEVELOPMENTS -- LESLIE RESOURCES

     In January 1998, the Company acquired the stock of Leslie Resources for $11 million in cash and approximately $8 million in deferred payments over the next five years. Leslie Resources conducts coal mining operations in southeastern Kentucky and maintains administrative offices in Hazard, Kentucky, and has been in business since 1982.

     Leslie Resources operates five mines in southeastern Kentucky, and uses primarily the mountaintop removal method of mining at these mines. Leslie Resources owns and operates a storage facility, a preparation plant, a tipple, and a high speed loadout facility at Hazard, Kentucky. Leslie Resources owns or controls approximately 41 million tons of recoverable coal reserves and approximately 23 million tons of coal resources. As shown in the following chart, Leslie Resources currently has five coal supply contracts.

                                                                              TONS           PRICE
CUSTOMER                                         TERM     EXPIRATION DATE   PER YEAR        PER TON
--------                                       --------   ---------------   ---------    -------------
Kentucky Utilities...........................  3 years(1)    12/31/00        400,000        $20.55
                                                                                         FOB rail car
East Kentucky Power Cooperative..............  3 years       12/31/98         96,000(2)    29.52(3)
                                                                                         FOB stockpile
James River Coal Sales, Inc..................  1 year        12/31/98        585,000         22.40
                                                                                           FOB mine
Tennessee Valley Authority (Bull Run)........  5 years(4)    11/17/00        560,400       21.60(5)
                                                                                          FOB tipple
East Kentucky Power Cooperative..............  1 year(6)      6/30/98         60,000       27.15(7)
                                                                                         FOB stockpile

---------------

(1) This contract contains annual price reopener provisions, and if the parties cannot agree on a new price, this contract will terminate.
(2) Monthly delivery requirements were decreased from 10,000 tons to 8,000 tons effective April 1, 1997.
(3) The price per ton under this contract is $1.2198 per million Btu FOB stockpile, which equals $29.52 per ton for coal with 12,100 Btu/lb (the required level of Btu under this contract).
(4) TVA may unilaterally terminate this contract by paying 10% of the base price multiplied by the tonnage remaining to be shipped through the earliest termination date.
(5) In August 1997, Leslie Resources exercised its option to renegotiate the price under this contract. The parties are currently negotiating a price increase.
(6) East Kentucky Power Cooperative ("East Kentucky Power") may unilaterally terminate this contract at any time.
(7) The price per ton under this contract is $1.1130 per million Btu FOB stockpile, which equals $27.15 per ton for coal with 12,200 Btu/lb (the required level of Btu under this contract).

     Leslie currently sells about 60% of its coal on the spot market. Leslie Resources produced approximately three million tons of coal in each of 1996 and the nine-month period ended September 30, 1997, and earned revenues of $68.7 million and $63.6 million, respectively. During these periods, Leslie Resources had EBITDA of $3.5 million and $4.6 million, respectively. Combined with the Company's existing production base, Leslie Resources increases the Company's total production and sales to approximately 12 million tons of coal per year. Leslie Resources is a non-union company, and as of December 31, 1997, Leslie Resources had 357 employees.

     The Company believes that the acquisition of Leslie Resources will complement the Company's existing operations and help satisfy delivery requirements for the Company's existing customers in that region. The Company also believes that it will be able to mine coal on the Leslie Resources properties more efficiently than its past owner and achieve greater success in marketing Leslie Resources' coal. The Company intends to use its Addcar(TM) highwall mining systems to the extent practicable on properties controlled by Leslie Resources.

                               THE EXCHANGE OFFER

The Exchange Offer.........  The Company is offering to exchange pursuant to the
                             Exchange Offer up to $200,000,000 aggregate principal amount of its Exchange Notes for a like aggregate principal amount of its outstanding Old Notes. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferrable by holders thereof (other than as provided herein), and are not subject to any covenant regarding registration under the Securities Act. See "The Exchange Offer."

Interest Payments..........  Interest on the Exchange Notes shall accrue from the last interest payment date (May 15 or November
                             15) on which interest was paid on the Old Notes so surrendered or, if no interest has been paid on such Old Notes, from November 12, 1997 (the "Interest Payment Date").

Minimum Condition..........  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

Expiration Date; Withdrawal
of Tender..................  The Exchange Offer will expire at 5:00 p.m., New
                             York City time, on             , 1998, unless the
                             Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. Tenders may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer -- Withdrawal Rights."

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange
                             Offer -- Certain Conditions to the Exchange Offer." The Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition.

Procedures for Tendering
Old Notes..................  Each holder of Old Notes wishing to accept the
                             Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth therein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the holder or the person receiving such Exchange Notes, whether or not such person is the holder, is acquiring the Exchange Notes in the ordinary course of business and that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes, that neither the holder nor any such person is an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company, and if such holder is a broker-dealer that holds the Old Notes as a result of market-making or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes. In lieu of physical delivery of the certificates representing Old Notes, tendering holders may transfer Old Notes pursuant to the procedure for book-entry transfers, as set forth under "The Exchange Offer -- Procedures for Tendering Old Notes."

Use of Proceeds............  There will be no proceeds to the Company from the exchange of Old Notes pursuant to the Exchange
                             Offer.

Federal Income Tax
  Consequences.............  The exchange of Old Notes pursuant to the Exchange
                             Offer will not be a taxable event for federal income tax purposes. Consequently, no gain or loss will be recognized by holders of the Old Notes upon receipt of the Exchange Notes. See "The Exchange Offer -- Certain Federal Income Tax Consequences of the Exchange Offer."

Special Procedures for
Beneficial Owners..........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering the Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer -- Procedures for Tendering Old Notes."

Guaranteed Delivery
  Procedures...............  Holders of Old Notes who wish to tender their Old
                             Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal, or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Procedures for Tendering Old Notes."

Acceptance of Old Notes and
  Delivery of Exchange
  Notes....................  The Company will accept for exchange any and all
                             Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered as soon as practicable following the Expiration Date. See "The Exchange
                             Offer -- Acceptance of Old Notes for Exchange; Delivery of Exchange Notes."

Effect on Holders of Old
  Notes....................  As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement (the "Registration Rights Agreement") dated November 12, 1997 among the Company, Addington Mining, Tennessee Mining, Ikerd-Bandy and NationsBanc Montgomery Securities, Inc. (the "Initial Purchaser") and the holders that received Exchange Notes in exchange for Old Notes will have limited further registration or other rights under the Registration Rights Agreement. Holders of the Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of, and the acceptance for exchange of all validly tendered Old Notes pursuant to, the Exchange Offer. All untendered Old Notes will continue to be subject to the restrictions on transfer provided for in the Old Notes and in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Old Notes could be adversely affected.

Consequences of Failure to
  Exchange.................  Holders of Old Notes who do not exchange their Old
                             Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the offer or sale of the Old Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Exchange Agent.............  IBJ Schroder Bank & Trust Company is serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offer. See "The Exchange
                             Offer -- Exchange Agent."

Exchange Offer;
  Registration Rights......  If (i) the Exchange Offer is not permitted by applicable law or (ii) any holder of Transfer Restricted Securities notifies the Company that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer, (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not appropriate or available for such resales or (C) that it is a broker-dealer and holds Notes acquired directly from the Company or an affiliate of the Company, and such holders timely notify the Company of such facts, the Company will be required to provide a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Old Notes by the holders thereof. If the Company fails to satisfy these registration obligations, it will be required to pay Liquidated Damages to such holders of Old Notes under certain circumstances. See "The Exchange Offer -- Registration Rights and Effect of Exchange Offer."

                       SUMMARY OF TERMS OF EXCHANGE NOTES

     The form and terms of the Exchange Notes are substantially identical to the form and terms of the Old Notes which they replace except that (i) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) the holders of Exchange Notes generally will not be entitled to further registration rights under the Registration Rights Agreement, which rights generally will have been satisfied when the Exchange Offer is consummated. The Exchange Notes will evidence the same indebtedness as the Old Notes which they replace and will be issued under, and be entitled to the benefits of the Indenture. See "Description of Exchange Notes."

Maturity Date..............  November 15, 2007.

Interest Payment Dates.....  May 15 and November 15, commencing May 15, 1998.

Optional Redemption........  The Exchange Notes will not be redeemable at the
                             Company's option prior to November 15, 2002.
                             Thereafter, the Exchange Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date. In addition, at any time on or prior to November 15, 2000, the Company may redeem up to 35% of the aggregate principal amount of the Exchange Notes ever issued under the Indenture with the net cash proceeds of an initial public offering of common stock of the Company, at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided that at least $130.0 million of the aggregate principal amount of the Exchange Notes remains outstanding after such redemption and provided further that such redemption shall occur within 45 days of the date of the closing of such initial public offering. Upon a Change of Control, the Company may be required to make an offer to purchase all or any part of the outstanding Exchange Notes at 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.

Mandatory Redemption.......  None.

Ranking....................  The Exchange Notes will be general unsecured obligations of the Company and will rank senior in right of payment to all existing and future Indebtedness of the Company that is subordinated to the Exchange Notes and will rank pari passu in right of payment with all current and future unsecured unsubordinated Indebtedness of the Company. Borrowings under the New Credit Facility will be secured by substantially all of the assets of the Company and accordingly, the Exchange Notes will be effectively subordinated to the borrowings outstanding under the New Credit Facility to the extent of the value of the assets securing such borrowings. As of September 30, 1997, on a pro forma basis after giving effect to the Pro Forma Transactions, the Company would have had $55.8 million of senior Indebtedness outstanding other than the Exchange Notes, $44.8 million of which would have been secured debt. The terms of the Indenture will permit the Company and its subsidiaries to incur additional Indebtedness, subject to certain limitations. See "Description of Exchange Notes -- General."

Guarantees.................  The Exchange Notes will be jointly and severally and unconditionally guaranteed on a senior basis by the Guarantors. The Subsidiary Guaran-tees will be senior unsecured obligations of the Guarantors and will rank senior in right of payment to all existing and future subordinated Indebtedness of the Guarantors and pari passu in right of payment with all other Indebtedness of the Guarantors, including the guarantees of Indebtedness under the New Credit Facility. Any Guarantor's obligations under the New Credit Facility, however, will be secured by a lien on substantially all of the assets of such Guarantor, and the Indenture restricts, but does not prohibit, the Guarantors from incurring additional secured Indebtedness. Accordingly, such secured Indebtedness will rank prior to the Subsidiary Guarantees with respect to such assets. See "Description of Exchange Notes -- Subsidiary Guarantees."

Change of Control..........  Upon a Change of Control, the Company will be required to make an offer to repurchase all outstanding Exchange Notes at 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase.

Covenants..................  The Indenture will restrict, among other things, the ability of the Company and its subsidiaries to incur additional Indebtedness and issue preferred stock, pay dividends or make certain other restricted payments, apply net proceeds from certain asset sales, enter into certain transactions with affiliates, agree to certain payment restrictions applicable to subsidiaries, sell stock of subsidiaries, incur liens or enter into consolidations or mergers. See "Description of Exchange Notes -- Certain Covenants."

                                  RISK FACTORS

     Holders of Old Notes should consider carefully the matters set forth in "Risk Factors", as well as the other information set forth herein before deciding to tender Old Notes in the Exchange Offer. The matters set forth in "Risk Factors" are generally applicable to the Old Notes as well as the Exchange Notes.

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The following sets forth summary unaudited pro forma combined financial data derived from the unaudited pro forma combined financial data contained elsewhere herein. The following unaudited pro forma combined statement of income data of the Company for the year ended December 31, 1996, give effect to the Organizational Transactions (as defined), the acquisition of Ikerd-Bandy, the acquisition of Leslie Resources, the acquisition of the Mining Technologies division of Addington Enterprises, the termination of the S corporation status of all corporations included in the Organizational Transactions, the Offering and the application of the net proceeds therefrom and the Exchange Offer (collectively, the "Pro Forma Transactions") as if they had occurred on January 1, 1996. The following unaudited pro forma combined statement of income data for the Company for the nine months ended September 30, 1997, give effect to the Pro Forma Transactions as if they had occurred on January 1, 1996. The following unaudited pro forma combined balance sheet data of the Company give effect to the Pro Forma Transactions as if they occurred on September 30, 1997. Certain management assumptions and adjustments relating to the Pro Forma Transactions are described in the accompanying notes hereto. This pro forma information is not necessarily indicative of the results that would have occurred had the Pro Forma Transactions been completed on the dates indicated or the Company's actual or future results or financial position. The summary pro forma combined financial data should be read in conjunction with the information contained in the financial statements of the Company and the notes thereto and with the information set forth under "Unaudited Pro Forma Combined Financial Statements," "Selected Historical Combined Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

              SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

                                                                        PRO FORMA
                                                              ------------------------------
                                                                                NINE MONTHS
                                                                                   ENDED
                                                              FISCAL YEAR      SEPTEMBER 30,
                                                                 1996              1997
                                                              -----------      -------------
                                                              (DOLLARS IN THOUSANDS, EXCEPT
                                                                      PER TON DATA)
OPERATING REVENUES AND EXPENSES:
Revenues....................................................   $230,957          $221,051
Cost of operations..........................................    193,164           186,201
Depreciation, depletion and amortization....................     13,813            12,508
Selling, general and administrative.........................     12,722            12,694
                                                               --------          --------
Income from operations......................................     11,258             9,648
Interest expense............................................    (27,730)          (20,736)
Other income (loss), net....................................        255             1,097
                                                               --------          --------
Income (loss) before minority interest and income tax
  provision.................................................    (16,217)           (9,991)
Minority Interest...........................................        (59)               --
                                                               --------          --------
Income (loss) before income tax provision...................    (16,158)           (9,991)
OTHER DATA:
EBITDA(1)...................................................   $ 25,071          $ 22,156
Depreciation, depletion and amortization....................     13,813            12,508
Capital expenditures........................................    (17,814)          (21,841)
Cash interest expense.......................................    (26,099)          (19,469)
Ratio of EBITDA to cash interest expense....................        1.0x              1.1x
Ratio of earnings to fixed charges(2).......................          *                 *
OPERATING DATA:
Coal production (in thousands of tons)......................      9,023             9,048
Average sales price per ton.................................   $  23.67          $  23.05
Average production cost per ton of coal.....................   $  21.60          $  20.72
BALANCE SHEET DATA AT SEPTEMBER 30, 1997:
Cash and cash equivalents...................................                       64,924
Working capital.............................................                       70,561
Total assets................................................                      284,240
Long-term debt (including current portion)..................                      255,769
Owners' investment (deficit)................................                      (53,331)

---------------

 *  Amounts result in a deficiency.
(1) EBITDA is the sum of income from operations plus depreciation, depletion and amortization expense. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness and a similar measure is used in the Indenture to determine compliance with certain covenants. However, EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.
(2) In calculating the ratio of earnings to fixed charges, earnings consist of income before income tax provision plus fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (which includes amortization of deferred financing costs) whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. Earnings were inadequate to cover fixed charges for Fiscal 1996 and the nine months ended September 30, 1997 by $16.2 million, and $10.1 million, respectively.

                   SUMMARY HISTORICAL COMBINED FINANCIAL DATA

     The summary combined financial data below as of and for the years ended December 31, 1995 and 1996, and as of and for the nine months ended September 30, 1997 have been derived from the Combined Audited Financial Statements of the Company which have been audited by Arthur Andersen LLP, independent public accountants, and are included elsewhere in this Prospectus. The summary combined financial data below for the year ended December 31, 1994, and for the ten months ended November 1, 1995, have been derived from the Combined Financial Statements of the Company's predecessor business which operating revenues and expenses and cash flows have also been audited by Arthur Andersen LLP, independent public accountants, and are included elsewhere in this Prospectus. The summary combined financial data as of and for the years ended December 31, 1992 and 1993 have been derived from the unaudited Combined Financial Statements of the Company's predecessor business and are not included elsewhere herein. The summary combined financial data for the nine months ended September 30, 1996, has been derived from the Company's Unaudited Combined Financial Statements for that period included elsewhere in the Prospectus and the summary combined financial data as of September 30, 1996, has been derived from the Company's Unaudited Combined Financial Statements for that period, but are not included elsewhere herein and, in each case, include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim period. Results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the entire year. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Combined Financial Statements of the Company and related notes included elsewhere in this Prospectus.

                                                    PREDECESSOR(1)                             AEI HOLDING COMPANY
                                      ------------------------------------------   -------------------------------------------
                                                                       10 MONTHS                           9 MONTHS   9 MONTHS
                                                                         ENDED                              ENDED      ENDED
                                      FY 1992    FY 1993    FY 1994     11/1/95    FY 1995(2)   FY 1996    9/30/96    9/30/97
                                      --------   --------   --------   ---------   ----------   --------   --------   --------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER TON DATA)
OPERATING REVENUES AND EXPENSES:
Revenues............................  $154,145   $107,749   $103,100   $ 80,569     $31,694     $123,200   $ 92,512   $124,081
Cost of operations..................   128,167    101,279     91,460     69,051      25,396       97,101     73,162    100,736
Depreciation, depletion and
  amortization......................     5,923      8,083      4,362      4,624       1,401        6,945      5,069      6,910
Selling, general and
  administrative....................    11,022      9,143      7,121      6,427       2,178        9,025      6,668      9,890
                                      --------   --------   --------   --------     -------     --------   --------   --------
Income (loss) from operations.......     9,033    (10,756)       157        467       2,719       10,129      7,613      6,545
Interest expense....................    (6,728)    (6,801)      (346)      (982)     (1,043)      (5,527)    (4,183)    (5,265)
Other income (loss), net............     2,426      2,637        282       (555)        131          402        221       (586)
                                      --------   --------   --------   --------     -------     --------   --------   --------
Income (loss) before income tax
  provision and minority interest...     4,731    (14,920)        93     (1,070)      1,807        5,004      3,651        694
Minority interest...................        --         --         --         --          59          (59)       (59)        --
Income tax provision (benefit)......     1,390      4,754         35       (407)         --           --         --      1,398
                                      --------   --------   --------   --------     -------     --------   --------   --------
Excess (deficit) of operating
  revenues over expenses............     3,341    (10,166)        58       (663)      1,748        5,063      3,710       (704)
OTHER DATA:
EBITDA(3)...........................    14,956     (2,673)     4,519      5,091       4,120       17,074     12,682     13,455
Depreciation, depletion and
  amortization......................     5,923      8,083      4,362      4,624       1,401        6,945      5,069      6,910
Capital expenditures................     3,048      8,727     11,465      6,081       6,477       14,092      8,372     18,340
Cash interest expense...............     5,917      7,996        473      1,126       1,034        5,603      4,251      4,976
Ratio of EBITDA to cash interest
  expense...........................       2.5x       0.3x       9.6x       4.5x        4.0x         3.0x       3.0x       2.7x
Ratio of earnings to fixed
  charges(4)........................       1.4x         *        1.0x         *         2.0x         1.6x       1.6x       1.1x
OPERATING DATA:
Coal production (in millions of
  tons).............................      4.69       3.74       3.54       2.35        0.95         4.22       2.87       4.56
Average sales price per ton of
  coal..............................  $  29.14   $  26.27   $  26.31   $  26.94     $ 23.36     $  23.90   $  25.41   $  24.49
Average production cost per ton of
  coal..............................  $  25.22   $  25.29   $  23.48   $  23.35     $ 19.91     $  21.13   $  22.15   $  21.31
BALANCE SHEET DATA (AT PERIOD END):
Working Capital.....................    17,187     (7,734)    (2,610)   (10,969)     (5,585)     (11,551)   (10,346)    12,651
Total assets........................    74,938     56,189     69,682     72,858      92,259      106,930    106,778    141,473
Long-term debt (including current
  portion)..........................     3,403        493      5,550     10,447      52,384       55,561     55,615     91,635
Owners' Investment (Deficit)........  $ 37,974   $ 30,190   $ 31,141   $ 26,164     $(4,731)    $    325   $    247   $   (178)

---------------

 *  Amounts result in a deficiency.

(1) Predecessor represents the operations presently conducted through Addington Mining, Tennessee Mining and Mining Technologies.
(2) Results for Fiscal 1995 include the operations presently conducted through Addington Mining, Tennessee Mining and Mining Technologies from November 2, 1995 through December 31, 1995 and the operations of Bowie from January 1, 1995 through December 31, 1995.
(3) EBITDA is the sum of income from operations plus depreciation, depletion and amortization expense. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness and a similar measure is used in the Indenture to determine compliance with certain covenants. However, EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.
(4) In calculating the ratio of earnings to fixed charges, earnings consist of income before income tax provision plus fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (which includes amortization of deferred financing costs) whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. Earnings were inadequate to cover fixed charges for Fiscal 1993 and the ten months ended November 1, 1995 by $14.9 million and $1.2 million, respectively.

                                  RISK FACTORS

     Holders of Old Notes should consider carefully the risk factors set forth below, as well as the other information set forth herein, before deciding to tender Old Notes in the Exchange Offer. The risk factors set forth below are generally applicable to the Old Notes as well as the Exchange Notes.

FORWARD-LOOKING STATEMENTS

     This Prospectus contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements appear in a number of places herein and include statements regarding the intent, belief or current expectations of the Company, primarily with respect to the future operating performance of the Company or related industry developments. Holders of Old Notes are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ from those described in the forward-looking statements as a result of various factors, many of which are beyond the control of the Company. The information contained herein, including, without limitation, the information set forth below and the information under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations," identifies important factors that could cause such differences.

EXCHANGE OFFER PROCEDURES; CONSEQUENCES OF FAILURE TO EXCHANGE

     Issuance of the Exchange Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of properly completed and duly executed Letters of Transmittal and all other required documents from holders eligible to participate in the Exchange Offer. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tender of Old Notes for exchange.

     Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. In general, Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, the Company does not currently intend to register the Old Notes under the Securities Act. Based on interpretations by the Commission, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Old Notes were acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Exchange Notes. Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes may be adversely affected.

SUBSTANTIAL LEVERAGE

     The Company is, and will continue after the Exchange Offer to be, highly leveraged. On September 30, 1997, after giving pro forma effect to the Pro Forma Transactions, the Company would have had total indebtedness of approximately $255.8 million (of which $200.0 million would have consisted of the Senior Notes, $25.0 million would have consisted of borrowings under the New Credit Facility and the balance would have consisted of $19.8 million of secured senior Indebtedness and $11.0 million of senior unsecured Indebtedness) and owners' deficit of approximately $53.3 million. Also after giving pro forma effect to such

Transactions, the Company's earnings would have been insufficient to cover its fixed charges by approximately $16.2 million and $10.1 million for fiscal year 1996 and for the nine months ended September 30, 1997, respectively. The Company and its subsidiaries will be permitted to incur additional indebtedness in the future. See "Capitalization," "Summary Combined Financial Data" and "Description of Exchange Notes."

     The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Senior Notes), or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations and anticipated revenue growth, the Company believes that cash flow from operations and available cash, together with available borrowings under the New Credit Facility, will be adequate to meet the Company's future liquidity needs for at least the next several years. The Company may, however, need to refinance all or a portion of the principal of the Senior Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the New Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Senior Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The degree to which the Company is currently leveraged could have important consequences to holders of the Senior Notes, including, but not limited to: (i) making it more difficult for the Company to satisfy its obligations with respect to the Senior Notes; (ii) increasing the Company's vulnerability to general adverse economic and industry conditions; (iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements; (iv) limiting the Company's ability to obtain additional financing to fund future acquisitions of coal producers or coal reserves; (v) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, research and development or other general corporate purposes; (vi) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry; and (vii) placing the Company at a competitive disadvantage vis-a-vis less leveraged competitors. In addition, the Indenture and the New Credit Facility contain financial and other restrictive covenants that limit the ability of the Company to, among other things, borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Senior Notes tendered to it upon the occurrence of a Change of Control. See "Description of Exchange Notes -- Repurchase at Option of Holder -- Change of Control" and "Description of New Credit Facility."

HOLDING COMPANY STRUCTURE

     The Company is a holding company that conducts all of its operations exclusively through its subsidiaries. The Company's only significant assets are the capital stock of its subsidiaries, all but one of which, Bowie, is a wholly owned subsidiary of the Company. As a holding company, the Company is dependent on dividends or other distributions of funds from its subsidiaries to meet the Company's debt service and other obligations, including its obligations under the Senior Notes. The Company owns only 77.5% of the capital stock of Bowie and is a party to a shareholders agreement with the other shareholder of Bowie, and as a result, under certain circumstances the Company may not be able to rely on the cash flow from operations at Bowie.

EFFECTIVE SUBORDINATION OF THE SENIOR NOTES

     The Senior Notes and the Subsidiary Guarantees are senior unsecured obligations and rank pari passu in right of payment with all other current and future senior obligations of the Company and the Guarantors, respectively. However, loans under the New Credit Facility will be secured by substantially all of the

Company's assets and will be guaranteed by the Company's subsidiaries (other than Bowie), which guarantees will be secured by substantially all of the assets of such subsidiaries. Accordingly, the Senior Notes and the Subsidiary Guarantees will be effectively subordinated to all secured indebtedness to the extent of the collateral and will rank pari passu in right of payment with all other existing and future senior obligations of the Company or the Guarantors, respectively. Upon an event of default under any such secured indebtedness, the Lenders (as defined) could elect to declare all amounts outstanding, together with accrued and unpaid interest thereon, to be immediately due and payable. If the Company or the Guarantors were unable to repay those amounts, the Lenders could proceed against the collateral granted them to secure that indebtedness. There can be no assurance that the assets of the Company or the relevant subsidiary remaining after repayment in full of such secured indebtedness would be sufficient to repay the holders of the Senior Notes.

IMPORTANCE OF ACQUISITIONS AND RELATED RISKS

     The Company has grown through the acquisition of coal companies, coal properties, coal leases and related assets, and management believes that such acquisitions will continue to be important to the Company. The inability of the Company to make such acquisitions in the future, due to restrictions under the Company's existing or future debt agreements, competition from other coal companies for such properties or the lack of suitable acquisition candidates, could limit the Company's future growth. Further, acquisitions involve a number of special risks, including possible adverse effects on the Company's operating results, diversion of management's attention, failure to retain key acquired personnel, risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on the Company's financial condition and results of operations. There can be no assurance that the Company will be successful in the development of such acquisitions or joint ventures or that the acquired companies or other businesses acquired in the future will achieve anticipated revenues and earnings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The Company intends in the future to pursue acquisitions of additional coal reserves and other coal companies, although the Company has no present binding commitments or agreements with respect to any such acquisitions. Future acquisitions by the Company could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and an increase in amortization expenses related to goodwill and other intangible assets, each of which could have a material adverse effect upon the Company's business, financial condition and results of operations. Acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired companies and the diversion of management's attention from other business concerns. In the event that any such acquisition were to occur, there can be no assurance that the Company's business, financial condition and results of operations would not be materially adversely affected.

RELIANCE ON LONG-TERM COAL SUPPLY CONTRACTS

     A substantial portion of the Company's coal is sold pursuant to long-term coal supply contracts which are significant to the stability and profitability of the Company's operations. The execution of a satisfactory long-term contract is frequently the basis on which the Company undertakes the development of coal reserves required to be supplied under the contract. In 1996, approximately 87% of the Company's revenues from coal sales were made under long-term contracts. As of June 30, 1997, the Company had seven long-term contracts with a weighted average term of approximately 6.2 years. Nine long-term and nine short-term contracts with 14 customers, collectively, accounted for approximately 97% of revenues from coal sales in 1997. As of June 30, 1997, most of the Company's contracts provide for coal to be sold at a price which exceeds the price at which such coal could be sold in the spot market.

     Some of the Company's long-term coal supply contracts are subject to price adjustment provisions which permit an increase or decrease in the contract price at specified times (typically annually) to reflect changes in certain price or other economic indices, taxes and other charges. Certain of the Company's long-term coal supply contracts also contain price reopener provisions which provide for the contract price to be adjusted upward or downward at specified times on the basis of market factors. Failure of the parties to agree on a price pursuant to such price adjustment and reopener provisions can lead to early termination of the contracts. The long-term contracts also typically contain force majeure provisions allowing suspension of performance by the Company or the customer to the extent necessary during the duration of certain events beyond the control of the affected party, including labor disputes and changes in government regulations. See
"Business -- Major Sales Contracts." There can be no assurance that the Company's currently existing contracts will remain in force for the duration of their current terms or that the prices obtained by the Company for coal under such contracts will not be reduced pursuant to the terms thereof or otherwise.

     The operating profit margins realized by the Company under its long-term coal supply contracts depend on a variety of factors, including production costs, transportation costs, delivered coal qualities and quantities and various general macro-economic indices, many of which are beyond the Company's control. In addition, price adjustment, price reopener and other provisions may reduce the insulation from short-term coal price volatility provided by such contracts and may adversely impact the Company's operating profit margins. If any of the Company's long-term contracts were modified or terminated, the Company could be adversely affected to the extent that it is unable to find alternate customers at the same level of profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

HIGHLY COMPETITIVE INDUSTRY

     The United States coal industry is highly competitive, with numerous producers in all coal producing regions. The Company competes with other large producers and hundreds of small producers in the United States and abroad. Many of the Company's customers also purchase coal from its competitors. The markets in which the Company sells its coal are highly competitive and affected by factors beyond the Company's control. Demand for coal and the prices that the Company will be able to obtain for its coal are closely linked to coal consumption patterns of the domestic electric utility industry, which has accounted for approximately 87% of domestic coal consumption in recent years. These coal consumption patterns are influenced by the demand for electricity, coal transportation costs, environmental and other governmental regulation, technological developments and the location, availability and price of competing sources of coal, alternative fuels such as natural gas, oil and nuclear, and alternative energy sources such as hydroelectric power. In addition, during the mid-1970's and early 1980's, a growing coal market and increased demand attracted new investors to the coal industry and spurred the development of new mines and added production capacity throughout the industry. As a result of the increased development of large surface mining operations, particularly in the western United States, and more efficient mining equipment and techniques, the industry has developed excess coal production capacity in the United States. Competition resulting from excess capacity encourages producers to reduce prices and to pass productivity gains through to customers. Moreover, because of greater competition in the domestic electric utility industry and increased pressure from customers and regulators to lower electricity prices, public utilities are lowering fuel costs by buying higher percentages of spot coal through a competitive bidding process and by only buying the amount of coal necessary under existing contracts to meet their contractual requirements. There can be no assurance that the Company will continue to be able to obtain long-term contracts with reliable customers as its reserves expand and as existing contracts expire. If a lower percentage of its revenues are generated pursuant to long-term contracts, the Company will be increasingly affected by changes in prices for coal in the spot market.

INTELLECTUAL PROPERTY

     The Company's intellectual property is patented, and such patents give the Company the exclusive right to use its intellectual property for the life of the patent. However, there can be no guarantee of the validity and enforceability of any of the Company's patents. The validity of a patent is open to challenge on a number of grounds, including lack of novelty and the failure to adequately describe the invention in the patent claim. It is possible that the patents held by the Company may be successfully challenged in the future, although the Company does not consider this to be likely. Any loss of patent protection could have a material impact on the Company, as it might allow new competitors to use the Company's technology.

NEW TECHNOLOGY

     The coal mining industry is increasingly affected by advances in technology. The ability of the Company to compete successfully may depend on the extent to which it is able to implement and exploit such technological changes. The failure of the Company to develop, anticipate or respond to such changes could have a material adverse effect on the Company. Although the Company's patents provide protection against competitors using highwall mining systems incorporating the same technology, there is a risk that a competitor may develop a system which incorporates a new technology and is capable of producing superior results. The development of new and better technologies by the Company's competitors could have a material adverse effect on the Company.

ADVERSE HIGHWALL MINING CONDITIONS

     The highwall mining process can be complicated by adverse geological conditions which may diminish coal recovery, and in extreme cases, contribute to the loss or damage of highwall mining equipment. Some of these adverse geological conditions which have been encountered in the past, and may also be encountered in the future, include the following:

     Roof stability -- Highwall mining depends on the roof being self-supporting during the period that the miner is under ground. However, due to weak strata above the seam, water logged strata, faulting, jointing and other factors, minor roof falls can occur, stopping the highwall miner and causing it to be withdrawn. This can cause production delays, and in extreme cases, it may be necessary to perform a manned entry to recover the highwall miner. Although projects are under way to produce highwall miners which mine in a manner reducing this risk, there is no assurance that such results can be achieved.

     Highwall failure -- Highwall mining creates or redistributes existing stresses in the rock strata when an entry is driven into the coal seam. In certain cases, this may cause highwall failure, resulting in buried equipment that necessitates excavation efforts.

     Pillar failure -- Pillar failure may result when the pillars are narrower than planned, when the roof or floor is weaker than planned, or in the event of a stress concentration.

     Methane and other gases -- Coal seams contain methane and other gases that may disrupt mining or limit the depth of the mining operations.

     Water -- Water may enter the mine from two sources: pit flooding or strata aquifers. While highwall mining equipment is water resistant, it is not waterproof. The flooding of an entry can result in premature evacuation prior to reaching the full penetration depth. Problems with water inflow are exacerbated by seam dips because the water flows naturally to the front of the entry.

     Faulting -- Structural faults occasionally develop in coal seams and are often hard to detect. These faults may limit the penetration depth, resulting in the mining of fewer tons of coal than originally planned.

TRANSPORTATION

     The United States coal industry depends on rail, trucking and barge transportation to deliver shipments of coal to customers. In particular, the Company is dependent on the Union Pacific railroad to transport coal from its operations in Colorado. Disruption of these transportation services, based on weather-related events or otherwise, could temporarily impair the Company's ability to supply coal to its customers and thus adversely affect the Company's business and operating results. In addition, transportation costs are a significant component of the total cost of supplying coal to customers and can affect significantly a coal producer's competitive position and profitability. Increases in the Company's transportation costs, or changes in such costs relative to transportation costs incurred by providers of competing coal or of other fuels, could have an adverse effect on the Company's business and operating results.

RISKS INHERENT TO MINING

     The Company's mining operations are subject to conditions beyond the Company's control which can negatively or positively affect the cost of mining at particular mines for varying lengths of time. These conditions include weather and natural disasters such as heavy rains and flooding, unexpected maintenance problems, variations in coal seam thickness, variations in the amount of rock and soil overlying the coal deposit, variations in rock and other natural materials and variations in geological and other conditions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

GOVERNMENT REGULATION OF THE MINING INDUSTRY

     The coal mining industry is subject to regulation by federal, state and local authorities on matters such as employee health and safety, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining is completed, the discharge of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability. In addition, the industry is affected by significant legislation mandating certain benefits for current and retired coal miners. Numerous governmental permits and approvals are required for mining operations. The Company believes all material permits required to conduct its present mining operations have been obtained. The Company may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of coal may have upon the environment. All requirements imposed by any such authority may be costly and time-consuming and may delay commencement or continuation of exploration or production operations. The possibility exists that new legislation and/or regulations and orders may be adopted which may materially adversely affect the Company's mining operations, its cost structure and/or its customers' ability to use coal. New legislation, including proposals related to the protection of the environment which would further regulate and tax the coal industry, may also require the Company or its customers to change their operations significantly or incur increased costs. Such factors and legislation (if enacted) could have a material adverse effect on the Company's financial condition and results of operations. See "Government Regulation."

RECLAMATION AND MINE CLOSURE ACCRUALS

     The federal Surface Mining Control and Reclamation Act of 1977 and similar state statutes require that mine property be restored in accordance with specified standards and an approved reclamation plan. The Company accrues for the costs of final mine closure over the estimated useful mining life of the property. These costs relate to reclaiming the pit and support acreage at surface mines and sealing portals at deep mines. Other costs common to both types of mining are related to reclaiming refuse and slurry ponds. The Company accrues for current mine disturbance which will be reclaimed prior to final mine closure. The establishment of the final mine closure reclamation liability and the current disturbance is based upon permit requirements and requires various estimates and assumptions, principally associated with costs and production levels. Annually, the Company reviews its entire environmental liability and makes necessary adjustments, including mine plan and permit changes and revisions to costs and production levels to optimize mining and reclamation efficiency. The economic impact of such adjustments is recorded to cost of coal sales. Although the Company's management believes it is making adequate provisions for all expected reclamation and other costs associated with mine closures, future operating results would be adversely affected if such accruals were later determined to be insufficient.

IMPACT OF CLEAN AIR ACT AMENDMENTS ON COAL CONSUMPTION

     The federal Clean Air Act ("Clean Air Act") and Amendments to the Clean Air Act ("Clean Air Act Amendments"), and corresponding state laws which regulate the emissions of materials into the air, affect coal mining operations both directly and indirectly. Coal mining and processing operations may be directly affected by Clean Air Act permitting requirements and/or emissions control requirements relating to particulate matter (e.g., "fugitive dust"). Coal mining and processing may also be impacted by future regulation of fine particular matter measuring 2.5 micrometers in diameter or smaller. Regulations relating to fugitive dust and coal combustion emissions may restrict the Company's ability to develop new mines or could require the Company to modify its existing operations. The Clean Air Act indirectly affects coal mining operations by extensively regulating the air emissions of coal-fueled utility power plants. Title IV of the Clean Air Act Amendments places limits on sulfur dioxide emissions from electric power generation plants. The limits set baseline emission standards for such facilities. Reductions in such emissions will occur in two phases: the first began in 1995 ("Phase I") and applies only to certain identified facilities and the second is currently scheduled to begin in 2000 ("Phase II") and will apply to most remaining facilities, including those subject to the 1995 restrictions. The affected utilities have been and may be able to meet these requirements by, among other ways, switching to lower sulfur fuels, installing pollution control devices such as scrubbers, reducing electricity generating levels or purchasing or trading "pollution credits." Specific emission sources will receive these credits which utilities and industrial concerns can trade or sell to allow other units to emit higher levels of sulfur dioxide. In addition, the Clean Air Act Amendments require a study of utility power plant emission of certain toxic substances and their eventual regulation, if warranted.

     The effect of the Clean Air Act Amendments on the Company cannot be completely ascertained at this time. The Company believes that implementation of Phase II will likely exert a downward pressure on the price of higher sulfur coal, as additional coal-burning utility power plants become subject to the restrictions of Title IV. This price effect is expected to result after the large surplus of pollution credits which has accumulated in connection with Phase I has been reduced and before utilities electing to comply with Phase II by installing scrubber sulfur-reduction technologies are able to implement such a compliance strategy. The extent to which this expected price decrease will adversely affect the Company will depend upon a number of factors, including the Company's ability to secure long-term contracts for its coal reserves with higher sulfur content. Moreover, if the price of compliance coal rises as Phase II is implemented, scrubber compliance strategies may become more attractive to utility customers, thereby lessening the downward pressure on the price of high sulfur coal. See "-- Reliance on Long-Term Coal Supply Contracts,"
"Business -- Major Sales Contracts" and "Government Regulation."

     The Clean Air Act Amendments also require that utilities that currently are major sources of nitrogen oxides in moderate or higher ozone non-attainment areas install reasonably available control technology ("RACT") for nitrogen oxides, which are precursors of ozone. In addition, stricter ozone standards are expected to be implemented by the United States Environmental Protection Agency (the "EPA") by 2003. The Ozone Transport Assessment Group ("OTAG"), formed to make recommendations to the EPA for addressing ozone problems in the eastern United States, submitted its final recommendations to the EPA in June 1997. Based on the OTAG's recommendations, the EPA recently announced a proposal (the "SIP call") that would require 22 eastern states, including Kentucky and Tennessee, to make substantial reductions in nitrous oxide emissions. The EPA expects that states will achieve these reductions by requiring power plants to reduce their nitrous oxide emissions by an average of 85%. Installation of RACT and additional control measures required under the SIP call will make it more costly to operate coal-fired utility power plants and, depending on the requirements of individual state attainment plans and the development of revised new source performance standards, could make coal a less attractive fuel alternative in the planning and building of utility power plants in the future. Any reduction in coal's share of the capacity for power generation could have a material adverse effect on the Company's financial condition and results of operations. The effect such legislation or regulation, or other legislation that may be enacted in the future, could have on the coal industry in general and on the Company in particular cannot be predicted with certainty. Such legislation and regulation limits the ability of some of the Company's customers to burn higher sulfur coal unless such customers have or are willing to install scrubbers, blend coal or bear the cost of acquiring emission credits, which permit them to burn higher sulfur coal. The Company has endeavored to mitigate the potential adverse effects of the legislation's limitations on sulfur dioxide emissions through the acquisition and development of compliance and low-sulfur coal reserves in eastern Kentucky, Tennessee and Colorado. However, no assurance can be given that the implementation of the Clean Air Act Amendments or any future regulatory provisions will not materially adversely affect the Company.

REPLACEMENT AND RECOVERABILITY OF RESERVES

     The Company's future success depends upon its ability to find, develop or acquire additional coal reserves that are economically recoverable. The recoverable reserves of the Company will generally decline as reserves are depleted, except to the extent that the Company conducts successful exploration and development activities or acquires properties containing recoverable reserves. To increase reserves and production, the Company must continue its development, exploration and acquisition activities or undertake other replacement activities. The Company's current strategy includes increasing its reserve base through acquisitions of producing properties and by continuing to exploit its existing properties. There can be no assurance, however, that the Company's planned development and exploration projects and acquisition activities will result in significant additional reserves or that the Company will have continuing success developing additional mines. For a discussion of the Company's reserves, see "Business -- Coal Reserves." Most of the Company's mining operations are conducted on properties owned or leased by the Company. Because title to most of the Company's leased properties and mineral rights is not thoroughly verified until a permit is being obtained to mine the property, the Company's right to mine certain of its reserves may be adversely affected if defects in title or boundaries exist. In addition, there is no assurance that the Company can successfully negotiate new leases or mining contracts for properties containing additional reserves or maintain its leasehold interest in properties on which mining operations are not commenced during the term of the lease. See "Business -- Coal Reserves."

PRICE FLUCTUATIONS AND MARKETS

     The Company's results of operations are highly dependent upon the prices received for the Company's coal. Although historically more than 85% of the Company's coal sales are made pursuant to long-term contracts (contracts having an initial term of more than one year), virtually all of these contracts include price adjustment provisions which permit an increase or decrease at specified times in the contract price to reflect changes in certain price or other economic indices, taxes and other charges. Additionally, some of the Company's long-term coal contracts contain price reopener provisions which provide for the contract price to be adjusted upward or downward at specified times on the basis of market factors. See "-- Reliance on Long-Term Coal Supply Contracts." Any significant decline in prices for coal could have a material adverse effect on the Company's financial condition, results of operation and quantities of reserves recoverable on an economic basis. Should the industry experience significant price declines from current levels or other adverse market conditions, the Company may not be able to generate sufficient cash flow from operations to meet its obligations and make planned capital expenditures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Government Regulation."

     The availability of a ready market for the Company's coal production also depends on a number of factors, including the demand and supply of low-sulfur coal, and the availability of pollution credits. See "-- Impact of Clean Air Act Amendments on Coal Consumption."

RELIANCE ON ESTIMATES OF RECOVERABLE RESERVES

     There are numerous uncertainties inherent in estimating quantities of recoverable reserves, including many factors beyond the control of the Company. The coal reserve data set forth in this Prospectus are based on the Marshall Miller Reports. Estimates of economically recoverable coal reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future coal prices, future operating costs, severance and excise taxes, development costs and reclamation costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of coal attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of future net cash flows expected therefrom prepared by different engineers or by the same engineers at different times may vary substantially. Actual production, revenues and expenditures with respect to the Company's reserves will likely vary from estimates, and such variances will likely be material. As a result, neither holders of the Old Notes nor holders considering tendering such Old Notes for Exchange Notes should place undue reliance on the coal reserve data included herein. See "Business -- Coal Reserves."

DEPENDENCE ON KEY MANAGEMENT AND CONTROL BY PRINCIPAL SHAREHOLDER

     The Company's business is managed by a number of key personnel, the loss of which could have a material adverse effect on the Company. In addition, as the Company's business develops and expands, the Company believes that its future success will depend greatly on its continued ability to attract and retain highly skilled and qualified personnel. Currently, the Company has employment agreements with Don Brown and Keith Sieber. There can be no assurance that key personnel will continue to be employed by the Company or that the Company will be able to attract and retain qualified personnel in the future. Failure by the Company to retain or attract such key personnel could have a material adverse effect on the Company. See "Management."

     Larry Addington beneficially owns approximately 90% of the outstanding voting securities of the Company. Accordingly, Mr. Addington is able to control the election of the Company's directors and to determine the corporate and management policies of the Company, including decisions relating to any mergers or acquisitions by the Company, sales of all or substantially all of the Company's assets and other significant corporate transactions, which transactions may result in a Change of Control under the Indenture. See "Security Ownership of Principal Stockholders and Management."

POTENTIAL INABILITY TO FUND A CHANGE OF CONTROL OFFER

     Upon a Change of Control, the Company will be required to offer to repurchase all outstanding Senior Notes at 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Senior Notes tendered or that restrictions in the New Credit Facility will allow the Company to make such required repurchases. Notwithstanding these provisions, the Company could enter into certain transactions, including a recapitalization, that would not constitute a Change of Control, but would increase the amount of debt outstanding at such time. See "Description of Exchange Notes -- Repurchase at Option of Holders -- Change of Control."

ABSENCE OF A PUBLIC MARKET FOR EXCHANGE NOTES AND RESTRICTIONS ON TRANSFER

     The Exchange Notes will constitute a new issue of securities for which there is no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or to seek the admission of the Exchange Notes for quotation through the National Association of Securities Dealers Automated Quotation System. Although the Initial Purchaser has advised the Company that it may make a market in the Exchange Notes, it is not obligated to do so and may discontinue such market-making activity at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may be limited during the Exchange Offer and the pendency of any shelf registration statement. Although the Old Notes have been designated for trading in the PORTAL market, there can be no assurance as to the development or liquidity of any market for the Exchange Notes, the ability of the holders of the Exchange Notes to sell their Exchange Notes or the price at which the holders would be able to sell their Exchange Notes. Future trading prices of the Exchange Notes will depend on many factors, including among other things, prevailing interest rates, the Company's operating results and the market for similar securities.

     Except for persons that are ineligible to participate in the Exchange Offer under positions taken by the Commission, holders of Old Notes who do not tender their Old Notes in the Exchange Offer generally will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any holder of Old Notes that does not exchange that holder's Old Notes for Exchange Notes will continue to hold unregistered Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture and the Securities Act, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer. The failure to participate in the

Exchange Offer may adversely affect the ability of eligible holders to resell unregistered Old Notes in the future.

FRAUDULENT CONVEYANCE STATUTES

     Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if, among other things, the Company or any Guarantor, at the time it incurred the indebtedness evidenced by the Senior Notes or its Subsidiary Guarantee: (i) (a) was or is insolvent or rendered insolvent by reason of such occurrence, (b) was or is engaged in a business or transaction for which the assets remaining with the Company or such Guarantor constituted unreasonably small capital, or (c) intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature; and (ii) received or receives less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the Senior Notes and the Subsidiary Guarantees, and any pledge or other security interest securing such indebtedness, could be voided, or claims in respect of the Senior Notes or the Subsidiary Guarantees could be subordinated to all other debts of the Company or such Guarantor, as the case may be. In addition, the payment of interest and principal by the Company pursuant to the Senior Notes or the payment of amounts by a Guarantor pursuant to a Subsidiary Guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Company or such Guarantor, as the case may be.

     The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company or a Guarantor would be considered insolvent if (i) the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, the Company and each Guarantor believes that, after giving effect to the indebtedness incurred in connection with the Offering and the establishment of the New Credit Facility, it will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not incur debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with the Company's or the Guarantors' conclusions in this regard.

                                  THE COMPANY

GENERAL

     The Company is engaged primarily in the mining and marketing of bituminous coal, the majority of which is sold to electric utilities under long-term contracts. The Company also manufactures highwall mining equipment and other related coal mining equipment at its facilities located near Ashland, Kentucky. The Company's coal is mined from properties leased or controlled by the Company in Kentucky, Tennessee and Colorado, and is suitable for use as steam coal for power generation and as industrial coal for heating and other purposes. The Company has been mining coal in: (i) Kentucky, since 1982, almost exclusively by surface mining methods; (ii) Tennessee, since 1995, by surface and deep mining methods, and (iii) Colorado, since 1995, by deep mining methods. For the year ended December 31, 1996, approximately 87% of the Company's coal sales were made under five contracts that had an original term of at least one year. As of October 20, 1997, the Company had 18 contracts calling for aggregate minimum sales in excess of 33 million tons over remaining terms ranging from less than one year to eight years (subject to modification under certain circumstances). For contract terms, see "Business -- Major Coal Sales Contracts." The Company also sells excess coal production on the spot market. Spot market sales comprised 4% of the Company's sales in 1996, and 3% of the Company's sales in the six-month period ended June 30, 1997.

COMPANY HISTORY

     Larry Addington and his brothers have been involved in coal mining since 1972. Their first mining company, Addington Brothers Mining Company ("Addington Brothers Mining Company"), began mining coal in eastern Kentucky in 1972 and was sold to Ashland Oil, Inc. ("Ashland Oil") in 1976. Larry Addington formed Pyramid Mining, Inc. ("Pyramid") in 1978 and sold it to First Mississippi Corporation ("First Mississippi") in 1981.

     From 1982 to 1984, Messrs. Addington developed several coal and coal-related companies in eastern Kentucky and Ohio. In 1984, ownership of these companies was consolidated into Addington Resources, Inc. ("Addington Resources"), which became a public company in 1987. From 1984 through 1995, Addington Resources expanded its coal operations and developed various other business lines, including integrated waste disposal operations, mining equipment manufacturing operations, metal mining operations and citrus operations. In 1995, Messrs. Addington resigned from the board of directors of Addington Resources and shortly thereafter, purchased the coal mining operations and the mining equipment manufacturing operations of Addington Resources through Addington Enterprises, their wholly owned corporation. Those coal mining operations comprise the Company's eastern Kentucky and Tennessee mining operations and coal reserves and the Company's mining equipment manufacturing operations. The Company acquired its Colorado mining operations and coal reserves through an asset purchase from Cyprus Orchard Valley Coal Corporation ("Cyprus Orchard Valley") in 1994 and the purchase of an adjacent reserve tract from Coors Energy Company in January 1995. The Company acquired its southeastern Kentucky mining operations and coal reserves through its acquisition of Ikerd-Bandy in October 1997, and its acquisition of Leslie Resources in January 1998 (see "Prospectus Summary -- Recent Developments -- Leslie Resources"). In January 1998, Mining Technologies acquired its highwall mining equipment manufacturing operations and certain intellectual property through an asset purchase of the Mining Technologies division of Addington Enterprises. The Company obtained a fairness opinion regarding such asset purchase.

STRUCTURE

     The Company was incorporated under the laws of Delaware on September 19, 1997, in anticipation of the Offering. As part of the incorporation, each of the Company's initial shareholders, Larry Addington and Addington Enterprises, subscribed for and received one share of the Company's common stock. Pursuant to an Exchange Agreement among the Company, Addington Enterprises, the shareholders of Addington Enter-prises and certain shareholders of Bowie, the following transactions (the "Organizational Transactions") occurred contemporaneously with the purchase of the Old Notes by the Initial Purchaser:

          - Addington Enterprises contributed all of the outstanding capital stock of Tennessee Mining and Ikerd-Bandy and certain coal mining operations and related assets to the Company and received 49 shares of common stock of the Company as consideration for such contributions.

          - The Company contributed the assets it received from Addington Enterprises, other than the stock of Tennessee Mining and Ikerd-Bandy, to its wholly-owned subsidiary, Addington Mining.

          - Larry Addington contributed capital stock representing 69.8% of the outstanding capital stock of Bowie to the Company and received 49 shares of common stock of the Company as consideration for his contribution.

          - Harold Sergent sold capital stock representing 7.7% of the outstanding capital stock of Bowie to the Company for $2.0 million.

     Upon consummation of the Organizational Transactions, Addington Enterprises and Larry Addington each owned 50% of the outstanding capital stock of the Company. On December 18, 1997, the Company formed Mining Technologies, a wholly-owned subsidiary, which acquired the Mining Technologies division of Addington Enterprises on January 2, 1998. On January 15, 1998, the Company acquired Leslie Resources. The Company's structure currently is as follows:

                                    [CHART]

     The Company's principal executive office is located at 1500 North Big Run Road, Ashland, Kentucky 41102, telephone: (606) 928-3433.

                                USE OF PROCEEDS

     There will be no proceeds to the Company from the exchange of Old Notes pursuant to the Exchange Offer.

     The gross proceeds to the Company from the Offering were $200.0 million before deducting discounts and commissions and expenses of the Offering. The Company used a portion of the Offering proceeds to repay certain existing indebtedness of the Company, comprised of: (i) loans provided by Larry Addington having an outstanding principal balance and accrued but unpaid interest of approximately $23.6 million and interest rates ranging from 5.57% to 9.25%; and
(ii) a $50.0 million credit facility with NationsBank of Texas, N.A., an affiliate of the Initial Purchaser, with a maturity date of January 6, 1998 (the "Interim Credit Facility"), which was fully drawn as of the consummation of the Offering. In addition, the Company used a portion of the proceeds of the Offering to (i) pay commissions of $5.5 million related to the Offering, (ii) pay expenses of the Offering, estimated to be approximately $2.5 million, (iii) pay Harold Sergent $2.0 million for his 7.7% of the outstanding capital stock of Bowie, (iv) acquire the Mining Technologies division of Addington Enterprises (see "Certain Related Party Transactions") and (v) acquire Leslie Resources (see "Prospectus Summary -- Recent Developments -- Leslie Resources").

     Pursuant to an intercompany loan between the Company and Bowie, the Company used a portion of the Offering proceeds to purchase a $15.5 million credit facility from The Provident Bank with Bowie as the borrower, bearing an interest rate of prime plus 0.25% and a maturity date of March 31, 2004 and provide a revolving credit facility of up to $44.5 million to Bowie, for which Bowie executed a fully secured promissory note in favor of the Company. Bowie will use the proceeds of the revolving credit facility: (i) to repay a promissory note to Larry Addington having a principal balance of approximately $6.1 million and a variable interest rate (currently 9.25%), with a maturity date of April 4, 2003;
(ii) for working capital; and (iii) to purchase a longwall mining system if Bowie is able to obtain commitments for the sale of at least 4 million tons of coal from its Bowie #2 mine (although there can be no assurance that Bowie will obtain the necessary sales commitments or purchase the longwall mining system).

     The Company will use the remainder of the Offering proceeds for new acquisitions and general corporate purposes. Although the Company routinely reviews acquisition opportunities, it currently has no binding agreements or commitments to acquire any other company.

     In connection with the Offering, the Company entered into the New Credit Facility under which NationsBank of Texas, N.A., and other lending institutions that elect to participate provided the Company with a $50.0 million revolving credit facility. Proceeds of the New Credit Facility were used to acquire the Mining Technologies division of Addington Enterprises and in the future will be used: (i) to provide working capital and fund capital expenditures; and (ii) to finance permitted acquisitions. For a more detailed discussion of the New Credit Facility, see "Description of New Credit Facility."

                                 CAPITALIZATION

     The following table sets forth, as of September 30, 1997, (i) the combined capitalization of the Company and (ii) the pro forma combined capitalization of the Company after giving effect to the Pro Forma Transactions. This table should be read in conjunction with "Description of Exchange Notes," "Description of New Credit Facility," the Unaudited Pro Forma Combined Financial Statements and the notes thereto and the Combined Financial Statements and the notes thereto appearing elsewhere in this Prospectus.

                                                                 SEPTEMBER 30, 1997
                                                              -------------------------
                                                              HISTORICAL      PRO FORMA
                                                              ----------      ---------
                                                               (DOLLARS IN THOUSANDS)
Short-term obligations (including current portion of
  long-term obligations)....................................   $  4,075       $  9,343
                                                               --------       --------

Long-term obligations (net of current portion)..............     87,560         21,426
New Credit Facility(1)......................................         --         25,000
10% Senior Notes due 2007...................................         --        200,000
                                                               --------       --------
          Total long-term obligations:......................     87,560        246,426
Owners' investment (deficit)................................       (178)       (53,331)
                                                               --------       --------
          Total Capitalization..............................   $ 91,457       $202,438
                                                               ========       ========

---------------

(1) Up to $50.0 million will be available to the Company under the New Credit Facility. See "Description of New Credit Facility."

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Combined Financial Statements of the Company are based on the audited and unaudited financial statements of the Company appearing elsewhere in this Prospectus as adjusted to illustrate the estimated effects of the Pro Forma Transactions. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Unaudited Pro Forma Combined Financial Statements and accompanying notes should be read in conjunction with the historical financial statements of the Company and other financial information pertaining to the Company appearing elsewhere in this Prospectus, including "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The Unaudited Pro Forma Combined Financial Statements have been prepared to give effect to the Pro Forma Transactions as if such transactions had occurred on January 1, 1996 for the statement of income for the year ended December 31, 1996 and for the statement of income for the nine months ended September 30, 1997 (the "Unaudited Pro Forma Combined Income Statements") and on September 30, 1997 for the balance sheet (the "Unaudited Pro Forma Combined Balance Sheet" together with the Unaudited Pro Forma Combined Income Statements comprise the "Unaudited Pro Forma Combined Financial Statements").

     The Unaudited Pro Forma Combined Financial Statements do not purport to be indicative of what the Company's financial position or results of operation would actually have been had the Pro Forma Transactions been completed on such date or at the beginning of the periods indicated or to project the Company's results of operations for any future date.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                                    AS OF SEPTEMBER 30, 1997
                                               -------------------------------------------------------------------
                                               AEI HOLDING                   LESLIE
                                                 COMPANY     IKERD-BANDY    RESOURCES     PRO FORMA
                                               HISTORICALS   HISTORICALS   HISTORICALS   ADJUSTMENTS   AS ADJUSTED
                                               -----------   -----------   -----------   -----------   -----------
                                                      ASSETS
Current Assets:
  Cash and cash equivalents..................   $  1,116       $ 1,145       $ 4,293      $200,000(a)   $ 64,924
                                                                                           (80,374)(b)
                                                                                           (12,073)(c)
                                                                                            (8,383)(d)
                                                                                           (11,250)(e)
                                                                                            (2,000)(f)
                                                                                            (1,550)(g)
                                                                                           (51,000)(j)
                                                                                            25,000(k)
  Accounts receivable........................     30,228         3,950         6,369            --        40,547
  Inventories................................     20,700         1,493         1,428         3,121(d)     31,742
                                                                                             5,000(e)
  Prepaid expenses and other.................      5,317           848         1,026            --         7,191
                                                --------       -------       -------      --------      --------
        Total current assets.................     57,361         7,436        13,116        66,491       144,404
                                                --------       -------       -------      --------      --------
  Property, plant and equipment, including
    mineral reserves and mine development
    costs, net...............................     78,969         4,093        10,398         6,240(d)    117,612
                                                                                            15,912(e)
                                                                                             2,000(f)
  Debt issuance costs........................        931            --            --        11,634(c)     12,375
                                                                                              (190)(h)
  Other assets...............................      4,212           240         3,497         1,900(l)      9,849
                                                --------       -------       -------      --------      --------
        Total assets.........................   $141,473       $11,769       $27,011      $103,987      $284,240
                                                ========       =======       =======      ========      ========
                                  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable...........................   $ 28,030       $ 3,044       $ 6,820      $   (439)(c)  $ 37,455
  Current portion of long-term debt and lease
    obligations..............................      4,075         1,579         3,368        (1,579)(d)     9,343
                                                                                               900(d)
                                                                                             1,000(e)
  Accrued expenses and other, including
    reclamation..............................     12,605         1,657         6,746          (276)(b)    27,045
                                                                                             2,000(d)
                                                                                             2,000(e)
                                                                                              (937)(i)
                                                                                             3,250(l)
                                                --------       -------       -------      --------      --------
        Total current liabilities............     44,710         6,280        16,934         5,919        73,843
                                                --------       -------       -------      --------      --------
  Long-term debt and lease obligations, net
    of current portion.......................     87,560         1,804         4,911       200,000(a)    246,426
                                                                                           (80,098)(b)
                                                                                            (1,804)(d)
                                                                                             3,936(d)
                                                                                             5,117(e)
                                                                                            25,000(k)
  Other non-current liabilities, including
    reclamation..............................      9,381           210         3,711         1,000(d)     17,302
                                                                                             3,000(e)
                                                --------       -------       -------      --------      --------
        Total liabilities....................    141,651         8,294        25,556       162,070       337,571
                                                --------       -------       -------      --------      --------
  Owners' investment (deficit)...............       (178)        3,475         1,455        (3,475)(d)   (53,331)
                                                                                            (1,455)(e)
                                                                                            (1,550)(g)
                                                                                              (190)(h)
                                                                                               937(i)
                                                                                           (51,000)(j)
                                                                                           (13,350)(l)
                                                                                            12,000(l)
                                                --------       -------       -------      --------      --------
        Total liabilities and owners'
          investment (deficit)...............   $141,473       $11,769       $27,011      $103,987      $284,240
                                                ========       =======       =======      ========      ========

           The accompanying notes to the unaudited pro forma combined balance sheet are an integral part of this statement.

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

     (1) Reflects the effect of the Pro Forma Transactions:

          (a) Reflects the gross proceeds from the Offering.

          (b) Reflects the repayment of all outstanding term and revolving indebtedness, including accrued interest, under the credit facility with The CIT Group/Equipment Financing (the "Former Credit Facility"), which was repaid with proceeds from the Interim Credit Facility, and other debt retired.

          (c) Reflects the payment of debt issuance costs related to the Interim Credit Facility, the New Credit Facility and the Offering.

          (d) Reflects the purchase (including purchase accounting adjustments) of Ikerd-Bandy. Offering proceeds of $8,383 were used for the cash purchase cost plus the refinancing of Ikerd-Bandy's debt.

          (e) Reflects the purchase (including purchase accounting adjustments) of Leslie Resources. Offering proceeds of $11,250 were used for the cash purchase cost.

          (f) Reflects the purchase of a 7.7% minority interest in Bowie.

          (g) Reflects the payment of prepayment penalties on the Former Credit Facility and costs of the Interim Credit Facility.

          (h) Reflects the write-off of unamortized deferred financing costs and fees in connection with repayment of indebtedness under the Former Credit Facility in the amount of $190.

          (i) Reflects the tax effect of pro forma entries (g) and (h) above, as applicable.

          (j) Reflects the $51,000 payment to Addington Enterprises for the purchase of Mining Technologies. Offering proceeds of $26,000 and New Credit Facility proceeds of $25,000 were used for the cash purchase which will be accounted for as a capital distribution.

          (k) Reflects borrowings of $25,000 from the New Credit Facility to fund the purchase of Mining Technologies.

     (2) Other entries:

          (l) Reflects initial entry to record the net deferred tax liability ($13,350) for change in tax status based on transfer of mining and technology assets from S corporation to C corporation for the businesses received from Addington Enterprises. Also reflects the deferred tax benefit ($12,000) recorded in connection with the taxable sale of technology assets from Addington Enterprises to the Company.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                             (DOLLARS IN THOUSANDS)

                                                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                             -----------------------------------------------------
                                             AEI HOLDING                   LESLIE
                                               COMPANY     IKERD-BANDY    RESOURCES     PRO FORMA
                                             HISTORICALS   HISTORICALS   HISTORICALS   ADJUSTMENTS     AS ADJUSTED
                                             -----------   -----------   -----------   -----------     -----------
OPERATING DATA:
Revenues...................................   $123,200       $39,017       $68,740      $     --        $230,957
Costs and expenses:
  Costs of operations......................     97,101        36,452        59,611            --         193,164
  Depreciation, depletion and
    amortization...........................      6,945         1,658         3,120           624(c)       13,813
                                                                                           1,466(d)
  Selling, general and administrative......      9,025         1,151         2,546            --          12,722
                                              --------       -------       -------      --------        --------
         Total costs and expenses..........    113,071        39,261        65,277         2,090         219,699
                                              --------       -------       -------      --------        --------
  Income (loss) from operations............     10,129          (244)        3,463        (2,090)         11,258
Interest and other income (expense):
  Interest expense.........................     (5,527)         (447)       (1,088)       (1,172)(a)     (27,730)
                                                                                         (15,600)(b)
                                                                                            (459)(e)
                                                                                            (612)(f)
                                                                                          (2,825)(g)
  Gain on sale of assets...................        305            57            44            --             406
  Other, net...............................         97            29          (277)           --            (151)
                                              --------       -------       -------      --------        --------
         Total interest and
           other income (expense)..........     (5,125)         (361)       (1,321)      (20,668)        (27,475)
                                              --------       -------       -------      --------        --------
         Income (loss) before minority
           interest and income taxes.......      5,004          (605)        2,142       (22,758)        (16,217)
Minority Interest..........................        (59)           --            --            --             (59)
                                              --------       -------       -------      --------        --------
  Income (loss) before income taxes........      5,063          (605)        2,142       (22,758)        (16,158)
Income tax provision (benefit).............         --            --            12           (12)(h)          --
                                              --------       -------       -------      --------        --------
    Net income (loss)......................   $  5,063       $  (605)      $ 2,130      $(22,746)       $(16,158)
                                              ========       =======       =======      ========        ========
OTHER DATA:
EBITDA.....................................   $ 17,074       $ 1,414       $ 6,583      $     --        $ 25,071
Capital expenditures.......................    (14,092)       (1,812)       (1,910)           --         (17,814)
Cash interest expense.............................................................................      $(26,099)
Ratio of EBITDA to cash interest expense..........................................................           1.0x
Ratio of earnings to fixed charges(3).............................................................             *

---------------
* Amount results in a deficiency.

           The accompanying notes to the unaudited pro forma combined statement of income are an integral part of this statement.

           NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

     (1) Reflects the statement of income as if the Pro Forma Transactions had taken place effective January 1, 1996.

          (a) Reflects the additional amortization expense resulting from the capitalization of fees and other deferred financing costs in conjunction with the Offering in the amount of $1,238, net of write-off fees and other deferred financing costs related to the Former Credit Facility in the amount of $66.

          (b) Reflects the increase in interest expense resulting from the issuance of the Senior Notes in the amount of $20,000, based on an interest rate of 10%, net of the decrease in interest expense resulting from the prepayment of the Former Credit Facility and other extinguished debt, in the amount of $4,400.

          (c) Reflects the increase in depreciation expense resulting from the purchase of Ikerd-Bandy.

          (d) Reflects the increase in depreciation expense resulting from the purchase of Leslie Resources.

          (e) Reflects the increase in interest expense resulting from the Ikerd-Bandy note payable.

          (f) Reflects the increase in interest expense resulting from the Leslie Resources note payable.

          (g) Reflects the increase in interest expense resulting from the New Credit Facility borrowing for the purchase of Mining Technologies.

          (h) Reflects reversal of tax provision recorded by Leslie Resources due to ability to offset with losses from proforma adjustments.

     (2) The accompanying Pro Forma Combined Statement of Income does not include the following non-recurring transaction-related items: (a) recording tax expense of approximately $13,350 related to the initial recording of deferred tax liabilities caused by the transfer of net assets from S corporation to C corporation for the businesses received from Addington Enterprises and Bowie; (b) recording the loss on debt extinguishment of approximately $1,740, pretax, in conjunction with retiring the Former Credit Facility and the Interim Credit Facility;
         (c) recording the adjustment in cost of operations to conform Ikerd-Bandy's and Leslie Resources' inventory accounting to the Company's inventory accounting policies due to the inability of the Company to estimate reasonably the adjustment because of engineering calculations needed at the beginning of the year; and (d) recording any additional interest income on excess net proceeds from the borrowings.

     (3) In calculating the ratio of earnings to fixed charges, earnings consist of income before income tax provision plus fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (which includes amortization of deferred financing costs) whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. Earnings were inadequate to cover fixed charges for Fiscal 1996 by $16.2 million.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                             (DOLLARS IN THOUSANDS)

                                                        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                    -----------------------------------------------------
                                                    AEI HOLDING                   LESLIE
                                                      COMPANY     IKERD-BANDY    RESOURCES     PRO FORMA
                                                    HISTORICALS   HISTORICALS   HISTORICALS   ADJUSTMENTS    AS ADJUSTED
                                                    -----------   -----------   -----------   -----------    -----------
OPERATING DATA:
Revenues..........................................   $124,081       $33,407       $63,563      $     --       $221,051
Costs and Expenses:
  Costs of operations.............................    100,736        31,167        56,558        (1,775)(h)    186,201
                                                                                                   (485)(i)
  Depreciation, depletion and amortization........      6,910         1,479         2,551           468(c)      12,508
                                                                                                  1,100(d)
  Selling, general and administrative.............      9,890           854         1,950            --         12,694
                                                     --------       -------       -------      --------       --------
        Total costs and expenses..................    117,536        33,500        61,059          (692)       211,403
                                                     --------       -------       -------      --------       --------
  Income (loss) from operations...................      6,545           (93)        2,504           692          9,648
Interest and other income (expense):
  Interest expense................................     (5,265)         (293)         (601)         (904)(a)    (20,736)
                                                                                                (10,732)(b)
                                                                                                   (363)(e)
                                                                                                   (459)(f)
                                                                                                 (2,119)(g)
  Gain on sale of assets..........................         25            89         1,509            --          1,623
  Other, net......................................       (611)           (7)           92            --           (526)
                                                     --------       -------       -------      --------       --------
        Total interest and other income
          (expense)...............................     (5,851)         (211)        1,000       (14,577)       (19,639)
                                                     --------       -------       -------      --------       --------
        Income (loss) before income taxes.........        694          (304)        3,504       (13,885)        (9,991)
Income tax provision (benefit)....................      1,398            --           545          (545)(j)      1,398
                                                     --------       -------       -------      --------       --------
        Net income (loss).........................   $   (704)      $  (304)        2,959      $(13,340)      $(11,389)
                                                     ========       =======       =======      ========       ========
OTHER DATA:
EBITDA............................................     13,455         1,386         5,055         2,260         22,156
Capital expenditures..............................    (18,340)         (339)       (3,162)           --        (21,841)
Cash interest expense.............................                                                             (19,469)
Ratio of EBITDA to cash interest expense..........                                                                 1.1x
Ratio of earnings to fixed charges(3).............                                                                   *

---------------
* Amount results in a deficiency.

           The accompanying notes to the unaudited pro forma combined statement of income are an integral part of this statement.

           NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

     (1) Reflects the statement of income as if the Pro Forma Transactions had taken place effective January 1, 1996.

          (a) Reflects the additional amortization expense resulting from the capitalization of fees and other deferred financing costs in conjunction with the Offering in the amount of $928, net of write-off of fees and other deferred financing costs related to the Former Credit Facility in the amount of $24.

          (b) Reflects the increase in interest expense resulting from the issuance of the Senior Notes in the amount of $15,000, based on an interest rate of 10% net of the decrease in interest expense resulting from the prepayment of the Former Credit Facility and other extinguished debt, in the amount of $4,268.

          (c) Reflects the increase in depreciation expense resulting from the purchase of Ikerd-Bandy.

          (d) Reflects the increase in depreciation expense resulting from the purchase of Leslie Resources.

          (e) Reflects the increase in interest expense resulting from the Ikerd-Bandy note payable.

          (f) Reflects the increase in interest expense resulting from the Leslie Resources note payable.

          (g) Reflects the increase in interest expense resulting from the New Credit Facility borrowing for the purchase of Mining Technologies.

          (h) Reflects the decrease in operating expenses resulting from the Ikerd-Bandy inventory adjustments to conform to the Company's inventory accounting policies.

          (i) Reflects the decrease in operating expenses resulting from the Leslie Resources inventory adjustments to conform to the Company's inventory accounting policies.

          (j) Reflects reversal of tax provision recorded by Leslie Resources due to ability to offset with losses from pro forma adjustments. Bowie tax provision of $1,398 relates primarily to change in tax status from S corporation to C corporation and is not available to offset with pro forma adjustment losses due to Bowie's exclusion from the consolidated tax return of the Company as less than 80% owned.

     (2) The accompanying Pro Forma Combined Statement of Income does not include the following non-recurring transaction-related items: (a) recording tax expense of approximately $13,350 related to the initial recording of deferred tax liabilities caused by the transfer of net assets from S corporation to C corporation for the businesses received from Addington Enterprises; (b) recording the loss on debt extinguishment of approximately $1,740, pretax, in conjunction with retiring the Former Credit Facility and bridge financing; and (c) recording any additional interest income on excess net proceeds from the borrowings.

     (3) In calculating the ratio of earnings to fixed charges, earnings consist of income before income tax provision plus fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (which includes amortization of deferred financing costs) whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. Earnings were inadequate to cover fixed charges for the nine months ended September 30, 1997, by $10.1 million.

                  SELECTED HISTORICAL COMBINED FINANCIAL DATA

     The selected combined financial data below as of and for the years ended December 31, 1995, and 1996 and as of and for the nine months ended September 30, 1997 have been derived from the Combined Audited Financial Statements of the Company which have been audited by Arthur Andersen LLP, independent public accountants, and are included elsewhere in this Prospectus. The selected combined financial data below for the year ended December 31, 1994 and for the ten months ended November 1, 1995 have been derived from the Combined Financial Statements of the Company's predecessor business which operating revenues and expenses and cash flows have also been audited by Arthur Andersen LLP, independent public accountants, and are included elsewhere in this Prospectus. The Selected Combined Financial Data as of and for the years ended December 31, 1992 and 1993 have been derived from the Unaudited Combined Financial Statements of the Company's predecessor business and are not included elsewhere herein. The selected combined financial data for the nine months ended September 30, 1996, has been derived from the Company's Unaudited Combined Financial Statements for that period included elsewhere in this Prospectus and the selected combined financial data as of September 30, 1996, has been derived from the Company's Unaudited Combined Financial Statements for that period, but are not included elsewhere herein and, in each case, include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for the unaudited interim period. Results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the entire year. The information presented below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Combined Financial Statements of the Company and related notes included elsewhere in this Prospectus.

                                                    PREDECESSOR(1)                             AEI HOLDING COMPANY
                                      ------------------------------------------   -------------------------------------------
                                                                       10 MONTHS                           9 MONTHS   9 MONTHS
                                                                         ENDED                              ENDED      ENDED
                                      FY 1992    FY 1993    FY 1994     11/1/95    FY 1995(2)   FY 1996    9/30/96    9/30/97
                                      --------   --------   --------   ---------   ----------   --------   --------   --------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER TON DATA)
OPERATING REVENUES AND EXPENSES:
Revenues............................  $154,145   $107,749   $103,100    $80,569     $31,694     $123,200   $92,512    $124,081
Cost of operations..................   128,167    101,279     91,460     69,051      25,396       97,101    73,162     100,736
Depreciation, depletion and
  amortization......................     5,923      8,083      4,362      4,624       1,401        6,945     5,069       6,910
Selling, general and
  administrative....................    11,022      9,143      7,121      6,427       2,178        9,025     6,668       9,890
                                      --------   --------   --------    -------     -------     --------   -------    --------
Income (loss) from operations.......     9,033    (10,756)       157        467       2,719       10,129     7,613       6,545
Interest expense....................    (6,728)    (6,801)      (346)      (982)     (1,043)      (5,527)   (4,183)     (5,265)
Other income (loss), net............     2,426      2,637        282       (555)        131          402       221        (586)
                                      --------   --------   --------    -------     -------     --------   -------    --------
Income (loss) before income tax
  provision and minority interest...     4,731    (14,920)        93     (1,070)      1,807        5,004     3,651         694
Minority interest...................        --         --         --         --          59          (59)      (59)         --
Income tax provision (benefit)......     1,390      4,754         35       (407)         --           --        --       1,398
                                      --------   --------   --------    -------     -------     --------   -------    --------
Excess (deficit) of operating
  revenues over expenses............     3,341    (10,166)        58       (663)      1,748        5,063     3,710        (704)
OTHER DATA:
EBITDA(3)...........................    14,956     (2,673)     4,519      5,091       4,120       17,074    12,682      13,455
Depreciation, depletion and
  amortization......................     5,923      8,083      4,362      4,624       1,401        6,945     5,069       6,910
Capital expenditures................     3,048      8,727     11,465      6,081       6,477       14,092     8,372      18,340
Cash interest expense...............     5,917      7,996        473      1,126       1,034        5,603     4,251       4,976
Ratio of EBITDA to cash interest
  expense...........................       2.5x       0.3x       9.6x       4.5x        4.0x         3.0x      3.0x        2.7x
Ratio of earnings to fixed
  charges(4)........................       1.4x         *        1.0x         *         2.0x         1.6x      1.6x        1.1x
OPERATING DATA:
Coal production (in millions of
  tons).............................      4.69       3.74       3.54       2.35        0.95         4.22      2.87        4.56
Average sales price per ton of
  coal..............................  $  29.14   $  26.27   $  26.31    $ 26.94     $ 23.36     $  23.90   $ 25.41    $  24.49
Average production cost per ton of
  coal..............................  $  25.22   $  25.29   $  23.48    $ 23.35     $ 19.91     $  21.13   $ 22.15    $  21.31

                                                    PREDECESSOR(1)                             AEI HOLDING COMPANY
                                      ------------------------------------------   -------------------------------------------
                                                                       10 MONTHS                           9 MONTHS   9 MONTHS
                                                                         ENDED                              ENDED      ENDED
                                      FY 1992    FY 1993    FY 1994     11/1/95    FY 1995(2)   FY 1996    9/30/96    9/30/97
                                      --------   --------   --------   ---------   ----------   --------   --------   --------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER TON DATA)
BALANCE SHEET DATA (AT PERIOD END):
Working Capital.....................    17,187     (7,734)    (2,610)   (10,969)     (5,585)     (11,551)  (10,346)     12,651
Total assets........................    74,938     56,189     69,682     72,858      92,259      106,930   106,778     141,473
Long-term debt (including current
  portion)..........................     3,403        493      5,550     10,447      52,384       55,561    55,615      91,635
Owners' Investment (Deficit)........  $ 37,974   $ 30,190   $ 31,141    $26,164     $(4,731)    $    325   $   247    $   (178)

---------------
  * Amounts result in a deficiency.
(1) Predecessor represents the operations presently conducted through Addington Mining, Tennessee Mining and Mining Technologies.
(2) Results for Fiscal 1995 include the operations presently conducted through Addington Mining, Tennessee Mining and Mining Technologies from November 2, 1995 through December 31, 1995 and the operations of Bowie from January 1, 1995 through December 31, 1995.
(3) EBITDA is the sum of income from operations plus depreciation, depletion and amortization expense. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service indebtedness and a similar measure is used in the Indenture to determine compliance with certain covenants. However, EBITDA should not be considered as an alternative to income from operations or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity.
(4) In calculating the ratio of earnings to fixed charges, earnings consist of income before income tax provision plus fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred (which includes amortization of deferred financing costs) whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. Earnings were inadequate to cover fixed charges for Fiscal 1993, and the ten months ended November 1, 1995 by $14.9 million and $1.2 million, respectively.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with "Selected Historical Consolidated Financial Data" and the audited Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Prospectus.

GENERAL

     The Company derives its revenues primarily from the sale of bituminous coal to electric utilities and other industrial users under long-term contracts. The Company sells approximately 76% of its coal under seven long-term contracts that had a weighted average remaining term of approximately 6.2 years as of June 30, 1997. Based on sales made through November 1997 and minimum tonnage requirements under the Company's contracts as of such date, the Company expects 1997 coal sales to exceed 7.5 million tons, a 79% increase over 1996 coal sales of 4.2 million tons. See "Business -- Major Coal Sales Contracts." The Company also sells excess coal production on the spot market. Spot market sales comprised 4% of the Company's sales in 1996, and 2% of the Company's sales for the nine-month period ended September 30, 1997. Based on actual production through November 1997 and contract requirements as of such date, the Company projects that pro forma 1997 coal production will be approximately 11.9 million tons, a 32% increase over pro forma 1996 coal production of 9.0 million tons. The Company's coal reserves and resources (including captive reserves and resources) have grown 470% from approximately 50 million tons as of December 1994, to approximately 285 million tons. According to the Marshall Miller Reports, approximately 75 million tons (36%) of the Company's coal reserves (including captive reserves) are compliance coal.

     The principal components of the Company's expenses are costs relating to the production and transportation of its coal products, including labor expenses, royalty and lease payments, reclamation expenditures and rail, barge and trucking costs. Other expenses include depreciation, depletion, and amortization, selling, general and administrative and interest expenses.

     AEI Holding Company was formed in September 1997 to acquire certain coal mining operations and coal reserves of Addington Enterprises, including Tennessee Mining, Ikerd-Bandy and the 77.5% interest in Bowie owned by Larry Addington and Harold Sergent. Addington Enterprises commenced operations in November 1995 through the acquisition of the coal mining and equipment manufacturing operations of Addington Resources, which operations comprise the Company's eastern Kentucky and Tennessee mining operations and coal reserves and equipment manufacturing operations. Bowie's operations, which comprise the Company's Colorado mining operations and coal reserves, were acquired by purchase from Cyprus Orchard Valley in 1994 and Coors Energy Company in January 1995. In October 1997, the Company acquired mining operations and coal reserves located in southeastern Kentucky through the purchase of Ikerd-Bandy which will be accounted for as a purchase. In January 1998, Mining Technologies acquired its highwall mining equipment manufacturing operations and certain intellectual property through an asset purchase of the Mining Technologies division of Addington Enterprises. Also in January 1998, the Company acquired mining operations and coal reserves in southeastern Kentucky through its acquisition of Leslie Resources which will be accounted for as a purchase. See "Prospectus Summary -- Recent Developments -- Leslie Resources." The acquisition of Addington Resources' coal mining operations by Addington Enterprises and the acquisition of the Colorado operations by Bowie have been accounted for as a purchase. The acquisition by the Company of the Bowie stock and Addington Enterprises' coal mining and equipment manufacturing operations is accounted for as a transfer of net assets under common control with accounting similar to that of a pooling-of-interests where the historical cost basis of the assets and liabilities are carried over.

CERTAIN FACTORS AFFECTING CURRENT AND FUTURE OPERATING RESULTS

     The Company's current and future operating results will likely be affected by the following events and factors:

     Ikerd-Bandy Acquisition. The Company's historical financial statements do not reflect the operating results of Ikerd-Bandy, which was acquired in October 1997. During the nine months ended September 30,

1997, Ikerd-Bandy had revenues of $33,407,000 and a pre-tax loss of $304,000. The Company anticipates that it will be able to increase coal production and reduce per-ton mining costs at the Ikerd-Bandy properties through the use of the Addcar(TM) highwall mining systems and the implementation of other cost-effective mining procedures used by the Company, although there can be no assurances as to the future operating results of the Ikerd-Bandy properties.

     Leslie Resources Acquisition. The Company's historical financial statements do not reflect the results of Leslie Resources, which was acquired in January 1998. During the nine months ended September 30, 1997, Leslie Resources had revenues of $63,563,000 and pre-tax income of $3,504,000. The Company anticipates that it will be able to increase coal production and reduce per-ton mining costs at the Leslie Resources properties through the use of the Addcar(TM) highwall mining systems and the implementation of other cost-effective mining procedures used by the Company, although there can be no assurances as to the future operating results of the Leslie Resources properties.

     Other Acquisitions. The Company is considering several possible acquisitions of coal companies and mineral rights that would allow it to obtain additional operations and reserves in eastern and southeastern Kentucky, West Virginia, Colorado and Utah. See "Business -- Recent Acquisitions and Development Plans." Such acquisitions, if they occur, should positively affect the Company's revenues and operating income, but would also likely result in a higher total cost of operations and an increase in interest expense.

     Increased Interest Costs. As a result of increased indebtedness incurred by the Company during the fourth quarter of 1997, the Company expects its interest expense to increase from 1997 to 1998. Interest costs will increase further if the Company acquires additional coal companies or coal reserves with additional debt.

     Reclamation and Mine Accruals. Annually, the Company reviews its entire reclamation liability and makes necessary adjustments, including mine plan and permit changes and revisions to production levels to optimize mining reclamation and efficiency. The financial impact of any such adjustment is recorded to cost of coal sales. Although the Company's management believes it is making adequate provisions for all expected reclamation and other costs associated with mine closures, future operating results would be adversely affected if such accruals were later determined to be insufficient.

     Expenses Associated with the Organizational Transactions and the Offering. The Company will incur approximately $8.0 million in non-recurring costs during the third and fourth quarters of 1997 in connection with the Organizational Transactions and the Offering.

     Compensation Expenses. In connection with the expansion of its operations, the Company recently hired a Chief Executive Officer, a Chief Financial Officer, a Vice President -- Western Operations and a Senior Vice President -- Sales and Marketing. The Company intends to hire additional senior level executives in the near future. See "Management -- Directors and Executive Officers." In addition, the Company intends to eliminate redundant employee positions at Ikerd-Bandy and Leslie Resources. As a result, the Company's compensation expenses will change accordingly from 1997 to 1998.

     Development of the Bowie #2 Mine. The Company recently developed the Bowie #2 mine, which began production in the fourth quarter of 1997. It is anticipated that production from the Bowie #2 mine will reduce the per ton costs of operations at the Company's Colorado facilities because mining at the mouth of a new mine allows the Company to recover coal more efficiently and reduces equipment maintenance costs. The Company is considering installing a longwall mining system, at an approximate cost of $30.0 million, at the Bowie #2 mine if the Company can obtain sales commitments for at least 4 million tons of coal annually from the mine. As of December 31, 1997, the Company had sales commitments for 1.3 million tons annually. There can be no assurances that such commitments can be obtained or that the longwall mining system will be purchased. However, if the Company decides to install the longwall system, capital expenditures and depreciation will increase accordingly. See "Liquidity and Capital Resources."

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, certain operating and other data of the Company.

                                                               NINE MONTHS ENDED              THREE MONTHS ENDED
                                 FISCAL YEAR             -----------------------------   -----------------------------
                        ------------------------------   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                          1994     1995(1)      1996         1996            1997            1996            1997
                        --------   --------   --------   -------------   -------------   -------------   -------------
                                                            (DOLLARS IN THOUSANDS)
OPERATING DATA:
Revenues..............  $103,100   $112,263   $123,200      $92,512        $124,081         $32,390         $46,161
Cost of operations....    91,460     94,447     97,101       73,162         100,736          26,241          36,970
Depreciation,
  depletion and
  amortization........     4,362      6,025      6,945        5,069           6,910           1,619           2,091
Selling, general and
  administration
  expenses............     7,121      8,605      9,025        6,668           9,890           2,568           3,629
                        --------   --------   --------      -------        --------         -------         -------
Income from
  operations..........       157      3,186     10,129        7,613           6,545           1,962           3,471
Interest expense......      (346)    (2,025)    (5,527)      (4,183)         (5,265)         (1,475)         (1,700)
Other income
  (expense)...........       282       (424)       402          221            (586)            206            (589)
                        --------   --------   --------      -------        --------         -------         -------
Income before income
  tax provision
  (benefit) and
  minority interest...        93        737      5,004        3,651             694             693           1,182
Minority interest.....        --         59        (59)         (59)             --              --              --
Income tax provision
  (benefit)...........        35       (407)        --           --           1,398              --             (31)
                        --------   --------   --------      -------        --------         -------         -------
Excess (deficit) of
  operating revenues
  over expenses)......  $     58   $  1,085   $  5,063      $ 3,710        $   (704)        $   693         $ 1,213
                        ========   ========   ========      =======        ========         =======         =======

---------------
(1) The operations data for the year ended December 31, 1995 combine the audited results of operations for the Predecessor for the period January 1, 1995 through November 1, 1995 and of Addington Coal Operations (the Transferred Business) for the period November 2, 1995 through December 31, 1995. The operations data for the year ended December 31, 1995 do not purport to represent what the Company's combined results of operations would have been if the Predecessor Business had actually been acquired as of January 1, 1995.

     The following table sets forth, for the periods indicated, certain operating and other data of the Company presented as a percent of revenues.

                                                               NINE MONTHS ENDED              THREE MONTHS ENDED
                                     FISCAL YEAR         -----------------------------   -----------------------------
                               -----------------------   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                               1994    1995(1)   1996        1996            1997            1996            1997
                               -----   -------   -----   -------------   -------------   -------------   -------------
OPERATING DATA:
Revenues.....................  100.0%   100.0%   100.0%      100.0%          100.0%          100.0%          100.0%
Cost of operations...........   88.7     84.1     78.8        79.1            81.2            81.0            80.1
Depreciation, depletion and
  amortization...............    4.3      5.4      5.6         5.4             5.6             5.0             4.5
Selling, general and
  administration expenses....    6.9      7.7      7.3         7.2             7.9             7.9             7.9
                               -----    -----    -----       -----           -----           -----           -----
Income from operations.......    0.1      2.8      8.3         8.3             5.3             6.1             7.5
Interest expense.............   (0.3)    (1.8)    (4.5)       (4.5)           (4.3)           (4.6)           (3.7)
Other income (expense).......    0.3     (0.4)     0.3         0.2            (0.5)            0.6            (1.3)
                               -----    -----    -----       -----           -----           -----           -----
Income before income tax
  provision (benefit) and
  minority interest..........    0.1      0.6      4.1         4.0             0.5             2.1             2.5
Minority interest............     --       --       --          --              --              --              --
Income tax provision
  (benefit)..................     --     (0.4)      --          --             1.1              --            (0.1)
                               -----    -----    -----       -----           -----           -----           -----
Excess (deficit) of operating
  revenues over expenses.....    0.1%     1.0%     4.1%        4.0%           (0.6)%           2.1%            2.6%
                               =====    =====    =====       =====           =====           =====           =====

---------------
(1) The operations data for the year ended December 31, 1995 combine the audited results of operations for the Predecessor for the period January 1, 1995 through November 1, 1995 and of Addington Coal Operations (the Transferred Business) for the period November 2, 1995 through December 31, 1995. The operations data for the year ended December 31, 1995 do not purport to represent what the Company's combined results of operations would have been if the Pro Forma Transactions had actually occurred as of January 1, 1995.

  Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1996

     Revenues. Revenues were $124,081,000 for the nine months ended September 30, 1997, compared to $92,512,000 for the nine months ended September 30, 1996, an increase of $31,569,000 or 34%. The increase in revenues resulted primarily from a 59% increase in tons sold from 2.9 million tons for the nine months ended September 30, 1996 to 4.6 million tons for the nine months ended September 30, 1997. This increased volume resulted primarily from a 68% increase in coal sales from the Company's eastern Kentucky operations from 1.9 million tons for the nine months ended September 30, 1996 to 3.2 million tons for the nine months ended September 30, 1997. The volume increases are offset by a reduction in revenue per ton of $0.92 or 4% (from $25.41 for the nine months ended September 30, 1996 to $24.49 for the nine months ended September 30, 1997). This decrease in revenues per ton resulted primarily because (i) the Company sold more coal f.o.b. rail car during the nine months ended September 30, 1997 compared to the nine months ended September 30, 1996, and (ii) a contract which had an average sales price of $34.33 per ton expired during the nine months ended September 30, 1996.

     Cost of Operations. The cost of operations totaled $100,736,000 for the nine months ended September 30, 1997 compared to $73,162,000 for the nine months ended September 30, 1996, an increase of $27,574,000 or 38%. The increase was primarily due to the increase in tons produced during the nine months ended September 30, 1997. The cost of operations for the Company was $21.31 per ton shipped for the nine months ended September 30, 1997 compared to $22.15 per ton for the nine months ended September 30, 1996, a decrease of $0.84 per ton or 4%. This decrease was attributable primarily to an increase in mining efficiency and the increased use of an Addcar(TM) highwall mining system by the Company at a mine in eastern Kentucky.

     Depreciation, Depletion and Amortization. Depreciation, depletion and amortization for the nine months ended September 30, 1997 totaled $6,910,000 compared to $5,069,000 for the nine months ended September 30, 1996, an increase of $1,841,000 or 36% which is consistent with the increase in cost of operations. The increase in depreciation, depletion and amortization primarily resulted from the use of an Addcar(TM) highwall mining system, the amortization of mine development costs and the full depreciation of the Company's 1996 capital expenditures.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for the nine months ended September 30, 1997 were $9,890,000 compared to $6,668,000 for the nine months ended September 30, 1996, an increase of $3,222,000 or 48%. The increase in such expenses primarily resulted from increased costs associated with organizational growth, the 1997 bonus (see note 8h of the audited financials) and other selling related costs.

     Interest Expense. Interest expense for the nine months ended September 30, 1997 was $5,265,000 compared to $4,183,000 for the nine months ended September 30, 1996, an increase of $1,082,000 or 26%. This increase resulted primarily from increased stockholder loans used to fund the development of the Company's operations.

     Provision for Income Taxes. The provision for income taxes for the nine months ended September 30, 1997 was $1,398,000 compared to $0.00 for the nine months ended September 30, 1996. The increase in the provision for income taxes is due to the provision for deferred income taxes resulting from the termination of Bowie's S corporation status. Addington Enterprises was an S corporation during both reporting periods.

     Net Income (Loss). For the nine months ended September 30, 1997, the Company had a net loss of $704,000 compared to net income of $3,710,000 for the nine months ended September 30, 1996, a decrease of $4,414,000 or 119%. The decrease primarily resulted from the termination of Bowie's S corporation status and the resulting tax expense recognized in 1997 and the 1997 bonus accrued (see note 8h of the audited financials).

  Three Months Ended September 30, 1997 Compared to Three Months Ended September 30, 1996.

     Revenues. Revenues were $46,161,000 for the three months ended September 30, 1997 compared to $32,390,000 for the three months ended September 30, 1996, an increase of $13,771,000 or 43%. The increase in revenues resulted primarily from a 45% increase in tons sold from 1.1 million tons for the three months ended September 30, 1996 to 1.6 million tons for the three months ended September 30, 1997, which was offset in part by a 4% decrease in revenues per ton from $25.41 for the three months ended September 30, 1996 to $24.49 for the three months ended September 30, 1997. The increased volume resulted primarily from a 62% increase in coal sales from the Company's eastern Kentucky operations from 0.68 million tons for the three months ended September 30, 1996 to 1.1 million tons for the three months ended September 30, 1997. Revenues also increased in the three months ended September 30, 1997 over the three months ended September 30, 1996 related to contract mining ($2,087,000 increase) due to two new contracts, and related to equipment sales ($2,181,000 increase) primarily due to highwall miner sales to a related party in Australia.

     Cost of Operations. The cost of operations totaled $36,970,000 for the three months ended September 30, 1997 compared to $26,241,000 for the three months ended September 30, 1996, an increase of $10,729,000 or 41%. The increase was primarily due to the 45% increase in tons produced during the three months ended September 30, 1997 versus September 30, 1996 offset in part by a 4% decrease in cost per ton (from $22.15 in 1996 to $21.31 in 1997).

     Depreciation, Depletion, and Amortization. Depreciation, depletion, and amortization for the three months ended September 30, 1997 totaled $2,091,000 compared to $1,619,000 for the three months ended September 30, 1996, an increase of $472,000, or 29%. The increase in depreciation, depletion, and amortization primarily resulted from the use of an Addcar(TM) highwall mining system, the amortization of mine development costs and depreciation of additional equipment to support higher production levels.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for the three months ended September 30, 1997 were $3,629,000 compared to $2,568,000 for the three months ended September 30, 1996, an increase of $1,061,000 or 41%. The increase in such expenses primarily resulted from increased costs associated with organizational growth and other selling related costs as well as the 1997 accrued bonus (see note 8h of the audited financials).

     Interest Expense. Interest expense for the three months ended September 30, 1997 was $1,700,000 compared to $1,475,000 for the three months ended September 30, 1996, an increase of $225,000 or 15%. This increase resulted primarily from increased stockholder loans used primarily to fund mine development costs.

     Provision (Benefit) for Income Taxes. The income tax benefit for the three months ended September 30, 1997 was $31,000 compared to $0.00 for the three months ended September 30, 1996. The increase in the income tax benefit is due to pre-tax losses at Bowie. In 1997 Bowie changed from an S corporation to a C corporation. Addington Enterprises was an S corporation during both reporting periods.

     Net Income. For the three months ended September 30, 1997, the Company had net income of $1,213,000 compared to $693,000 for the three months ended September 30, 1996, an increase of $520,000 or 75%. The increase primarily resulted from a higher margin on coal sales and increased contract mining offset in part by higher depreciation and interest expense and the 1997 accrued bonus.

  Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

     Revenues. Revenues were $123,200,000 for 1996 compared to $112,263,000 for 1995, an increase of $10,937,000 or 10%. The increase in revenues resulted primarily from an increase in coal sales revenues of $12,827,000 or 15%. Tonnage sales increased 900,000 tons or 27% (from 3.3 million tons in 1995 to 4.2 million tons in 1996) which was offset by a $2.01 or 0.8% decrease per ton sold (from $25.91 in 1995 to $23.90 in 1996). Rental income increased from $1,987,000 in 1995 to $5,605,000 in 1996 as the technology division began to lease mining equipment to a related party in 1996. Revenue from equipment sales totaled $8,335,000 in 1996 (primarily from sales to a related party in Australia) compared to $6,000,000 in 1995 (from the resale of an Addcar(TM) highwall mining system). These revenue increases were offset in part by a reduction in contract mining revenues from $14,291,000 in 1995 to $6,648,000 in 1996 as the Company used equipment on their own sites or leased equipment in lieu of searching out contract mining projects. The Company's 1995 revenues include revenues generated from the sale of coal under a contract which had an average sales price of $34.33 per ton but which expired in March 1996.

     Cost of Operations. The cost of operations totaled $97,101,000 for 1996 compared to $94,447,000 for 1995, an increase of $2,654,000 or 3%. The increase primarily resulted from an increase in total production from 3.3 million tons in 1995 to 4.2 million tons in 1996 offset by a decrease in cost per ton of $3.18 or 13% (from $23.72 in 1995 to $20.54 in 1996). The cost of operations also declined in 1996 as the Company decreased contract mining and increased equipment leasing.

     Depreciation, Depletion and Amortization. Depreciation, depletion and amortization for 1996 totaled $6,945,000 compared to $6,025,000 for 1995, an increase of $920,000 or 15%. The increase in depreciation, depletion and amortization primarily resulted from an increase in amortization associated with the Company's Colorado mining operations.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for 1996 were $9,025,000 compared to $8,605,000 for 1995, an increase of $420,000 or 5%. The increase in selling, general and administrative expenses was attributable to the application of corporate overhead being spread over fewer operations for Addington Enterprises in 1996 versus Addington Resources in 1995.

     Interest Expense. Interest expense for 1996 was $5,527,000 compared to $2,025,000 for 1995, an increase of $3,502,000 or 173%. The primary reason for the increase was the incurrence of debt by Addington Enterprises in connection with the purchase of the subsidiaries from Addington Resources which was not as leveraged.

     Provision for Income Taxes. The income tax provision for 1996 was $0.00 compared to a benefit of $407,000 for 1995, an increase of $407,000. The change in the provision for income taxes is due to the S corporation status of Addington Enterprises versus the C corporation status of Addington Resources.

     Net Income. For 1996, the Company had net income of $5,063,000, compared to net income of $1,085,000 for 1995, an increase of $3,978,000 or 367%. The increase primarily resulted from a higher margin on coal sales, increased equipment sales and increased equipment rental partially offset by higher depreciation and interest expense in 1996.

  Year Ended December 31, 1995, compared to Year Ended December 31, 1994

     Revenues. Revenues were $112,263,000 for 1995 compared to $103,100,000 for 1994, an increase of $9,163,000 or 9%. Revenue from coal sales declined $7,715,000 or 9% (from $93,044,000 in 1994 to $85,329,000 in 1995) on a 6%
decrease in tonnages sold (from 3.5 million tons in 1994 to 3.3 million tons in 1995) and a 2% decrease in revenues per ton (from $26.31 in 1994 to $25.91 in
1995). The decreased volume was primarily attributable to the expiration in 1994 of a contract supplied by the Company's western Kentucky operations. The expiration of this contract was partially offset by the initial production from the Company's Colorado mining operations, which shipped 521,000 tons during 1995. The declining volumes and revenues per ton were offset by $6,000,000 included in 1995 revenues from the resale of an Addcar(TM) highwall mining system and an increase of $9,141,000 in contract mining revenues (from $5,150,000 in 1994 to $14,291,000 in 1995).

     Cost of Operations. The cost of operations totaled $94,447,000 for 1995 compared to $91,460,000 for 1994, an increase of $2,987,000 or 3%. The increase is primarily attributable to an increase in contract mining costs due to greater activity, and inclusion in costs of $3,200,000 associated with the resale of an Addcar(TM) highwall mining system in 1995. The increased costs of operations are partially offset by lower tonnages mined (3.5 million tons in 1994 versus 3.3 million tons in 1995) at a lower cost per ton ($24.13 per ton in 1994 versus $23.72 per ton in 1995).

     Depreciation, Depletion and Amortization. Depreciation, depletion and amortization for 1995 totaled $6,025,000 compared to $4,362,000 for 1994, an increase of $1,663,000 or 38%. The increase in depreciation, depletion and amortization primarily resulted from depreciation on previously-leased mining equipment which the Company purchased at the end of 1994 and depreciation associated with the Company's Colorado operations, which were acquired at the end of 1994.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for 1995 were $8,605,000 compared to $7,121,000 for 1994, an increase of $1,484,000 or 21%. The increase in selling, general and administrative expenses were attributable to costs related to securing contract mining arrangements in 1995.

     Interest Expenses. Interest expense for 1995 was $2,025,000 compared to $346,000 for 1994, an increase of $1,679,000 or 485%. The increase was due primarily to the financing of equipment which was purchased as leases expired near the end of 1994 and new capital leases which the Company entered into during 1995, along with debt that the company incurred during November of 1995 related to the purchase of subsidiaries from Addington Resources.

     Provision for Income Taxes. The income tax benefit for 1995 was $407,000 compared to a provision of $35,000 for 1994, a decrease of $442,000 or 1262%. The decrease in the provision for income taxes is principally due to increased pretax losses in 1995 while the Company was a C corporation versus taxable income in 1994. Pretax 1995 S corporation earnings were $1,748,000.

     Net Income. For 1995, the Company had a net income of $1,085,000 compared to $58,000 for 1994, an increase of $1,027,000 or 1771%. The increase primarily resulted from the Company's decision to replace its western Kentucky mining operations with more profitable eastern Kentucky mining operations and profits from the resale of an Addcar(TM) highwall mining system.

LIQUIDITY AND CAPITAL RESOURCES

     Cash flow from operations was ($8,008,000), $4,774,000, $11,123,000 and
($908,000) for the nine-month period ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994, respectively. During the year ended December 31, 1996, the Company had net income of $5,063,000 compared to net income of $1,085,000 for the year ended December 31, 1995 and net income of $58,000 for the year ended December 31, 1994. During the year ended December 31, 1996, cash flow from operations was increased by an increase in accounts payable of $9,518,000 and depreciation of $6,945,000, which was partially offset by an increase in accounts receivable of $6,079,000, an increase in inventories of $3,050,000 and a decrease in other non-current liabilities of $5,669,000. During the year ended December 31, 1995, cash flow from operations was increased due to depreciation of $6,025,000, a decrease in accounts receivable of $3,254,000, a decrease in other non-current assets of $2,824,000, and an increase in accrued expenses and other of $4,264,000, which was partially off-set by an increase in inventories of $2,282,000, an increase in prepaid expenses and other of $2,226,000 and a decrease in other non-current liabilities of $1,572,000. During the year ended December 31, 1994, cash flow from operations was decreased due to a decrease in other non-current liabilities of $8,377,000, an increase in accounts receivable of $8,047,000 and an increase in other non-current assets of $3,025,000 which was partially offset by depreciation of $4,362,000, an increase in accounts payable of $5,427,000, an increase in accrued expenses and other of $4,674,000 and a decrease in inventories of $5,124,000.

     Cash flow from operations was ($8,008,000) for the nine months ended September 30, 1997 compared to $3,707,000 for the nine months ended September 30, 1996. During the nine months ended September 30, 1997 the Company had a net loss of $704,000 compared to net income of $3,710,000 for the nine months ended September 30, 1996. During the nine months ended September 30, 1997, cash flow from operations was decreased due to an increase in accounts receivable of $11,287,000, an increase in inventories of $6,517,000, an increase in other non-current assets of $1,071,000 and a decrease in other non-current liabilities of $3,189,000 which was partially offset by depreciation of $6,910,000, an increase in accounts payable of $4,905,000 and an increase in accrued expenses and other of $3,355,000. During the nine months ended September 30, 1996, cash flow from operations was increased due to depreciation of $5,069,000, an increase in accounts payable of $7,644,000 and an increase in accrued expenses and other of $1,731,000 which was partially offset by an increase in accounts receivable of $1,418,000, an increase in inventories of $6,285,000, an increase in prepaid expenses and other of $2,836,000 and a decrease in other non-current liabilities of $3,938,000.

     In 1996, the Company made $14,100,000 in capital expenditures. The Company has budgeted approximately $20,000,000 for capital expenditures in 1997, $18,340,000 of which has been spent as of September 30, 1997, $16,000,000 for capital expenditures in 1998, and $49,200,000 for capital expenditures in 1999, approximately $27,000,000 of which relates to the longwall mining system that may be acquired for the Bowie #2 mine. The Company expects to fund its budgeted capital expenditures through a combination of proceeds from the issuance of the Senior Notes, borrowings under the New Credit Facility and cash generated from operations.

     As of September 30, 1997, on a pro forma basis after giving effect to the Pro Forma Transactions, the Company would have had total long-term indebtedness, including current maturities, in the aggregate principal amount of $255,769,000. The Indenture permits the Company to incur additional indebtedness, including secured indebtedness, subject to certain limitations. Such limitations include certain covenants that, among other things: (i) limit the incurrence by the Company of additional indebtedness and the issuance of certain preferred stock;
(ii) restrict the ability of the Company to make dividends and other restricted payments (including investments); (iii) limit transactions by the Company with affiliates; (iv) limit the ability of the Company to make asset sales; (v) limit the ability of the Company to incur certain liens; (vi) limit the ability of the Company to consolidate or merge with or into, or to transfer all or substantially all of its assets to, another person and (vii) limit the ability of the Company to engage in other lines of business. In addition, the New Credit Facility contains additional and more restrictive covenants as compared to the Indenture and will require the Company to maintain specified financial ratios and satisfy certain tests relating to its financial condition. See "Use of Proceeds," "Capitalization," "Description of Exchange Notes -- Certain Covenants," and "Description of New Credit Facility." For the nine-month period ended September 30, 1997, on a pro forma basis after giving effect to the Pro Forma Transactions, the Company's earnings would have been inadequate to cover fixed charges by $10.1 million.

     The Company is continually engaged in evaluating potential acquisitions. The Company expects that funding for future acquisitions may come from a variety of sources, depending on the size and nature of any such acquisition. Potential sources of capital include cash generated from operations, proceeds from the issuance of the Senior Notes, borrowings under the New Credit Facility, or other external debt or equity financings. There can be no assurance that such additional capital sources will be available to the Company, if at all, on terms which the Company finds acceptable.

     In connection with the Offering, the Company entered into the New Credit Facility, which provides for aggregate borrowings of up to $50,000,000. As of September 30, 1997, on a pro forma basis after giving effect to the Pro Forma Transactions, the Company would have aggregate borrowings of $25,000,000 under the New Credit Facility. Interest rates on the revolving loans under the New Credit Facility are based, at the Company's option, on the Alternate Base Rate (as defined therein) or Eurodollar Rate (as defined therein). The New Credit Facility commitment matures five years after the Closing Date (as defined). The New Credit Facility contains certain restrictions and limitations, including financial covenants that require the Company to maintain and achieve certain levels of financial performance and limit the payment of cash dividends and similar restricted payments. See "Description of New Credit Facility."

     In the future, the Company's principal liquidity requirements will be for debt service requirements under the Senior Notes, the New Credit Facility, other outstanding indebtedness, and for working capital needs and capital expenditures. Historically, the Company has funded its capital and operating requirements with a combination of operating cash flow, borrowings under credit facilities and stockholder loans. The Company has utilized these sources of funds to make acquisitions, fund significant capital investments in its properties, fund operations and service debt under credit facilities.

     The Company's ability to make scheduled payments of principal of, or to pay the interest and Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Senior Notes), or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations and anticipated revenue growth, the Company believes that cash flow from operations and available cash, together with available borrowings under the New Credit Facility, will be adequate to meet its foreseeable future liquidity needs. However, the Company currently expects that it will make additional acquisitions, although it currently has no agreements or commitments to acquire any other company, and in connection therewith, expects to incur additional indebtedness. In the event that the Company incurs such additional indebtedness, its ability to make principal and interest payments on its indebtedness, including the Senior Notes, may be adversely affected. The Company may, therefore, need to refinance all or a portion of the principal of the Senior Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the New Credit facility in an amount sufficient to enable the Company to service its indebtedness, including the Senior Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. See "Risk Factors."

INFLATION

     Due to the capital-intensive nature of the Company's activities, inflation may have an impact on the development or acquisition of mining operations, or the future costs of final mine reclamation and the satisfaction of other long-term liabilities, such as health care or pneumoconiosis (black lung) benefits. However, inflation in the United States has not had a significant effect on the Company's operations in recent years.

                               INDUSTRY OVERVIEW

GENERAL

     According to data compiled by the EIA, United States coal production totaled 1.06 billion tons in 1996, a 2.3% increase from the 1.03 billion tons produced in 1995 and a record high. The increase in 1996 coal production levels was driven by a large increase in coal consumption for electricity generation due to increased natural gas prices, negligible growth in nuclear-powered generation, abnormally cold weather, and strong economic growth. Total United States coal consumption reached 1.01 billion tons in 1996, a 4.6% increase from 1995, and export sales totaled 90 million tons. Approximately 87% of the coal consumed in the United States is used for the generation of electricity, and coal continues to be the principal energy source for United States utilities, with its share of total electricity generation rising from 49.3% in 1995 to 56.4% in 1996, as compared with 22% from nuclear, 11% from hydroelectric and 9% from gas-fired facilities in 1996. In the last three years, coal prices under long-term contracts have generally remained steady; however, spot market coal prices have experienced greater fluctuation due to seasonal variations in supply and demand caused by weather. Despite the increased consumption and the many inefficient mines that have closed in the last 10 years, coal mining companies with improving productivity have filled the increasing demand without price increases. Increased competition in the generation of electricity is forcing utility buyers to purchase coal more selectively. This heightened fiscal responsibility has led to lower stockpiles, increased spot market activity and shorter contract terms, which may create greater price volatility than has been experienced in the past.

     Productivity gains and environmental legislation have worked together to exert pressures on the fundamental structure of the coal industry. According to statistics compiled by the federal government, the number of operating mines has declined 40% from 1986 through 1996, even though production during that same time has increased 19.5%. During this period, work practice and technological improvements have allowed overall production per man to increase by 89% while industry employment declined by 42%. These productivity gains and the resulting excess productive capacity in most segments of the industry have contributed to the stability of coal prices in recent years at levels lower than in the 1970's and early 1980's. Clean air concerns and legislation have increased consumption of low-sulfur products mined in Appalachia and the western United States. Although recently there has been some consolidation of coal producers in the United States, the 10 largest coal producers in 1996 accounted for only 44% of total domestic coal production, and no company held a domestic market share of more than 10% in 1996.

     According to a recent report by Hill & Associates, the demand for steam coal and the demand for coal by electric utilities in the United States generally is expected to increase steadily over the next 13 years. The following chart highlights the increases projected by Hill & Associates:

            U.S. STEAM COAL DEMAND AND ELECTRIC UTILITY COAL DEMAND
                              (MILLION SHORT TONS)

                       [COAL AND ELECTRICTY DEMAND CHART]

COAL TYPES

     In general, steam coal is classified by Btu content and sulfur content. In ascending order of heat values, the four basic types of coal are lignite, subbituminous, bituminous and anthracite.

     Lignite coal is a brownish-black coal with a Btu content that generally ranges from 6,500 to 8,300 Btus per pound. Major lignite operations are located in Texas, North Dakota, Montana and Louisiana. Lignite coal is used almost exclusively in power plants located adjacent to such mines because any transportation costs, coupled with the mining costs, would exceed the price a customer would pay for such low-Btu coal.

     Subbituminous coal is a black coal with a Btu content that ranges from approximately 7,800 to 9,500 Btus per pound. Most subbituminous reserves are located in Montana, Wyoming, Colorado, New Mexico, Washington and Alaska. Subbituminous coal is used almost exclusively by electric utilities and some industrial consumers.

     Bituminous coal is a "soft" black coal with a Btu content that ranges from 10,500 to 14,000 Btus per pound. This coal is located primarily in Appalachia, the Midwest, Colorado and Utah, and is the type most commonly used for electric power generation in the United States. Bituminous coal is used for utility and industrial steam purposes, and as a feedstock for coke, which is used in steel production. All of the Company's reserves are bituminous coal.

     Anthracite coal is a "hard" coal with a Btu content that can be as high as 15,000 Btus per pound. Anthracite deposits are located primarily in the Appalachian region of Pennsylvania, and are used primarily for industrial and home heating purposes.

COAL QUALITIES

     The primary factors considered in determining the value and marketability of coal are the Btu content, the sulfur content and the percentage of ash (small particles of inert material), moisture and volatile matter. The Btu content provides the basis for satisfying the heating requirements of boilers. Coal having a lower Btu content frequently must be blended with coal having a higher Btu content to allow the consumer to utilize the coal efficiently in its operations. Due to the restrictive environmental regulations regarding sulfur dioxide emissions, coal is commonly described with reference to its sulfur content. Coal that emits no more than 1.6 pounds of sulfur dioxide/MMBtu when burned is called low-sulfur coal. Coal that emits no more than 1.2 pounds of sulfur dioxide/MMBtu is called compliance coal. Compliance coal exceeds the current requirements of Phase I of the Clean Air Act Amendments and meets the prospective requirements of Phase II of that legislation. Since compliance coal exceeds the Phase I requirements, consumers using such coal can either earn sulfur emission credits, which can be sold to other coal consumers, or blend the coal with higher sulfur coal to lower the overall sulfur emissions without having to install expensive sulfur-reduction technology (i.e., scrubbers, etc.). Very low-sulfur coal (0.8 pounds or less of sulfur dioxide/MMBtu), such as Colorado coal, is desirable because utilities can blend it with higher sulfur coal or burn it by itself to earn sulfur emission credits even under Phase II of the Clean Air Act Amendments.

     The inert nature of ash diminishes the heating value of the coal (i.e., the higher the percentage of ash, the lower the heating value). For electric utilities, the percentage of ash is important not only for its effect on heating value, but also because it affects the amount of combustion by-products. Electric utilities typically require coal with an ash content ranging from 6% to 15%, depending on individual power plant specifications. The percentage of moisture is important because the higher the moisture, the lower the heating value or Btus per pound. Also, if the percentage of moisture is too high, customers may experience handling problems with the coal. Moisture concerns are principally related to coal from the Powder River Basin where the Company does not operate. Volatility is the percentage of matter which is vaporized in the combustion process, and is important for electric utilities because power plant boilers are designed to burn coal having a particular volatility. Most utility power plants are designed to burn medium- to high-volatility coal.

COAL REGIONS

     The majority of United States coal production is generated from six regions: Central Appalachia, Southern Appalachia, Northern Appalachia, Illinois Basin, Rocky Mountain, and Powder River Basin. With the exception of the coal from the Northern Appalachia region, which generally serves only the northeastern United States market, coal from each region competes in a national market. The geographic areas that comprise the six regions and characteristics of the coal in those regions are as follows:

          Central Appalachia consists of southern West Virginia, eastern Kentucky and Virginia. The Company has substantial coal reserves in this region. The coal in this region is generally quite low in sulfur (0.7%-1.5%) and high in Btu content (12,000-13,500 Btus per pound of coal). The majority of this coal complies with Phase I of the Clean Air Act Amendments and, after the implementation of Phase II of that legislation, this coal is expected to be in high demand. Central Appalachia sources provide most of the United States' overseas export coal. According to Hill & Associates, this region has considerable excess production capacity.

          Southern Appalachia, where the Company has significant coal reserves, consists of southeastern Kentucky, Tennessee and Alabama. Coal from this region also has a low sulfur content (0.7%-1.5%), which is generally acceptable for Phase I of the Clean Air Act Amendments, and a high Btu content (12,000-13,000 Btus per pound of coal). While productivity is impaired by the region's thin seams, readily accessible waterways and proximity to southern utility plants help to reduce delivery costs of coal from this region to utility customers.

          Northern Appalachia consists of northern West Virginia, Pennsylvania and Ohio. The Btu content of this coal is generally high (12,000-13,000 Btus per pound of coal), with the exception of coal from Ohio. However, the sulfur content in this coal (1.5%-2.5%) generally does not meet the Phase I standards of the Clean Air Act Amendments.

          The Illinois Basin consists of western Kentucky, Illinois and Indiana. Coal from this region generally has a moderately low Btu content (10,000-12,000 Btus per pound of coal) and a high sulfur content (2.5%-3.5%). Although there are exceptions, generally no unwashed Illinois Basin coal satisfies the Phase I or Phase II standards of the Clean Air Act Amendments. Therefore, Illinois Basin coal is primarily blended with low-sulfur coal or burned in plants equipped with scrubbers.

          The Rocky Mountain region consists of Utah and Colorado. The Company has substantial coal reserves in this region, which are almost exclusively compliance coal. The coal in this region is low in sulfur content (0.4%-0.5%) and has a moderately high Btu content (10,500-12,300 Btus per pound of coal). This coal complies with Phase I and Phase II of the Clean Air Act Amendments, and, according to Hill & Associates, production capacity in this region has increased.

          The Powder River Basin consists mainly of Wyoming and parts of Montana. This coal is very low in sulfur content (0.25% to 0.65%), but also is low in Btu content (8,000-8,800 Btus per pound of coal) and very high in moisture content (20%-35%). All of this coal complies with Phase I and Phase II of the Clean Air Act Amendments, but most utilities cannot burn it without derating their plants, unless it is blended with higher Btu coal. According to Hill & Associates, this region has considerable excess production capacity.

MINING METHODS

     Coal is mined using either surface or underground methods. The method utilized depends upon several factors, including the proximity of the target coal seam to the earth's surface, and the geology of the surrounding area. Surface techniques generally are employed when a coal seam is within 200 feet of the earth's surface, and underground techniques are used for deeper seams. In 1996, surface mining accounted for approximately 62% of total United States coal production, with underground mining accounting for the balance of production. Surface mining generally is less expensive and has a higher recovery percentage than underground mining, with surface mining typically resulting in the recovery of 80% to 90%, and underground mining resulting in the recovery of 50% to 60%, of the total coal from a particular deposit.

     Mountaintop Removal Mining is a surface mining method in which all material above the coal seam is removed prior to removal of the coal, leaving a level plateau in place of the hilltop after mining. A more complete recovery of the coal is accomplished through this method; however, its feasibility depends on the amount of overlying material in relation to the coal to be removed.

     Highwall Mining is a new, innovative mining method that uses the patented Addcar(TM) highwall mining system, which was developed by Addington Resources under the guidance of Larry Addington. Currently, the Addcar(TM) mining system is used in the United States only by the Company, The Pittston Company ("Pittston"), Cyprus Amax Minerals Group ("Cyprus Amax") and their respective affiliates. The Addcar(TM) mining system bores into the face of a coal seam using a continuous miner and transports coal to the mine opening using cascading conveyor belts with wheels on a series of cars connected to the continuous miner. The Addcar(TM) mining system is remote-controlled by an employee in a climate-controlled enclosure on the launch vehicle, which is located at the mine entrance on the surface. Highwall mining is generally used to recover coal from surface mines and deep mines that are no longer economical to mine using traditional surface or deep mining methods and can extract coal from horizontal depths of up to 1,200 feet. Trench, box, open-pit or contour cuts allow the highwall mining equipment to be utilized as the primary production machine for projects requiring large volumes of coal production.

     Contour Mining is a surface mining method conducted on coal seams where mountaintop removal is not feasible because the coal seam is overlain by too much of the hill to mine economically by mountaintop removal. Mining proceeds laterally around a hillside, at essentially the same elevation, assuming the seam is fairly flat. The contour cut in a coal seam provides a flat surface that can be used to facilitate highwall mining (discussed above) or the less efficient auger mining (discussed below). This is a common surface mining method in the steeper slopes of the Appalachian bituminous coalfields.

     Strip Mining is essentially a large-scale earth moving operation, with the rock and soil overlying a coal deposit (the "overburden") being "stripped" away by means of large earth-moving machines. The coal exposed by stripping is fractured by blasting and is loaded onto haul trucks or overland conveyors for transportation to processing and loading facilities. The site then is backfilled with the overburden and otherwise restored to its approximate original contour and vegetated condition.

     Auger Mining is a surface mining method in which miners remain outside of the mine and a large, corkscrew-like machine (the "auger") bores into the side of a hill and extracts coal by "twisting" it out. This method is less efficient than highwall mining (described above), but is used by many of the Company's competitors. Auger mining generally permits the extraction of coal to depths of only 300 feet or less.

     Room and Pillar Mining is a method of deep mining which uses remote-controlled continuous miners that cut out a block of coal (usually 40 x 100 feet), then cut 20-foot wide passages as high as the coal seam. Roof bolters stabilize the mine roof and pillars (100 x 100 feet) are left to provide overall roof support. This is the most common method of deep mining.

     Longwall Mining is a deep mining method that uses hydraulic jacks, varying from five feet to 12 feet in height, to support the roof of the mine while cutting shears extract the coal. Chain belts then move the coal to a standard deep mine belt system for delivery to the surface. The longwall machine generally cuts blocks of coal, referred to as longwall panels, that have a width of approximately 900 feet and a length ranging from 9,000 to 11,000 feet. Longwall machines that cut panels of coal up to 1,200 feet wide and 18,000 feet long are being tested for future use. Longwall mining is a low-cost, high-output method of deep mining that results in the recovery of approximately 60% of coal reserves. In addition, longwall mining is a much faster method of mining coal than room and pillar mining. After a longwall panel is cut, the longwall machine must be disassembled and moved to the next panel location, a process which generally takes one to two weeks.

COAL PREPARATION

     Depending on coal quality and customer requirements, it is sometimes possible to ship raw coal directly from the mine to the customer. Generally, raw coal from mountaintop removal, contour and strip mines can be shipped in this manner. If coal is not shipped raw directly to the customer, it is processed in a preparation plant. Most coal mined by deep mining methods and some coal mined by surface mining methods must be processed in a preparation plant. The preparation plant crushes coal, washes it in a liquid solution, separates it into higher and lower grades, and removes non-coal materials. Processing the coal in a preparation plant upgrades the quality and heating value of the coal by removing or reducing sulfur, rock, clay and other ash-producing materials, but entails significant expense and results in some loss of coal. Coal blending or mixing of various sulfur types is often performed at a preparation plant or loading facility to meet the specific combustion and environmental needs of customers.

CUSTOMERS

     Over the last 10 years, coal consumption in the United States has generally experienced steady annual growth, reaching a record level of 1.01 billion tons in 1996. This steady growth in coal consumption is attributable to similar growth in the demand for electricity over the same period, as the electric utility industry accounts for more than 86% of domestic coal consumption. In 1996, coal-fired utilities generated approximately 56% of the nation's electricity, followed by nuclear (22%), hydroelectric (11%) and gas-fired (9%) utilities. According to Hill & Associates and other industry sources, over the next several years, electricity usage is expected to increase at an average annual rate of 1.4% to 1.9%. As demonstrated by the following graph, for the past 47 years coal-fired utilities have generated an increasing percentage of all electricity generated in the United States and this trend is expected to continue:

                      ELECTRICITY GENERATION BY FUEL TYPE

                         [ELECTRICITY GENERATION CHART]

     Electricity can be generated less expensively using coal than gas, oil or geothermal energy. The delivered cost of coal for utilities averaged $1.20/MMBtu in 1996 compared to $2.57/MMBtu for gas and $3.00/MMBtu for oil. Although nuclear and hydro energy are cheaper than coal, no new nuclear plant permits have been issued since 1978, and many existing plants are near the end of their useful life. Additionally, the availability of hydro electricity is limited.

     Because coal is one of the least expensive and most abundant resources for the production of electricity, and imports of coal historically have not exceeded 1% of domestic coal consumption, domestically produced coal is expected to continue to play a significant role in the production of electricity in the future. The Company believes that it is well positioned to benefit from favorable trends in the coal and electric utility industries because approximately 54% of the Company's 1996 shipments were to electric utilities.

     The following table (derived from publications of the EIA) presents five-year domestic coal production by region, and consumption by sector:

                                                  FIVE-YEAR COAL PRODUCTION AND CONSUMPTION
                                                 -------------------------------------------
                                                 1992    1993     1994      1995      1996
                                                 -----   -----   -------   -------   -------
                                                            (IN MILLIONS OF TONS)
Production by Region
  Appalachia...................................  456.6   409.7     445.4     434.9     445.1
  Interior.....................................  195.2   167.2     179.9     168.5     172.2
  Western......................................  345.3   368.5     408.3     429.6     439.5
                                                 -----   -----   -------   -------   -------
          Total................................  997.1   945.4   1,033.6   1,033.0   1,056.8
Consumption by Sector
  Utilities....................................  779.9   813.5     817.3     829.0     873.7
  Independent Power Producers..................   14.8    17.8      20.9      21.2      24.0
  Coke Plants..................................   32.4    31.3      31.7      33.0      31.7
  Other Industrial Plants......................   74.0    74.9      75.2      72.8      70.6
  Residential/Commercial Users.................    6.2     6.2       6.0       5.8       5.8
                                                 -----   -----   -------   -------   -------
          Total................................  907.3   943.7     951.1     961.8   1,005.8
  Exports......................................  102.5    74.5      71.4      88.5      90.5
                                                 -----   -----   -------   -------   -------
Inventory......................................  197.7   124.9       136     118.7      79.2

UTILITY DEREGULATION

     Since 1935, domestic electric utilities have operated in a regulated environment, with prices and return on investment being determined by state utility and power commissions. In April 1996, the FERC established rules providing for open access to electricity transmission systems, thereby initiating consumer choice in electricity purchasing and encouraging competition in the generation of electricity. It is anticipated that the FERC rules will create a national market for the sale of wholesale electricity where competition will primarily focus on price. Within the electric utility industry, the low-cost producers of electricity, located primarily in Kentucky, Tennessee, Indiana and Ohio, should benefit most due to the increased focus on price. Competition will likely benefit the coal industry generally because coal is a relatively low-cost source of electricity generation. Within the coal industry, companies with customers that are low-cost producers are likely to see the greatest increase in coal demand. The Company's primary customers are low-cost electricity producers, located in Kentucky, Tennessee and Ohio.

CLEAN AIR ACT AMENDMENTS

     The Clean Air Act Amendments have had, and will continue to have, a significant effect on the domestic coal industry. Phase I of the Clean Air Act Amendments, which became effective in 1995, regulates the level of emissions of sulfur dioxide from power plants and targets the highest sulfur dioxide emitters. Phase II, which is scheduled to be implemented in 2000, will extend the restrictions of the Clean Air Act Amendments to most remaining power plants. The Clean Air Act Amendments do not define allowable emission levels on a per plant basis, but instead allocate emission allowances to the affected plants and allow the emission allowances to be traded so that market participants can fashion more efficient and flexible compliance strategies. The emission allowance allocations for Phase I were based on 2.5 pounds of sulfur dioxide/MMBtu, and Phase II allocations will be based on 1.2 pounds of sulfur dioxide/MMBtu. See "Government Regulation."

                                    BUSINESS

OVERVIEW

     The Company is primarily engaged in the mining and marketing of bituminous coal, operating as of December 31, 1997, 12 mines in Kentucky, Tennessee and Colorado. The Company also manufactures highwall mining equipment and other related coal mining equipment. According to the Marshall Miller Reports, approximately 75 million tons (36%) of the Company's coal reserves (including captive reserves) constitute clean, recoverable compliance coal, and the Company believes that a significant amount of its remaining reserves is low-sulfur coal. The Company sells over 76% of its coal to electric utilities and other customers under seven long-term supply contracts that had a weighted average remaining term of 6.2 years as of June 30, 1997. The remainder of the Company's coal is sold under short-term contracts and on the spot market. Based on the Company's contracts as of November 1997, and sales made as of such date, after giving effect to the Pro Forma Transactions, the Company expects pro forma coal sales for 1997 to be approximately 11.9 million tons, resulting in 1997 aggregate revenues of $288.0 million and EBITDA of $29.7 million, a 25% increase over pro forma 1996 revenues of $231.0 million and an 18% increase over pro forma 1996 EBITDA of $25.1 million. According to the Marshall Miller Reports, the Company has approximately 285 million tons of coal reserves and coal resources (including captive reserves and resources). Coal resources are naturally occurring concentrations or deposits of coal in the earth's crust, in such forms and amounts that economic extraction is currently or potentially feasible. Coal reserves are virgin and/or accessed parts of a coal reserve base that could be economically extracted or produced at the time of determination considering environmental, legal and technological constraints.

     The Company has expanded its operations over the last three years through a series of acquisitions. The Company began operations in 1982 with four surface mines located in eastern Kentucky, which produce substantial amounts of low-sulfur and compliance coal. In 1994 and 1995, the Company acquired its Colorado properties, which almost exclusively contain coal having a lower sulfur content than compliance coal. In 1995, the Company acquired its Tennessee mines. Through its acquisition of Ikerd-Bandy in October 1997 and its acquisition of Leslie Resources in January 1998 (see "Prospectus Summary -- Recent
Developments -- Leslie Resources"), the Company acquired its southeastern Kentucky properties, which are comprised of sizeable low-sulfur and compliance coal reserves. The Company acquired, through Mining Technologies, its highwall mining equipment manufacturing facilities and its intellectual property related to highwall mining equipment from Addington Enterprises in January 1998. The Company obtained a fairness opinion regarding such asset purchase.

COMPETITIVE STRENGTHS

     The Company believes that it possesses the following competitive strengths:

          - Portfolio of Long-Term Contracts. As of June 30, 1997, the Company had seven long-term contracts with high-rated utilities, such as TVA and CG&E, and with industrial customers, and those contracts had a weighted average remaining term of approximately 6.2 years (excluding option periods) as of that date. On average for the period from January 1, 1995 through June 30, 1997, the Company sold more than 76% of its coal under long-term contracts, with the remainder being sold under short-term contracts and on the spot market.

          - Strong Relationships with Key Customers. The Company believes it has developed strong relationships with its customers (which are primarily large electric utilities), due to its reliability and its commitment to quality and efficiency. In the long term, the Company's strong customer relationships position it to benefit significantly from (i) the generally expected increase in the demand for coal by electric utilities and (ii) the increased market share that low-cost electricity producers, who are the Company's primary customers, are expected to acquire as the trend toward price competition in wholesale electric markets increases within the electric utility industry.

          - Low-Cost Operations. The Company believes its production costs are significantly below those of its primary competitors. The Company's ability to maintain low-cost operations is attributable to: (i) its substantial use of mountaintop removal mining, which minimizes the cost of removing overburden and which the Company believes allows it to save as much as $4.00 per ton by shipping coal raw, i.e., without the expense of processing the coal in a processing plant; (ii) the close proximity of its coal reserves to customers and efficient transportation facilities; (iii) its acquisition of substantial Colorado coal reserves that are well suited for low-cost longwall mining; (iv) its non-union workforce; (v) its daily monitoring of production data from each mine site; and (vi) its arrangement with an affiliated company to provide timely, cost-efficient equipment maintenance, repair and transportation. Additionally, the Company has successfully used the Addcar(TM) highwall mining systems as a cost-effective method of mining coal that many of its competitors could not economically mine.

          - High-Quality Reserves. According to the Marshall Miller Reports, approximately 75 million tons (36%) of the Company's 211 million tons of coal reserves (including captive reserves) constitute clean, recoverable compliance coal, and the Company believes that a significant amount of its remaining reserves is low-sulfur coal. The Company believes this high percentage of low-sulfur and compliance coal will give it a competitive advantage for the long term because of the more stringent air quality requirements under Phase II of the Clean Air Act Amendments (as defined), which currently is scheduled to go into effect in 2000. Moreover, the Company owns or controls coal reserves of sufficient amounts and characteristics that generally meet or exceed the specifications established by the Company's current and prospective customers.

          - Experienced Management. The Company's senior management team, including Larry Addington, Don Brown, John Baum, Keith Sieber, Robert Addington, Marc Merritt, Vic Grubb and John Lynch, has an average of 18 years of experience in the coal industry. Many of these individuals have worked together at the Company or one of its predecessors for more than 10 years. The management team has a proven record of developing innovative, low-cost operations, maintaining strong customer relationships and making strategic, opportunistic acquisitions.

          - Union-Free Mines. All of the Company's mines are non-union. The Company offers its employees incentive compensation and believes that such compensation and its commitment to the safety and welfare of its employees will enable it to remain union-free. The factors that have allowed the Company to remain union-free have created a highly motivated, efficient workforce, which has allowed the Company to minimize business interruptions and reduce costs, thereby building stronger customer relationships.

          - Patented Highwall Mining Technology. The Company owns highwall mining technology patented in the United States and Canada and manufacturing facilities that allow it to manufacture Addcar(TM) highwall mining systems and other related mining equipment. The Company can use this equipment in its mining operations or sell or lease it to third parties.

BUSINESS STRATEGY

     The Company has adopted a business strategy to: (i) enhance its position as a low-cost producer of high-quality coal, and (ii) increase revenues, cash flow and profitability. To implement this strategy, the Company will:

          - Expand Low-Cost Operations. The Company intends to enhance its position as a leader in low-cost coal production. In eastern Kentucky, the Company plans to expand its low-cost operations by acquiring, at favorable prices, coal reserves that are suited for either mountaintop removal mining or combined contour/Addcar(TM) highwall mining operations and located near suitable loading and transportation facilities. In southeastern Kentucky, the Company intends to use its Addcar(TM) highwall mining systems to continue expanding its low-cost highwall mining operations. In December 1997, the Company began production from its Bowie #2 mine in Colorado, which is expected to produce 2 million tons of coal annually utilizing room and pillar mining methods. As of December 31, 1997, the Company had commitments for approximately 1.3 million tons of the Bowie #2 mine production. If the Company obtains commitments for an additional 2.7 million tons of coal from the Bowie #2 mine, it expects to install a longwall mining system at the mine to provide a low-cost, high-output mining method. In its first full year of production with the longwall system, which is expected to start in 1999, the Company expects the Bowie #2 mine to produce 5.8 million tons of high-Btu, compliance coal. The Company believes that expanding its low-cost operations will position it to capture a greater share of the coal market as demand increases and becomes more price sensitive due to the anticipated deregulation of the electric utility industry.

          - Grow Through Acquisitions. The Company's management, due to its long history of managing successful coal operations, has demonstrated its ability to maximize the operating and marketing potential of underperforming operations and mineral resources. The Company plans to leverage this expertise by acquiring operations in eastern and southeastern Kentucky, West Virginia, Colorado and Utah and to use management's experience to reorganize these acquired operations to realize economies of scale and increase market share. The Company also will consider acquiring inefficient or financially-troubled coal companies and assets or divisions of larger coal companies so that the Company's experienced management can use its expertise to maximize the value of such operations. Going forward, the Company intends to accelerate the search for suitable acquisition targets, although there are no current commitments or agreements to acquire any company.

          - Acquire Additional High-Quality Reserves. While the Company's general strategy is to acquire coal reserves sufficient to replace its annual coal production, since 1994 the Company has acquired reserves substantially in excess of its annual production. The Company's coal reserves and coal resources (including captive reserves and resources) have grown by 470% from approximately 50 million tons as of December 31, 1994 to approximately 285 million tons. According to the Marshall Miller Reports, approximately 75 million tons (36%) of the Company's reserves (including captive reserves) are compliance coal, and the Company believes that a substantial portion of its remaining reserves are low-sulfur coal. The vast majority of the Company's reserves contain high-Btu coal. As environmental regulations become more stringent, the Company believes that the demand for high-Btu coal that is low-sulfur or compliance coal will increase. Therefore, the Company intends to continue its practice of acquiring low-sulfur, high-Btu coal reserves to ensure that it has ample reserves of the type of coal its customers will require in the future.

          - Expand Scope of Addcar(TM) Systems. The Company intends to expand its use of the Addcar(TM) highwall mining systems to conduct low-cost highwall mining operations. The Company may also consider leasing, licensing and selling Addcar(TM) systems and related mining equipment to third parties.

          - Capitalize on Efficient Workforce. By providing its employees with incentive compensation plans that are based on the productivity of particular mine sites, the Company has managed to develop an efficient, non-union workforce, which is a factor in minimizing coal production costs. The Company believes that its workforce is an important factor in the expansion of its operations through increased production and acquisitions. Therefore, the Company intends to continue providing incentive plans to its current employees and to implement such plans in any future acquisitions in order to maintain a highly efficient, non-union workforce.

MINING OPERATIONS

  Coal Production

     As of December 31, 1997, the Company conducted mining operations at a total of nine surface mines and three deep mines in four regions: eastern Kentucky, southeastern Kentucky, Tennessee and Colorado. Historically, approximately 80% of the Company's production has originated from its surface mines, and the remaining production has originated from its deep mines. The following table presents each mining region's production, in thousands of tons, for each of the years 1995 and 1996, and the nine-month period ended September 30, 1997:

                                                                       PRODUCTION
                                                              -----------------------------
                                                              1995       1996       1997(1)
                                                              -----      -----      -------
                                                                 (IN THOUSANDS OF TONS)
Mining Region
  Eastern Kentucky..........................................  2,762      2,847       3,204
  Southeastern Kentucky(2)..................................  1,549      1,733       1,511
  Tennessee.................................................     10        721         667
  Colorado..................................................    521        652         687
                                                              -----      -----       -----
          Total.............................................  4,842      5,953       6,069
                                                              =====      =====       =====

---------------

(1) Production figures for the nine-month period ended September 30, 1997.
(2) The production figures for 1995, 1996 and the nine-month period ended September 30, 1997, represent coal production by Ikerd-Bandy prior to the Company's acquisition of Ikerd-Bandy in October 1997, but exclude production by Leslie Resources.

     The Company uses mountaintop removal mining wherever possible because it results in the recovery of more tons of coal per acre and facilitates the permitting of larger projects, allowing for mining activities over a longer period of time, than would be the case using other mining methods. The Company also uses other surface mining techniques, including contour mining, to the extent practicable.

     Once surface mining becomes uneconomical due to the location of the coal and the volume of overburden on top of the coal, the Company conducts highwall mining operations where viable because it believes that highwall mining is more cost effective than deep mining. The Company conducts its highwall mining through the use of three Addcar(TM) highwall mining systems. The Company currently uses the Addcar(TM) systems in its eastern and southeastern Kentucky operations. The Company believes the Addcar(TM) systems allow it to mine coal more cost-effectively than traditional mining methods in areas where such systems are operable.

     With respect to its coal reserves that cannot be mined using surface or highwall mining methods, the Company generally conducts room and pillar mining. As part of its strategy to expand its low-cost operations, the Company is considering installing a longwall mining system at its Bowie #2 mine where the large contiguous blocks of underground coal reserves and seam heights in excess of nine feet are suitable for longwall mining. If the longwall mining system is installed, the Company believes it will provide a low-cost, high-volume source of high-quality coal production that will allow the Company to acquire additional long-term contracts.

  Operations by Region

     Eastern Kentucky.  The Company has four surface mines in eastern Kentucky:
Crooked Fork, Flag Knob, Lon Rogers and 17 South. In 1996, the Company produced approximately 2.8 million tons of coal from these mines, an increase of 100,000 tons or 3% from 1995. The Company has approximately 45.5 million tons of recoverable reserves and resources remaining in this region. The Company sells approximately 90% of its production from this region to American Eagle Coal Company ("American Eagle"), a subsidiary of Pittston, CG&E, Georgia Power Company ("Georgia Power") and TVA, pursuant to long-term contracts. Coal from the Crooked Fork, Flag Knob and Lon Rogers mines averages 0.92% sulfur, 10% ash, and 12,300 Btu per pound. Coal from the 17 South mine averages 1.8% sulfur, 9% ash and 12,200 Btu per pound. Coal from this region is typically shipped from the mine by truck or rail to the Sand Lick tipple, a barge, or directly to the customer.

     The Company leases and operates a storage facility, a preparation plant, a tipple, and a high-speed loadout facility at the 17 South mine. The total cost of the Company's plant and equipment associated with its eastern Kentucky operations was $26.0 million at September 30, 1997, and its net book value at that date was $18.3 million.

     The Company primarily uses mountaintop removal mining to mine its eastern Kentucky coal reserves. Mountaintop removal mining provides the highest recovery rate of the coal in place and thereby extends the life of the reserves. The Company also uses patented highwall mining systems to mine cost-effectively reserves with a high overburden ratio. Highwall mining has been especially successful at the 17 South mine because the Company has been able to mine the Hazard No. 8 seam at a competitive cost using the Addcar(TM) highwall mining system. The 17 South reserves currently are estimated to have a 10-year life. The Company's projected production from this mine for 1998 is 2.4 million tons.

  Southeastern Kentucky

     Ikerd-Bandy. The Company has several surface mines in southeastern Kentucky, including Cockrell's Fork and Redbird. In 1996, the Company produced approximately 1.7 million tons of coal from its southeastern Kentucky mines, an increase of 200,000 tons or 12% from 1995. Ikerd-Bandy has approximately 35.8 million tons of recoverable reserves and resources remaining in this region, and sells more than 50% of its production to East Kentucky Power. Coal from these mines averages 0.7-1.5% sulfur, 8-12% ash, and 12,000 to 13,000 Btu per pound. This coal is mined using surface and highwall mining methods and is typically shipped from the mines by rail either to a barge or directly to the customer.

     The Company owns or controls a storage facility, a preparation plant, a tipple and a loadout facility at Cockrell's Fork and Redbird. The total cost of the Company's plant and equipment associated with its Ikerd-Bandy operations was $10.5 million at September 30, 1997 on a pro forma basis giving effect to the acquisition of Ikerd-Bandy as if it occurred on September 30, 1997.

     Leslie Resources. In January 1998, the Company acquired the stock of Leslie Resources. See "Prospectus Summary -- Recent Developments -- Leslie Resources."

     Tennessee. The Company has five mines in Tennessee: two each at Fork Mountain and Patterson Mountain and one at Cumberland. In 1996, the Company produced approximately 721,000 tons of coal from its Tennessee mines. The Company has approximately 48.8 million tons of recoverable reserves and resources remaining in this region. The Company sells approximately 100% of this region's production to TVA's Kingston power plant under a 10-year coal contract. Coal from the Fork Mountain and Patterson Mountain mines averages 1% sulfur, 10% ash, and 12,600 Btu per pound. Coal from the Cumberland mine averages 2.17% sulfur, 17% ash, and 12,200 Btu per pound. This coal is mined using surface, highwall and deep mining methods and is shipped from the mine by truck or rail for delivery directly to the customer. In light of its recent acquisitions in southeastern Kentucky, the Company is considering reallocating coal production among its Kentucky and Tennessee operations to service more economically its existing and potential future customers.

     The Company owns and operates a storage facility, a preparation plant, a tipple and a loadout facility at the Fork Mountain and Patterson Mountain mines at Devonia, Tennessee. The total cost of the Company's plant and equipment associated with its Tennessee operations was $31.9 million at September 30, 1997, and its net book value at that date was $28.8 million.

     Colorado. The Company has one active mine (Bowie #2) in Colorado. In 1996, the Company produced approximately 652,000 tons of coal from the Bowie #1 mine, an increase of 131,000 tons or 25% from 1995. The Company began production from the Bowie #2 mine in December 1997 and thereafter phased out production from the Bowie #1 mine. The Company has approximately 90.4 million tons of recoverable reserves and resources (including captive reserves and resources) remaining in this region. The Company sells approximately 100% of its production from this region to Coors Energy Company ("Coors Energy"), a division of Coors Brewing Company, and TVA. Coal from the Bowie #1 mine has averaged 0.45% sulfur, 9.3% ash, and 11,400 Btu per pound, and the coal from the Bowie #2 mine is expected to average 0.5% sulfur, 9% ash and 12,300 Btu per pound. This coal is shipped from the mine by rail either to a barge or directly to the customer.

     The Company owns and operates a storage facility, a tipple and a loadout facility in this region. The total cost of the Company's plant and equipment associated with its Colorado operations was $17.7 million at September 30, 1997, and its net book value at that date was $15.6 million.

     The Company currently mines the Bowie #2 mine using the room and pillar method, but plans to purchase a longwall mining system to provide a very low-cost method for mining the Bowie #2 mine. The Company's board of directors has conditioned the acquisition of this equipment on the Company obtaining annual purchase commitments for at least 4 million tons of coal from the Bowie #2 mine by January 1999. As of December 31, 1997, the Company had commitments for 1.3 million tons of coal, and Mitsui Matsushima America, Inc. ("Mitsui") (which owns a minority interest in Bowie) has indicated that it expects to provide the Company with annual commitments for 500,000 tons of coal during 1998. There can be no assurances, however, that Mitsui will commit to purchase any of the Bowie #2 mine production or that the Company will be successful in securing sufficient commitments from third parties to justify the acquisition of any additional mining equipment.

  Mining Properties

     The following table sets forth (in thousands of tons) estimated minimum recoverable and marketable coal reserves for the Company's mining operations, and is derived from the Marshall Miller Reports.

                                                         TOTAL             MEASURED            INDICATED
                                                       RESERVES            RESERVES            RESERVES
                                                          (IN                 (IN                 (IN
MINING PROPERTY                                      THOUSANDS)(1)       THOUSANDS)(2)       THOUSANDS)(3)
---------------                                    -----------------   -----------------   -----------------
I.  EASTERN KENTUCKY(4)
       Assigned Reserves......  Deep Mineable             1,239                 968                271
                                Highwall Miner            7,749               6,693              1,056
                                Surface Mineable         16,064              13,877              2,187
                                -----------------       -------             -------            -------
                                Total Assigned:          25,052              21,538              3,514
       Unassigned Reserves....  Deep Mineable               503                 503                  0
                                Highwall Miner            4,529               3,292              1,237
                                Surface Mineable          3,545               2,141              1,404
                                -----------------       -------             -------            -------
                                Total Unassigned:         8,577               5,936              2,641
       Total Reserves.........  Deep Mineable             1,742               1,471                271
                                Highwall Miner           12,278               9,985              2,293
                                Surface Mineable         19,609              16,018              3,591
                                -----------------       -------             -------            -------
                                Eastern Kentucky
                                Subtotal:                33,629              27,474              6,155
II.  SOUTHEASTERN KENTUCKY
       A.  Ikerd-Bandy(5)
          Assigned Reserves...  Deep Mineable               861                 667                194
                                Highwall Miner            7,945               6,339              1,606
                                Surface Mineable          9,541               8,000              1,541
                                -----------------       -------             -------            -------
                                Total Assigned:          18,347              15,005              3,342
          Unassigned
            Reserves..........  Deep Mineable             6,598               4,275              2,323
                                Highwall Miner              309                 309                  0
                                Surface Mineable          5,221               4,077              1,144
                                -----------------       -------             -------            -------
                                Total Unassigned:        12,128               8,661              3,467

                                                         TOTAL             MEASURED            INDICATED
                                                       RESERVES            RESERVES            RESERVES
                                                          (IN                 (IN                 (IN
MINING PROPERTY                                      THOUSANDS)(1)       THOUSANDS)(2)       THOUSANDS)(3)
---------------                                    -----------------   -----------------   -----------------
          Total Reserves......  Deep Mineable             7,459               4,942              2,517
                                Highwall Miner            8,254               6,648              1,606
                                Surface Mineable         14,762              12,077              2,685
                                -----------------       -------             -------            -------
                                Ikerd-Bandy
                                Subtotal:                30,475              23,666              6,809
       B.  Leslie Resources(6)
          Assigned Reserves...  Deep Mineable             2,598               1,879                719
                                Highwall Miner              422                 404                 18
                                Surface Mineable         27,168              20,479              6,689
                                -----------------       -------             -------            -------
                                Total Assigned:          30,188              22,762              7,426
          Unassigned
            Reserves..........  Deep Mineable                 0                   0                  0
                                Highwall Miner                0                   0                  0
                                Surface Mineable         10,724               6,912              3,812
                                -----------------       -------             -------            -------
                                Total Unassigned:        10,724               6,912              3,812
          Total Reserves......  Deep Mineable             2,598               1,879                719
                                Highwall Miner              422                 404                 18
                                Surface Mineable         37,892              27,391             10,501
                                -----------------       -------             -------            -------
                                Leslie Resources
                                Subtotal:                40,912              29,674             11,238
                                -----------------       -------             -------            -------
                                Southeastern
                                Kentucky
                                Subtotal:                71,387              53,340             18,047
III.  TENNESSEE(7)
     Assigned Reserves........  Deep Mineable            22,710              13,465              9,245
                                Highwall Miner            1,468               1,428                 40
                                Surface Mineable          3,905               3,821                 84
                                -----------------       -------             -------            -------
                                Total Assigned:          28,083              18,714              9,369
     Unassigned Reserves......  Deep Mineable            14,538               6,363              8,175
                                Highwall Miner                0                   0                  0
                                Surface Mineable              0                   0                  0
                                -----------------       -------             -------            -------
                                Total Unassigned:        14,538               6,363              8,175
     Total Reserves...........  Deep Mineable            37,248              19,828             17,420
                                Highwall Miner            1,468               1,428                 40
                                Surface Mineable          3,905               3,821                 84
                                -----------------       -------             -------            -------
                                Tennessee
                                Subtotal:                42,621              25,077             17,544
IV.  COLORADO(8)
     Assigned Reserves........  Deep Mineable            22,700              19,014              3,686
                                Highwall Miner                0                   0                  0
                                Surface Mineable              0                   0                  0
                                -----------------       -------             -------            -------
                                Total Assigned:          22,700              19,014              3,686

                                                         TOTAL             MEASURED            INDICATED
                                                       RESERVES            RESERVES            RESERVES
                                                          (IN                 (IN                 (IN
MINING PROPERTY                                      THOUSANDS)(1)       THOUSANDS)(2)       THOUSANDS)(3)
---------------                                    -----------------   -----------------   -----------------
     Captive Reserves.........  Deep Mineable            40,180              13,808             26,372
                                Highwall Miner                0                   0                  0
                                Surface Mineable              0                   0                  0
                                -----------------       -------             -------            -------
                                Total Captive:           40,180              13,808             26,372
     Total Reserves...........  Deep Mineable            62,880              32,822             30,058
                                Highwall Miner                0                   0                  0
                                Surface Mineable              0                   0                  0
                                -----------------       -------             -------            -------
                                Colorado
                                Subtotal:                62,880              32,822             30,058
     TOTAL CONTROLLED
     Assigned Reserves........  Deep Mineable            50,108              35,993             14,115
                                Highwall Miner           17,584              14,863              2,721
                                Surface Mineable         56,678              46,177             10,502
                                -----------------       -------             -------            -------
                                Total Assigned:         124,370              97,033             27,338
     Unassigned Reserves......  Deep Mineable            21,639              11,141             10,498
                                Highwall Miner            4,838               3,601              1,237
                                Surface Mineable         19,490              13,130              6,360
                                -----------------       -------             -------            -------
                                Total Unassigned:        45,967              27,872             18,095
     Total Reserves...........  Deep Mineable            71,747              47,134             24,613
                                Highwall Miner           22,422              18,464              3,958
                                Surface Mineable         76,168              59,307             16,862
                                -----------------       -------             -------            -------
                                Total Controlled:       170,337             124,905             45,432
     GRAND TOTAL
                                Deep Mineable           111,927              60,942             50,985
                                Highwall Miner           22,422              18,464              3,958
                                Surface Mineable         76,168              59,307             16,862
                                -----------------       -------             -------            -------
                                Total Reserves:         210,517             138,713             71,804

---------------

     (1) Total Reserves is the sum of Measured and Indicated Reserves. The figures listed above are calculated based on the following mine recovery rates: (i) 90% for surface mining; (ii) 40-50% for highwall mining; and (iii) 50-60% for deep mining.
     (2) Measured Reserves estimates have the highest degree of geologic assurance. Measured coal lies within a quarter-mile of a valid point of measurement or point of observation (such as previously mined areas) supporting such measurements. The sites for thickness measurement are so closely spaced, and the geologic character is so well defined, that the average thickness, areal extent, size, shape and depth of coal beds are well-established.
     (3) Indicated Reserves estimates have a moderate degree of geologic assurance. There are no sample and measurement sites in areas of indicated coal. However, a single measurement can be used to classify coal lying beyond measured as indicated. Indicated coal lies more than a quarter-mile, but less than three-quarters of a mile, from a point of thickness measurement. Further exploration is necessary to place indicated coal into the measured category.
     (4) The eastern Kentucky reserves are located in Floyd, Martin and Pike Counties, Kentucky.
     (5) The Ikerd-Bandy reserves are located in Bell, Clay and Leslie Counties, Kentucky.
     (6) The Leslie Resources reserves are located in Perry, Leslie, Letcher, Knott and Breathitt Counties, Kentucky.
     (7) The Tennessee reserves are located in Anderson, Campbell, Fentress, Morgan and Scott Counties, Tennessee.

     (8) The Colorado reserves are located in Delta County, Colorado.
     (9) The Company is currently pursuing a lease of "captive" reserves adjacent to one of its properties. "Captive" means that economical access to reserve is available only to the operating company, which controls property that blocks access to other operating companies.

     In addition to the coal reserves listed above, the Company has 74.0 million tons of coal resources (including captive resources).

     Potential investors should be aware that reserve studies are estimates based on an evaluation of available data, and actual reserves may vary substantially from the estimates. Estimated minimum recoverable reserves are comprised of coal that is considered to be merchantable and economically recoverable by using mining practices and techniques prevalent in the coal industry at the time of the reserve study and based upon then-current prevailing market prices for coal. The Company uses the mining method that it believes will be most profitable with respect to particular reserves. The Company believes its current reserves exceed its contractual requirements. Although the reserves shown in the table above include a variety of qualities of coal, the Company presently blends coal of different qualities to meet contract specifications. The Company has blended coal to meet contract specifications for many years. See "Risk Factors -- Reliance on Estimates of Recoverable Reserves."

  Coal Transportation

     The Company's coal is transported to its customers by rail, barge and truck. Depending on the proximity of the customer and the transportation available for delivering coal to that customer, the Company's transportation costs can range from 10% to 50% of the cost of a customer's coal. The Company generally pays truck or rail charges to deliver coal to a customer's plant, railcar or barge, and customers typically pay the transportation costs from the railcar or the barge for coal not delivered to the customer's plant. Consequently, the availability and cost of transportation constitute important factors for the marketability of coal.

     In 1996, approximately 30% of the Company's tonnage traveled by rail on Norfolk Southern Corporation, CSX Corporation and Union Pacific Railroad Company, with the remaining 70% traveling by truck to either the customer's plant or designated barge loading facility. The practices of and rates set by the railroad serving a particular mine might affect, either adversely or favorably, the Company's marketing efforts with respect to coal produced from the relevant mine. See "Risk Factors -- Transportation." Currently, with the exception of the Bowie mines, the Company has alternative forms of transportation available at each mine site, thereby reducing its dependence on any one transportation method. At Bowie, the Company relies on rail transportation provided by Union Pacific to ship the coal to Coors Energy's facilities and barges on the Mississippi River. Due to the steep elevations in the western United States, it is not feasible for the Company to transport coal from these mines other than by rail. However, this limitation affects all coal producers in the western United States.

  Coal Marketing and Sales

     The Company's marketing personnel have extensive experience and good customer relations in the coal industry. These strengths allow the Company to make long-term sales commitments which are consistent with the Company's strategy of selling its coal well in advance of production. The Company's marketing experience and philosophy have allowed it to execute favorable long-term contracts with strong customers. Over the last four years, the Company has entered into six contracts with strong customers, including TVA and CG&E, for periods of five years or more. The Company also utilizes commission agents on specific accounts where their expertise lends support to the overall effort. The Company anticipates expanding the sales staff to coincide with future growth.

  Mining Permits and Approvals

     Before commencing mining on a particular property, the Company must obtain mining permits and approval by state regulatory authorities of a reclamation plan for restoring the mined property to a productive use upon the completion of mining. The Company typically commences actions to obtain permits between 18 and 24 months before the Company plans to mine a specific area. In the Company's experience, permits generally are approved within 12 months after a completed application is submitted. The Company has not experienced difficulties in obtaining mining permits in the areas where its reserves are currently located, and has already begun the process involved in obtaining such permits. However, there can be no assurances that the Company will not experience difficulty in the future in obtaining mining permits in any area where its reserves are located.

     In conjunction with mining the property, the Company reclaims and restores the mined areas by grading, shaping and preparing the soil for seeding. Upon completion of mining, reclamation generally is completed by seeding with grasses or planting trees for use as pasture or timberland, as specified in the approved reclamation plan. The Company believes it has all material permits required to carry on its mining operations and believes that it is in compliance in all material respects with applicable regulations relating to reclamation. Over the past 10 years, the Company has received several reclamation awards, including
(i) the Kentucky Outstanding Reclamation Award, (ii) the Ohio Greening of the Lands Award, (iii) the Kentucky Department for Surface Mining Reclamation & Enforcement Reclamation Award, and (iv) the Governor's Conference on the Environment Outstanding Reclamation Award. In addition, the Company has been nominated for the Kentucky Natural Resources and Environmental Protection Cabinet's 1997 Mining Reclamation (Eastern Kentucky) Award.

MAJOR COAL SALES CONTRACTS

  Customers

     The Company primarily sells coal to electric utilities under sales contracts for varying periods. During 1996, excluding coal sales by Ikerd-Bandy and Leslie Resources, approximately 27% of the Company's coal sales were to American Eagle, 22% were to CG&E and 21% were to TVA. During the six-month period ended June 30, 1997, coal sales, excluding sales by Ikerd-Bandy and Leslie Resources, to TVA, American Eagle and CG&E constituted 37%, 17% and 12%, respectively, of the Company's coal sales. The following table sets forth information regarding the remaining contract tonnage, the contract expiration date, the estimated future average base price per ton and the estimated future revenue of the Company (excluding Leslie Resources) (i) as of June 30, 1997, relating to each contract then outstanding, and (ii) as of the date the Company's delivery obligations commenced for each contract acquired or extended after June 30, 1997:

                                                                                                     ESTIMATED
                                                                                                      FUTURE
                                                                              ESTIMATED             REVENUE(3)
                                      CONTRACT              TOTAL          FUTURE AVERAGE      ---------------------
                                      EXP. DATE           REMAINING         BASE PRICE(2)
                                 -------------------      CONTRACT       -------------------   BASED ON    BASED ON
                                                         TONNAGE(1)                              MIN.        MAX.
                                 WITHOUT      WITH     ---------------   WITHOUT      WITH     CONTRACT    CONTRACT
CUSTOMER                         OPTIONS    OPTIONS     MIN.     MAX.    OPTIONS    OPTIONS    TONNAGE     TONNAGE
--------                         --------   --------   ------   ------   --------   --------   --------   ----------
                                                       (IN THOUSANDS)         (PER TON)           (IN THOUSANDS)
I.  EASTERN KENTUCKY
American Eagle(4)..............   2/28/03    2/28/03    4,320    4,320   $  25.20   $  25.20   $108,864   $  108,864
CG&E(5)........................  12/31/99   12/31/05    3,000    8,400   $  26.73   $  28.92   $ 80,190   $  242,928
Georgia Power(6)...............  12/31/98   12/31/99    1,800    3,000   $  22.25   $  22.38   $ 40,050   $   67,140
Crimson Management Corporation
  (LaFarge)(7).................  12/31/01   12/31/01      450      450   $  22.19   $  22.19   $  9,985   $    9,985
TVA (Johnsonville)(8)..........  11/30/97   11/30/97      464      464   $  26.50   $  26.50   $ 12,296   $   12,296
Electric Fuels(9)..............  11/30/97   11/30/97       30       30   $  27.50   $  27.50   $    825   $      825
Electric Fuels(10).............  12/31/97   12/31/97      120      120   $  28.50   $  28.50   $  3,420   $    3,420
Pen Coal(11)...................  12/31/97   12/31/97      120      120   $  28.00   $  28.00   $  3,360   $    3,360
Pen Coal(12)...................  12/31/97   12/31/97      150      150   $  26.00   $  26.00   $  3,900   $    3,900
Kentucky Power(13).............  05/31/97   12/31/97        0       90   $  25.35   $  25.35   $      0   $    2,281
McCoy Elkhorn(14)..............  12/31/98   12/31/98      585      585   $  22.50   $  22.50   $ 13,162   $   13,162
                                                       ------   ------                         --------   ----------
         Subtotal:.............                        11,039   17,729                         $276,052   $  468,161
                                                       ------   ------                         --------   ----------
II.  SOUTHEASTERN KENTUCKY(15)
Bell County Coal(16)...........   6/30/98    6/30/98      100      100   $  25.50   $  25.50   $  2,550   $    2,550

                                                                                                     ESTIMATED
                                                                                                      FUTURE
                                                                              ESTIMATED             REVENUE(3)
                                      CONTRACT              TOTAL          FUTURE AVERAGE      ---------------------
                                      EXP. DATE           REMAINING         BASE PRICE(2)
                                 -------------------      CONTRACT       -------------------   BASED ON    BASED ON
                                                         TONNAGE(1)                              MIN.        MAX.
                                 WITHOUT      WITH     ---------------   WITHOUT      WITH     CONTRACT    CONTRACT
CUSTOMER                         OPTIONS    OPTIONS     MIN.     MAX.    OPTIONS    OPTIONS    TONNAGE     TONNAGE
--------                         --------   --------   ------   ------   --------   --------   --------   ----------
                                                       (IN THOUSANDS)         (PER TON)           (IN THOUSANDS)
East Kentucky Power(17)........  12/31/98   12/31/98      450      450   $  27.12   $  27.12   $ 12,204   $   12,204
Woodruff Coal(18)..............   6/30/98    6/30/98       20       20   $  31.50   $  31.50   $    630   $      630
International Paper(19)........  12/31/97   12/31/97       69       69   $  25.25   $  25.25   $  1,742   $    1,742
                                                       ------   ------                         --------   ----------
         Subtotal:.............                           639      639                         $ 17,126   $   17,126
                                                       ------   ------                         --------   ----------
III.  TENNESSEE
TVA (Kingston)(20).............  12/31/04   12/31/04   16,030   16,030   $  25.40   $  25.40   $407,162   $  407,162
IV.  COLORADO(21)
Coors Energy(22)...............   6/30/05    6/30/05    3,200    3,200   $  25.18   $  25.18   $ 80,576   $   80,576
TVA (Colbert & Shawnee)(23)....  12/31/02   12/31/02    2,750    2,750   $ 16.71/   $ 16.71/   $ 45,952   $   45,952
                                                       ------   ------                         --------   ----------
                                                                            29.71      29.71

         Subtotal:.............                         5,950    5,950                         $126,528   $  126,528
                                                       ------   ------                         --------   ----------
         TOTAL.................                        33,658   40,348                         $826,868   $1,018,977
                                                       ======   ======                         ========   ==========

---------------

 (1) Several of the Company's contracts contain provisions allowing the customer to increase or decrease the contract tonnage for various reasons. Minimum total remaining contract tonnage has been calculated as if the customer purchased the base tonnage set forth in the contract, as modified by any options exercised to date, for the life of the contract without exercising any existing options to extend the contract term or increase or decrease the base tonnage. Maximum total remaining contract tonnage has been calculated as if the customer purchased the base tonnage set forth in the contract, as modified by any options exercised to date, for the life of the contract as extended by any options to extend the contract term, but without exercising any existing options to increase or decrease the base tonnage.
 (2) Estimated future average base price is the average of the base price of the contract over its remaining life, assuming that coal will be delivered in accordance with the contract terms. Base price is the stated contract price for the quality of coal specified in the contract after adjustments, if any, for fixed and determinable contract price increases. The majority of the Company's contracts provide for limited adjustments based on unforeseen changes of law, including tax and environmental and safety legislation. The actual price received for coal shipped will vary from the estimated future average base price due to variances in these other adjustments and adjustments to the base price for the quality of coal actually shipped. See "Risk Factors -- Reliance on Long-Term Coal Supply Contracts" and "Risk Factors -- Forward-Looking Statements."
 (3) Estimated future revenue is the product of total remaining contract tonnage and estimated future average base price. See "Risk
     Factors -- Forward-Looking Statements."
 (4) Pursuant to a Second Amendment to Coal Sales Agreement, dated January 31, 1997, this contract was extended and now expires, unless further extended, on the expiration or termination of a contract between Addington, Inc. and South Mississippi Electric Power Association ("SMEPA") having an expiration date of February 28, 2003. During the extended term, the Company is required to supply 60,000 tons of coal per month at a weighted average base price of $25.20 per ton FOB Sand Lick Tipple, and American Eagle may purchase up to 45,000 additional tons of coal per month at the base price. The base price increases through the term of the contract, but if the SMEPA contract price is amended, the base price under this contract will be adjusted accordingly.
 (5) The initial term of this contract expires after the Company has shipped 5,400,000 tons of coal to CG&E, which is projected to occur by December 31, 1999. The monthly tonnage requirement is between 63,750 and 86,250 tons, at a base price of $26.73 per ton FOB barge milepost 7.3 on the Big Sandy River. The Company has the option to ship higher sulfur coal at a base price of $25.25 FOB barge milepost 306 on the Ohio River. Once the initial
     5.4 million tons of coal have been shipped under the contract, CG&E has three two-year options for delivery of 1,800,000 tons over each two-year period. The estimated future average base price over the remaining term of the contract including all option years is $28.92 per ton FOB barge. The Company believes that CG&E will exercise all three options, and if it does, this contract will terminate on December 31, 2005. The contract also provides that the Company has a right of first refusal to supply up to 15% of CG&E's monthly spot coal requirements for coal meeting the specifications of the contract, at a base price based on the lowest acceptable quotations to CG&E from other coal suppliers for supplying that month's spot coal requirements.
 (6) This is a one-year contract for 50,000 tons of coal per month at a base price of $22.25 per ton FOB railcar, which was amended to increase the tonnage requirement to 100,000 tons per month effective July 1, 1997, and extend the term to two years. Georgia Power may exercise an option for 100,000 tons of coal per month through December 31, 1999, at a base price of $22.58 per ton FOB railcar. The estimated future average base price over the remaining term of the contract plus the option year is $22.38 per ton FOB railcar.
 (7) This is a five-year supply contract for the delivery of up to 100,000 tons of coal per year at an estimated future average base price of $22.19 per ton FOB railcar. This contract expires December 31, 2001. The customer is not obligated to buy any coal under this contract. The total remaining contract tonnage is based on the customer's past and future expected orders under this contract.
 (8) This is a six-month contract for delivery of 548,000 tons of coal at a base price of $26.50 per ton FOB barge. This contract expires November 30, 1997, but the Company anticipates that it will be renewed through November 30, 1998, subject only to agreement on price.
 (9) This is a one-year contract for the delivery of 6,000 tons of coal per month at a base price of $27.50 per ton FOB KCT dock. This contract expires November 30, 1997, but the Company anticipates that it will be renewed through November 30, 1998, subject only to agreement on price.
(10) This is a one-year contract for the delivery of 20,000 tons of coal per month at a base price of $28.50 per ton FOB KCT dock. This contract expires December 31, 1997, but the Company anticipates that it will be renewed through December 31, 1998, subject only to agreement on price.
(11) This is a one-year contract for the delivery of 240,000 tons of coal at a base price of $28.00 per ton FOB truck. This contract expires December 31, 1997, but the Company anticipates that it will be renewed through December 31, 1998, subject only to agreement on price.
(12) This is a one-year contract for the delivery of 300,000 tons of coal at a base price of $26.00 per ton FOB barge. This contract expires on December 31, 1997, but the Company anticipates that it will be renewed through December 31, 1998, subject only to agreement on price.
(13) This is a six-month contract for the delivery of 65,000 tons of coal at a base price of $25.35 per ton FOB Big Sandy Plant. This contract expired May 31, 1997, but Kentucky Power can extend this contract in increments of at least one month for the delivery of up to 15,000 tons of coal per month through December 31, 1997. The Company anticipates that this contract will be renewed through December 31, 1998.
(14) This is a 13-month coal supply agreement for the delivery of a minimum of 45,000 tons of coal per month at a base price of $22.50 per ton FOB plant, which expires December 31, 1998.
(15) The Company acquired its southeastern Kentucky contracts through its purchase of Ikerd-Bandy. See "The Company -- Company History."
(16) This is a ten-month coal supply contract for delivery of a minimum of 10,000 tons of coal per month at a base price of $25.50 per ton FOB plant. This contract expires on June 30, 1998.
(17) This is a three-year contract for the delivery of 25,000 tons of coal per month at a base price of $1.1298 per million Btu FOB power station. For coal with a Btu level of 12,000, the base price would be $27.12 per ton. This contract expires December 31, 1998.
(18) This is a one-year contract for the delivery of 20,000 tons of coal at a base price of $31.50 per ton FOB truck. The contract expires June 30, 1998, but the Company anticipates that it will be renewed through June 30, 1999, subject only to agreement on price.
(19) This is a one-year contract for the delivery of 130,000 tons of coal at a base price of $25.25 per ton FOB railcar. The contract expires December 31, 1997, but the Company anticipates that it will be renewed through December 31, 1998, subject only to agreement on price.

(20) This is a 10-year contract for the delivery of 17,680,000 tons of coal at an estimated future average base price of $25.40 per ton FOB railcar. The contract expires December 31, 2004. The base price will be recalculated upon the earlier of the enactment of Phase II of the Clean Air Act Amendments and January 1, 2000. TVA may unilaterally terminate this contract by paying the Company 10% of the base price multiplied by the remaining tonnage.
(21) Data presented for the Company's Colorado operations represents 100% of total remaining contract tonnage and estimated future revenues under contracts to which Bowie is a party. The Company owns 77.5% of the capital stock of Bowie and, therefore, the Company's allocable share of total remaining contract tonnage and estimated future revenues under such contracts is 4,611 and $98,059, respectively. Accordingly, the Company's allocable share of total remaining contract tonnage and estimated future revenues from the Company's contracts is 32,319 and $798,399, respectively, based on the minimum contract tonnage and 39,009 and $990,508, respectively, based on the maximum contract tonnage.
(22) This is a ten-year requirements contract for the delivery of coal at a base price of $24.95 per ton FOB plant for steam coal and $26.50 per ton FOB plant for stoker coal. The customer's coal requirements are expected to average 340,000 tons of steam coal per year and 60,000 tons of stoker coal per year, which results in an estimated future average base price of $25.18 per ton FOB plant. The total remaining contract tonnage is based on the customer's past and future expected orders under this contract. The contract includes semi-annual base price adjustments, and when the Company shifts production from the Bowie #1 mine to the Bowie #2 mine, the base price is expected to increase by approximately $1.50 per ton due to the higher Btu content of coal from the Bowie #2 mine.
(23) This is a six-year contract for the delivery of 500,000 tons of coal per year from the Bowie #2 mine. TVA has consistently exercised its option to purchase an additional 20% above the base tonnage. The estimated future average base price under this contract is $16.71 per ton FOB railcar, and TVA must pay the transportation costs to the plant, which are estimated to be approximately $14.00 per ton. Therefore, for purposes of comparing the estimated future average base price under different contracts, the estimated future average base price under this contract includes the transportation costs paid to Union Pacific by TVA. However, the estimated future revenues are calculated based on the estimated future average base price of $16.71 per ton FOB railcar. Coal will be supplied under this agreement from the Bowie #1 mine until the Bowie #2 mine is completed. This contract expires December 31, 2002, and can be reopened for price negotiations during the nine-month period ending on January 1, 2000. TVA may unilaterally terminate this contract by paying the Company 10% of the base price multiplied by the remaining tonnage.

     The following table provides information regarding tonnage sold, gross revenues and the average price per ton for sales to the Company's major customers (excluding the customers of Ikerd-Bandy and Leslie Resources) during each of the years 1994 through 1996, and the nine-month period ending September 30, 1997.

                                  TONNAGE SOLD      GROSS REVENUES   AVERAGE PRICE
CUSTOMER                 YEAR   (IN THOUSANDS)(1)   (IN THOUSANDS)     (PER TON)
--------                 ----   -----------------   --------------   -------------
I.  EASTERN KENTUCKY
American Eagle           1994         1,308            $ 34,902      $      26.68
                         1995         1,147              30,124             26.26
                         1996         1,032              26,996             26.16
                         1997           640              16,396             25.61
CG&E                     1994           600            $ 16,312      $      27.19
                         1995           707              19,063             26.96
                         1996           872              22,547             25.86
                         1997           597              16,241             27.21

                                  TONNAGE SOLD      GROSS REVENUES   AVERAGE PRICE
CUSTOMER                 YEAR   (IN THOUSANDS)(1)   (IN THOUSANDS)     (PER TON)
--------                 ----   -----------------   --------------   -------------
TVA (Johnsonville)       1994           736            $ 20,181      $      27.42
                         1995           270               6,487             24.03
                         1996           341               8,572             25.14
                         1997           757              19,740             26.09
Pen Coal                 1994            --            $     --      $         --
                         1995           213               5,174             24.29
                         1996           256               6,534             25.52
                         1997           224               6,068             27.09
Electric Fuels           1994            --            $     --      $         --
                         1995            --                  --                --
                         1996            35                 998             28.51
                         1997           183               5,335             29.07
Georgia Power            1994            --            $     --      $         --
                         1995            --                  --                --
                         1996            --                  --                --
                         1997           623              13,632             21.88
Crimson Management       1994            --            $     --      $         --
  Corporation (LaFarge)  1995            --                  --                --
                         1996             7                 160             22.86
                         1997            18                 386             22.00
Kentucky Power           1994            75            $  1,885      $      25.13
                         1995            --                  --                --
                         1996             6                 164             27.33
                         1997            60               1,494             25.04
Coal Network             1994            --            $     --      $         --
                         1995            --                  --                --
                         1996            83               1,957             23.58
                         1997             6                 169             26.53
Kentucky Utilities       1994           122            $  3,951      $      32.39
                         1995           355              11,824             33.31
                         1996           101               3,484             34.50
                         1997            --                  --                --
River Trading            1994            --            $     --      $         --
                         1995            --                  --                --
                         1996            70               2,070             29.57
                         1997            46               1,357             29.34

II.  TENNESSEE
TVA (Kingston)           1994            --            $     --      $         --
                         1995            10                 237             23.70
                         1996           693              17,353             25.04
                         1997           667              16,495             24.74
III.  COLORADO(2)
Coors Energy             1994            --            $     --      $         --
                         1995           314               7,879             25.09
                         1996           367               9,370             25.53
                         1997           298               7,336             24.64

                                  TONNAGE SOLD      GROSS REVENUES   AVERAGE PRICE
CUSTOMER                 YEAR   (IN THOUSANDS)(1)   (IN THOUSANDS)     (PER TON)
--------                 ----   -----------------   --------------   -------------
TVA (Colbert &           1994            --            $     --      $         --
  Shawnee)(3)            1995           166               2,102       12.66/28.15
                         1996           270               3,434       12.72/28.21
                         1997           389               5,763       14.81/28.81
TOTAL -- MAJOR           1994         2,841            $ 77,231      $      27.18
  CUSTOMERS ONLY(4)      1995         3,182              82,890             26.05
                         1996         4,133             103,639             25.08
                         1997         4,508             110,412             24.49

---------------

(1) Tonnage sold includes coal sold pursuant to spot orders. For 1997, tonnage sold is for the nine-month period ended September 30, 1997.
(2) Data presented for the Company's Colorado operations represents 100% of tonnage sold by and gross revenues of Bowie. The Company owns 77.5% of the capital stock of Bowie and, therefore, the Company's allocable share of tonnage sold (in thousands) for 1995, 1996 and the nine-month period ended September 30, 1997 is 372, 494 and 532, respectively, and the Company's allocable share of gross revenues (in thousands) for 1995, 1996 and the nine-month period ended September 30, 1997 is $7,735, $9,923 and $10,152, respectively. Accordingly, the Company's allocable share of the total tonnage sold (in thousands) for major customers for 1995, 1996 and the nine-month period ended September 30, 1997 is 3,074, 3,990 and 4,353, respectively and the Company's allocable share of gross revenues for major customers (in thousands) for 1995, 1996 and the nine-month period ended September 30, 1997 is $80,644, $100,759 and $107,465, respectively.
(3) TVA must pay the transportation costs associated with coal delivered pursuant to this contract. For purposes of comparing the average price under different contracts, the average price under this TVA contract includes the transportation costs paid to Union Pacific railroad by TVA. However, the gross revenues are calculated based on the average price actually received by the Company for the coal, which was $12.66, $12.72 and $14.81 for 1995, 1996 and the nine-month period ended September 30, 1997, respectively.
(4) This total includes tonnage sold, gross revenues and average price for major customers only.

  Benefits of Long-Term Contracts to Customers

     The Company believes that customers generally enter into long-term contracts to assure themselves of a supply of coal at a predetermined price, thereby obtaining some protection from market price fluctuation and establishing a dependable supply source. Typical contracts between the Company and its customers contain provisions that (i) give the customer various options to increase or decrease quantities of coal to be delivered under the contract, within stated limitations, to advance or delay the delivery schedules to a specified extent, and to modify or cancel contracts under certain circumstances, and (ii) call for adjustments in the purchase price of coal based, in most cases, upon industry-wide or macro-economic factors (although changes in these may not reflect actual changes in the Company's costs), and in some cases upon specific costs incurred by the Company.

     The contracts also provide that the customers have a right to terminate their purchase obligations if applicable environmental standards would prohibit the burning of the coal to be purchased. In addition, the contracts provide for suspension of deliveries upon the occurrence of certain force majeure events (i.e., events outside the control of the parties) as defined in the contracts. Moreover, certain of the contracts require that the coal to be delivered be mined and shipped only from approved sites, which approval has been secured with respect to areas mined to date. If the coal supplied is not timely delivered or fails to meet the contract's specifications, the contract may allow the customer to suspend its acceptance of deliveries until the Company furnishes reasonable assurances be entitled to that the deficiency will be corrected. If corrections are not made within a specified period, the customer may terminate its contract. The Company has been able to meet its contractual obligations under its coal sales contracts in all material respects. The discussion of the coal sales contracts is qualified in its entirety by reference to the actual coal sales contracts.

COAL RESERVES

  Existing Reserves

     As a result of the Company's leasing and acquisition program, the coal reserves owned or controlled by the Company have increased since November 1995, when the Company's eastern Kentucky and Tennessee coal operations were acquired from Addington Resources. As of June 30, 1997, the Company: (i) owned in fee approximately 2,000 acres and controlled, primarily through short-term leases and contract mining agreements, an additional 50,000 acres of reserves in eastern Kentucky; (ii) owned in fee approximately 12,000 acres of reserves in Tennessee and controlled through short-term leases and contract mining agreements an additional 95,000 acres of reserves in Tennessee; and (iii) owned in fee approximately 5,934 acres of reserves in Colorado and controlled through short-term leases an additional 7,164 acres of reserves in Colorado. In October 1997, the Company acquired in excess of 20,000 acres of leased reserves in southeastern Kentucky through its acquisition of Ikerd-Bandy. In January 1998, the Company acquired approximately 55,000 acres of leased reserves in southeastern Kentucky through its acquisition of Leslie Resources. See "Prospectus Summary -- Recent Developments -- Leslie Resources." Substantially all of the Company's reserves will be pledged as collateral on its bank indebtedness. See "Description of New Credit Facility."

     All of the Company's reserves are bituminous coal. According to the Marshall Miller Reports, approximately 36% of the Company's coal reserves (including captive reserves) is compliance coal, and the Company believes that a significant amount of its remaining reserves is low-sulfur coal. The Company believes this high percentage of low-sulfur and compliance coal will give it a competitive advantage for the long term as more stringent air quality requirements under Phase II of the Clean Air Act Amendments are implemented. According to Hill & Associates, 94% of the utilities that will be affected by Phase II and have made a decision on their compliance strategy have indicated they will switch to compliance coal, whereas only 5% of those utilities have indicated they will use scrubbers.

     A substantial part of the reserves currently available to the Company are represented by leases which expire after a term, usually less than five years, and, in most cases, less than two years. Most of the leases contain an option to renew on the part of the Company, with exercise of the option usually subject to the condition that mining shall have commenced on (or, as specified in some leases, near) the leased property. Most of the leases require the payment of an advance royalty or delay rental (payments to keep the lease in force if mining has not commenced) on a periodic basis during each year if mining has not begun on the property. After mining commences, the leases generally require the payment of a royalty based on the tonnage mined and sold. The Company's average royalty expense for the year ended December 31, 1996, and the nine-month period ended September 30, 1997, was: (i) $3.07 per ton and $2.70 per ton, respectively, for eastern Kentucky; (ii) $2.55 per ton and $1.89 per ton, respectively, for Tennessee; and (iii) $1.00 and $0.95 per ton, respectively, for Colorado.

     The Company believes that it has conducted mining activities and made payments to obtain renewal rights with regard to leased properties covering reserves which, when added to reserves owned in fee by the Company, are sufficient to satisfy its current requirements under long-term contracts. However, the availability of reserves on other leased property at the present time does not assure the Company that the reserves will be available at the time the Company may wish to mine such reserves. Moreover, the availability of reserves on leased property is often subject to uncertainties relating to such matters as the lessor's title to the coal and precise boundaries of the property.

     The extent to which the Company's coal resources will be mined will depend upon factors over which it has no control, such as future economic conditions, the price and demand for coal of the quality and type controlled by the Company, the price and supply of alternative fuels and future mining practices and regulation. The ability of the Company to mine in areas covered by the reserve studies depends upon the ability of the Company to maintain control of the reserves (other than the properties owned in fee) through extensions or renewals of the leases or other agreements or the ability of the Company to obtain new leases or agreements for other reserves.

     Most of the Company's leases describe the leased property in general terms, and these descriptions are usually not based on actual surveys or boundaries which are otherwise precisely identified. Because of the short-term nature of its leases and the expense involved, the Company does not have all titles to the leases reviewed by qualified title examiners. Title examinations, however, are performed by qualified title examiners on properties owned by the Company. As to properties the Company leases, a limited title investigation and, to the extent possible, a determination of the precise boundaries of a property is made in most cases only as a part of the process of securing a mining permit shortly before commencement of mining operations. Title to property is verified prior to the time the Company begins mining operations. The Company believes that its practices of investigating title and determining boundaries to the properties it owns, leases or otherwise controls are consistent with customary industry practices in Kentucky and that such practices are adequate to enable it to acquire the right to mine such properties.

     In Colorado, the Company currently is a party to multiple federal leases of coal reserves with the United States Department of the Interior's Bureau of Land Management ("BLM") and has applied for an additional federal coal lease at the Bowie #2 mine. As discussed in more detail in "Government Regulation -- Regulations Affecting Coal Mining Operations," the United States is the largest owner of coal reserves in the nation, and a majority of its reserves are located in the western United States. Approval from the BLM (which exercises primary authority over the United States government's reserves) typically takes approximately one year after a complete application has been submitted.

  Acquisition of Additional Reserves

     The Company generally attempts to replace the coal reserves that it depletes during each year of mining. In addition, the Company seeks to maintain at all times at least five years of reserves available to fulfill its outstanding contract requirements. To date, the Company has not experienced any material difficulty in acquiring sufficient reserves to meet its goals. In fact, since December 31, 1994, the Company's total reserves and resources (including captive reserves and resources) have increased from 50 million tons to more than 285 million tons.

     The Company intends to continue expanding its coal reserves by acquiring reserves that will allow it to: (i) minimize production and delivery costs; (ii) improve its reserves of low-sulfur and compliance coal; (iii) utilize its technological advantages; (iv) increase market share in a geographic area; and
(v) satisfy the quality requirements of its existing and future coal contracts. To maintain its position as a low-cost operator, the Company will continue to focus on acquiring reserves that are suitable for mountaintop removal mining and are located in close proximity to its customers, existing operations or efficient transportation facilities. The Company will continue to add to its low-sulfur and compliance coal reserves because it believes these reserves are more likely to yield a premium as environmental regulations become more stringent. The Company will seek to utilize the competitive advantage that it has in the Addcar(TM) systems by acquiring, at below-market rates, reserves that its competitors cannot economically mine. The Company will also seek to increase its market share in geographic areas in which it currently has operations by acquiring additional coal reserves in those areas. Further reserve acquisitions will be made as necessary to insure the Company can meet the coal quality requirements under its current and future contracts.

EXPANSION OF HIGHWALL MINING OPERATIONS

  Acquisition

     On January 2, 1998, the Company, through Mining Technologies, acquired certain assets and intellectual property (the "Highwall Mining Assets"), through the purchase of a substantial portion of the assets of Addington Enterprises' Mining Technologies division. The highwall mining assets purchased by the Company include the following 13 patents and one registered trademark:

                                    PATENTS

                   TITLE                        COUNTRY       FILED        ISSUED       EXP. DATE*
                   -----                        -------       -----        ------       ----------
Apparatus and Method for Continuous
  Mining...................................     Canada       12/09/91      Pending        Pending
Launch Vehicle for Continuous Mining
  Apparatus................................     Canada       12/09/91     05/27/97        12/9/11
Apparatus and Method for Continuous
  Mining...................................  United States   12/10/90     05/12/92       12/10/10
Apparatus for Continuous Mining............  United States   11/20/91     11/16/93       12/10/10
Apparatus and Method for Continuous
  Mining...................................  United States   10/21/93     11/15/94       12/10/10
Launch Vehicle For Continuous Mining
  Apparatus................................  United States   10/01/91     08/03/93        10/1/11
Continuous Highwall Mining Machine with
  Armless Conveyor.........................  United States   10/25/94     06/04/96       10/25/14
Continuous Highwall Mining Machine with
  Armless Conveyor.........................  United States   11/20/95    Pending --      11/20/15
                                                                          issue fee
                                                                            paid
Self-Propelled Mining Apparatus and Method
  For Cutting Arched Opening...............  United States   11/22/94     09/10/96       11/22/14
Apparatus and Method For Cutting Arched
  Opening..................................     Canada       10/10/95      Pending        Pending
Continuous Highwall Mining Machine with
  Armless Conveyor.........................     Canada       10/18/95      Pending        Pending
Electrical Junction Box **.................  United States   07/26/96      Pending        Pending
Transmission Gearcase For Mining
  Apparatus................................  United States   10/20/97      Pending        Pending

                                   TRADEMARKS

                         MARK                              COUNTRY        ISSUED     EXP. DATE*
                         ----                              -------        ------     ----------
Addcar(TM)............................................  United States    09/28/93     09/28/13

---------------

 * All expiration dates are contingent on timely payment of fees.
** This patent is held by Richard M. Slagle ("Slagle"). Pursuant to a Patent
   License Agreement dated February 15, 1996, Slagle granted the Company an exclusive worldwide royalty-free license to make, use and sell highwall mining equipment incorporating this patent. The Company may not assign or transfer its rights without consent of Slagle, which consent may not be unreasonably withheld.

As set forth in the preceding chart, the issued patents acquired from Addington Enterprises will expire between December 10, 2010, and November 20, 2015, and the registered trademark acquired from Addington Enterprises will expire on September 28, 2013. The Company has not acquired, and currently does not intend to acquire from Addington Enterprises, patent rights for highwall mining equipment in the following countries: Australia, China, France, Germany, Spain, the United Kingdom, India, Indonesia, Poland, Russia and South Africa.

     The Highwall Mining Assets purchased by Mining Technologies also include the equipment and facility for manufacturing highwall miners and four existing, operable Addcar(TM) highwall mining systems.

  Development of the Addcar(TM) System

     Addington Resources began developing the Addcar(TM) highwall mining system in 1989 to recover additional coal that could not be mined by traditional methods. Addington Resources built and tested four different types of machines over an 18-month period before a workable design was developed. Addington Resources built the first two Addcar(TM) systems in late 1990 and early 1991, and has continued to refine the design for the Addcar(TM) systems over the past seven years. To date, 21 Addcar(TM) systems have been manufactured.

     The Company believes that the Addcar(TM) system represents a significant advance from past attempts at highwall mining. As addressed above in "-- Acquisition," the Company has obtained patent protection for the key features of the Addcar(TM) system. The Company believes that these patents create significant barriers to the development of a new competing system.

  Equipment Description

     The main elements of the Addcar(TM) system are: (i) a continuous miner,
(ii) conveyor cars (the Addcars(TM)), (iii) a launch vehicle, (iv) an elevating stacker/conveyor, and (v) a wheel-loader with a forklift attachment.

     The continuous miner is located at the front of the Addcar(TM) system, and its primary role is to mine coal and convey it to the first Addcar(TM). The miner forms a rectangular opening in the coal seam at the highwall and continues to cut a roadway into the seam, approximately 10 feet wide. The cutting end of the miner is hydraulically raised and lowered as it rotates, allowing the machine to mine a variety of seam thicknesses and follow the contours of the seam. A gathering head loads the cut coal onto a chain conveyor, and the coal is passed on to the first Addcar(TM).

     The Addcars(TM) form a modular conveyor system that transports the coal to the surface. The cars are added individually behind the miner (as it cuts into the seam) in a manner which does not interrupt the flow of coal. The continuous nature of this operation is a key feature of the Addcar(TM) system, which, in the Company's view, adds significantly to its overall productivity and efficiency. The mined coal is transferred from one car to the next until it is delivered to the launch vehicle on the surface. Each Addcar(TM) weighs approximately 12 tons, and is approximately 40 feet long.

     The launch vehicle is a two-deck steel structure, which is located on the floor of the pit at the base of the highwall. The launch vehicle serves as a stable work platform, propulsion unit, and utility supply center for the equipment in the highwall entry. It contains an electric powered distribution center, a control cabin where a person operates the entire system by remote control, two separate hydraulic power systems, and cable and hose reels for electrical power, coaxial cable, dust suppression, water, and, when required, either inert gas or compressed air, for ventilation at the cutting face.

     The elevating stacker/conveyor receives the coal from the belt on the launch vehicle, and pours it beneath the stacker, from where it can be loaded by the wheel-loader into trucks, or onto a conveyor. The stacker/conveyor is wheel-mounted and can be relocated easily from entry to entry, as mining progresses.

     The wheel-loader transports the Addcars(TM) by removing the bucket and adding a forklift attachment. The wheel-loader operator positions the forklift under the Addcars(TM) and transports them to and from the launch vehicle during the mining cycle.

  The Highwall Mining Process

     The highwall mining process can be segregated into the following steps:

     Step One: Geological Analysis. Prior to commencing mining, substantial analysis of each coal seam is required. Such analysis includes geological surveys and, in some instances, test mining. The mine operator also may be able to provide details of the seam geology based on such operator's mining experience and previous exploration.

     Step Two: Geotechnical Design. Before mining commences, a coal extraction pattern for the target mine must be designed. The primary design parameters include the thickness of the seam, the strength of the coal, the thickness of the overburden, the nature of the intermediate roof and the identification and configuration of any joints and weaknesses in roof and floor strata.

     Step Three: Positioning the Launch Vehicle. To start the mining cycle, the launch vehicle is moved into position in accordance with the survey stations established prior to mining. Final alignment is completed with a theodolite for precise location of the entry.

     Step Four: Initiating Mining. The miner starts cutting with only the lead Addcar(TM) behind it. The launch vehicle assists the mining by applying continuous hydraulic pressure to the continuous miner.

     Step Five: Adding Addcars(TM). As the miner and Addcars(TM) move forward, the loader collects and places another Addcar(TM) on the work platform, holding it in position while it is connected to the cable. The newly added Addcar(TM) is then lowered into position and secured. This process is completed without halting the continuous flow of coal.

     Step Six: On-Line Maintenance. While each Addcar(TM) is on the launch vehicle, the mining crew has access to it for about 15 minutes until it moves into the entry. This time period gives the crew an opportunity to service the Addcar(TM) and check its functions before it goes underground. Each 1,200-foot entry will take approximately 12 hours to complete.

     Step Seven: Remote Operation. The remote control system is connected by coaxial cable to a receiver on the miner. The coaxial cable carries signals from a diagnostics package which monitors equipment performance, methane and other gas levels, and other mining parameters. The cable also provides a visual link for the operator through 3 video cameras mounted in strategic locations on the miner and the first Addcar(TM).

     Step Eight: System Retreat. When the highwall mining entry has been completed, removal of the Addcar(TM) system involves a simple reverse operation. The combination of the miner pushing from the front and the hydraulic cylinders pulling from the rear allows efficient recovery of the Addcar(TM) system so that it can be relocated quickly and mining can resume without significant delay.

     Step Nine: General Maintenance. After the Addcar(TM) system has been removed from the mine, routine maintenance is performed while the system is being relocated to the next entry. Under normal circumstances, the time interval between the withdrawal from one entry and the commencement of mining in the next entry is between 45 and 60 minutes.

     Step Ten: Relocation. Once maintenance is complete, a hydraulic skid propulsion system on the launch vehicle assists the system in relocating quickly and efficiently to the next entry.

  Manufacturing Facilities

     The Company's manufacturing facilities are located in Ashland, Kentucky. The facilities include the fabrication shop, where launch vehicles and continuous miners are constructed, and the car shop, where Addcars(TM) are manufactured. Skilled subcontractors perform machining, heat treating, electric motor repair, and other aspects of manufacturing and repairing of the Addcar(TM) systems at the fabrication shop. The car shop has a complete set of jigs, which have been built for the efficient manufacture of Addcars(TM). These jigs significantly reduce the cost associated with the manufacturing process, while improving the quality control of the finished product. Both the fabrication shop and the car shop also perform major repairs and rebuilds on a routine basis. The rebuilds range from minor repairs on Addcars(TM) as part of routine maintenance, to a full-scale overhaul of a continuous miner or launch vehicle. The Company has capacity to manufacture eight Addcar(TM) systems per year to accommodate expanding its highwall mining operations and lease, sell or license Addcar(TM) systems to other coal companies.

  Use by the Company

     The Company currently uses three Addcar(TM) systems to mine coal on its properties in eastern Kentucky. The Company intends to enter into contract mining arrangements, whereby the Company is paid a per ton fee to mine other coal companies' reserves. The Company has four fully operational Addcar(TM) systems available for contract mining purposes, one of which is currently being used for contract mining. The Company expects to have all of these systems in production in the third quarter of 1998, although there can be no assurance that such events will occur.

  Lease/Sale/Licensing of Addcar(TM) Systems

     The Company intends to lease, sell and/or license Addcar(TM) systems to other coal mining companies. The Company is currently discussing such arrangements with other companies, but there can be no assurance that the Company will consummate any such transactions.

ACQUISITION AND DEVELOPMENT PLANS

  Acquisition Strategy

     The Company expects to expand its operations and increase its cash flow by acquiring additional coal companies. The Company's management believes that its experience in the coal industry generally and its specific experience in buying and selling coal companies uniquely positions it as a growth company in the coal industry. The Company's strategy is to: (i) build regional market share by consolidating coal companies; (ii) use its management expertise to acquire and expand small- and medium-sized companies; (iii) acquire inefficient or financially-troubled companies with high quality assets for below-market prices; and (iv) acquire divisions of larger companies. By acquiring several coal companies within a coal-producing region, the Company believes it can add synergistic value and increase market share in the region due to its control of regional supply and its proximity to regional customers. The Company believes it can utilize management's extensive experience in developing small- and medium-sized companies to increase revenues, cash flow and profitability. By acquiring inefficient or financially troubled companies that own or control quality assets, the Company believes it can obtain those assets at below-market prices and maximize their value in the Company's operations. The Company believes that it can make bargain purchases from large companies who are attempting to dispose of divisions that no longer fit the corporate strategy for various reasons. The Company intends to limit its acquisitions to companies or divisions that are not unionized.

  Development Plans

     Kentucky. The Company believes that southeastern Kentucky provides a good opportunity for expansion because most of the coal seams located in this region produce a high-Btu, low-sulfur product. The Company also believes the region provides opportunities to utilize highwall mining to mine previously uneconomical coal that could be sold into the market or used to satisfy delivery requirements under its TVA Kingston power plant contract or contracts held by a target company. In the Company's view, it has a competitive advantage for building or acquiring new mines within this region because the Company's Addcar(TM) highwall mining systems can be used to mine high-Btu, low-sulfur coal at a low cost. For these reasons, the Company currently is considering acquiring coal companies in the Hazard, Harlan and Pineville areas of southeastern Kentucky. The Company will evaluate each potential acquisition based on its ability to significantly increase the Company's market share or add value to the Company's overall operations in such region. However, there can be no assurance that such acquisitions will occur.

     Colorado. The Company believes that western Colorado provides another good opportunity for expansion. The coal in Colorado has a high Btu content (above 12,000) and a very low sulfur content (generally 0.5% or less), which electric utilities can use to comply with the air quality standards of Phase I and Phase II of the Clean Air Act Amendments. Utilities can burn the Colorado coal without blending it and thereby utilize this high-Btu, low-sulfur product to accumulate sulfur emission credits. In addition, the Company's Colorado coal can be blended with low-Btu Powder River Basin coal to increase its Btu content, or with eastern high-sulfur coal to create a low-sulfur blend that can be burned by utilities under Phase II of the Clean Air Act Amendments.

     Addcar(TM) Systems. The Company plans to expand the use of the Addcar(TM) highwall mining systems in its coal mining operations and for conducting contract mining. The Company may also consider leasing, selling and/or licensing Addcar(TM) systems and related mining equipment to third parties.

ADMINISTRATIVE OFFICES AND EQUIPMENT

     The Company maintains administrative offices in Ashland, Kentucky, Hazard, Kentucky, Jacksboro, Tennessee and Paonia, Colorado. In addition, the Company currently leases much of the equipment used in its mining operations, such as bulldozers, scrapers, graders, loaders, continuous miners and trucks. In the Company's opinion, its offices and equipment are adequate and suitable for current operations.

LEGAL PROCEEDINGS

     By letters to the Company dated January 12, 1995, January 12, 1996, and January 13, 1997, Pittston Acquisition Company ("PAC"), an indirect wholly-owned subsidiary of Pittston, made claims for indemnification from the Company under the terms of the Pittston Agreement (as defined). See "Certain Related Party Transactions -- Indemnification." The claimed indemnification covers a number of items, including allegedly delinquent taxes and fees, allegedly assumed liabilities, alleged failure to transfer specific licenses, assets and permits and alleged non-compliance with certain agreements and applicable laws and permits. Addington Enterprises is in the process of investigating and negotiating the claims with PAC. Many of the claims have been resolved without any payment by or liability to the Company. To the Company's knowledge, other than the Billips claim discussed below, no lawsuit has been filed or otherwise threatened by PAC against the Company. The Company intends to defend these claims vigorously, and at this time it is not possible to predict the likely outcome of the claims.

     On June 14, 1996, Robert C. Billips, d/b/a Peter Fork Mining Company, sued the Company in the Circuit Court of Pike County, Kentucky, claiming the Company breached a lease with Billips in Pike County, Kentucky, caused Billips to lose business opportunities, and committed waste on Billips' property. The Company has admitted that it entered into a lease with Billips, but denies that it breached the lease, caused a loss of business opportunities, or committed waste. Instead, the Company claims that it mined all minable and merchantable coal (as defined in the lease) on the leased property, and, therefore, had no further obligations under the lease. Although written discovery requests have been exchanged, no other discovery has been taken. No deadline or trial date has been set. The Company intends to defend the claims vigorously, and at this time it is not possible to predict the likely outcome of the claims.

     In addition, the Company is named as a defendant in various actions in the ordinary course of its business. These actions generally involve such matters as property boundaries, mining rights, blasting damage, personal injury and royalty payments. The Company believes these proceedings are incidental to its business and are not likely to result in materially adverse judgments.

EMPLOYEES

     At June 30, 1997, the Company employed approximately 417 people. None of the Company's employees are represented by a labor union, and management believes that its relations with its employees are good. The Company pays bonuses to its employees for achieving production goals at particular mine sites. Previous efforts to unionize the Company's employees have been unsuccessful. The Company believes this is the result of its incentive compensation system and its commitment to the safety and welfare of its employees. The Company's ability to remain non-union has allowed it to minimize business interruptions and reduce costs by maintaining a highly-motivated, efficient workforce. The Company cannot predict whether there will be any such activities in the future. Unionization of its work force could adversely affect the Company's costs.

                             GOVERNMENT REGULATION

MINING-RELATED PERMITS

     Various permits (primarily from state agencies) must be obtained before mining operations are commenced. The Company believes it has obtained all material permits necessary to conduct its present mining operations. The Company believes that, upon the filing of the required information with the appropriate regulatory agencies, it will not encounter substantial difficulty obtaining or renewing necessary permits in the future.

REGULATIONS AFFECTING COAL MINING OPERATIONS -- ENVIRONMENTAL, HEALTH AND SAFETY MATTERS

  Overview

     Various federal, state and local authorities regulate the effect of coal mining on the environment. Areas regulated include reclamation, air and water quality control, limitations on land use, health and safety, solid and hazardous waste disposal, noise levels, blasting, aesthetic considerations, effects on vegetation and wildlife and other matters. In addition, as discussed below, the electric utility industry is subject to extensive regulation regarding the environmental impact of its electricity generation activities, which could affect demand for coal. New legislation or regulations could be adopted which may have a significant impact on coal mining operations or coal company customers' ability to use coal.

  Surface Mining Control and Reclamation Act

     The federal Surface Mining Control and Reclamation Act of 1977 ("SMCRA") was enacted to regulate the surface mining of coal and the surface effects of underground mining of coal. SMCRA, among other things: (i) requires that mined property be restored to its original condition in accordance with specified standards and an approved reclamation plan; (ii) requires a mine operator or permittee to submit a bond or otherwise secure the performance of these reclamation obligations; and (iii) imposes a maximum abandoned mine lands tax of $0.35 per ton on surface-mined coal and $0.15 per ton on underground-mined coal. Kentucky, Tennessee and Colorado have enacted legislation regulating surface and deep mining that establishes reclamation and environmental standards for coal mining operations which generally correspond to, and may not be less stringent than, those found in SMCRA. Surface mining in Tennessee is under the jurisdiction of the federal Office of Surface Mining. Each state is charged with enforcing its state laws and with enforcing, subject to federal oversight, the provisions of SMCRA in its jurisdiction. As of November 1997, the Company had posted more than $50 million in reclamation bonds. While the Company has no intention of immediately ceasing its mining operations, Marshall Miller has estimated the reclamation cost of such action to be $23.7 million (including Ikerd-Bandy but excluding Leslie Resources). Because much of reclamation occurs contemporaneously with mining activities in accordance with the approved reclamation plan, the estimated reclamation cost to immediately cease mining operations substantially exceeds recorded reclamation accrual.

  Clean Air Act

     Federal and state legislation regulating the emission of materials into the air directly and indirectly affect the demand for certain kinds of coal by limiting the amount of sulfur dioxide (believed to be the cause of "acid rain") which may be emitted as a result of fuel combustion. This creates a greater demand for low-sulfur coal. Coal mining and processing operations may be directly affected by Clean Air Act permitting requirements and/or emission control requirements relating to particulate matter, e.g., fugitive dust. The Clean Air Act was amended in 1990 with a goal of reducing the adverse effects of acid deposition through reductions in annual emissions of sulfur dioxide by 10,000,000 tons from 1980 emission levels and reductions in annual emissions of nitrogen oxides by 2,000,000 tons from 1980 emission levels. The Clean Air Act Amendments establish a system in which the EPA issues allowances to fossil fuel-fired utilities. The allowances will limit sulfur dioxide emissions from utilities to 8,900,000 tons annually by 2000. The Clean Air Act Amendments establish civil penalties for excess emissions from utilities. The Company is unable to predict what effect the legislation will have on its operating results. Certain of the Company's contracts in the past have provided cancellation rights to the purchaser if any governmental standards or regulations are enacted which prohibit the purchase of coal under such contracts or make the purchase of coal under such contracts commercially unfeasible.

     In addition to controlling emissions of sulfur dioxide, the Clean Air Act Amendments also require the EPA to determine if reductions in the emissions of nitrous oxides ("NOx") are necessary to achieve air quality standards. The EPA has proposed new standards which, if adopted, could impose costly new control equipment on electric utilities or other firms using coal to generate electricity. If reductions in NOx emissions are required, it is likely that many power generating stations using fossil fuels will be required to employ new technology. Alternatives to some power plants include abandoning coal as a fuel and substituting natural gas which emits less NOx during combustion.

  Clean Water Act

     The federal Water Pollution Control Act (the "Clean Water Act") affects coal mining operations by: (i) imposing effluent discharge restrictions on pollutants discharged into water; (ii) imposing regular monitoring and reporting requirements; (iii) requiring the issuance and renewal of permits for the discharge of pollutants into waters; and (iv) imposing performance standards as a requirement for the issuance of permits. In addition, Kentucky, Tennessee and Colorado have enacted state legislation regulating the water pollution effects of coal mining operations. Each state is charged with enforcing its state laws and with enforcing, subject to federal oversight, the Clean Water Act in its jurisdiction.

  Resource Conservation and Recovery Act

     The federal Resource Conservation and Recovery Act ("RCRA") and similar state laws affect coal mining operations by imposing requirements for the treatment, storage and disposal of hazardous wastes. Although mining wastes are excluded from the definition of hazardous waste for purposes of RCRA, the Company cannot predict that this exclusion will continue.

  Mine Safety and Health Act

     The federal Coal Mine Safety and Health Act was adopted in 1969. The federal Mine Safety and Health Act of 1977 brought significant expansion to the enforcement of health and safety standards. The federal Mine Safety and Health Administration ("MSHA") monitors compliance with the law's comprehensive regulation of mining operations, including training of mine personnel, mining procedures, blasting and mining equipment, as well as other matters. The states in which the Company operates have programs for mine safety and health regulation and enforcement. Together with the federal requirements, these programs provide extensive and comprehensive requirements for protection of employee safety and health.

  Black Lung

     The Black Lung Reform Act of 1977 requires each coal mine operator to secure payment of federal and state black lung benefits to its employees through insurance, bonds, qualified self-insurance or contributions to a state-controlled fund. This Act also establishes a trust fund for the payment of benefits and medical expenses to employees who cannot receive these benefits from their employer. The trust fund is financed by a tax on coal sales.

  Comprehensive Environmental Response, Compensation and Liability Act

     The federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and similar state laws affect coal mining operations by imposing cleanup requirements for threatened or actual releases of hazardous substances which may endanger public health or the environment. Joint and several liability may be imposed on waste generators, past and present site owners and operators as well as others, regardless of fault or the legality of the disposal activity at the time it was made. Waste substances generated by coal production and processing are generally not considered hazardous substances covered by CERCLA.

Products used by coal companies in operations, such as chemicals, and the disposal of such products, however, are governed by the statute.

  Federal Land Policy

     The United States government is the largest owner of coal reserves in the nation. Its authority is exercised through several agencies, but primarily through the BLM. The majority of these reserves are located in the western United States. Some are on lands on which the Company has conducted surface coal mining operations since 1995 and on which it will mine in the future.

     The federal government's authority over public lands exceeds the rights of any private owner of coal. The federal government possesses both the customary property rights of a private owner and the rights of the sovereign over the management of public lands. Although the relevant statutes and regulations, including the Mineral Leasing Act of 1920, as amended by the Federal Coal Leasing Amendments Act of 1976, the Federal Land Policy Management Act of 1977 and SMCRA, are well-established, they create a complex and cumbersome process for a lease applicant. The consequence is that an opponent of federal coal leasing has numerous opportunities to delay the issuance of a federal coal lease.

  Penalties

     Under certain circumstances, substantial fines and penalties, including revocation of mining permits, may be imposed under the laws described above. Monetary sanctions and, in severe circumstances, criminal sanctions may be imposed for failure to comply with these laws. Regulations also provide that a mining permit can be refused or revoked if an officer, director or a shareholder with a 10% or greater interest in the entity is affiliated with another entity which has outstanding permit violations. Although the Company has been cited for isolated violations, the Company and its subsidiaries have never had a permit suspended or revoked because of any violation by the Company, its subsidiaries or any affiliates of the Company.

COMPLIANCE WITH REGULATORY REQUIREMENTS

     The Company endeavors to conduct its mining operations in compliance with all applicable federal, state and local laws and regulations. However, because of the extensive and comprehensive regulatory requirements, minor, inadvertent violations during mining operations are not unusual, and although the Company has no intention to commit and seeks to prevent the occurrence of any infractions, the Company may have violations in the future. The Company believes its compliance record compares favorably with that of other coal mining companies.

     Because of the extensive nature of the Company's land holdings, it has not undertaken an investigation of environmental conditions on most of its land holdings which might subject the Company to liability under existing environmental laws. From time to time during the course of normal operations there have been discharges of hazardous materials onto the Company's lands. Leakage has occurred from a secondary containment structure for motor oil tanks at the Cockrell's Fork shop area in Kentucky. The extent of the contamination is not known at this time; if groundwater has been affected, remediation costs may be significant. The Company is not aware of any other adverse environmental conditions on its lands which might subject the Company to material liability under existing environmental laws.

     In addition to environmental liability at its own properties, the Company is potentially liable for environmental conditions on properties transferred to PAC under the Pittston Agreement. Under the Pittston Agreement, Addington Holding Company, Inc. ("Addington Holding") transferred to PAC certain mining properties and indemnified PAC for certain liabilities, including certain environmental liabilities, associated with the transferred properties. The Company agreed to assume the liabilities of Addington Holding under this indemnification when the Company purchased its current operating properties from Addington Holding in 1995. PAC has notified the Company of various environmental conditions existing on the transferred properties for which it claims indemnification. The Company has contested the applicability of the indemnification to many of these conditions; however, it is possible that the Company may incur liability as a result of these conditions. See "Certain Related Party Transactions -- Indemnification."

     The Company believes that its continued compliance with regulatory standards will not substantially affect its ability to compete with similarly-situated coal mining companies. The cost of compliance, however, does increase the cost of mining coal and to this extent makes coal less competitive with alternative fuels. While the Company is not aware of any pending or proposed legislation or regulatory action, except as discussed above, the possibility exists that new legislation may be enacted or new regulations adopted which will have the effect of increasing the cost of mining coal.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following information is furnished with respect to the directors and executive officers of the Company.

NAME                                 AGE                  POSITION WITH THE COMPANY
----                                 ---                  -------------------------
Larry Addington....................  61    Chairman of the Board, Director
Don Brown..........................  52    President, Chief Executive Officer, Director
John Baum..........................  43    Chief Financial Officer
Keith Sieber.......................  46    Vice President -- Western Operations
Robert Addington...................  58    Senior Vice President -- Eastern Operations, Director
Marc Merritt.......................  44    Senior Vice President -- Sales and Marketing
Vic Grubb..........................  38    Treasurer/Controller
John Lynch.........................  49    Vice President -- Supply/Maintenance, Secretary
Stonie Barker......................  71    Director
Jack Fisher........................  68    Director

     The Company's management has experience in virtually all areas of coal mining operations. The Company recently expanded its management team to provide for its expanded operations. In September 1997, the Company hired Don Brown as President and Chief Executive Officer. Mr. Brown, a former President of Cyprus Amax, has experience managing growing operations. Effective November 1, 1997, the Company hired Keith Sieber as Vice President -- Western Operations. Mr. Sieber has extensive experience with deep mining and longwall mining, a mining method which the Company anticipates implementing in its Colorado operations. The Company hired John Baum as Chief Financial Officer in October 1997 and intends to hire additional senior level executives in the near future.

     Larry Addington, Don Brown, Robert Addington, Stonie Barker and Jack Fisher are the directors of AEI Holding Company, Inc. All directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors. All officers spend substantially full time working for the Company or its subsidiaries.

     Larry Addington, Chairman of the Board, has substantial experience in the operation of coal mining ventures. His first mining company, Addington Brothers Mining Company, began mining coal in eastern Kentucky in 1972 and was sold to Ashland Oil in 1976. In 1978, Larry Addington formed Pyramid, which mined coal in western Kentucky and was sold to First Mississippi in 1981. In 1984, Larry Addington formed Addington Resources, which became a public company in 1987, and which primarily conducted coal mining and integrated solid waste disposal operations. Larry Addington continues to hold an interest in Republic Industries, Inc. ("Republic"), which acquired Addington Resources in 1995, but has no involvement in the management of Republic. Larry Addington has been Chairman of the Board of the Company since its organization and was the founder of each of the corporate entities controlled by the Company. Larry Addington is the brother of Robert Addington. See "The Company" for more details.

     Don Brown, President and Chief Executive Officer, has worked in the coal industry since 1968, and has extensive experience in all phases of coal mining operations. From 1987 to 1993, Mr. Brown served as President of Cyprus Coal Company. From 1993 to 1995, Mr. Brown served as President of Cyprus Amax, and directed that company's increase in annual production from 10 million tons of coal to over 80 million tons of coal, making it the second largest coal company in the United States. From 1995 until his employment by the Company, Mr. Brown was Chief Executive Officer of International Executive Services LLC, a coal mining consulting business, and Chief Executive Officer of Beaver Brook Coal Company, LLC, a coal leasing and exploration company. Mr. Brown's extensive experience (27 years) with longwall mining makes him an ideal candidate to oversee the Company's longwall mining project at the Bowie #2 mine. Mr. Brown's experience with longwall mining includes the planning and development of Twentymile mine in Routt County, Colorado, which set a world record for monthly coal production by a longwall mine (944,443 tons).

     John Baum, Chief Financial Officer, has been involved in the coal industry since 1981. Mr. Baum was a general consultant with J.E. Baum & Associates from 1996 until his employment by the Company. Prior to 1996, Mr. Baum was employed by Cyprus Amax as Deputy Chairman and Chief Financial Officer of its Australian operations.

     Keith Sieber, Vice President -- Western Operations, has worked in the coal industry for more than 20 years, and was employed as a Vice President of Cyprus Amax from 1992 until he began his employment with the Company. Mr. Sieber was responsible for the operations of Twentymile mine when it set a world record for monthly coal production by a longwall mine (944,443 tons).

     Robert Addington, Senior Vice President -- Eastern Operations, has been involved in the coal mining business since 1970. With Larry Addington and Bruce Addington, he founded Addington Brothers Mining, which was sold to Ashland Oil in 1976. He served as an officer and director of Addington Resources from 1986
until 1995. From 1995 until his employment by the Company, Mr. Addington       .

     Marc Merritt, Senior Vice President -- Sales and Marketing, has worked in the coal industry for 21 years. From 1986 until 1994, he was a sales manager for Addington, Inc., and from 1994 until 1997, he was the Executive Vice
President -- Coal Sales for Pittston Coal Sales Corp. From 1997 until his employment by the Company, he was President of M&M Management, Inc., a coal industry consulting company.

     Vic Grubb, Treasurer/Controller, worked for Addington Resources from 1989 to 1995 as a financial analyst, and has been the Chief Financial Officer of Addington Enterprises since 1995. He has a degree from Morehead State University in Business Administration with an emphasis in Accounting.

     John Lynch, Vice President -- Supply/Maintenance and Secretary, has worked for various Addington-affiliated companies since 1983 as a manager and an equipment purchaser. He is currently the Vice President and Secretary of Addington Enterprises, and the President of Mining Machinery, Inc. ("MMI").

     Stonie Barker has been involved in the coal mining business since 1951. He has served as President, Chief Executive Officer and Chairman of the Board of Island Creek Coal Company and Executive Vice President of Occidental Petroleum Corporation. Since 1984, Mr. Barker has served as President of The Executive Energy Company, a coal industry consulting group. He is also a director of Kaiser Steel Corporation.

     Jack Fisher served as mayor of Owensboro, Kentucky, from 1984 to 1987. He served as a director of Addington Resources from 1987 to 1996.

     Directors of the Company who are also officers of the Company receive no compensation for their services as directors. Non-management directors are paid a base salary of $12,000 per year for services as directors; with an additional $2,000 per meeting actually attended and $500 for each committee meeting actually attended which was not held in conjunction with a board of directors meeting.

LIMITATION ON LIABILITY OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation, no director shall be personally liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for a breach of the director's duty of loyalty, for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, for transactions from which a director derived an improper personal benefit or for unlawful payment of dividends or stock purchases or redemptions pursuant to
Section 174 of the Delaware General Corporation Law. This provision offers persons who serve on the board of directors of the Company protection against awards of monetary damages for negligence in the performance of their duties. It does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care.

EXECUTIVE COMPENSATION

     The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities for the year ended December 31, 1997, for (i) the chief executive officer of the Company, and (ii) each of the four other most highly compensated executive officers of the Company, who received in excess of $100,000, (the "Named Executive Officers") determined as of December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION AWARDS
                                      ANNUAL COMPENSATION(1)         ------------------------------------
                                ----------------------------------   RESTRICTED    SECURITIES
NAME AND               FISCAL                         OTHER ANNUAL     STOCK       UNDERLYING      LTIP      ALL OTHER
PRINCIPAL POSITION      YEAR     SALARY    BONUS(2)   COMPENSATION     AWARDS     OPTIONS/SARS   PAYMENTS   COMPENSATION
------------------     ------   --------   --------   ------------   ----------   ------------   --------   ------------
Larry Addington(3)...   1997    $484,616         --           --           --           --           --            --
  President and Chief
  Executive Officer
Don Brown(4).........   1997    $ 93,565         --           --           --           --           --            --
  President and Chief
  Executive Officer
Harold Sergent(5)....   1997          --         --    $4,525,000          --           --           --        $8,551
  Executive Vice
  President
Robert Addington.....   1997    $281,303         --           --           --           --           --            --
  Senior Vice
President -- Eastern
  Operations
Vic Grubb............   1997    $ 92,231   $144,928           --           --           --           --            --
Treasurer/Controller
John Lynch...........   1997    $103,696   $289,855           --           --           --           --            --
  Vice President-
  Supply/Maintenance,
  Secretary

---------------

(1) Perquisites and other personal benefits paid in 1996 for the Named Executive Officers aggregated less than the lesser of $50,000 and 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each Named Executive Officer.
(2) The Company accrued discretionary cash bonuses in 1997 for extraordinary services provided by certain key employees in connection with the restructuring of the Company and its predecessors.
(3) Larry Addington served as President and Chief Executive Officer of the Company's predecessors through September 21, 1997.
(4) On September 22, 1997, Don Brown was retained as President and Chief Executive Officer of the Company.
(5) Harold Sergent served in his capacity as Executive Vice President pursuant to a consulting agreement with the Company. Mr. Sergent's other compensation was primarily for extraordinary services provided in connection with the Offering, the Interim Credit Facility and the New Credit Facility. Mr. Sergent resigned as Executive Vice President contemporaneously with the expiration of his consulting agreement on November 30, 1997.

EMPLOYMENT AND CONSULTING CONTRACTS

     Don Brown has an employment agreement with the Company, dated as of September 22, 1997, which expires on September 21, 2000. Mr. Brown is employed as President and Chief Executive Officer at an annual base salary of $400,000, with such annual merit increases and bonus compensation as the Company may decide. Mr. Brown is also entitled to participate in any employee benefit plan sponsored by the Company. During the term of Mr. Brown's employment, the Company will provide him with a house in Ashland, Kentucky and a $150,000 bridge loan to be paid back on the earlier of the one-year anniversary of his employment with the Company or the sale of his existing residence. The Company also will pay Mr. Brown's moving expenses and the real estate commission on the sale of his residence. Mr. Brown receives a life insurance policy in the amount of $500,000, a company car and four weeks of paid vacation per year. In the event that the Company terminates Mr. Brown at any time prior to September 21, 2000, other than for disability or cause, the Company must continue to pay him the remaining compensation over the term of his contract. In addition, upon a Change of Control of the Company (as defined in the employment agreement), Mr. Brown receives seven and one-half percent (7.5%) of the then issued and outstanding stock of Addington Enterprises.

     Keith Sieber has an employment agreement with the Company, dated as of November 1, 1997, which expires on November 1, 2000. Mr. Sieber is employed as Vice President -- Western Operations at an annual base salary of $235,000, with such annual merit increases and bonus compensation as the Company may decide. Mr. Sieber is also entitled to participate in any employee benefit plan sponsored by the Company. For the initial year of his employment, the Company must lease an apartment in Grand Junction, Colorado, for Mr. Sieber, and loan Mr. Sieber $10,300 per month until the earlier of the one-year anniversary of his employment or the sale of his existing residence. During the term of his employment, Mr. Sieber receives a company car, a life insurance policy in the amount of $500,000, and four weeks of paid vacation per year. In the event that the Company terminates Mr. Sieber at any time prior to September 21, 2000, other than for disability or cause, the Company must continue to pay him the remaining compensation over the term of his contract. In addition, upon a Change of Control of the Company (as defined in the employment agreement), Mr. Sieber receives two and one-half percent (2.5%) of the then issued and outstanding stock of Addington Enterprises.

     Harold Sergent provided services under a consulting agreement with the Company, dated as of December 1, 1995, which expired on November 30, 1997. Contemporaneously with the termination of the consulting agreement, Mr. Sergent resigned as Executive Vice President of the Company. Mr. Sergent was a consultant with respect to certain management and marketing functions, and negotiated for the acquisition and sale of coal operations and reserves and for the sale of coal under certain contracts. The Company paid Mr. Sergent $15,000 per month under the consulting agreement. In addition to his monthly compensation, Mr. Sergent periodically received other compensation for services rendered in connection with financing, acquisitions, sales and new coal contracts that he negotiated for the Company.

                       CERTAIN RELATED PARTY TRANSACTIONS

GENERAL

     The Company is closely held and has entered into transactions and loans with related individuals and entities. As provided in the Indenture, all related party transactions or loans must be for a bona fide business purpose on terms at least as favorable as those obtainable from an unaffiliated party. In addition, all such transactions or loans will be approved or ratified by a majority of the independent and disinterested directors of the Company. In situations where there will be an ongoing relationship with related parties for the purchase of services or products, a majority of the independent and disinterested directors will be required to approve continuation or initiation of the relationship and will periodically review such transactions to assure that they meet the aforementioned standard. See "Description of Exchange Notes -- Certain Covenants
- Transactions with Affiliates" for a further description of the procedure for review and approval of transactions with affiliates.

LOANS AND GUARANTEES

     Periodically, Larry, Robert and Bruce Addington have made loans to the Company to provide capital. As of September 30, 1997, the Company owed Larry Addington approximately $28.8 million. The Company paid Larry Addington interest in the amount of $37,080 for the year ended December 31, 1996, and $385,000 for the nine-month period ended September 30, 1997. Accrued but unpaid interest under Larry Addington's loans as of September 30, 1997, was approximately $790,000. As of September 30, 1997, the Company owed each of Robert and Bruce Addington approximately $160,000. Accrued but unpaid interest under Robert and Bruce Addington's loans as of September 30, 1997, was approximately $11,000. All of the Company's loans from Larry, Robert and Bruce Addington were repaid in the fourth quarter of 1997.

     Larry Addington has agreed with the Lenders under the New Credit Facility that he will not take any action which would cause him to own less than 25% of the outstanding Common Stock of the Company. In addition, Larry Addington has guaranteed the Company's obligations under the CG&E contract described in "Business -- Major Sales Contracts."

ARRANGEMENTS INVOLVING AFFILIATES

     TASK Trucking Company ("TASK"), which is owned by Austin Dickerson, Larry Addington's brother-in-law, provides trucking brokerage services to the Company, for which TASK receives compensation per ton hauled. The Company paid TASK gross payments of $7.6 million, $9.8 million and $12.9 million for trucking services in 1994, 1995 and 1996, respectively, and $12.8 million for the nine-month period ended September 30, 1997. The Company believes that the price charged for such trucking services was not greater than the prices generally charged by non-affiliated entities in the area.

     Pursuant to a five-year Sales Agency Agreement, dated January 30, 1997, and amended February 5, 1997, between the Company and Bowie Sales LLC, a Colorado limited liability company ("Bowie Sales"), which is owned 100% by Harold Sergent and his wife, the Company is required to pay Bowie Sales a $0.20 per ton commission on certain coal contracts obtained for the Company by Bowie Sales that are supplied with coal from certain of the Company's Colorado properties. This commission is comparable to commissions the Company pays to other brokers.

     Pursuant to a Marketing Agreement, dated January 30, 1997, between Bowie and Mitsui Matsushima Co., Ltd., a Japanese company, Mitsui Matsushima Co., Ltd. is currently entitled to market 22.5% of the coal produced by Bowie and receive a commission of $0.30 per ton.

     The Company has, from time to time, provided use of its aircraft to Larry Addington and persons related to, and entities owned or controlled by, him. The amounts charged to Larry Addington for these services were $624 and $8,873 for the years ended December 31, 1995 and 1996, respectively. The Company believes the reimbursement rates charged for aircraft use were generally equivalent to commercial charter rates.

     The Company has a service agreement with MMI, in which Larry Addington owns more than 75% of the capital stock, whereby MMI repairs and maintains all of the Company's equipment. In 1996, the Company paid MMI $3.1 million and, for the eight-month period ended August 31, 1997, the Company paid MMI $7.2 million. The Company believes that the price charged for such maintenance services is not greater than prices generally charged by non-affiliated entities in the area.

     Pursuant to an Asset Purchase Agreement, dated January 2, 1998, between Mining Technologies and Addington Enterprises, which is owned 80%, 10% and 10% by Larry, Robert and Bruce Addington, respectively, Mining Technologies purchased certain assets and intellectual property which comprised the Mining Technologies division of Addington Enterprises for $51 million. In making the decision to purchase these assets and intellectual property, the Company's Board of Directors reviewed and relied on, among other things, a fairness opinion provided by the Initial Purchaser.

     Pursuant to an agreement among Wabash Land Holding Company ("Wabash") (an Indiana corporation in which Larry Addington is the majority shareholder), MMI and Addington Enterprises, in 1997, Wabash paid the Company approximately $1.6 million in connection with Wabash's termination of the development of a mine on property in Indiana and the sale of such property to an unrelated third party.

     In December 1995, Bowie agreed to indemnify Amax Coal Company ("Amax"), a Delaware corporation, and Meadowlark, Inc. ("Meadowlark"), an Indiana corporation, for all obligations of Kindill Mining, Inc. ("Kindill"), an Indiana corporation, under an Asset Purchase Agreement, dated December 6, 1995, among Amax, Meadowlark and Kindill. Stephen Addington, Larry Addington's brother, holds an indirect interest in Kindill.

     In each of 1996 and 1997, the Company paid Bruce Addington, Larry Addington's brother, approximately $230,000 for services rendered as an employee of the Company.

     In November 1997, the Company paid Harold Sergent $2 million for his Bowie stock.

     In satisfaction of certain disputed liabilities of Addington Resources that Addington Enterprises assumed pursuant to the Addington Agreement (as defined), which were subsequently transferred to the Company pursuant to the Exchange Agreement, the Company paid $130,000 to John Lynch.

INDEMNIFICATION

     Pursuant to a Stock Purchase Agreement, dated September 24, 1993 (the "Pittston Agreement"), between Addington Holding and PAC, PAC acquired all of the issued and outstanding stock of certain subsidiaries of Addington Holding for $157 million. Pursuant to a Guaranty Agreement, dated September 24, 1993, Addington Resources, the sole shareholder of Addington Holding, guaranteed the obligations of Addington Holding and its subsidiaries under the Pittston Agreement.

     Pursuant to a Stock Purchase Agreement, dated September 22, 1995 (the "Addington Agreement"), among Addington Holding, Addington Resources, Addington Enterprises (formerly known as Addington Acquisition Company), and Messrs. Addington, Addington Enterprises purchased from Addington Holding all of the issued and outstanding stock of certain subsidiaries of Addington Holding for $30 million. In connection with the Addington Agreement, Addington Enterprises agreed to assume, among other liabilities of Addington Resources and its affiliates, all liabilities and obligations of Addington Resources and its affiliates under the Pittston Agreement. Additionally, as part of this purchase, Addington Enterprises agreed to pay Addington Resources a per-ton royalty, not to exceed $12.0 million in the aggregate, on coal delivered under a coal contract between Tennessee Mining and TVA. The Company assumed all of these obligations as part of the Organizational Transactions.

DEFERRED COMPENSATION

  Stock Option Plan

     The Company is in the process of adopting the AEI Holding Company, Inc. Stock Option Plan (the "Plan"), which provides for the issuance to certain key employees of or advisors to the Company, its Subsidiaries or its Parent (both as defined therein) (the "Optionees") of options (the "Options") for up to 50% of the shares of Common Stock (as defined) of the Company outstanding from time to time, subject to adjustment to reflect certain events such as stock dividends, stock split-ups, subdivisions or consolidations of shares or other events which necessitate a similar adjustment. The Plan is intended to, among other things, increase the profitability and growth of the Company and its Subsidiaries, motivate key employees to contribute to the success of the Company and its Subsidiaries and provide competitive compensation while obtaining the benefits of tax deferral.

     A committee appointed by the Board of Directors of the Company (the "Committee") will administer the Plan. The Committee has the authority to determine the awards made to Optionees (each, a "Grant"). Such Grants are subject to various limitations and conditions specified in the Plan (including certain legal restrictions).

     All key employees of or advisors to the Company or a Subsidiary or Parent are eligible for Grants. The Committee has the authority to designate the employees and advisors to whom Options are to be granted and will specify the number of shares of Common Stock subject to each Grant.

     The Committee has the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with the Plan, except that no such amendment shall become effective without prior approval of the Optionees if such approval is necessary. No such amendment shall, without an Optionee's consent, adversely affect any rights of such Optionee under any Grant outstanding at the time such amendment is made. The Committee shall comply with any tax or regulatory requirement or rule of any exchange or system upon which the stock may be listed.

     None of the Company's employees or advisors have been granted any Options pursuant to a Stock Option Agreement.

  Stock Option Agreements

     The exercise price of any Options granted under the Plan would be determined by a Stock Option Agreement (the "Stock Option Agreement"), but cannot be less than the fair market value of Common Stock on date the Option is granted (the "Grant Date"); provided, however, that the exercise price cannot be less than 110% of the fair market value if the Optionee receives an incentive stock option and owns more than 10% of the total combined voting power of the Company, any Subsidiary or any Parent. In addition, such Options would be exercised based upon a date set forth in each Optionee's Stock Option Agreement. Any vesting period for an Option may be subject to acceleration upon a Change in Control (as defined in the Plan). The exercise period for an Option may be shortened due to a Termination of Employment (as defined in the Plan). No Option shall be exercisable more than 10 years from the Grant Date; provided, however, that no Option shall be exercisable more than five years from the Grant Date if the Optionee receives an incentive stock option and owns more than 10% of the total combined voting power of the Company, any Subsidiary or any Parent.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of the Company's capital stock does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of the Company's Certificate of Incorporation.

     The authorized capital stock of the Company consists of 100,000 shares of common stock, par value $0.01 per share (the "Common Stock"). As of December 31, 1997, 52,800 of the authorized shares of Common Stock were issued and outstanding.

     Each share of Common Stock has equal voting, dividend, distribution and liquidation rights. Each share of Common Stock is not redeemable and has no preemptive, conversion or cumulative voting rights. The declaration and payment of dividends are restricted by certain covenants in the Indenture and the New Credit Facility. In the event of a liquidation, dissolution or winding-up of the Company, the holders of the Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company (including the Senior Notes). There is no established public trading market for the Common Stock.

                               SECURITY OWNERSHIP
                    OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information concerning ownership of the Common Stock by each director, each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock and all directors and officers of the Company as a group. Each stockholder listed below has sole voting and dispositive power with respect to the shares listed next to his name.

                                                                                    PERCENTAGE OF
                                                                                        CLASS
NAME AND ADDRESS                              TITLE OF      SHARES    PERCENTAGE    BENEFICIALLY
OF BENEFICIAL OWNER                            CLASS        OWNED      OF CLASS         OWNED
-------------------                         ------------    ------    ----------    -------------
Larry Addington(1)......................    Common Stock    26,400       50%            100%
  1500 North Big Run Road
  Ashland, Kentucky 41101
Addington Enterprises, Inc.(2) .........    Common Stock    26,400       50%              0%
  1500 North Big Run Road
  Ashland, Kentucky 41101

---------------

(1) Larry Addington's beneficial ownership includes 40% beneficial ownership through Addington Enterprises and 10% beneficial ownership attributed based on Robert Addington's and Bruce Addington's interest in Addington Enterprises. Larry Addington has sole voting power with respect to the Common Stock he owns individually.
(2) Addington Enterprises is owned 80%, 10% and 10% by Larry Addington, Robert Addington and Bruce Addington, respectively.

REPORTS TO NOTEHOLDERS

     The Company intends to furnish the Senior Note holders with annual reports containing audited financial statements and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

                               THE EXCHANGE OFFER

GENERAL

     The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to $200 million aggregate principal amount of Exchange Notes for a like aggregate principal amount of Old Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to all of the Old Notes.

     As of the date of this Prospectus, $200 million aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of
Transmittal, is first being sent on or about             , 1998, to all holders
of Old Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under "Certain Conditions to the Exchange Offer" below. The Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary.

REGISTRATION RIGHTS AND EFFECT OF EXCHANGE OFFER

     The Old Notes were issued by the Company on November 12, 1997 to the Initial Purchaser pursuant to the Purchase Agreement. Subsequently, the Initial Purchaser sold the Old Notes to various qualified institutional buyers and accredited investors in reliance upon Rule 144A and other available exemptions under the Securities Act. As a condition to the Purchase Agreement, the Company and the Initial Purchaser entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission a registration statement under the Securities Act with respect to the Exchange Notes no later than 90 days following the Closing Date, to use all reasonable commercial efforts to cause such registration statement to become effective under the Securities Act at the earliest possible time, but in no event later than 120 days after the Closing Date and, upon effectiveness of such registration statement, to commence the Exchange Offer and offer to eligible holders of Old Notes the opportunity to exchange their Old Notes for a like principal amount of Exchange Notes.

     Holders of Old Notes acquired directly from the Company, affiliates of the Company and persons participating in, or having any arrangement or understanding with any person to participate in a distribution of the Exchange Notes will be ineligible, under Commission policy, to participate in the Exchange Offer, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale of the Old Notes.

     The Company agreed, pursuant to the Registration Rights Agreement, that if notified by a holder of Transfer Restricted Securities within 20 business days of the consummation of the Exchange Offer that such holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or that such holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus or that such holder is a broker-dealer and holds Old Notes acquired directly from the Company or one of its affiliates, it would file a shelf registration statement, pursuant to Rule 415 under the Securities Act, registering for resale any Transfer Restricted Securities, subject to the satisfaction by such holder of certain other conditions. "Transfer Restricted Securities" means each of the Old Notes until the earliest to occur of (a) the date on which such Old Note is exchanged in the Exchange Offer and entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Old Note has been disposed of in accordance with a Shelf Registration Statement or a Registration Statement, (c) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act and (d) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for an Exchange Note, the date on which such Exchange Note is disposed of pursuant to the "Plan of Distribution" section set forth herein. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     This Registration Statement covers the offer of the Exchange Notes pursuant to the Exchange Offer made hereby and resales by broker-dealers that acquired Old Notes for their own accounts as a result of market-making and other trading activities. Such resales of Transfer Restricted Securities made in reliance upon the registration thereof under the Securities Act may be made only pursuant to the "Plan of Distribution" set forth in this Prospectus or other prospectus, if any, filed as an amendment to the Registration Statement. To be eligible to effect resales of Transfer Restricted Securities pursuant to registration of the Old Notes for resale by holders ineligible to participate in the Exchange Offer, a holder of Transfer Restricted Securities must (i) notify the Company within 20 business days of the consummation of the Exchange Offer that it has determined that it is not permitted by law or any policy of the Commission to participate in the Exchange Offer made hereby or that such holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that this Prospectus is inappropriate or unavailable for such resales by such holder or that such holder is a broker-dealer and holds Old Notes acquired directly from the Company or one of its affiliates and (ii) provide to the Company, within 20 business days following the Company's request therefor, such information as the Company may reasonably request for use in preparation of the Shelf Registration Statement. In the event that any holders of Transfer Restricted Securities comply with the foregoing requirements, and supply any additional information reasonably requested by the Company within 20 business days following such request, the Company will file, as promptly as is practicable, a Shelf Registration Statement containing an appropriate resale prospectus and will use its reasonable efforts to cause such Shelf Registration Statement to become effective under the Securities Act and to remain continuously effective thereunder for a period of two years, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

     If the filing of the Registration Statement occurs within 90 days following the Closing Date and the Registration Statement becomes effective within 120 days following the Closing Date, and assuming the timely effectiveness of a Shelf Registration Statement (if required) to provide a resale prospectus with respect to certain of the Transfer Restricted Securities, as provided in the Registration Rights Agreement, the Company shall have no obligation to pay any liquidated damages provided for in the Registration Rights Agreement.

     EXCEPT AS OTHERWISE PROVIDED HEREIN, FOLLOWING THE CONSUMMATION OF THE EXCHANGE OFFER, ANY HOLDER OF OLD NOTES NOT TENDERED AND EFFECTIVELY DELIVERED TO THE EXCHANGE AGENT IN ACCORDANCE WITH THE EXCHANGE OFFER, AND WHO IS NOT ENTITLED TO RESELL THE SAME PURSUANT TO A RESALE PROSPECTUS, IF ANY, REQUIRED TO BE FILED AS PART OF A SHELF REGISTRATION STATEMENT WILL HAVE NO FURTHER EXCHANGE OR REGISTRATION RIGHTS AND SUCH OLD NOTES WILL CONTINUE TO BE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER.See "-- Termination of Certain Rights,"
"-- Consequences of Failure to Exchange," and "-- Resale of Exchange Notes." Accordingly, the ability of any such holder of Old Notes to resell its Old Notes could be adversely affected.

     The Exchange Offer is being made by the Company to satisfy its obligations with respect to the Registration Rights Agreement. The term "holder," with respect to the Exchange Offer, means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by The Depository Trust Company. Other than pursuant to the Registration Rights Agreement, the Company is not required to file any registration statement to register any outstanding Old Notes. Holders of Old Notes who do not tender their Old Notes or whose Old Notes are tendered but not accepted would have to rely on exemptions from registration requirements under the securities laws, including the Securities Act, if they wish to sell their Old Notes.

     The Company is making the Exchange Offer in reliance on the position of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Commission, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder (other than any holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Notes. See "-- Resale of Exchange Notes." Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE

     The Company hereby offers to exchange, subject to the conditions set forth herein and in the Letter of Transmittal accompanying this Prospectus, $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of Old Notes. The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will generally be freely transferable by holders thereof and will generally not be subject to any covenant regarding registration. The Exchange Notes will evidence the same indebtedness as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes."

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

     The Company has not requested, and does not intend to request, an interpretation by the Commission with respect to whether the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the Commission set forth in a series of no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for sale, resold and otherwise transferred by any holder of such Exchange Notes (other than any such holder that is a broker-dealer or is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such Exchange Notes. Since the Commission has not considered the Exchange Offer in the context of a no action letter, there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offer. Any holder who is an affiliate of the Company or who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretation by the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     Interest on the Exchange Notes will accrue from the last Interest Payment Date on which interest was paid on the Old Notes so surrendered or, if no interest has been paid on such Old Notes, from November 12, 1997.

     Tendering holders of the Old Notes shall not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the Exchange Offer.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT

     The Exchange Offer will expire at 5:00 p.m., New York City time, on
            , 1998, unless the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Old Notes, by giving oral or written notice to the Exchange Agent and by timely public announcement no later than 11:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer unless properly withdrawn.

     The Company expressly reserves the right to (i) terminate or amend the Exchange Offer and not to accept for exchange any Old Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "-- Certain Conditions to the Exchange Offer" which have not been waived by the Company and (ii) amend the terms of the Exchange Offer in any manner which, in its good faith judgment, is advantageous to the holders of the Old Notes, whether before or after any tender of the Notes. If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Old Notes as promptly as practicable.

     For purposes of the Exchange Offer, a "business day" means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless the Company terminates the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Company will exchange the Exchange Notes for the Old Notes on the Exchange Date.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to the Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

     A holder of Old Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Old Notes being tendered and any required signature guarantees and any other documents required by the Letter of Transmittal, to the Exchange Agent at its address set forth below on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO OLD NOTES OR LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

     If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (also referred to as a "book-entry transfer facility") whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

     The Exchange Agent will make a request within two business days after the date of receipt of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Old Notes by causing such book-entry transfer facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the book-entry transfer facility does not constitute delivery to the Exchange Agent.

     If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address set forth below on or prior to the Expiration Date, a letter, telegram or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Old Notes are registered and, if possible, the certificate numbers of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date, the Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of the notice of guaranteed delivery ("Notice of Guaranteed Delivery") which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Notes not properly tendered or not to accept any particular Old Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old

Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Old Notes, such Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Old Notes.

     If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

     By tendering, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or if it is an affiliate it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

     The party tendering Notes for exchange (the "Transferor") exchanges, assigns and transfers the Old Notes to the Company and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or transfer ownership of such Old Notes on the account books maintained by a book-entry transfer facility. The Transferor further agrees that acceptance of any tendered Old Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of certain of its obligations under the Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

     The Transferor certifies that it is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act and that it is acquiring the Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such Exchange Notes. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. Each Transferor which is a broker-dealer receiving Exchange Notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities (other than directly from the Company or any of its affiliates). To the extent any Participating Broker-Dealer notifies the Company that it reasonably believes it is a Restricted Broker-Dealer, the Company will make available, for a period of one year from the date on which the Exchange Offer is consummated, or such shorter period as will end when all Transfer Restricted Securities covered by the Exchange Offer Registration Statement have been sold pursuant thereto, this Prospectus to any such Restricted Broker-Dealer for use in connection with any resale of Exchange Notes.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Exchange Agent at the address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) specify the principal amount of Notes to be withdrawn, (iv) include a statement that such holder is withdrawing its election to have such Old Notes exchanged, (v) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Indenture register the transfer of such Old Notes into the name of the person withdrawing the tender, and (vi) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Old Notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company and such determination will be final and binding on all parties.

     Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly on the Exchange Date, all Old Notes properly tendered and will issue the Exchange Notes as soon as practicable after such acceptance. See "-- Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

     For each Old Note accepted for exchange, the holder of such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note.

     In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely book-entry confirmation of such Old Notes into the Exchange Agent's account at the book-entry transfer facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such unaccepted or non-exchanged Old Notes will be credited to an account maintained with such book-entry transfer facility) as promptly as practicable after the expiration of the Exchange Offer.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer (by oral or written notice to the Exchange Agent or by a timely press release) if at any time before the acceptance of such Old Notes for exchange or the exchange of the Exchange Notes for such Old Notes, any law, statute, rule or regulation or applicable interpretation of the staff of the Commission is issued or promulgated which, in the good faith determination of the Company, does not permit the Company to effect the Exchange Offer.

     The Company expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Old Notes upon the occurrence of the foregoing condition (which represents the material condition to the acceptance by the Company of properly tendered Old Notes). In addition, the Company may amend the Exchange Offer at any time prior to the Expiration Date if the condition set forth above occurs. Moreover, regardless of whether such condition has occurred, the Company may amend the Exchange Offer in any manner which, in its good faith judgment, is advantageous to holders of the Old Notes.

     The foregoing condition is for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise the foregoing right shall not be deemed a waiver of such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time. If the Company waives or amends the foregoing condition, it will, if required by law, extend the Exchange Offer for a minimum of five business days from the date that the Company first gives notice, by public announcement or otherwise, of such waiver or amendment, if the Exchange Offer would otherwise expire within such five business-day period. Any determination by the Company concerning the event described above will be final and binding upon all parties.

     In addition, the Company will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. In any such event, the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

     The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange.

TERMINATION OF CERTAIN RIGHTS

     Holders of the Old Notes to whom this Exchange Offer is made have special rights under the Registration Rights Agreement, certain of which will terminate upon the consummation of the Exchange

Offer. The Registration Rights Agreement states that the Exchange Offer shall be deemed "consummated" upon the occurrence of (i) the filing and effectiveness under the Securities Act of a registration statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such registration statement continuously effective for a period of not less than the minimum period required under applicable federal and state securities laws (provided that such Exchange Offer shall remain open and the registration statement relating thereto shall remain continuously effective, in each case, for at least 20 business days), and (iii) the delivery by the Company to the registrar under the Indenture of the Exchange Notes in the same aggregate principal amount as the aggregate principal amount of the Old Notes tendered by holders thereof pursuant to the Exchange Offer. Such special rights which will terminate include (a) the right to require the Company to comply with the following: (x) to file with the Commission a registration statement under the Securities Act with respect to the Exchange Notes no later than 90 days following the Closing Date, (y) to use its reasonable efforts to cause such registration statement to become effective under the Securities Act at the earliest possible time, but in no event later than 120 days after the Closing Date, and (z) upon effectiveness of the registration statement, to commence the Exchange Offer and offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of the Exchange Notes and to consummate the Exchange Offer within 30 days thereafter; and (b) the right to payment of Liquidated Damages in the event of a breach by the Company of any of their obligations set forth in the foregoing clauses (x), (y) or (z), in an amount, during the first 90-day period immediately following the occurrence, and during the continuance, of such a breach, equal to $0.05 per week per $1,000 principal amount of Old Notes held by a holder to which transfer restrictions are applicable, such amount to increase by an additional $0.05 per week per $1,000 principal amount of such Old Notes for each subsequent 90-day period until the breach is cured up to a maximum amount of Liquidated Damages of $0.50 per week per $1,000 principal amount of Transfer Restricted Securities.

EXCHANGE AGENT

     IBJ Schroder Bank & Trust Company has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below:

BY HAND/OVERNIGHT COURIER:                    BY MAIL:
--------------------------                    --------
IBJ Schroder Bank & Trust Company             IBJ Schroder Bank & Trust Company
One State Street                              Post Office Box 84
New York, NY 10004                            Bowling Green Station
Attn: Securities Processing Window,           New York, NY 10274-0084
      Subcellar One (SC-1)                    Attn: Reorganization Operations
BY FACSIMILE:

IBJ Schroder Bank & Trust Company
Attn: Reorganization Operations
Facsimile No. (212) 858-2611, with a
confirmation by telephone to:
Telephone No. (212) 858-2103

Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent at the address and telephone number set forth in the Letter of Transmittal.

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE OR TELEX NUMBER OTHER THAN THE ONES SET FORTH ON THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for their customers.

     The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be
approximately $          , which includes fees and expenses of the Exchange
Agent, Trustee, registration fees, accounting, legal, printing and related fees and expenses.

     No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Old Notes in such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

TRANSFER TAXES

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the carrying value of the Old Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the exchange of Exchange Notes for Old Notes. Expenses incurred in connection with the issuance of the Exchange Notes will be amortized over the remaining term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. Old Notes not exchanged pursuant to the Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Except as set forth in the Registration Rights Agreement, the Company does not currently anticipate that it will register the Old Notes under the Securities Act.

     Participation in the Exchange Offer is voluntary, and holders of Old Notes should carefully consider whether to participate. Holders of Old Notes are urged to consult their financial and tax advisors in making their own decision on what action to take. The Company's Board of Directors makes no recommendation as to whether holders should tender Old Notes pursuant to the Exchange Offer.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, this Exchange Offer, the Company will have fulfilled a covenant contained in the Registration Rights Agreement. Holders of Old Notes who do not tender their Old Notes in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except for any such rights under the Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Exchange Offer. All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Indenture. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered Old Notes could be adversely affected.

     The Company may in the future seek to acquire, subject to the terms of the Indenture, untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plan to acquire any Old Notes which are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Old Notes, except as and to the extent required by the Registration Rights Agreement.

RESALE OF EXCHANGE NOTES

     The Company is making the Exchange Offer in reliance on the position of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Commission, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder (other than any holder who is a broker-dealer or an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
Act) of such Exchange Notes. However, any holder who is an "affiliate" of the Company or who has an arrangement or understanding to participate in a distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act
(i) could not rely on the applicable interpretations of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders' information required by Item 507 or 508 of Regulation S-K of the Securities Act. A broker-dealer who holds Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes. Each such broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Exchange Notes reasonably requests. Such registration or qualification may require the imposition of restrictions or conditions (including suitability requirements for offerees or purchasers) in connection with the offer or sale of any Exchange Notes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders of the Old Notes (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below.

     The issuance of the Exchange Notes to holders of the Old Notes pursuant to the terms set forth in this Prospectus will not constitute an exchange for federal income tax purposes. Consequently, no gain or loss would be recognized by holders of the Old Notes upon receipt of the Exchange Notes, and ownership of the Exchange Notes will be considered a continuation of ownership of the Old Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the Exchange Notes, a holder's basis in the Exchange Notes should be the same as such holder's basis in the Old Notes exchanged therefor. A holder's holding period for the Exchange Notes should include the holder's holding period for the Old Notes exchanged therefor. The issue price, original issue discount inclusion and other tax characteristics of the Exchange Notes should be identical to the issue price, original issue discount inclusion and other tax characteristics of the Old Notes exchanged therefor.

     HOLDERS OF OLD NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING SUCH HOLDERS' OLD NOTES FOR EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

                         DESCRIPTION OF EXCHANGE NOTES

     The Exchange Notes will be issued by the Company pursuant to the same Indenture between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"), under which the Old Notes were issued. The terms of the Senior Notes include those stated in the Indenture, and in addition, with respect to the Exchange Notes, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Senior Notes are subject to all such terms, and holders of Senior Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the actual agreements, which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. For purposes of this "Description of Exchange Notes," references to "Senior Notes" also include and mean the Exchange Notes and the Old Notes. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." For purposes of this summary, the term "Company" refers only to AEI Holding Company, Inc. and not to any of its Subsidiaries.

RANKING

     The Senior Notes will be general unsecured obligations of the Company and will rank pari passu in right of payment with all current and future unsecured senior Indebtedness of the Company. However, the Company and its Subsidiaries are parties to the New Credit Agreement and all borrowings under the New Credit Agreement are secured by a first priority Lien on substantially all of the assets of the Company and its Subsidiaries. As of September 30, 1997, on a pro forma basis after giving effect to the Pro Forma Transactions, $25 million would have been outstanding under the New Credit Agreement. The Indenture will permit additional borrowings under the New Credit Agreement in the future. See "Risk Factors -- Effective Subordination."

     The operations of the Company are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Senior Notes. All of the Company's Subsidiaries are Guarantors of the Company's obligations under the Senior Notes, except Bowie. A substantial portion of the Company's operations will be conducted through Bowie and up to $60 million of the proceeds of the Offering may be loaned to Bowie under a Subsidiary Intercompany Note at an interest rate equal to the interest rate on the Senior Notes. Such borrowings will be used by Bowie to refinance existing Indebtedness and to fund the acquisition of certain capital equipment. The Company owns 77.5% of Bowie and, as a result, Bowie will not be a Guarantor of the Senior Notes. See "Use of Proceeds" and "The Company."

PRINCIPAL, MATURITY AND INTEREST

     The Exchange Notes offered hereby will be limited in aggregate principal amount to $200.0 million and will mature on November 15, 2007. The Indenture provides for the issuance of up to $50.0 million aggregate principal amount of additional Senior Notes having identical terms and conditions to the Senior Notes issued in the Offering (the "Additional Senior Notes"), subject to compliance with the covenants contained in the Indenture. Interest on the Senior Notes will accrue at the rate of 10% per annum and will be payable semi-annually in arrears on May 15 and November 15 commencing on May 15, 1998, to Holders of record on the immediately preceding May 1 and November 1, respectively. Additional Senior Notes may be issued from time to time, subject to the provisions of the Indenture described below under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages on the Senior Notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Senior Notes at their respective addresses set forth in the register of Holders of Senior Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Senior Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Exchange Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBSIDIARY GUARANTEES

     The Company's payment obligations under the Senior Notes will be jointly and severally guaranteed on a senior unsecured basis by the Guarantors. All of the Company's Subsidiaries are Guarantors except for Bowie, which is a majority owned Subsidiary of the Company. The obligations of each Guarantor under its Subsidiary Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors -- Fraudulent Conveyance Matters."

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor or the Company) assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Senior Notes, the Indenture, the Registration Rights Agreement and the Subsidiary Guarantee; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists;
(iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption
"-- Incurrence of Indebtedness and Issuance of Preferred Stock."

     The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Redemption or Repurchase at Option of Holders -- Asset Sales."

OPTIONAL REDEMPTION

     The Senior Notes are not redeemable at the Company's option prior to November 15, 2002. Thereafter, the Senior Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2002........................................................   105.000%
2003........................................................   103.333%
2004........................................................   101.667%
2005 and thereafter.........................................   100.000%

     Notwithstanding the foregoing, at any time on or before November 15, 2000, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Senior Notes ever issued under the Indenture at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of an initial public offering of common stock of the Company; provided that at least $130.0 million in aggregate principal amount of Senior Notes remain outstanding immediately after the occurrence of such redemption (excluding Senior Notes held by the Company and its Subsidiaries) and provided, further, that such redemption shall occur within 45 days of the date of the closing of such initial public offering.

SELECTION AND NOTICE

     If less than all of the Senior Notes are to be redeemed at any time, selection of Senior Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed, or, if the Senior Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Senior Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Senior Note is to be redeemed in part only, the notice of redemption that relates to such Senior Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Note. Senior Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Senior Notes or portions of them called for redemption.

MANDATORY REDEMPTION

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     Upon the occurrence of a Change of Control, the Company will be required to make an offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof. The

Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Senior Notes to require that the Company repurchase or redeem the Senior Notes in the event of a takeover, recapitalization or similar transaction.

     The Company's other senior Indebtedness, including the New Credit Agreement, contains prohibitions of certain events that would constitute a Change of Control. In addition, the exercise by the Holders of Senior Notes of their right to require the Company to repurchase the Notes could cause a default under such other senior indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company's ability to pay cash to the Holders of Senior Notes upon a repurchase may be limited by the Company's then existing financial resources. See "Risk Factors -- Potential Inability to Fund a Change of Control Offer."

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control set forth under "-- Certain Definitions" includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Senior Notes to require the Company to repurchase such Senior Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds to the acquisition of a majority of assets of, or a majority of the Voting Stock of, another Permitted Business, the making of a capital expenditure or the acquisition of other long-term assets that are used or useful in a Permitted Business, in each case, in the same line of business as the Company was engaged in on the date of the Indenture. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings under the Credit Facilities or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Senior Notes and Additional Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes and Additional Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Senior Notes and Additional Senior Notes tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes and Additional Senior Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

  Restricted Payments

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Notes, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture (including all Restricted Payments permitted by the next succeeding paragraph but excluding Restricted Payments permitted by clauses (ii), (iii) and (iv) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of the Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

     The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause
(c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; and (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management, employees or consultants pursuant to any management, employee or consultant equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; and (vi) cash payments in lieu of fractional shares issuable as dividends on preferred securities of the Company or any of its Wholly Owned Subsidiaries; provided that such cash payments shall not exceed $50,000 in the aggregate in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

  Incurrence of Indebtedness and Issuance of Preferred Stock

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock (except that a Subsidiary of the Company may issue preferred stock to the Company or to any Guarantor); provided, however, that the Company or any of the Guarantors may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock, and any of the Guarantors may issue preferred stock, if, in each case: the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The Indenture also provides that the Company will not incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Senior Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company (and the Guarantee thereof by the Guarantors) of Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Guarantors thereunder) under Credit Facilities; provided that no more than $31.0 million in aggregate principal amount of all Indebtedness outstanding under all Credit Facilities as of the date of determination will constitute Permitted Debt (of which $6.0 million shall be permitted to be incurred only to finance insurance premiums); provided further that the aggregate principal amount of all Indebtedness outstanding under all Credit Facilities after giving effect to such incurrence and the use of the proceeds therefrom does not exceed $56.0 million (of which $6.0 million shall be permitted to be incurred only to finance insurance premiums);

          (ii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

          (iii) the incurrence by the Company and the Guarantors of Indebtedness represented by the Senior Notes (other than any Additional Senior Notes) and the Subsidiary Guarantees;

          (iv) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (iv)) not to exceed $10.0 million at any time outstanding;

          (v) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness to refinance any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph hereof or clauses (ii) or (iv) of this paragraph;

          (vi) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries; provided, however, that (i) if the Company is the obligor on, and a Guarantor is the borrower of, such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Senior Notes, (ii) if the Company is the obligor on, and a Subsidiary that is not a Guarantor is the borrower of, such Indebtedness, such Indebtedness is issued pursuant to the provisions set forth in the covenant under the caption "-- Advances to Subsidiaries" and (iii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary of the Company and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (vi);

          (vii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

          (viii) Indebtedness incurred in respect of performance, surety and similar bonds provided by the Company or its Subsidiaries in the ordinary course of business, and refinancings thereof;

          (ix) the Guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; and

          (x) the incurrence by the Company or any of its Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all

     Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (x), not to exceed $10.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest and accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

  Sale and Leaseback Transactions

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-- Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Asset Sales."

  Liens

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the New Credit Agreement as in effect as of the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the New Credit Agreement as in effect on the date of the Indenture, (c) the Indenture and the Senior Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) customary non-assignment provisions in leases, mineral rights, licenses, royalties, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any agreement for the sale of a Subsidiary that restricts distributions by that Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "-- Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and
(l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  Merger, Consolidation, or Sale of Assets

     The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Senior Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

  Transactions with Affiliates

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) transactions entered into pursuant to the terms of (a) the Haulage and Delivery Agreement, (b) the Mitsui Marketing Agreement, (c) the MMI Service Agreement,
(d) the MMI Leases and (e) the Bowie Sales Agency Agreement, each as

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

in effect on the date of the Indenture, (ii) any employment agreement entered into by the Company or any of its Subsidiaries or any employee benefit plan available to employees of the Company and its Subsidiaries generally, in each case in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (iii) transactions between or among the Company and/or its Subsidiaries, (iv) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, and (v) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments."

  Limitation on Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries

     The Indenture provides that the Company (i) will not, and will not permit any Wholly Owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Subsidiary and
(b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Asset Sales," and (ii) will not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

  Business Activities

     The Company will not, and will not permit any Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

  Additional Subsidiary Guarantees

     The Indenture provides that if the Company or any of its Subsidiaries (other than Bowie) acquires or creates another Subsidiary after the date of the Indenture, then such newly acquired or created Subsidiary shall become a Guarantor and execute a Supplemental Indenture and deliver an Opinion of Counsel, in accordance with the terms of the Indenture.

  Advances to Subsidiaries

     The Indenture provides that the Company will not make any advances or capital contributions, transfer any assets, or otherwise become a creditor, to any Subsidiary that is not a Wholly Owned Subsidiary (a "Borrowing Subsidiary") unless (a) such advance, capital contribution, transfer or creditor arrangement is made in the form of a senior secured loan to the Borrowing Subsidiary, (b) the advance, capital contribution, transfer or creditor arrangement is evidenced by a Subsidiary Intercompany Note in favor of the Company and (c) the Borrowing Subsidiary has no other Indebtedness (other than Indebtedness evidenced by a Subsidiary Intercompany Note) at the time the advance, capital contribution, transfer or creditor arrangement is made or the Borrowing Subsidiary immediately applies the advance to pay the entire principal of, and any premium and interest on, all Indebtedness of the Borrowing Subsidiary in existence at the time the advance is made. The Subsidiary Intercompany Notes will be payable upon demand, will bear interest at the same rate as the Senior Notes, or such higher rate as the Company may determine, and will be secured by a first priority Lien on all of the assets of the Borrowing Subsidiary. A form of Subsidiary Intercompany Note will be attached as an annex to the Indenture.

     Notwithstanding the foregoing, a Subsidiary Intercompany Note will not be required to be secured by a first priority Lien with respect to all or a portion of the assets of the Borrowing Subsidiary if (i) such assets are subject to a first priority Lien securing obligations of the Borrowing Subsidiary that do not constitute Indebtedness under the Indenture (the "Secured Obligations") and such Lien is in existence as of the date of issuance of the Subsidiary Intercompany Note, (ii) the Company provides one or more letters of credit naming the person(s) identified as the creditor(s) under the Lien securing the Secured Obligations (or any person identified in writing to the Company by such creditor(s) under such Lien) as beneficiary thereunder, and (iii) for each fiscal year of the Borrowing Subsidiary that such Secured Obligations exist, such letters of credit are for an aggregate amount sufficient to satisfy all payments under the Secured Obligations becoming due and payable during such fiscal year.

     The Indenture provides that the Company will not permit any Subsidiary in respect of which the Company is a creditor by virtue of a Subsidiary Intercompany Note to incur any Indebtedness other than Indebtedness to the Company evidenced by a Subsidiary Intercompany Note. The Indenture requires that each Subsidiary Intercompany Note be amended, and appropriate financing statements be filed, simultaneous with any increases or decreases in the aggregate principal amount outstanding thereunder, and the Indenture prohibits any amendments of the material terms of any Subsidiary Intercompany Note, except as may be required to conform the provisions of such instrument to the provisions to be contained in a Subsidiary Intercompany Note as set forth in the Indenture. The Indenture also requires the Company to pursue all remedies available to it thereunder and to enforce fully its rights under the Subsidiary Intercompany Note.

  Use of Proceeds

     The Indenture provides that the Company will be permitted to apply the proceeds from the issuance and sale of the Senior Notes to (i) refinance Indebtedness of the Company outstanding as of the date of the Indenture in an aggregate principal amount not to exceed $74.0 million, (ii) purchase all of the capital stock of Bowie owned by Harold Sergent for an aggregate amount not to exceed $2.0 million, (iii) acquire certain promissory notes made by Bowie to The Provident Bank, an Ohio banking corporation, in an aggregate principal amount not to exceed $15.5 million as in existence on the date of the Indenture in accordance with the terms of the Indenture, (iv) make advances to a Borrowing Subsidiary pursuant to the terms of the Indenture, and (v) pay commissions and expenses incurred in connection with the issuance and sale of the Senior Notes. The Indenture provides further that the Company will not use any proceeds from the issuance and sale of the Senior Notes that is not applied to the uses set forth in clauses (i) through (v) of the preceding sentence (such unapplied proceeds, the "Surplus Proceeds") for any purpose, except that the Company shall be permitted to apply any Surplus Proceeds to (a) purchase the capital stock of any company the principal business of which is coal mining, (b) purchase the assets of any company that are used in coal mining, (c) purchase the capital stock or assets of any company whose principal business consists of (A) the ownership of intellectual property relating to coal mining equipment used by the Company and (B) manufacturing and maintenance of such coal mining equipment, (d) purchase additional coal mines, coal reserves, coal facilities and/or coal supply contracts, (e) purchase equipment used in the coal mining business, (f) fund development of coal mines, (g) fund coal mining related operating losses and expenses and (h) pay interest on the Senior Notes on the first two Interest Payment Dates. Notwithstanding the foregoing, until such time as any Surplus Proceeds are applied to any of the permitted uses set forth in clauses (a) through (h) of the preceding sentence, such Surplus Proceeds may be invested in Cash Equivalents or in such other financial instruments as the Indenture may specify.

  Payments for Consent

     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Senior Notes unless such consideration is offered to be paid or is paid to all Holders of the Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Senior Notes are outstanding, the Company will furnish to the Holders of Senior Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a

"Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports and (iii) at least annually, an engineering report with respect to the Company's estimated coal reserves, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Senior Notes are Transfer Restricted Securities, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Senior Notes; (ii) default in payment when due of the principal of or premium, if any, on the Senior Notes; (iii) failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions "-- Change of Control," "-- Asset Sales,"
"-- Restricted Payments" or "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; (iv) failure by the Company or any of its Subsidiaries for 60 days after notice from the Trustee or the Holders of at least 25% of the Senior Notes and Additional Senior Notes then outstanding to comply with any of its other agreements in the Indenture or the Senior Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee existed as of the date of the Indenture or is created thereafter, which default
(a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the

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Company would have had to pay if the Company then had elected to redeem the
Senior Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Senior Notes. If an Event of Default occurs prior to November 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Senior Notes prior to November 15, 2002, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Senior Notes.

     The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Senior Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Senior Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Senior Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Senior Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Senior Notes concerning issuing temporary Senior Notes, registration of Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Senior Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Senior Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable

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

federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Senior Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Senior Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Senior Note selected for redemption. Also, the Company is not required to transfer or exchange any Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed.

     The registered Holder of a Senior Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture, the Senior Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes), and any existing default or compliance with any provision of the Indenture, the Senior Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting Holder): (i) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Senior Notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Senior Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Senior Note payable in money other than that stated in the Senior Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of or premium, if any, or interest on the Senior Notes, (vii) waive a redemption payment with respect to any Senior Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"), (viii) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture, or (ix) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any Holder of Senior Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Senior Notes or the Subsidiary Guarantees to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of Senior Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Senior Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Senior Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY DELIVERY AND FORM

     The certificates representing the Exchange Notes will be issued in fully registered form. Except as described in the next paragraph, the Exchange Notes initially will be represented by a single, permanent global Exchange Note, in definitive, fully registered form without interest coupons (the "Global Exchange Note") and will be deposited with the Trustee as custodian for The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC.

     Exchange Notes held by persons who elect to take physical delivery of their certificates instead of holding their interest through the Global Exchange Note (collectively referred to herein as the "Non-Global Holders") will be issued in registered certificated form (a "Certificated Exchange Note"). Upon the transfer of any Certificated Exchange Note initially issued to a Non-Global Holder, such Certificated Exchange Note will, unless the transferee requests otherwise or a Global Exchange Note has previously been exchanged in whole for Certificated Exchange Notes, be exchanged for an interest in such Global Exchange Note.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provision of Section 17A of the

Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Upon the issuance of the Global Exchange Note, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Exchange Note to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in the Global Exchange Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Exchange Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Holders are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Exchange Notes evidenced by the Global Exchange Note is limited to such extent. For certain restrictions on the transferability of the Old Notes, see "The Exchange
Offer -- Consequences of Failure to Exchange."

     So long as DTC or its nominee is the registered owner or holder of the Global Exchange Note, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Exchange Notes represented by such Global Exchange Note for all purposes under the Indenture and the Exchange Notes. No beneficial owners of an interest in the Global Exchange Note will be able to transfer that interest except in accordance with DTC's applicable procedures.

     The Company understands that, under existing industry practices, in the event that the Company requests any action of holders, or an owner of a beneficial interest in such permanent Global Exchange Note desires to give or take any action (including a suit for repayment of principal, premium or interest) that a holder is entitled to give or take under the Exchange Notes, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners owning through them.

     Payments of the principal of, premium, if any, and interest on the Global Exchange Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Trustee, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Exchange Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Exchange Note will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such Global Exchange Note, as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Exchange Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. If a holder requires physical delivery of Certificated Exchange Notes for any reason, including to sell Exchange Notes to persons in states which require such delivery of such Exchange Notes or to pledge such Exchange Notes, such holder must transfer its interest in the Global Exchange Note, in accordance with the normal procedures of DTC and the procedures set forth in the Indenture.

     Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Subject to certain conditions, any person having a beneficial interest in the Global Exchange Note may, upon request to the Trustee, exchange such beneficial interest for Exchange Notes in the form of Certificated Exchange Notes. Upon any such issuance, the Trustee is required to register such Certificated Exchange Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if DTC is at any time unwilling or unable to continue as a depositary for the Global Exchange Note and a successor depositary is not appointed by the Company within 90 days, the Company will issue Certificated Exchange Notes in exchange for the Global Exchange Note.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     The Company and the Initial Purchaser entered into the Registration Rights Agreement as of the Closing Date. Pursuant to the Registration Rights Agreement, the Company agreed to file with the Commission this Registration Statement on the appropriate form under the Securities Act with respect to the Old Notes (the "Exchange Offer Registration Statement"). Upon the effectiveness of such Exchange Offer Registration Statement, the Company will offer to the holders of Transfer Restricted Securities, pursuant to the Exchange Offer, who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If (i) the Company is not required to file an Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any holder of Transfer Restricted Securities notifies the Company on or prior to the 20th business day following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer, (B) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and this Prospectus is not appropriate or available for such resales, or (C) it is a broker-dealer and owns Old Notes acquired directly from the Company or an affiliate of the Company, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Old Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use all commercially reasonable efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

     The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 90 days after the Closing Date, (ii) the Company will use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 120 days after the Closing Date,
(iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use all commercially reasonable efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Old Notes properly tendered prior thereto in the Exchange Offer, and (iv) if obligated to file the Shelf Registration Statement, the Company will use all commercially reasonable efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises (and in any event within 150 days after the Closing Date) and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 60 days after such obligation arises. If (a) the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay liquidated damages ("Liquidated Damages") to each holder of Transfer

Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Old Notes constituting Transfer Restricted Securities held by such holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount constituting Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Old Notes constituting Transfer Restricted Securities. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date to the Global Exchange Note holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Exchange Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     Holders of Old Notes are required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and are required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

ADDITIONAL INFORMATION

     The Company is not currently subject to the periodic reporting and other informational requirements of the Exchange Act, but has agreed to file certain such reports and information with the Commission so long as any Senior Notes are outstanding. Anyone who receives this Prospectus may obtain a copy of the Indenture and the Registration Rights Agreement without charge by writing to AEI Holding Company, Inc., 1500 North Big Run Road, Ashland, Kentucky, 41102,
Attention: Treasurer/Controller. See "Available Information."

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of coal in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Change of Control" and/or the provisions described above under the caption "-- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Guarantor or by a Guarantor to the Company or to another Guarantor, (ii) an issuance of Equity Interests by a Guarantor to the Company or to another Guarantor, and (iii) a Restricted Payment that is permitted by the covenant described above under the caption "-- Restricted Payments."

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Board of Directors" means the board of directors of the Company.

     "Borrowing Base" means, as of any date, an amount equal to the sum of 90% of the face amount of all accounts receivable that are not more than 90 days past due and 60% of all Coal Stockpile Inventory, in each case owned by the Company and its Subsidiaries as of such date and calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

     "Bowie Sales Agency Agreement" means that certain agreement dated as of January 30, 1997 between Bowie Sales LLC and Bowie, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than a Principal or a Related Party of a Principal, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange

Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), or (iv) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

     "Coal Stockpile Inventory" means the inventory presented in the line item "coal stockpile inventory" calculated in accordance with GAAP and set forth on the detailed balance sheet in the Company's unaudited financial statements for the Company's most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date of determination.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, depletion, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, depletion, amortization were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, minus (vi) consolidated capital expenditures of such Person for such period, in each case, without duplications and on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation, depletion and amortization expenses of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Indebtedness" of any Person as of any date of determination means the sum, without duplication, of (i) the total amount of Indebtedness of such Person and its Subsidiaries, plus (ii) the total amount of Indebtedness of another Person, to the extent that such Indebtedness has been Guaranteed by the referent Person or one of its Subsidiaries, plus (iii) the aggregate liquidation value of all Disqualified Stock of such Person and all preferred stock of any Subsidiary of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof that is a Guarantor, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the New Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, at the option of the holder thereof) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Agreement and Indebtedness incurred to finance insurance premiums) in existence on the date of the Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means each of (i) Addington Mining, Tennessee Mining and Ikerd-Bandy and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

     "Haulage and Delivery Agreement" means that certain agreement dated as of October 22, 1997 between the Company and TASK, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with the original issue discount, and
(ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Mitsui Marketing Agreement" means that certain agreement dated as of January 30, 1997 between Mitsui Matsushima Co. Ltd. and Bowie, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

     "MMI Service Agreement" means that certain agreement dated as of October 22, 1997 between MMI and the Company, as the same may be extended or renewed from time to time without alteration of the material terms thereof.

     "MMI Leases" means all equipment leases between the Company and its Subsidiaries and MMI in existence as of the date of the Indenture; provided that MMI Leases shall not include any extension, renewal, exercise of option or modification of any equipment lease between the Company and its Subsidiaries and MMI.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however,

(i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Credit Facilities) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Credit Agreement" means that certain credit agreement, dated as of the date of the Indenture, by and among the Company, the Guarantors and NationsBank of Texas, N.A., as agent and lender, providing for up to $50.0 million of revolving credit borrowings, including any related notes, guarantees, collateral, letters of credit, documents, instruments and agreements executed in connection therewith, and in each case as amended, extended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" means coal producing, coal mining, coal brokering or mine development, or any business that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto (including ash disposal and/or environmental remediation).

     "Permitted Investments" means (a) any Investment in the Company or in any Guarantor; (b) any Investment in Bowie by the Company or any Guarantor that is permitted by the covenant described above under the caption "-- Certain Covenants -- Advances to Subsidiaries"; (c) any Investment in Cash Equivalents;
(d) any Investment by the Company or any Guarantor in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Subsidiary of the Company and a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Guarantor; (e) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "-- Repurchase at the Option of Holders -- Asset Sales"; (f) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company and (g) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, not to exceed $5.0 million.

     "Permitted Liens" means (i) Liens on assets of the Company and its Subsidiaries securing Indebtedness under the Credit Facilities that was permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Subsidiary;
(iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory or regulatory obligations, leases, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled "Incurrence of

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

Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of the Indenture;
(viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens on assets of any Guarantor to secure senior Indebtedness of such Guarantor that was permitted by the Indenture to be incurred; and (x) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Principals" means Larry Addington, Bruce Addington and Robert Addington.

     "Related Party" with respect to any Principal means (A) any controlling stockholder of such Principal, any 80% (or more) owned Subsidiary of such Principal, or in the case of an individual, any spouse or immediate family member of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Intercompany Notes" means one or more intercompany promissory notes in favor of the Company issued by any Subsidiary that is not a Wholly Owned Subsidiary of the Company to evidence advances or obligations arising in connection with capital contributions, transfers of assets or creditor arrangements by the Company; provided that the aggregate principal amount outstanding at any time pursuant to all Subsidiary Intercompany Notes shall not exceed $60.0 million.

     "Voting Stock" means, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

                       DESCRIPTION OF NEW CREDIT FACILITY

GENERAL

     The Company has entered into a Loan and Security Agreement (the "New Credit Agreement") with NationsBank of Texas, N.A., as administrative agent (the "Agent"), and other lending institutions party thereto (the "Lenders"), which New Credit Agreement shall provide the Company with a $50.0 million credit facility (the "New Credit Facility"), guaranteed by the Guarantors. The New Credit Facility includes a $5.0 million sub-limit for the issuance of standby letters of credit (the "Letters of Credit"). See "Use of Proceeds." This information relating to the New Credit Facility is qualified in its entirety by reference to the complete text of the documents entered into or to be entered into in connection therewith. The following is a description of the general terms of the New Credit Facility.

SECURITY

     Indebtedness of the Company under the New Credit Facility is secured by a first priority perfected security interest in all of the capital stock of the Company, 77.5% of the capital stock of Bowie and all the capital stock of each of the subsidiaries (direct or indirect) of the Company, other than Bowie, which capital stock may not be subject to any other lien or encumbrance. The Agent (on behalf of the Lenders) also received a first priority perfected security interest in all other present and future assets and properties of the Company and its subsidiaries, except for Bowie (including, without limitation, accounts receivable, inventory, real property, leasehold interests, machinery, equipment, rolling stock, contracts, trademarks, copyrights, patents, license agreements and general intangibles). In the event that Bowie receives any proceeds under the New Credit Facility ("Bowie Loans"), such Bowie Loans shall be evidenced by a promissory note executed by Bowie in favor of the Company in a form acceptable to the Agent (the "Bowie Note") and shall be secured by liens on all of the present and future assets of Bowie. The Bowie Note and such liens shall be pledged to the Agent and the Lenders.

INTEREST

     Indebtedness under the New Credit Facility bears interest at a rate equal to (i) LIBOR plus the Applicable Margin, or (ii) the Alternate Base Rate (defined as the higher of (a) the NationsBank prime rate and (b) the Federal Funds rate plus .50% plus the Applicable Margin); provided that if, prior to 180 days after closing, any breakage costs, charges or fees are incurred with respect to LIBOR loans on account of the syndication of the New Credit Facility, the Company shall immediately reimburse the Agent for any such costs, charges or fees.

     The Company may select interest periods of one, two, three or six months for LIBOR loans, subject to availability.

BORROWING BASE

     Advances under the New Credit Facility will be limited to a borrowing base.

MATURITY

     The New Credit Facility will terminate and all amounts outstanding thereunder will be due and payable on the fifth anniversary of the date of the New Credit Agreement.

GUARANTEES

     All guarantees of the Guarantors shall be guarantees of payment and not of collection.

FEES

     The Company is required to pay to the Lenders in the aggregate a commitment fee equal to between 25 and 50 basis points depending on the Company's net debt to EBITDA ratio. The Agent and the Banks shall receive such other fees as have been separately agreed upon with the Agent, including, without limitation, in respect of Letters of Credit.

LETTERS OF CREDIT SUBFACILITY

     Letters of Credit may be issued up to a maximum aggregate amount at any one time outstanding not to exceed $5.0 million.

CONDITIONS TO CLOSING AND EXTENSIONS OF CREDIT

     The obligation of the Lenders to make loans or extend Letters of Credit will be subject to the satisfaction of certain customary conditions including, but not limited to: (i) the absence of a default or event of default under the New Credit Agreement; (ii) all representations and warranties under the New Credit Agreement being true and correct in all material respects; and (iii) the absence of a material adverse change.

PURPOSE

     The proceeds of the New Credit Facility shall be used: (i) for working capital, capital expenditures, and other lawful corporate purposes; (ii) to refinance certain approved existing indebtedness; and (iii) to finance permitted acquisitions.

COVENANTS

     The New Credit Agreement contains customary covenants of the Company and the Guarantors, including, without limitation, restrictions on: (i) the incurrence of debt; (ii) the sale of assets; (iii) mergers, acquisitions and other business combinations; (iv) voluntary prepayment of other debt of the Company; (v) transactions with affiliates; (vi) investments, as well as prohibitions on the payment of dividends to, or the repurchase or redemption of stock from shareholders; and (vii) various financial covenants, including covenants requiring the maintenance of fixed charge coverage and maximum funded debt to EBITDA ratios.

EVENTS OF DEFAULT; REMEDIES

     The New Credit Agreement contains customary events of default under the New Credit Facility, including, without limitation: (i) the non-payment of principal, interest, fees or other amounts when due under the notes issued in connection with the New Credit Facility or, subject to applicable grace periods in certain circumstances, upon the non-fulfillment of the covenants described above; (ii) certain changes in control of the ownership of the Company; (iii) cross-defaults to certain other indebtedness; (iv) certain events of bankruptcy and insolvency; (v) the Employee Retirement Income Security Act of 1974 ("ERISA"); (vi) judgment defaults; and (vii) failure of any guaranty or security agreement supporting the New Credit Agreement to be in full force and effect. If any such event of default occurs, the Agent will be entitled, on behalf of the Lenders, to take all actions permitted to be taken by a secured creditor under the Uniform Commercial Code and to accelerate the amounts due under the New Credit Facility and may require all such amounts outstanding thereunder to be immediately paid in full.

INDEMNIFICATION

     Under the New Credit Agreement, the Company has agreed to indemnify the Lenders from and against any and all losses, liabilities, claims, damages or expenses (including, without limitation, reasonable attorneys' fees and settlement costs) relating to its loans, the Company's use of loan proceeds or the commitments, provided that the Company is not liable for any such losses, liabilities, claims, damages or expenses resulting from such indemnified party's own gross negligence or willful misconduct. Finally, the New Credit Agreement will contain customary provisions protecting the Lenders in the event of unavailability of funding, illegality, capital adequacy requirements, increased costs, withholding taxes and funding losses.

OPTIONAL PREPAYMENTS AND COMMITMENT REDUCTIONS

     The Borrower may prepay the New Credit Facility in whole or in part at any time without penalty, subject to reimbursement of the Lenders' breakage and redeployment costs in the case of prepayment of LIBOR borrowings.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS
                         FOR NON-UNITED STATES HOLDERS

     The following is a general discussion of certain United States federal income and estate tax consequences of the acquisition, ownership and disposition of Senior Notes by an initial beneficial owner of Senior Notes that, for United States federal income tax purposes, is not a "United States person" (a "Non-United States Holder"). This discussion is based upon the United States federal tax law now in effect, which is subject to change, possibly retroactively. For purposes of this discussion, a "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source or a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. The tax treatment of the holders of the Senior Notes may vary depending upon their particular situations. U.S. persons acquiring the Senior Notes are subject to different rules than those discussed below. In addition, certain other holders (including insurance companies, tax exempt organizations, financial institutions and broker-dealers) may be subject to special rules not discussed below. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding and disposing of Senior Notes, as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction. New final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were recently issued by the Treasury Department. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Accordingly, payments made on or before December 31, 1998 will continue to be subject to the regulations that existed before the New Withholding Regulations were issued. THE NEW WITHHOLDING REGULATIONS ARE QUITE COMPLEX. THE NON-UNITED STATES HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

INTEREST

     Interest paid by the Company to a Non-United States Holder will not be subject to United States federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-United States Holder and such Non-United States Holder
(i) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company; (ii) is not a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of the United States Internal Revenue Code of 1986, as amended (the "Code") and (iii) certifies, under penalties of perjury, that such holder is not a United States person and provides such holder's name and address. Under the New Withholding Regulations, the statement is required to be made on Form W-8 and provided prior to payment. For a Non-United States Holder who is claiming the benefits of a tax treaty, the New Withholding Regulations may require such holder to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Certain special procedures are provided in the New Withholding Regulations for payments through qualified intermediaries.

GAIN ON DISPOSITION

     A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption or other disposition of a Senior Note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder or (ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds the Senior Note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

FEDERAL ESTATE TAXES

     If interest on the Senior Notes is exempt from withholding of United States federal income tax under the rules described above, the Senior Notes will not be included in the estate of a deceased Non-United States Holder for United States federal estate tax purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     For payments made on or before December 31, 1998, the Company will, where required, report to the holders of Senior Notes and the Internal Revenue Service the amount of any interest paid on the Senior Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

     In the case of payments of interest to Non-United States Holders, temporary Treasury regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither the Company nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under temporary Treasury regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-United States Holder on the disposition of the Senior Notes by or through a United States office of a United States or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Senior Notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless such broker has documentary evidence in its file that the holder of the Senior Notes is not a United States person, and such broker has no actual knowledge to the contrary, or the holder establishes an exception. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Senior Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

     The New Withholding Regulations provide that to the extent a Non-United States Holder certifies on Form W-8 (or a permitted substitute form) as to such holder's status as a foreign person, the backup withholding provisions and the information reporting provisions will generally not apply. If a Non-United States Holder fails to provide such certification, such holder may be subject to certain information reporting and the 31% backup withholding tax.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

     Any broker-dealer who holds Transfer Restricted Securities that were acquired for the account of such broker-dealer as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company or any of its affiliates) may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer (each, a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities (other than directly from the Company or any of its affiliates). To the extent any Participating Broker-Dealer notifies the Company, or causes the Company to be notified in writing that such Participating Broker-Dealer is a Restricted Broker-Dealer, the Company has agreed that for a period of one year from the date on which the Exchange Offer is consummated or such shorter period as will end when all Transfer Restricted Securities covered by the Exchange Offer Registration Statement have been sold pursuant thereto, it will make this Prospectus, as amended or supplemented, available to any Restricted Broker-Dealer for use in connection with any resale of Exchange Notes, and will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any such Restricted Broker-Dealer that requests such documents at any time during such period.

     This Prospectus may not be used for resales of Exchange Notes by any affiliate of the Company, or any person with respect to Old Notes that were acquired directly from the Company or any of its affiliates, any person that is participating or intends to participate in a distribution of the Exchange Notes, or any person that has any understanding or arrangement to participate in a distribution of Exchange Notes.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes, or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company has agreed to pay all expenses incident to the Exchange Offer (other than commissions and concessions of any broker-dealers), subject to certain prescribed limitations, and will indemnify the holders of the Old Notes against certain liabilities, including certain liabilities that may arise under the Securities Act.

     By its acceptance of the Exchange Offer, any broker-dealer that receives Exchange Notes pursuant to the Exchange Offer hereby agrees to notify the Company prior to using the Prospectus in connection with the sale or transfer of Exchange Notes, and acknowledges and agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading or which may impose upon the Company disclosure obligations that may have a material adverse effect on the Company (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has notified such broker-dealer that delivery of the Prospectus may resume and has furnished copies of any amendment or supplement to the Prospectus to such broker-dealer.

     The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or to seek approval for quotation through any automated quotation system. The Company has been advised by the Initial Purchaser that following completion of the Exchange Offer, the Initial Purchaser may make a market in the Exchange Notes. In addition, the Initial Purchaser may bid for, and purchase, the Exchange Notes on the open market. These activities may stabilize or maintain the market price of the Exchange Notes above independent market levels. The Initial Purchaser is not obligated to make a market for, bid for or purchase the Exchange Notes, and any market-making activities with respect to the Exchange Notes may be discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may cease to continue at any time. If a public trading market develops for the Exchange Notes, future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities and other factors, including the financial condition of the Company.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Brown, Todd & Heyburn PLLC, Lexington, Kentucky.

                                    EXPERTS

     The Company's financial statements as of and for the years ended December 31, 1995 and 1996 and as of and for the nine months ended September 30, 1997 as well as the Company's predecessor financial statements for the year ended December 31, 1994 and for the ten months ended November 1, 1995, included herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The combined financial statements of Leslie Resources as of and for the years ended December 31, 1995 and 1996 included herein have been audited by Faesy, Schmitt & Company, PSC, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The information appearing in this Prospectus concerning estimates of the Company's recoverable coal reserves was prepared by Marshall Miller & Associates and has been included herein upon the authority of that firm as experts.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act with respect to the Exchange Notes being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Exchange Notes, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made. The Registration Statement can be inspected and copied at the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at regional public reference facilities maintained by the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material, including copies of all or any portion of the Registration Statement, can be obtained from the Public Reference Section of the Commission at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).

     From and after the effective date of the Registration Statement of which the Prospectus is a part, so long as the Exchange Notes are outstanding, the Company will be required to file periodic reports and other information with the Commission pursuant to certain provisions of the Exchange Act. During such period, the Company will furnish to the holders of the Exchange Notes copies of all periodic reports filed by the Company with the Commission.

                           AEI HOLDING COMPANY, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
AEI HOLDING COMPANY COMBINED AUDITED FINANCIAL STATEMENTS
Report of Independent Public Accountants....................  F-2
Combined Statements of Assets, Liabilities and Owners'
  Investment (Deficit) as of December 31, 1995 and 1996 and
  September 30, 1997........................................  F-3
Combined Statements of Operating Revenues and Expenses for
  the Years Ended December 31, 1995 and 1996 and the Nine
  Months Ended September 30, 1997...........................  F-4
Combined Statements of Owners' Investment (Deficit) for the
  Years Ended December 31, 1995 and 1996 and the Nine Months
  Ended September 30, 1997..................................  F-5
Combined Statements of Cash Flows for the Years Ended
  December 31, 1995 and 1996 and the Nine Months Ended
  September 30, 1997........................................  F-6
Notes to Combined Financial Statements......................  F-7
AEI HOLDING COMPANY COMBINED INTERIM FINANCIAL STATEMENTS
Combined Statements of Assets, Liabilities and Owners'
  Investment as of December 31, 1996 and September 30,
  1997......................................................  F-27
Combined Statements of Operating Revenues and Expenses for
  the Three and Nine Months Ended September 30, 1996 and
  1997......................................................  F-28
Combined Statements of Owners' Investment (Deficit) for the
  Nine Months Ended September 30, 1996 and 1997.............  F-29
Combined Statements of Cash Flows for the Nine Months Ended
  September 30, 1996 and 1997...............................  F-30
Notes to Combined Financial Statements (Unaudited)..........  F-31
ADDINGTON COAL OPERATIONS (THE PREDECESSOR BUSINESS)
  COMBINED FINANCIAL STATEMENTS
Report of Independent Public Accountants....................  F-38
Combined Statements of Operating Revenues and Expenses for
  the Year Ended December 31, 1994 and for the Ten Months
  ended November 1, 1995....................................  F-39
Combined Statements of Parent Investment for the Year Ended
  December 31, 1994 and for the Ten Months ended November 1,
  1995......................................................  F-40
Combined Statements of Cash Flows for the Year Ended
  December 31, 1994 and for the Ten Months Ended November 1,
  1995......................................................  F-41
Notes to Combined Financial Statements......................  F-42
LESLIE RESOURCES, INC & LESLIE RESOURCES MANAGEMENT, INC.
  COMBINED FINANCIAL STATEMENTS
Report of Independent Public Accountants....................  F-47
Consolidated and Combined Balance Sheets as of December 31,
  1996 and 1995.............................................  F-48
Consolidated and Combined Statements of Income and Retained
  Earnings for the Years Ended December 31, 1996 and 1995...  F-49
Consolidated and Combined Statements of Cash Flows for the
  Years Ended December 31, 1996 and 1995....................  F-50
Notes to Consolidated and Combined Financial Statements.....  F-51

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of
  AEI Holding Company:

     We have audited the accompanying combined statements of assets, liabilities and owners' investment (deficit) of AEI Holding Company (see Note 1), as of December 31, 1995 and 1996 and September 30, 1997, and the related combined statements of operating revenues and expenses, owners' investment (deficit) and cash flows for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying combined statements have been prepared pursuant to the shareholder exchange agreement and asset purchase agreement between AEI Holding Company, Inc. and Addington Enterprises, Inc. and the majority owners of Bowie Resources, Ltd. (further described in Note 1).

     In our opinion, the financial statements referred to above present fairly, in all material respects, the assets, liabilities and owners' investment (deficit) of AEI Holding Company as of December 31, 1995 and 1996 and September 30, 1997 and the related operating revenues and expenses and cash flows for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Louisville, Kentucky
  January 2, 1998

                              AEI HOLDING COMPANY

  COMBINED STATEMENTS OF ASSETS, LIABILITIES AND OWNERS' INVESTMENT (DEFICIT)
                                    (NOTE 1)
            AS OF DECEMBER 31, 1995 AND 1996, AND SEPTEMBER 30, 1997

                                                               1995       1996       1997
                                                              -------   --------   --------
                                                                     (IN THOUSANDS)
                                     ASSETS
Current Assets:
  Cash and cash equivalents.................................  $   834   $    453   $  1,116
  Accounts receivable (including amounts due from related
     parties of $2,804, $4,814 and $8,202, respectively)....   12,862     18,941     30,228
  Inventories...............................................   11,286     14,336     20,700
  Prepaid expenses and other................................    3,500      4,908      5,317
                                                              -------   --------   --------
          Total current assets..............................   28,482     38,638     57,361
                                                              -------   --------   --------
Property, Plant and Equipment, at cost, including mineral
  reserves and mine development costs.......................   64,370     76,654     95,002
     Less -- accumulated depreciation and amortization......   (2,208)   (10,284)   (16,033)
                                                              -------   --------   --------
                                                               62,162     66,370     78,969
                                                              -------   --------   --------
Other non-current assets, net...............................    1,615      1,922      5,143
                                                              -------   --------   --------
          Total assets......................................  $92,259   $106,930   $141,473
                                                              =======   ========   ========

                  LIABILITIES AND OWNERS' INVESTMENT (DEFICIT)
Current Liabilities:
  Accounts payable (including amounts due to related parties
     of $--, $6,094 and $3,850, respectively)...............  $11,122   $ 20,640   $ 28,030
  Revolving line of credit..................................    4,326      8,584         --
  Current portion of long-term debt (including amounts due
     to related parties of $132, $32 and $32,
     respectively)..........................................    6,816      5,778         32
  Current portion of capital leases.........................    1,645      5,937      4,043
  Current portion of reclamation and mine closure costs.....    2,562      2,000      1,200
  Accrued expenses and other................................    7,596      7,250     11,405
                                                              -------   --------   --------
          Total current liabilities.........................   34,067     50,189     44,710
                                                              -------   --------   --------
Non-Current Liabilities:
  Long-term debt and related obligations, less current
     portion (including amounts due to related parties of
     $1,001, $8,683 and $29,990, respectively)..............   27,642     35,474     80,098
  Capital leases, less current portion......................   16,281      8,372      7,462
  Reclamation and mine closure costs, less current
     portion................................................   12,026      9,111      7,067
  Other non-current liabilities.............................    6,974      3,459      2,314
                                                              -------   --------   --------
          Total non-current liabilities.....................   62,923     56,416     96,941
                                                              -------   --------   --------
          Total liabilities.................................   96,990    106,605    141,651
                                                              -------   --------   --------
Commitments and Contingencies (see Notes)
Owners' Investment (Deficit)................................   (4,731)       325       (178)
                                                              -------   --------   --------
          Total liabilities and owners' investment
            (deficit).......................................  $92,259   $106,930   $141,473
                                                              =======   ========   ========

                  The accompanying notes to combined financial
              statements are an integral part of these statements.

                              AEI HOLDING COMPANY

        COMBINED STATEMENTS OF OPERATING REVENUES AND EXPENSES (NOTE 1)
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                                1995       1996       1997
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
Revenues (including revenues from related parties of $557,
  $14,940 and $8,109, respectively).........................  $ 31,694   $123,200   $124,081
Costs and expenses:
  Cost of operations (including expenses to related parties
     of $1,396, $19,866 and $17,918, respectively)..........    25,396     97,101    100,736
  Depreciation, depletion and amortization..................     1,401      6,945      6,910
  Selling, general and administrative.......................     2,178      9,025      9,890
                                                              --------   --------   --------
          Total costs and expenses..........................    28,975    113,071    117,536
                                                              --------   --------   --------
          Income from operations............................     2,719     10,129      6,545
Interest and other income (expense):
  Interest expense (including interest expense to related
     parties of $ --, $427 and $1,276, respectively)........    (1,043)    (5,527)    (5,265)
  Gain on sale of assets....................................       114        305         25
  Other, net................................................        17         97       (611)
                                                              --------   --------   --------
                                                                  (912)    (5,125)    (5,851)
                                                              --------   --------   --------
          Excess of operating revenues over expenses before
            minority interest and income taxes..............     1,807      5,004        694
Less -- Minority interest...................................        59        (59)        --
                                                              --------   --------   --------
          Excess of operating revenues over expenses before
            income taxes....................................     1,748      5,063        694
Income tax provision........................................        --         --      1,398
                                                              --------   --------   --------
          Excess (deficit) of operating revenues over
            expenses........................................  $  1,748   $  5,063   $   (704)
                                                              ========   ========   ========

Historical excess (deficit) of operating revenues over
  expenses..................................................  $  1,748   $  5,063   $   (704)
Unaudited pro forma income tax expense......................       664      1,924        719
                                                              --------   --------   --------
Unaudited pro forma excess of operating revenues over
  expenses..................................................  $  1,084   $  3,139   $ (1,423)
                                                              ========   ========   ========

                  The accompanying notes to combined financial
              statements are an integral part of these statements.

                              AEI HOLDING COMPANY

          COMBINED STATEMENTS OF OWNERS' INVESTMENT (DEFICIT) (NOTE 1)
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                               RETAINED
                                                     COMMON    EARNINGS      ADDITIONAL
                                                     STOCK     (DEFICIT)       CAPITAL        TOTAL
                                                    --------   ---------   ---------------   -------
                                                                     (IN THOUSANDS)
Balance at January 1, 1995........................  $     --    $    --        $   200       $   200
     Fiscal year 1995 earnings....................        --        528          1,220         1,748
     Owners' distribution, net....................        --         --         (6,679)       (6,679)
                                                    --------    -------        -------       -------
Balance at January 1, 1996........................        --        528         (5,259)       (4,731)
     Fiscal year 1996 earnings (loss).............        --     (2,621)         7,684         5,063
     Owners' distribution, net....................        --         --             (7)           (7)
                                                    --------    -------        -------       -------
Balance at January 1, 1997........................        --     (2,093)         2,418           325
     Issued 2 shares of $.01 par value common
       stock on September 19, 1997................        --         --             --            --
     Earnings (loss) through September 30, 1997...        --     (2,594)         1,890          (704)
     Owners' contribution, net....................        --         --            201           201
                                                    --------    -------        -------       -------
Balance at September 30, 1997.....................  $     --    $(4,687)       $ 4,509       $  (178)
                                                    ========    =======        =======       =======

                  The accompanying notes to combined financial
              statements are an integral part of these statements.

                              AEI HOLDING COMPANY

                   COMBINED STATEMENTS OF CASH FLOWS (NOTE 1)
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                               1995       1996       1997
                                                              -------   --------   --------
                                                                     (IN THOUSANDS)
Cash Flows From Operating Activities:
  Excess (deficit) of operating revenues over expenses......  $ 1,748   $  5,063   $   (704)
  Adjustments to reconcile excess of operating revenues over expenses to net cash provided by (used in) operating
     activities:
     Depreciation, depletion and amortization...............    1,401      6,945      6,910
     Amortization of finance costs included in interest
       expense..............................................        6         65         24
     Gain on sale of assets.................................     (114)      (305)       (25)
  Changes in assets and liabilities:
     (Increase) decrease in:
       Receivables..........................................    1,046     (6,079)   (11,287)
       Inventories..........................................   (2,212)    (3,050)    (6,517)
       Prepaid expenses and other...........................     (962)    (1,408)      (409)
       Other non-current assets.............................     (561)      (372)    (1,071)
     Increase (decrease) in:
       Accounts payable.....................................   (1,693)     9,518      4,905
       Accrued expenses and other...........................      816         66      3,355
       Other non-current liabilities........................    1,186     (5,669)    (3,189)
                                                              -------   --------   --------
          Total adjustments.................................   (1,087)      (289)    (7,304)
                                                              -------   --------   --------
          Net cash provided by (used in) operating
            activities......................................      661      4,774     (8,008)
                                                              -------   --------   --------
Cash Flows From Investing Activities:
  Net proceeds from sale of assets..........................      400      1,589        144
  Additions to property, plant and equipment and mine
     development costs......................................   (6,477)   (14,092)   (18,340)
                                                              -------   --------   --------
          Net cash used in investing activities.............   (6,077)   (12,503)   (18,196)
                                                              -------   --------   --------
Cash Flows From Financing Activities:
  Borrowings on long-term debt..............................    3,173      3,629     12,045
  Repayments on long-term debt..............................     (436)    (4,150)    (7,219)
  Net borrowings on revolving line of credit................    4,326      4,258      5,061
  Loans from stockholders, net of repayments................    1,133      7,315     20,407
  Repayment on capital leases...............................     (410)    (3,617)    (2,804)
  Payments for debt issuance costs..........................       --         --       (302)
  Other changes in owners' investment, net..................   (1,536)       (87)      (321)
                                                              -------   --------   --------
          Net cash provided by financing activities.........    6,250      7,348     26,867
                                                              -------   --------   --------
          Net increase (decrease) in cash and cash
            equivalents ....................................      834       (381)       663
                                                              -------   --------   --------
Cash And Cash Equivalents, beginning of period..............       --        834        453
                                                              -------   --------   --------
Cash And Cash Equivalents, end of period....................  $   834   $    453   $  1,116
                                                              =======   ========   ========

                  The accompanying notes to combined financial
              statements are an integral part of these statements.

                              AEI HOLDING COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               DECEMBER 31, 1995 AND 1996 AND SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

1.  BASIS OF PRESENTATION

     The accompanying combined financial statements of AEI Holding Company (the Company) have been prepared pursuant to two agreements: the Shareholder Exchange Agreement dated October 20, 1997 (Exchange Agreement) and the Asset Purchase Agreement dated December 18, 1997 (MTI Agreement).

     The Exchange Agreement is between AEI Holding Company, Inc., (AEI HoldCo.), a Delaware corporation formed on September 19, 1997 (as Transferee), and Addington Enterprises, Inc. (AEI), a Kentucky corporation (as Transferor) and Larry Addington and Harold Sergent (as Transferors) for their 77.5% ownership interest in Bowie Resources, Limited (BRL), a Colorado corporation. The Exchange Agreement was consummated on November 12, 1997, whereby AEI HoldCo. issued 98 common shares (par value $.01) as consideration for: (1) AEI's coal mining operations and certain corporate net assets and (2) Larry Addington (69.8%) and Harold Sergent's (7.7%) ownership interest in BRL. AEI is owned by Larry Addington (80%), Robert Addington (10%) and Bruce Addington (10%), who are brothers. The coal mining businesses transferred by AEI included the net assets of its Addington Mining and corporate divisions as well as its wholly-owned subsidiary, Tennessee Mining, Inc. AEI retained certain non-coal mining properties as well as technology related assets which were disposed in the MTI agreement (see below).

     The Exchange Agreement was prepared in connection with, and its consummation was contingent upon, the closing of the $200,000 Senior Notes Indenture (Senior Notes) of AEI HoldCo: (note 15). The Senior Notes were offered in a private placement and AEI HoldCo. has agreed to file a registration statement (under the US Securities Act) relating to an exchange offer for the Senior Notes which would provide for their resale. If the registration statement for the exchange offer is not filed or declared effective within the time periods allotted in the Senior Notes Offering Memorandum dated November 6, 1997, the Company will be required to pay liquidated damages to Senior Notes holders. NationsBanc Montgomery Securities, Inc. was the initial purchaser of the Senior Notes, which was consummated on November 12, 1997. In connection with the Senior Notes offering, approximately $2,000 of loan proceeds were used by AEI HoldCo. to acquire 7.7% of BRL common stock from Harold Sergent. This purchase was accounted for as an acquisition of minority interest using purchase accounting.

     The MTI Agreement is between Mining Technologies, Inc., a newly formed subsidiary of AEI HoldCo. (as purchaser) and AEI (as seller) for AEI's ownership interest in its North American (N.A.) mining technologies division. The purchase price of $51,000 (cash) was delivered at closing on January 2, 1998. The net assets acquired include mining equipment (primarily Highwall Mining Systems), coal sales contracts, and the intellectual property for the N.A. Highwall Mining Systems (patents, trademarks, etc.). AEI retained ownership of the non-N.A. intellectual property.

     The Exchange and MTI transactions described above were treated for accounting purposes as a transfer of entities and net assets under common control with accounting similar to that of a pooling of interests. Accordingly, the historical cost basis of the underlying assets and liabilities transferred (from AEI and BRL) were carried over from the transferring entity to AEI HoldCo. Due to common control, the MTI cash purchase price of $51,000 paid by AEI HoldCo. to AEI will be recorded as a capital distribution when paid in January, 1998. The accompanying combined financial statements represent the historical accounts of the businesses to be transferred and sold to AEI HoldCo. pursuant to the Exchange and MTI Agreements. Significant "intercompany" transactions and accounts have been eliminated in combination.

     After the consummation of the Exchange Agreement and MTI Agreement, AEI HoldCo. is owned by AEI (50%) and Larry Addington (50%). In addition, Addington Mining, Inc. (AMI), Tennessee Mining Inc. (TMI) and Mining Technologies, Inc.
(MTI) are wholly-owned subsidiaries of AEI HoldCo. while BRL is 77.5% owned by AEI HoldCo. and 22.5% owned by Mitsui Matsushima (Note 3h).

                              AEI HOLDING COMPANY

     Various allocations and carve-out adjustments have been made in the preparation of the accompanying financial statements. Such allocations have been recorded to segregate the historical accounts to reflect the businesses transferred. Management believes that the method used for allocations and carve-out adjustments is reasonable.

     As of December 31, 1995 and 1996, the combined Company owned 90.1% of BRL, and 9.9% is considered minority interest. As of September 30, 1997 the Company owned 69.8% of BRL and 30.2% is considered minority interest (see notes 3h and 15c). No minority interest is recorded in the accompanying statements of assets, liabilities and owners' investment as of December 31, 1995 and 1996 or September 30, 1997 due to BRL having deficit equity.

2.  ACQUISITIONS

A. BOWIE RESOURCES, LIMITED

     Bowie Resources, Limited (BRL) was incorporated on November 4, 1994 and purchased the Bowie #1 mine from Cyprus Orchard Valley Coal Corporation on December 22, 1994 for $200 plus assumption of reclamation liabilities estimated at $4,200. Mining activities commenced during 1995. On January 6, 1995, BRL purchased the Bowie #2 mine from Coors Energy Company for $1,100 and minimum royalty amounts payable from 1997 to 2014. These transactions have been accounted for as a purchase in the accompanying financial statements. The incorporation of BRL on November 4, 1994 represents the commencement of coal mining operations under the common control of Larry Addington which were transferred to AEI HoldCo. pursuant to the Exchange Agreement.

B. ADDINGTON ENTERPRISES, INC.

     On September 22, 1995, in a related party transaction, AEI entered into a stock purchase agreement with Addington Resources, Inc. (ARI) whereby AEI agreed to purchase all the issued and outstanding shares of common stock of ARI's coal mining and technology subsidiaries. In addition, pursuant to an option agreement dated August 4, 1995, AEI agreed to purchase from ARI all the issued and outstanding stock of the ARI subsidiary, TMI, in exchange for a royalty AEI will pay to ARI based on tons of coal delivered under a certain coal sales contract, up to a maximum amount of $12,000 (see Note 8b). The stockholders of AEI had formerly been executive officers and minority owners of ARI.

     These agreements were consummated on November 2, 1995, at which time AEI approved and adopted a plan of merger which provided for the merger of AMI, MTI and TMI into AEI and the cancellation of the subsidiaries' common stock.

     These transactions to acquire the coal mining and technology businesses from ARI have been accounted for as a purchase in the accompanying financial statements. Total coal mining assets and liabilities acquired were $52,614 and $40,235, respectively, at a cost of $12,379. Total technology assets and liabilities acquired were $20,275 and $7,874, respectively at a cost of $12,401.

     Pursuant to the stock purchase agreement with ARI, AEI assumed certain liabilities and contingencies of the acquired subsidiaries that are reflected in the net assets acquired and accompanying notes. Further, AEI has granted indemnification for performance guarantees made by ARI in connection with the sale of certain ARI coal-related subsidiaries in previous years as well as guarantees relating to certain mineral lease royalty obligations and workers' compensation benefits. The Company believes no significant obligation will result relating to the ARI indemnification. The obligations of AEI under the above agreement were transferred to AEI HoldCo. pursuant to the Exchange Agreement.

                              AEI HOLDING COMPANY

     The retention of non-coal mining properties has been accounted for as a distribution of net assets to owners of $5,220 effective November 2, 1995. Accordingly, the accompanying financial statements exclude such balances and activities related to non-coal mining properties.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND GENERAL

A. MANAGEMENT'S USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

B. COMPANY ENVIRONMENT AND RISKS

     The Company's principal business activities consist of surface and deep mining and marketing of bituminous coal, performance of contract mining for third parties, construction and licensing of mining equipment, as well as leasing and repairing mining equipment. These operations are primarily located in Kentucky, Tennessee and Colorado.

     The Company in the course of its business activities is exposed to a number of risks including: the possibility of the termination or alteration of sales contracts, fluctuating market conditions of coal and transportation costs, competitive industry and over capacity, changing government regulations, loss of key employees and the ability of the Company to obtain financing, necessary mining permits and control of adequate recoverable mineral reserves. In addition, adverse (wet) weather and geological conditions tends to increase mining costs. Precipitation is generally highest at most of the Company's mining operations in early spring and late fall. Through September 30, 1997, Larry Addington has provided supplemental financing to fund the Company's growth and new mine development. The Company is also exposed to risks associated with a highly leveraged organization.

C. INVENTORIES

     Inventories are stated at average cost, which approximates first-in, first-out (FIFO) cost, and does not exceed market.

D. ADVANCE ROYALTY PAYMENTS (INCLUDED IN PREPAID EXPENSES AND OTHER AND OTHER NON-CURRENT ASSETS)

     The Company is required, under certain royalty lease agreements, to make minimum royalty payments whether or not mining activity is being performed on the leased property. These minimum payments are recoupable once mining begins on the leased property. The Company capitalizes these minimum royalty payments and amortizes them once mining activities begin or expenses them when the Company has ceased mining or has made a decision not to mine on such property. Included in prepaid expenses and other is $1,965, $1,529 and $2,427 for 1995, 1996 and 1997, respectively, relating to advanced royalties.

E. DEPRECIATION AND AMORTIZATION

     Property, plant and equipment are recorded at cost, including construction overhead and interest, where applicable. Expenditures for major renewals and betterments are capitalized while expenditures for maintenance and repairs are expensed as incurred. Depreciation and amortization are provided using either the

                              AEI HOLDING COMPANY
straight-line or units of production method with estimated useful lives under the straight-line method comprising substantially the following ranges:

                                                               YEARS
                                                              --------
Buildings...................................................  10 to 45
Mining and other equipment and related facilities...........   2 to 20
Transportation equipment....................................   2 to  7
Furniture and fixtures......................................   3 to 10

     Mineral reserves and mine development costs (included in Property, Plant and Equipment) are amortized using the units-of-production method, based on estimated recoverable reserves.

     Financing costs (included in other non-current assets) are being amortized using the straight-line method, over the life of the related debt, which approximates the effective interest method.

F. RESTRICTED CASH (INCLUDED IN PREPAID EXPENSES AND OTHER AND OTHER NON-CURRENT ASSETS)

     The Company pays amounts as required by various royalty agreements. Certain of these agreements have been disputed by third parties, requiring that cash be paid into an escrow account until the rightful recipient is determined.

G. COAL MINE RECLAMATION AND MINE CLOSURE COSTS

     The Company estimates its future cost requirements for reclamation of land where it has conducted surface and deep mining operations, based on its interpretation of the technical standards of regulations enacted by the U.S. Office of Surface Mining, as well as state regulations.

     The Company accrues for the cost of final mine closure over the estimated useful mining life of the property. These costs relate to reclaiming the pit and support acreage at surface mines and sealing portals at deep mines. Other costs common to both types of mining are related to reclaiming refuse and slurry ponds. The Company accrues for current mine disturbance which will be reclaimed prior to final mine closure. The establishment of the final mine closure reclamation liability and the current disturbance is based upon permit requirements and requires various estimates and assumptions, principally associated with cost and production levels. Annually, the Company reviews its entire environmental liability and makes necessary adjustments, including mine plan and permit changes and revisions to cost and production levels to optimize mining and reclamation efficiency. The economic impact of such adjustments is recorded to cost of coal sales. Although the Company's management believes it is making adequate provisions for all expected reclamation and other costs associated with mine closures, future operating results would be adversely affected if such accruals were later determined to be insufficient.

H. INCOME TAXES AND BOWIE RESOURCES, LTD. SALE OF INTEREST

     For 1995 and 1996, AEI and BRL have each elected to be recognized as an S corporation under the Internal Revenue Code and similar state statutes. As a result, AEI and BRL are not subject to income taxes and their taxable income or loss is reported in the stockholders' individual tax returns. Accordingly, the historical excess of operating revenues over expenses presented in the accompanying financial statements is exclusive of an income tax provision for 1995 and 1996. See Notes 15 and 17.

     In April 1997, BRL's shareholders (Larry Addington (90%) and Harold Sergent (10%) entered into an agreement to sell collectively 22.5% of their shares of BRL common stock to Mitsui Matsushima (Mitsui). Upon consummation of this agreement, BRL's S corporation status was terminated. Upon such termination, BRL was required to record deferred taxes for differences in book versus tax asset and liability basis. The net deferred tax liability in April 1997 was $1,600 and was recorded as an increase to income tax provision.

                              AEI HOLDING COMPANY

     In connection with the Mitsui transaction, the Company entered into a Shareholders Agreement with Mitsui which includes BRL stock transfer and lien restrictions, right of first refusal on share trades and a reciprocal put clause. The reciprocal put would be triggered in the event of a Board of Directors impasse (as defined) and provides for conditions whereby the Company may be required to purchase from Mitsui their BRL shares or sell to Mitsui the Company's BRL shares based on the fair market value of the shares. The Mitsui transaction also contained a Marketing Agreement between BRL and Mitsui whereby Mitsui received the exclusive right to market BRL coal within Japan and market up to 22.5% of excess available BRL production.

I. REVENUE RECOGNITION

     Most of the Company's revenues have been generated under long-term coal sales contracts with electric utilities or other coal-related organizations, primarily in the eastern United States. Revenues are recognized on coal sales in accordance with the sales agreement, which is usually when the coal is shipped to the customer and title is passed. The Company also rents and sells equipment and provides repair and contract mining services, and the revenue from such rental, sale and service is recognized when earned. Revenue from the construction of mining equipment is recognized on a percentage of completion basis. The Company grants credit to its customers based on their creditworthiness and generally does not secure collateral for its receivables.

     Included in 1995 revenues is $6,000 related to a sale of equipment purchased for immediate resale. A gross profit on sale of approximately $2,800 was realized.

     For the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, revenue components were as follows:

                                                       1995        1996        1997
                                                      -------    --------    --------
Coal Sales..........................................  $22,139    $ 98,156    $111,615
Equipment Sales.....................................    6,000       7,835       4,672
Other (contract mining, rental, repair, etc.).......    3,555      17,209       7,794
                                                      -------    --------    --------
     Total..........................................  $31,694    $123,200    $124,081
                                                      =======    ========    ========

J. OWNERS' INVESTMENT (DEFICIT)

     The owners' equity accounts (retained earnings and additional capital) for legal entities (BRL) which have been carried over from the transferor (Note 1) have remained unchanged as presented within the accompanying combined statements of owners' investment (deficit).

     The businesses transferred from AEI have operated as divisions and, accordingly, the equity account changes (earnings (loss) and owners' contributions and distributions) have been presented within additional capital in the accompanying combined statements of owners' investment (deficit).

K. ASSET IMPAIRMENT

     If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed. If this review indicates that the value of the asset will not be recoverable, as determined based on projected undiscounted cash flows related to the asset over its remaining life, then the carrying value of the asset is reduced to its estimated fair value.

                              AEI HOLDING COMPANY

L. RECLASSIFICATIONS

     Certain reclassifications of prior year amounts were made to conform with the current year presentation with no effect on previously reported excess of revenues over expenses or owners' investment (deficit).

M. STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, the Company considers investments having maturities of three months or less at the time of the purchase to be cash equivalents.

     Supplemental disclosure:

                                                            1995      1996      1997
                                                           ------    ------    ------
Cash paid for interest, net of $243, $246, and $150
  capitalized for 1995, 1996, and 1997, respectively.....  $  791    $5,357    $4,826

     Two capital lease transactions aggregating $6,587 in new debt and increases to property, plant and equipment have been excluded from the 1995 Statement of Cash Flows. The 1997 Statement of Cash Flows is exclusive of non-cash property additions of $766, non-cash capitalized royalties of $1,433 and non-cash capitalized loan fees of $439.

     The impact of the acquisition of ARI's mining and technology business as described in Note 2b, at a net cost of $24,780 has been excluded from the 1995 Statement of Cash Flows. In addition, the distribution to owners of non-coal mining properties of $5,220 has been excluded from the 1995 Statement of Cash Flows.

4. INVENTORIES

     As of December 31, 1995 and 1996 and September 30, 1997 inventories consisted of the following:

                                                         1995       1996       1997
                                                        -------    -------    -------
Coal and deferred overburden..........................  $ 4,165    $ 6,716    $12,915
Supplies and parts....................................    7,121      7,620      7,726
Other.................................................       --         --         59
                                                        -------    -------    -------
                                                        $11,286    $14,336    $20,700
                                                        =======    =======    =======

5.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment, including mineral reserves and mine development costs, at December 31, 1995 and 1996 and September 30, 1997 are summarized by major classification as follows:

                                                         1995       1996       1997
                                                        -------    -------    -------
Land..................................................  $ 1,553    $ 1,570    $ 1,670
Mining and other equipment and related facilities.....   43,460     50,194     51,825
Mine development costs................................    3,137     10,511     19,879
Mineral reserves......................................    6,008      6,045      5,809
Transportation equipment..............................    2,968      2,958      3,102
Furniture and fixtures................................      356        462        200
Mine development in process...........................    1,499      2,277      8,459
Construction work in process..........................    5,389      2,637      4,058
                                                        -------    -------    -------
                                                         64,370     76,654     95,002
Less accumulated depreciation and amortization........   (2,208)   (10,284)   (16,033)
                                                        -------    -------    -------
Net property, plant and equipment.....................  $62,162    $66,370    $78,969
                                                        =======    =======    =======

                              AEI HOLDING COMPANY

     Included in property, plant and equipment is $6,888 for 1995, $4,914 for 1996 and $12,517 for 1997 related to development and construction projects for which depreciation and amortization have not yet commenced. During the development phase, mining revenues are recorded as a reduction in development costs. The Company reviews the realization of these projects on a periodic basis.

6.  ACCRUED EXPENSES AND OTHER

     Significant accrued expenses as of December 31, 1995 and 1996 and September 30, 1997 include:

                                                           1995      1996      1997
                                                          ------    ------    -------
Payroll, Bonus and Vacation.............................  $1,401    $1,690    $ 5,116
Royalties...............................................   1,353     1,107      1,204
Property Taxes..........................................     415       950      1,184
Interest................................................     382       702      1,141
Workers Compensation and Insurance......................     956       711        435
Reclamation and Excise Taxes............................     288       504        609
Other...................................................   2,801     1,586      1,716
                                                          ------    ------    -------
                                                          $7,596    $7,250    $11,405
                                                          ======    ======    =======

7.  DEBT

A. REVOLVING LINE OF CREDIT

     In connection with the acquisition discussed in Note 2b, the Company entered into a financing agreement with a bank which includes a revolving line of credit and a term note maturing October 2003 (Note 7b). The revolving line of credit allows the Company short-term borrowings generally equal to 90% of eligible accounts receivable plus 60% of eligible coal inventory, up to a maximum line of credit of $15,000, bearing interest at prime plus .5% or the LIBOR rate plus 2.75%, and is secured by substantially all of the Company's assets. As part of the agreement, the Company has available up to $1,500 that can be used for letters of credit that would offset the available balance on the line of credit. As of December 31, 1995 and 1996, there are no outstanding letters of credit with this bank.

     The line of credit expires in October 1998 with no single advance remaining outstanding for a period in excess of three years. However, the Company is required to maintain a lock-box with the lender, whereby lock-box receipts are applied against any outstanding borrowings on the line of credit. Accordingly, the line of credit is classified as a current liability for 1995 and 1996. Due to this line of credit being refinanced during November 1997 with proceeds from $200,000 Senior Notes maturing in 2007 (see note 15a), the balance is included as a non-current liability as of September 30, 1997.

     As of December 31, 1995 and 1996 approximately $4,326 and $8,584, respectively, were outstanding under this line of credit, approximately, $4,326 and $3,584, respectively, of which was at the prime-driven rate (8.75%), and $0 and $5,000, respectively, of which was at the LIBOR-driven rate (8.25%), leaving borrowing availability under this line of approximately $6,416 at December 31, 1996. As of September 30, 1997 $12,138 was outstanding under this line of credit with the entire balance at the prime-driven rate (9.00%).

     In connection with the above financing agreement, which has been personally guaranteed by certain of AEI's stockholders up to $10,000 and 500,000 shares of their ARI stock (subsequently converted to 450,000 shares of Republic Industries, Inc. stock), the Company has agreed to certain restrictive covenants which, among others, limits the amount of capital expenditures the Company can make, limits its ability to incur additional indebtedness, and requires the Company to maintain certain, as defined, financial ratios. As of December 31, 1996, the Company was not in compliance with one debt covenant and had received a waiver from the lending institution relating to this covenant. See Note 15.

                              AEI HOLDING COMPANY

B. LONG-TERM DEBT

     Long-Term debt as of December 31, 1995 and 1996 and September 30, 1997 consisted of the following:

                                                             1995      1996      1997
                                                            -------   -------   -------
Note payable to bank, secured by substantially all of the
  Company's assets and common stock of related party
  companies, with monthly principal and interest payments
  of $457, bearing interest at 8.801%, due October 2003
  (see Note 7a for owner guarantees and restrictive
  covenants) (Refinanced with proceeds from $200,000
  Senior Notes maturing in 2007 -- see note 15a)..........  $29,884   $28,198   $25,900
Payable to owner, unsecured, bearing interest at 9.25%,
  with principal and interest due on demand after January
  1, 1998 (Refinanced with proceeds from $200,000 Senior
  Notes maturing in 2007 -- see note 15a).................       --     5,683     6,115
Payable to owner, unsecured, bearing interest at 9.25%,
  with principal and interest due on demand after January
  1, 1998 (Refinanced with proceeds from $200,000 Senior
  Notes maturing in 2007 -- see note 15a).................       --     2,000    21,975
Note payable to a finance company, secured by assets of
  Bowie #1 mine, guaranteed by certain owners, payable in
  monthly installments of $56 through February 27, 2000,
  bearing interest at LIBOR plus 3.3%, (8.675% at December
  31, 1996, 8.93% at December 31, 1995). This note was
  retired early in 1997...................................    2,000     2,000        --
Payable to credit corporation, with monthly principal and
  interest payments of $264, bearing interest at 5.05%,
  due December 1997 (Refinanced with proceeds from
  $200,000 Senior Notes maturing in 2007 -- see note
  15a)....................................................       --     1,564     1,512
Payable to owner, unsecured, bearing interest at 5.57%,
  with principal and interest due on demand after January
  1, 1998 (Refinanced with proceeds from $200,000 Senior
  Notes maturing in 2007 -- see note 15a).................    1,001     1,000     1,000
Note payable to a company, secured by land, mineral
  reserves and other assets of the Bowie #2 mine,
  guaranteed by a stockholder, payable in annual
  installments of $300, bearing interest at a variable
  rate (9.3% at December 31, 1996, 9.25% at December 31,
  1995), final payment due December 1998, retired early in
  1997....................................................      900       600        --
Note payable to a related party, unsecured, bearing
  interest at 9.25% with principal and interest due on
  March 24, 1998 (Refinanced with proceeds from $200,000
  Senior Notes maturing in 2007 -- see note 15a)..........       --        --       900

                              AEI HOLDING COMPANY

                                                             1995      1996      1997
                                                            -------   -------   -------
Note payable to bank, secured by substantially all of the
  Non-Guarantor subsidiary's assets and common stock, with
  monthly interest payments beginning July 1, 1997 and
  quarterly principal payments of $350 beginning June 30,
  1998 with a $75 step up for the first 3 years, bearing
  interest at Prime + 0.25% (8.75% at September 30, 1997),
  due May 31, 2004. Included in balance is $1,506 related
  to line of credit (8.75%) (Refinanced with proceeds from
  $200,000 Senior Notes maturing in 2007 -- see note
  15a)....................................................  $    --   $    --   $10,444
Line of Credit (see note 7a) (Refinanced with proceeds
  from $200,000 Senior Notes maturing in 2007 -- see note
  15a)....................................................       --        --    12,138
Note payable to owner, unsecured, bearing interest at 12%,
  with principal and interest due on demand...............      132        32        32
Other (Refinanced with proceeds from $200,000 Senior Notes
  maturing in 2007 -- see note 15a).......................      541       175       114
                                                            -------   -------   -------
          Total...........................................   34,458    41,252    80,130
          Less Current Portion............................    6,816     5,778        32
                                                            -------   -------   -------
                                                            $27,642   $35,474   $80,098
                                                            =======   =======   =======

     After refinancing during November 1997 with proceeds from $200,000 Senior Notes maturing in 2007 (see note 15a), principal payments required for long-term debt after September 30, 1997 are as follows:

PERIOD ENDED DECEMBER 31,
-------------------------
Three months ended 1997.....................................  $    --
Year ended 1998.............................................       32
Year ended 1999.............................................       --
Year ended 2000.............................................       --
Year ended 2001.............................................       --
Year ended 2002.............................................       --
Thereafter..................................................   80,098
                                                              -------
                                                              $80,130
                                                              =======

C. LETTERS OF CREDIT

     The Company has letters of credit amounting to $384 to cover certain self-insured insurance claims.

8.  COMMITMENTS AND CONTINGENCIES

A. COAL SALES CONTRACTS

     As of September 30, 1997, the Company had commitments to deliver scheduled base quantities of coal annually to four customers. The contracts expire in 2002, 2003, 2004 and 2005, with the Company contracted to supply a minimum of approximately 33 million tons of coal over the remaining lives of the contracts at prices which are at or above market. Certain of the contracts have sales price adjustment provisions, subject to certain limitations and adjustments, based on changes in specified production costs. Larry Addington has guaranteed the Company's obligations under one of the coal sales contracts.

                              AEI HOLDING COMPANY

B. LEASES

  Lease Cost

     The Company has various operating and capital leases for mining, transportation and other equipment. Lease expense for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997 was approximately $800, $6,000, and $5,200 (net of amount capitalized in mine development cost of $1,500), respectively. Property under capital leases included in property, plant, and equipment in the accompanying balance sheet at December 31, 1995, 1996, and September 30, 1997 was approximately $18,400, $21,200, and $21,400, respectively, less accumulated depreciation of approximately $300, $2,780, and $5,040, respectively. Depreciation of assets under capital leases is included in depreciation expense.

     The Company also leases coal reserves under agreements that call for royalties to be paid as the coal is mined. Total royalty expense for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997 was approximately $1,900, $11,200, and $10,500, respectively. Certain agreements require minimum annual royalties to be paid regardless of the amount of coal mined during the year. However, such agreements are generally cancelable at the Company's discretion. The assets of the Bowie #2 mine are held as collateral for one of these agreements. As discussed in Note 2b, the Company had committed to pay a royalty to ARI as coal is delivered under a certain coal sales contract. This royalty had been recorded as an expense and liability as the coal was delivered ($1.00 per ton) until ARI (a subsidiary of Republic Industries, Inc.) and TMI agreed to settle the royalty obligation for a one-time payment of $2,000, which has been accrued in the accompanying September 30, 1997 financial statements. The difference between the $2,000 settlement obligation and liabilities previously recognized is recorded as a prepaid royalty in the September 30, 1997 financials.

     Approximate future minimum lease and royalty payments are as follows:

PERIOD ENDED DECEMBER 31,                               ROYALTIES    OPERATING    CAPITAL
-------------------------                               ---------    ---------    -------
3 months ended 1997...................................   $ 3,748      $2,099      $ 1,219
Year ended 1998.......................................     3,028       8,401        6,438
Year ended 1999.......................................     2,228       7,079        3,005
Year ended 2000.......................................     1,528       6,566          397
Year ended 2001.......................................     1,680       4,484          397
Year ended 2002.......................................     1,500       2,045          397
Thereafter............................................    20,760       1,137        1,235
                                                                                  -------
Total minimum lease payments..........................                             13,088
Less -- amount representing interest..................                              1,583
                                                                                  -------
Present value of minimum lease payments...............                             11,505
Less -- current portion...............................                              4,043
                                                                                  -------
                                                                                  $ 7,462
                                                                                  =======

  Lease Income

     During 1996, the Company leased mining equipment to related and non-related parties. Approximately $3,970 and $1,700 respectively for 1996 from these leases is included in revenues. The leases expired during 1996.

C. LEGAL MATTERS

     The Company is named as defendant in various actions in the ordinary course of its business. These actions generally involve disputes related to contract performance, property boundaries, mining rights, blasting

                              AEI HOLDING COMPANY
damages, personal injuries and royalty payments, as well as other civil actions that could result in additional litigation or other adversary proceedings.

     On June 14, 1996, Robert C. Billips, d/b/a Peter Fork Mining Company, sued the Company in the Circuit Court of Pike County, Kentucky, claiming the Company breached a lease with Billips in Pike County, Kentucky, caused Billips to lose business opportunities, and committed waste on Billips' property. The Company has admitted that it entered into a lease with Billips, but denies that it breached the lease, caused a loss of business opportunities, or committed waste. Instead, the Company claims that it mined all minable and merchantable coal (as defined in the lease) on the leased property, and, therefore, had no further obligations under the lease. Legal discovery is underway and no trial date has been set. The Company intends to defend the claims vigorously, and at this time it is not possible to predict the likely outcome of the claims.

     While the final resolution of any matter may have an impact on the Company's financial results for a particular reporting period, management believes that the ultimate disposition of these matters will not have a materially adverse effect upon the financial position of the Company.

D. COMMISSIONS

     The Company has entered into four separate agreements to pay commissions based on coal tonnages shipped to specified customers. Two agreements pay 14c and 16c per ton, respectively, to a related party and a third agreement pays 25c per ton to an unrelated company. The costs are expensed as the coal is delivered. On January 30, 1997 (and amended on February 5, 1997), the Company entered into a five year Sales and Agency Agreement with Bowie Coal Sales LLC, which is owned by a related party, whereby the Company pays a 20c per ton commission on certain coal sales contracts.

E. CONTRACT MINING AGREEMENTS

     BRL has entered into an agreement with Sherpa Paonia, Inc. (Sherpa) whereby Sherpa provides mining services at a rate of $10.50 per clean ton mined. This agreement has no minimum quantity requirements and may be terminated by either party.

     The Company has entered into contract mining agreements with Ikerd-Bandy Co., Inc. and Martiki Coal Corporation in February 1997 and May 1997 respectively. The Company provides mining services to Ikerd-Bandy for $5.50 per ton and continues until all mineable coal is removed (see note 15d). The Company provides mining services to Martiki for $13.00 per ton, and continues for the lesser of three years or until all mineable coal is removed. Neither contract has minimum tonnage requirements and may be terminated by either party.

F. ENVIRONMENTAL MATTERS

     Based upon current knowledge, the Company believes that it is in material compliance with environmental laws and regulations as currently promulgated (also, see note 3g). However, the Company is aware of leakage that has occurred from a secondary containment structure for motor oil tanks at a shop area in Kentucky. The extent of contamination is not known at this time. In addition, the exact nature of environmental control problems, if any, which the Company may encounter in the future cannot be predicted, primarily because of the increasing number, complexity and changing character of environmental requirements that may be enacted by federal and state authorities.

G. PERFORMANCE BONDS

     The Company has outstanding performance bonds of approximately $60,000 as of September 30, 1997, to secure workers' compensation, reclamation and other performance commitments.

                              AEI HOLDING COMPANY

H. BONUS

     During 1997 the Company had an informal bonus arrangement in place for certain of its employees whereby a cash bonus, determined in the sole discretion of the Company, will be paid near yearend. The Company has paid approximately $2,000 in December 1997 and expects to pay a similar amount in January 1998. Accordingly, $3,000 has been accrued in the accompanying September 30, 1997 Statement of Operating Revenues and Expenses.

9.  MAJOR CUSTOMERS

     The Company had sales to the following major customers that in any period exceeded 10% of revenues:


                                      1995                                  1996
                       -----------------------------------   -----------------------------------
                                  PERCENTAGE    YEAR END                PERCENTAGE    YEAR END
                                   OF TOTAL    RECEIVABLE                OF TOTAL    RECEIVABLE
                       REVENUES    REVENUES      BALANCE     REVENUES    REVENUES      BALANCE
                       --------   ----------   -----------   --------   ----------   -----------
Customer A...........   $4,156        13%        $2,076      $27,019        22%        $2,350
Customer B...........    3,648        12%         1,787       21,577        18%         6,603
Customer C...........    7,902        25%           478           NA        NA             NA
Customer D...........    6,000        19%            --           NA        NA             NA
Customer E...........       NA        NA             NA       22,547        18%           593
Customer F...........       NA        NA             NA           NA        NA             NA

                               NINE MONTHS ENDED
                               SEPTEMBER 30, 1997
                       ----------------------------------
                                                 PERIOD
                                  PERCENTAGE      END
                                   OF TOTAL    RECEIVABLE
                       REVENUES    REVENUES     BALANCE
                       --------   ----------   ----------
Customer A...........  $16,396        13%        $1,470
Customer B...........   26,577        21%         8,728
Customer C...........       NA        NA             NA
Customer D...........       NA        NA             NA
Customer E...........   16,241        13%         4,284
Customer F...........   13,632        11%         2,417

10.  WORKERS' COMPENSATION AND BLACK LUNG

     The operations of the Company are subject to the Federal Coal Mine Health and Safety Act of 1969, as amended, and the related state workers' compensation laws. These laws provide for the payment of benefits to disabled workers and their dependents, including lifetime benefits for pneumoconiosis (black lung).

     In connection with the acquisition described in Note 2a, the Company entered into an insurance policy to cover workers compensation and black lung claims. The Company is not obligated for such pre-acquisition claims.

     In connection with the acquisition described in Note 2b, the Company entered into an insurance policy to cover any post-acquisition workers' compensation and black lung claims. This policy, however, does not cover pre-existing claims and claims incurred prior to November 2, 1995 and yet to be reported. The estimated undiscounted obligations for these acquired self-insured claims are included in accrued expenses and other (Note 6) and other non-current liabilities in the accompanying balance sheets.

11.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The book values of cash and cash equivalents, accounts receivables and accounts payable are considered to be representative of their respective fair values because of the immediate short-term maturity of these financial instruments. The book value of the Company's debt instruments approximate fair value given the refinancing in November, 1997.

                              AEI HOLDING COMPANY

12.  RELATED PARTY TRANSACTIONS AND BALANCES

     The Company has dealt with certain companies or individuals which are related parties either by having stockholders in common or because they are controlled by stockholders/officers of the Company or by relatives of stockholders/officers of the Company. In addition to related party transactions and balances described elsewhere, the following related party transactions and balances are summarized and approximated as follows below:

                                                                       NINE MONTHS ENDED
                                                    1995      1996     SEPTEMBER 30, 1997
                                                   ------    -------   ------------------
Revenues, costs and expenses:
  Equipment Sales................................  $   --    $ 7,010         $ 4,672
  Repair and Maintenance Income..................      --      2,954             669
  Property sales.................................      --         --             145
  Equipment Rental Income........................      90      4,369             336
  Management Fee Income..........................      24        165             150
  Flight fee income..............................     443        442             545
  Cancellation fee income........................      --         --           1,592
  Trucking expense...............................   1,396     13,521          13,024
  Repair and maintenance expense.................      --      4,916           3,237
  Equipment rental expense.......................      --      1,429           1,657
  Consultant fees................................      --        180             135
  Interest expense...............................      --        427           1,276
  Commission expense.............................     185         91              31
  Administrative and miscellaneous expense.......      18         58             200
Assets:
  Accounts receivable............................   2,804      4,814           8,202
Liabilities:
  Accounts payable...............................      --      6,094           3,850
  Interest payable...............................      --        393             817
  Commission payable.............................      33         19               3

     The Company leases mining equipment and aircraft as well as constructs, repairs and sells equipment to related parties. The Company employs related parties for trucking, consulting, equipment rental and repair and other administrative services. The Company has also advanced funds to related parties as well as borrows from related parties (Note 7). In addition, BRL has guaranteed certain contractual obligations of a related party. Equipment sales (listed above) are primarily to a related party in Australia that performs contract mining using the Highwall Miner.

     For 1997, the Company earned $1,592 in fees when a related party cancelled a mining arrangement with the Company.

13.  NEW ACCOUNTING STANDARD

     Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS No. 121). The new standard requires that long-lived assets and certain identified intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing such impairment reviews, companies are required to estimate the sum of future cash flows from an asset and compare such amount to the asset's carrying amount. Any excess of carrying amount over expected cash flows will result in a possible write-down of an asset to its fair value. Adopting SFAS No. 121 had no impact on the Company's financial position or results of operations.

                              AEI HOLDING COMPANY

14.  DEFINED CONTRIBUTION PLAN

     The Company has a qualifying 401(k) savings plan covering substantially all employees. Under the plan the company is not required to make any contributions and no contributions were made for the years ended December 31, 1995 and 1996 or the nine months ended September 30, 1997.

15.  SUBSEQUENT EVENTS

A. ISSUANCE OF SENIOR NOTES, BRIDGE FINANCING, NEW CREDIT FACILITY AND DEBT EXTINGUISHMENT

     As discussed in Note 1, in November 1997, AEI HoldCo. issued an Offering Memorandum to obtain $200,000 in debt in the form of 10 percent Senior Notes, maturing in 2007, in a private placement. The Senior Notes Indenture was consummated on November 12, 1997. Virtually all of the Company's outstanding long-term debt at September 30, 1997 (Note 7b) was retired with proceeds from the Senior Notes. Other uses of Senior Note proceeds are expected as follows: debt issuance costs, debt retirement costs, acquisition of MTI (Note 1), acquisition of BRL 7.7% minority interest (Note 1), acquisition of Ikerd-Bandy Co. (Note 15d), acquisition of Leslie Resources (Note 15g) and future acquisitions.

     Upon a change in control (as defined), the Company will be required to make an offer to purchase all outstanding Senior Notes at 101% of the principal amount. The Senior Notes will be unconditionally guaranteed by each of the Company's current and future subsidiaries, other than BRL (Note 16). In addition to containing various financial covenants, the Indenture will restrict, among other things, additional indebtedness, issuance of preferred stock, dividend payments, sale of subsidiaries and affiliate transactions.

     During October 1997, in anticipation of closing of the Senior Notes Indenture, the Company entered into a $50,000 secured bridge financing arrangement with NationsBank of Texas, N.A. The bridge financing was used to refinance existing term loans and lines of credit as well as for the acquisition of Ikerd-Bandy Co., Inc. discussed in Note 15d below. This bridge note had a term of 90 days and was repaid with the proceeds obtained through the Senior Notes.

     The Company has entered into a Loan and Security Agreement (the "New Credit Agreement") with NationsBank of Texas, N.A., as administrative agent, and other lending institutions (the "Lenders"), which provides the Company with a $50,000 credit facility (the "New Credit Facility"), guaranteed by the Company (excluding BRL). The New Credit Facility includes a $5,000 sub-limit for the issuance of standby letters of credit. Consummation of the New Credit Agreement was simultaneous with that of the Senior Notes Indenture. In addition to containing various financial covenants, the New Credit Facility will restrict, among other things, additional indebtedness, sale of assets, business combinations, debt prepayments, dividends and affiliate transactions. In connection with financing the acquisition of MTI (Note 1), the Company has borrowed $25,000 on the New Credit Facility. A waiver regarding a net worth covenant was obtained in connection with this borrowing.

     Indebtedness of the Company under the New Credit Facility is secured by all of the capital stock of AEI HoldCo., 77.5% of the capital stock of BRL and all the capital stock of each of the subsidiaries of the Company, other than BRL. The Lenders also receive a security interest in all other present and future assets and properties of the Company and its subsidiaries, except for BRL. In the event that BRL receives any proceeds under the New Credit Facility, such BRL Loans shall be evidenced by a promissory note executed by BRL in favor of the Company in a form acceptable to the Lenders and shall be secured by liens on all of the present and future assets of BRL. The BRL Note and such liens shall be pledged to the Lenders. The Senior Notes will be effectively subordinated to the borrowings outstanding under the New Credit Facility. The New Credit Facility matures in 2002.

     Upon early extinguishment of the Company's previously outstanding credit facility and bridge financing, the Company expensed in November, 1997 approximately $1,550 of prepayment penalties and bridge

                              AEI HOLDING COMPANY
financing costs and $190 of deferred debt issuance costs. In connection with the financing transactions described above, the Company has committed to pay a fee of $4,375 to a related party.

B. RECORDING DEFERRED TAXES FOR AEI TRANSFER

     Upon consummation of the Exchange Agreement described in Note 1, the mining businesses transferred from AEI (as an S corporation) will require that deferred taxes be recorded by AEI HoldCo. (as a C corporation). The net deferred tax liability at September 30, 1997 is estimated at $13,500 and will be recorded as an increase to income tax provision upon the actual transfer (in November 1997) of the net assets from AEI to AEI HoldCo.

Upon consummation in January 1998 of the MTI Agreement described in Note 1, the technology business transferred from AEI (as an S corporation) will initially require that a deferred tax asset of $150 be recorded with a corresponding decrease in income tax provision for the change in tax status. In addition, because the tax basis of the MTI net assets transferred are being stepped up for tax purposes, but not book (a taxable pooling), the resulting deferred tax benefit of approximately $12,000 will be recorded in January 1998 with a corresponding increase in equity.

C. CHANGE IN MINORITY INTEREST OF BOWIE RESOURCES, LTD.

     In November 1997, in connection with the Offering Memorandum described in
Note 1, the Company purchased a 7.7% ownership interest in BRL from Harold Sergent for $2,000, bringing the Company's total interest in BRL to 77.5%.

D. PURCHASE OF IKERD-BANDY CO., INC.

     In October 1997, the Company acquired all of the outstanding capital stock of Ikerd-Bandy Co., Inc., a coal mining operation with operations in eastern Kentucky, for the purchase price of approximately $12,000.

E. EMPLOYMENT AGREEMENTS

     During September 1997 and November 1997, the Company entered into employment agreements with two individuals for Chief Executive Officer (CEO) and Vice President of Western Operations (VP--WO). These agreements expire in September 2000 and contain termination benefits and other matters. Upon a change in control of the Company (as defined) the CEO and VP--WO will receive 7.5% and 2.5%, respectively, of the then issued and outstanding stock of AEI. It is planned for these agreements to be assigned to AEI HoldCo.

F. SURFACE MINING AGREEMENT WITH MID-VOL LEASING, INC.

     Effective November 1997, the Company entered into an agreement with Mid-Vol Leasing, Inc. whereby the Company would surface mine all mineable coal from certain properties owned by Mid-Vol Leasing. The Company is to produce and deliver 50,000 to 60,000 tons a month (pending mining conditions but at a minimum 120,000 tons over any three consecutive months) for a base rate of $23 per ton. The Company is responsible for all costs of mining including haulage to the loadout facility and reclamation of mined properties.

G. PURCHASE OF LESLIE RESOURCES

     In December 1997, the Company reached an agreement to acquire the stock of Leslie Resources, Inc. and Leslie Resources Management, Inc., (collectively, Leslie Resources) a coal mining business with operations in eastern Kentucky, for the purchase price of approximately $20,000.

                              AEI HOLDING COMPANY

H. AEI HOLDING COMPANY, INC. SHARES AUTHORIZED, ISSUED AND OUTSTANDING

     On November 12, 1997 in conjunction with the consumation of the Exchange Agreement (see note 1) AEI HoldCo. issued 98 additional shares of $.01 par value common stock bringing the total issued and outstanding shares to 100.

     In December the Company increased authorized shares from 1,000 to 100,000 and declared a 528 to 1 stock split bringing the issued and outstanding shares to 52,800.

I. STOCK OPTIONS

     The Company has initiated plans to offer up to 50% of the issued and outstanding stock of AEI HoldCo. to various employees and advisors. The option purchase price will be based on fair value and its exercise will contain various restrictions. The Company expects to have Stock Option Plan Agreements completed in early 1998. The Company also plans to account for its stock options under APB 25 with disclosures pursuant to SFAS No. 123.

16.  SUBSIDIARY GUARANTEES

     The following table summarizes the financial position and operating results for the Company regarding its guarantor and non-guarantor subsidiaries as of and for the years ended December 31, 1995 and 1996 and as of and for the nine months ended September 30, 1997.

                                                                    NON-
                                                 GUARANTOR       GUARANTOR       COMBINING
                                                SUBSIDIARIES    SUBSIDIARIES    ADJUSTMENTS     TOTAL
                                                ------------    ------------    -----------    -------
DECEMBER 31, 1995:
ASSETS, LIABILITIES AND OWNERS' INVESTMENT
  (DEFICIT):
Total current assets..........................    $21,547         $ 7,384          $(449)      $28,482
Properties, net...............................     52,338           9,824             --        62,162
Other assets..................................      1,615              --             --         1,615
                                                  -------         -------          -----       -------
          Total assets........................    $75,500         $17,208          $(449)      $92,259
                                                  =======         =======          =====       =======
Total current liabilities including current
  portion of long-term debt and capital
  leases......................................    $26,659         $ 7,857          $(449)      $34,067
Long-term debt and capital leases, less
  current portion.............................     38,599           5,324             --        43,923
Other liabilities.............................     14,760           4,240             --        19,000
                                                  -------         -------          -----       -------
          Total liabilities...................     80,018          17,421           (449)       96,990
                                                  -------         -------          -----       -------
Total owners' investment (deficit)............     (4,518)           (213)            --        (4,731)
                                                  -------         -------          -----       -------
Total liabilities and owners' investment
  (deficit)...................................    $75,500         $17,208          $(449)      $92,259
                                                  =======         =======          =====       =======

                              AEI HOLDING COMPANY

                                                                    NON-
                                                 GUARANTOR       GUARANTOR       COMBINING
                                                SUBSIDIARIES    SUBSIDIARIES    ADJUSTMENTS     TOTAL
                                                ------------    ------------    -----------    -------
OPERATING RESULTS (1995):
Revenues......................................    $14,516         $17,178          $  --       $31,694
Costs and expenses............................     12,670          16,305             --        28,975
                                                  -------         -------          -----       -------
          Income from operations..............      1,846             873             --         2,719
Interest and other, net.......................       (626)           (286)            --          (912)
                                                  -------         -------          -----       -------
          Excess of operating revenues over
            expenses before minority
            interest..........................      1,220             587             --         1,807
Less -- Minority interest.....................         --              --             59            59
                                                  -------         -------          -----       -------
          Excess of operating revenues over
            expenses..........................    $ 1,220         $   587          $ (59)      $ 1,748
                                                  =======         =======          =====       =======
CASH FLOWS (1995):
Cash flows from operating activities:
Excess of operating revenues over expenses....    $ 1,220         $   587          $ (59)      $ 1,748
Total adjustments to reconcile excess of
  operating revenues over expenses to net cash
  provided by (used in) operating
  activities..................................     (2,193)          1,047             59        (1,087)
                                                  -------         -------          -----       -------
Net cash provided by (used in) operating
  activities..................................       (973)          1,634             --           661
Net cash used in investing activities.........     (3,126)         (2,951)            --        (6,077)
Net cash provided by financing activities.....      4,510           1,740             --         6,250
                                                  -------         -------          -----       -------
Net increase in cash and cash equivalents.....        411             423             --           834
Cash and cash equivalents, beginning of
  period......................................         --              --             --            --
                                                  -------         -------          -----       -------
Cash and cash equivalents, end of period......    $   411         $   423          $  --       $   834
                                                  =======         =======          =====       =======

                                                                       NON-
                                                     GUARANTOR      GUARANTOR       COMBINING
                                                    SUBSIDIARIES   SUBSIDIARIES    ADJUSTMENTS     TOTAL
                                                    ------------   ------------   -------------   --------
DECEMBER 31, 1996:
ASSETS, LIABILITIES AND OWNERS' INVESTMENT
  (DEFICIT):
Total current assets..............................    $ 35,707       $ 3,106         $  (175)     $ 38,638
Properties, net...................................      50,387         8,488           7,495        66,370
Other assets......................................       1,614         7,803          (7,495)        1,922
                                                      --------       -------         -------      --------
          Total assets............................    $ 87,708       $19,397         $  (175)     $106,930
                                                      ========       =======         =======      ========
Total current liabilities including current
  portion of long-term debt and capital leases....    $ 45,244       $ 5,120         $  (175)     $ 50,189
Long-Term debt and capital leases, less current
  portion.........................................      30,916        12,930              --        43,846
Other liabilities.................................       8,330         4,240              --        12,570
                                                      --------       -------         -------      --------
          Total liabilities.......................      84,490        22,290            (175)      106,605
                                                      --------       -------         -------      --------
Total owners' investment (deficit)................       3,218        (2,893)             --           325
                                                      --------       -------         -------      --------
Total liabilities and owners' investment
  (deficit).......................................    $ 87,708       $19,397         $  (175)     $106,930
                                                      ========       =======         =======      ========

                              AEI HOLDING COMPANY

                                                                       NON-
                                                     GUARANTOR      GUARANTOR       COMBINING
                                                    SUBSIDIARIES   SUBSIDIARIES    ADJUSTMENTS     TOTAL
                                                    ------------   ------------   -------------   --------
OPERATING RESULTS (1996):
Revenues..........................................    $109,165       $15,357         $(1,322)     $123,200
Costs and expenses................................      96,981        17,412          (1,322)      113,071
                                                      --------       -------         -------      --------
          Income (loss) from operations...........      12,184        (2,055)             --        10,129
Interest and other, net...........................      (4,500)         (625)             --        (5,125)
                                                      --------       -------         -------      --------
          Excess (deficit) of operating revenues
            over expenses before minority
            interest..............................       7,684        (2,680)             --         5,004
Less-Minority interest............................          --            --             (59)          (59)
                                                      --------       -------         -------      --------
          Excess (deficit) of operating revenues
            over expenses.........................    $  7,684       $(2,680)        $    59      $  5,063
                                                      ========       =======         =======      ========
CASH FLOWS (1996):
Cash flows from operating activities:
Excess (deficit) of operating revenues over
  expenses........................................    $  7,684       $(2,680)        $    59      $  5,063
Total adjustments to reconcile excess (deficit) of
  operating revenues over expenses to net cash
  used in operating activities....................          84          (314)            (59)         (289)
                                                      --------       -------         -------      --------
Net cash provided by (used in) operating
  activities......................................       7,768        (2,994)             --         4,774
Net cash used in investing activities.............     (10,577)       (1,926)             --       (12,503)
Net cash provided by financing activities.........       2,801         4,547              --         7,348
                                                      --------       -------         -------      --------
Net decrease in cash and cash equivalents.........          (8)         (373)             --          (381)
Cash and cash equivalents, beginning of period....         411           423              --           834
                                                      --------       -------         -------      --------
Cash and cash equivalents, end of period..........    $    403       $    50         $    --      $    453
                                                      ========       =======         =======      ========
SEPTEMBER 30, 1997:
ASSETS, LIABILITIES AND OWNERS' INVESTMENT
  (DEFICIT):
Total current assets..............................    $ 53,469       $ 4,011         $  (119)     $ 57,361
Properties, net...................................      63,337        15,632              --        78,969
Other assets......................................       5,389         1,522          (1,768)        5,143
                                                      --------       -------         -------      --------
          Total assets............................    $122,195       $21,165         $(1,887)     $141,473
                                                      ========       =======         =======      ========
Total current liabilities including current
  portion of long-term debt and capital leases....    $ 39,907       $ 4,922         $  (119)     $ 44,710
Long-Term debt and capital leases, less current
  portion.........................................      71,002        18,326          (1,768)       87,560
Other liabilities.................................       3,914         5,467              --         9,381
                                                      --------       -------         -------      --------
          Total liabilities.......................     114,823        28,715          (1,887)      141,651
                                                      --------       -------         -------      --------
Total owners' investment (deficit)................       7,372        (7,550)             --          (178)
                                                      --------       -------         -------      --------
Total liabilities and owners' investment
  (deficit).......................................    $122,195       $21,165         $(1,887)     $141,473
                                                      ========       =======         =======      ========

                              AEI HOLDING COMPANY

                                                                       NON-
                                                     GUARANTOR      GUARANTOR       COMBINING
                                                    SUBSIDIARIES   SUBSIDIARIES    ADJUSTMENTS     TOTAL
                                                    ------------   ------------   -------------   --------
OPERATING RESULTS (1997):
Revenues..........................................    $110,710       $13,376         $    (5)     $124,081
Costs and expenses................................     103,570        13,971              (5)      117,536
                                                      --------       -------         -------      --------
          Income (loss) from operations...........       7,140          (595)             --         6,545
Interest and other, net...........................      (5,250)         (601)             --        (5,851)
                                                      --------       -------         -------      --------
          Excess (deficit) of operating revenues
            over expenses before income tax
            provision.............................       1,890        (1,196)             --           694
Income tax provision..............................          --         1,398              --         1,398
                                                      --------       -------         -------      --------
          Excess (deficit) of operating revenues
            over expenses.........................    $  1,890       $(2,594)        $    --      $   (704)
                                                      ========       =======         =======      ========
CASH FLOWS (1997):
Cash flows from operating activities:
Excess (deficit) of operating revenues over
  expenses........................................    $  1,890       $(2,594)        $    --      $   (704)
Total adjustments to reconcile excess (deficit) of
  operating revenues over expenses to net cash
  provided by (used in) operating activities......      (8,981)        1,677              --        (7,304)
                                                      --------       -------         -------      --------
Net cash used in operating activities.............      (7,091)         (917)             --        (8,008)
Net cash used in investing activities.............     (11,685)       (6,511)             --       (18,196)
Net cash provided by financing activities.........      18,768         8,099              --        26,867
                                                      --------       -------         -------      --------
          Net increase (decrease) in cash and cash
            equivalents...........................          (8)          671              --           663
Cash and cash equivalents, beginning of period....         403            50              --           453
                                                      --------       -------         -------      --------
Cash and cash equivalents, end of period..........    $    395       $   721         $    --      $  1,116
                                                      ========       =======         =======      ========

17.  INCOME TAXES

     As discussed in note 3h, during April 1997 BRL initially recorded deferred taxes in connection with the change in tax status. Presented below are income tax disclosures for the September 30, 1997 period ended.

     Income tax expense is entirely deferred (no current payable) with federal tax expense calculated as 34% of the excess of revenues over expenses and state tax expense calculated as 4% (net of federal benefits and apportionment factors) of the excess of revenue over expenses.

     The difference between the effective tax rate and the statutory rate is primarily attributable to the initial recording of the deferred tax liability of $1,600 for differences in book versus tax asset and liability basis upon change in BRL's tax status in April 1997.

                              AEI HOLDING COMPANY

     Significant components of the Company's deferred tax assets and liabilities at September 30, 1997 are summarized as follows:

Deferred Tax Assets:
     Net operating loss carryforwards.......................  $2,360
     Other..................................................     120
                                                              ------
          Total Deferred Tax Assets.........................   2,480
                                                              ------
Deferred Tax Liabilities:
     Mine development costs.................................   3,055
     Plant and equipment....................................     666
     Other..................................................     157
                                                              ------
          Total Deferred Tax Liabilities....................   3,878
                                                              ------
          Net Deferred Tax Liability........................  $1,398
                                                              ======

     The carryforwards for net operating losses (NOL) of approximately $6,200 relate to BRL and may only be used by BRL, and if not used will expire in 2017. NOL carryforwards may also be limited under certain ownership changes. Refer to
Note 15b for subsequent events.

18.  UNAUDITED PRO FORMA INFORMATION

     A pro forma adjustment has been made to historical excess of operating revenues over expenses to reflect a provision for federal, state and local income taxes. The 1995 and 1996 expense is calculated as 38% of 1995 and 1996 pretax earnings respectively. The 1997 expense is calculated as 38% of the pretax earnings of AEI only (since BRL's tax status had changed during the year -- see notes 3h and 17).

                              AEI HOLDING COMPANY

   COMBINED STATEMENTS OF ASSETS, LIABILITIES AND OWNERS' INVESTMENT (NOTE 1)
                 AS OF DECEMBER 31, 1996 AND SEPTEMBER 30, 1997

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1996           1997
                                                              ------------   -------------
                                                                     (IN THOUSANDS)
ASSETS
Current Assets:
  Cash and cash equivalents.................................    $    453        $  1,116
  Accounts receivable (including amounts due from related
     parties of $4,814 and $8,202, respectively)............      18,941          30,228
  Inventories...............................................      14,336          20,700
  Prepaid expenses and other................................       4,908           5,317
                                                                --------        --------
          Total current assets..............................      38,638          57,361
                                                                --------        --------
Property, Plant and Equipment, at cost, including mineral
  reserves and mine development costs.......................      76,654          95,002
  Less -- accumulated depreciation and amortization.........     (10,284)        (16,033)
                                                                --------        --------
                                                                  66,370          78,969
                                                                --------        --------
Other non-current assets, net...............................       1,922           5,143
                                                                --------        --------
          Total assets......................................    $106,930        $141,473
                                                                ========        ========
LIABILITIES AND OWNERS' INVESTMENT (DEFICIT)
Current Liabilities:
  Accounts payable (including amounts due to related parties
     of $6,094 and $3,850, respectively)....................    $ 20,640        $ 28,030
  Revolving line of credit..................................       8,584              --
  Current portion of long-term debt (including amounts due
     to related parties of $32 and $32, respectively).......       5,778              32
  Current portion of capital leases.........................       5,937           4,043
  Current portion of reclamation and mine closure costs.....       2,000           1,200
  Accrued expenses and other................................       7,250          11,405
                                                                --------        --------
          Total current liabilities.........................      50,189          44,710
                                                                --------        --------
Non-Current Liabilities:
  Long-term debt, less current portion (including amounts
     due to related parties of $8,683 and $29,990,
     respectively)..........................................      35,474          80,098
  Capital leases, less current portion......................       8,372           7,462
  Reclamation and mine closure costs, less current
     portion................................................       9,111           7,067
  Other non-current liabilities.............................       3,459           2,314
                                                                --------        --------
          Total non-current liabilities.....................      56,416          96,941
                                                                --------        --------
          Total liabilities.................................     106,605         141,651
                                                                --------        --------
Commitments and Contingencies (see Notes)
Owners' Investment (Deficit)................................         325            (178)
                                                                --------        --------
          Total liabilities and owners' investment..........    $106,930        $141,473
                                                                ========        ========

                  The accompanying notes to combined financial
              statements are an integral part of these statements.

                              AEI HOLDING COMPANY

        COMBINED STATEMENTS OF OPERATING REVENUES AND EXPENSES (NOTE 1) FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

                                                 THREE MONTHS ENDED             NINE MONTHS ENDED
                                                   SEPTEMBER 30,                  SEPTEMBER 30,
                                             --------------------------      -----------------------
                                                1996           1997             1996          1997
                                             -----------    -----------      -----------    --------
                                             (UNAUDITED)    (UNAUDITED)      (UNAUDITED)
                                                   (IN THOUSANDS)                (IN THOUSANDS)
Revenues (including revenue from related
  parties of $4,170, $3,294, $6,702, and
  $8,109)..................................    $32,390        $46,161          $92,512      $124,081
Costs and expenses:
  Cost of operations (including expense to
     related parties of $4,198, $6,059,
     $12,824 and $17,918, respectively)....     26,241         36,970           73,162       100,736
  Depreciation, depletion and
     amortization..........................      1,619          2,091            5,069         6,910
  Selling, general and administrative......      2,568          3,629            6,668         9,890
                                               -------        -------          -------      --------
          Total costs and expenses.........     30,428         42,690           84,899       117,536
                                               -------        -------          -------      --------
          Income from operations...........      1,962          3,471            7,613         6,545
Interest and other income (expense):
  Interest expense.........................     (1,475)        (1,700)          (4,183)       (5,265)
  Gain on sale of assets...................        150            (65)             140            25
  Other, net...............................         56           (524)              81          (611)
                                               -------        -------          -------      --------
                                                (1,269)        (2,289)          (3,962)       (5,851)
                                               -------        -------          -------      --------
          Excess of operating revenues over
            expenses before minority
            interest and income taxes......        693          1,182            3,651           694
Less -- Minority interest..................         --             --              (59)           --
                                               -------        -------          -------      --------
          Excess of operating revenues over
            expenses before income taxes...        693          1,182            3,710           694
Income tax provision (benefit).............         --            (31)              --         1,398
                                               -------        -------          -------      --------
          Excess (deficit) of operating
            revenues over expenses.........    $   693        $ 1,213          $ 3,710      $   (704)
                                               =======        =======          =======      ========

Historical excess (deficit) of operating
  revenues over expenses...................    $   693        $ 1,213          $ 3,710      $   (704)
Unaudited pro forma income tax expense.....        263            480            1,410           719
                                               -------        -------          -------      --------
Unaudited pro forma excess of operating
  revenues over expenses...................    $   430        $   733          $ 2,300      $ (1,423)
                                               =======        =======          =======      ========

                  The accompanying notes to combined financial
              statements are an integral part of these statements.

                              AEI HOLDING COMPANY

          COMBINED STATEMENTS OF OWNERS' INVESTMENT (DEFICIT) (NOTE 1)
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

                                                        CAPITAL   RETAINED   ADDITIONAL
                                                         STOCK    EARNINGS    CAPITAL      TOTAL
                                                        -------   --------   ----------   -------
                                                                     (IN THOUSANDS)
Balance at January 1, 1996............................  $    --   $   528     $(5,259)    $(4,731)
     Earnings (loss) through September 30, 1996
       (unaudited)....................................       --    (2,127)      5,837       3,710
     Owners' contribution, net (unaudited)............       --        --       1,268       1,268
                                                        -------   -------     -------     -------
Balance at September 30, 1996 (unaudited).............  $    --   $(1,599)    $ 1,846     $   247
                                                        =======   =======     =======     =======
Balance at January 1, 1997............................  $    --   $(2,093)    $ 2,418     $   325
     Issued 2 shares of $.01 par value common stock on
       September 19, 1997.............................       --        --          --          --
     Earnings (loss) through September 30, 1997.......       --    (2,594)      1,890        (704)
     Owners' contribution, net........................       --        --         201         201
                                                        -------   -------     -------     -------
Balance at September 30, 1997.........................  $    --   $(4,687)    $ 4,509     $  (178)
                                                        =======   =======     =======     =======

                  The accompanying notes to combined financial
              statements are an integral part of these statements.

                              AEI HOLDING COMPANY

                   COMBINED STATEMENTS OF CASH FLOWS (NOTE 1)
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997

                                                                 1996             1997
                                                              -----------      -----------
                                                              (UNAUDITED)
                                                                     (IN THOUSANDS)
Cash Flows from Operating Activities:
  Excess (deficit) of operating revenues over expenses......      $ 3,710       $   (704)
  Adjustments to reconcile excess (deficit) of operating
     revenues over expenses to net cash used in operating
     activities:
     Depreciation, depletion and amortization...............        5,069          6,910
     Amortization of finance costs included in interest
      expense...............................................           55             24
     Gain on sale of assets.................................         (140)           (25)
  Changes in assets and liabilities:
     (Increase) decrease in:
       Receivables..........................................       (1,418)       (11,287)
       Inventories..........................................       (6,285)        (6,517)
       Prepaid expenses and other...........................       (2,836)          (409)
       Other non-current assets.............................          115         (1,071)
     Increase (decrease) in:
       Accounts payable.....................................        7,644          4,905
       Accrued expenses and other...........................        1,731          3,355
       Other non-current liabilities........................       (3,938)        (3,189)
                                                                  -------       --------
          Total adjustments.................................           (3)        (7,304)
                                                                  -------       --------
          Net cash provided by (used in) operating
            activities......................................        3,707         (8,008)
                                                                  -------       --------
Cash Flows from Investing Activities:
  Net proceeds from sale of assets..........................          238            144
  Additions to property, plant and equipment and mine
     development costs......................................       (8,372)       (18,340)
                                                                  -------       --------
          Net cash used in investing activities.............       (8,134)       (18,196)
                                                                  -------       --------
Cash Flows from Financing Activities:
  Borrowings on long-term debt..............................        3,637         12,045
  Repayments on long-term debt..............................       (2,267)        (7,219)
  Net borrowings on revolving line of credit................          873          5,061
  Loans from stockholders, net of repayments................        4,582         20,407
  Repayments on capital leases..............................       (2,721)        (2,804)
  Payments for debt issuance costs..........................           --           (302)
  Other changes in owners' investment, net..................          288           (321)
                                                                  -------       --------
          Net cash provided by financing activities.........        4,392         26,867
                                                                  -------       --------
          Net increase (decrease) in cash and cash
            equivalents.....................................          (35)           663
                                                                  -------       --------
Cash and Cash Equivalents, beginning of period..............          834            453
                                                                  -------       --------
Cash and Cash Equivalents, end of period....................      $   799       $  1,116
                                                                  =======       ========

                  The accompanying notes to combined financial
              statements are an integral part of these statements.

                              AEI HOLDING COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1996 AND 1997
                      (UNAUDITED -- DOLLARS IN THOUSANDS)

1.  GENERAL

A.  ACCOUNTING POLICIES.

     Reference is made elsewhere in the document which includes additional information about the Company, its operations and its annual combined financial statements, which contains a summary of the basis of presentation (Note 1) as well as significant accounting policies followed by the Company in preparation of its combined financial statements. These policies were also followed in preparing the interim financial statements included herein.

     The management of the Company believes that all adjustments necessary to make a fair statement of the results in these interim periods have been made. All adjustments reflected in the financial statements are of a normal recurring nature except as described in the Notes herein. Net results for the nine-month periods ended September 30, 1996 and 1997 are not necessarily indicative of the results to be expected for the full year.

B.  STATEMENT OF CASH FLOWS

     For purposes of the statements of cash flows, the Company considers investments having original maturities of three months or less to be cash equivalents.

     Supplemental disclosure:

                                                               1996      1997
                                                              ------    ------
Cash paid for interest, net of $246 and $150 capitalized for
  1996 and 1997, respectively...............................  $4,005    $4,826

     The 1997 Statement of Cash Flows is exclusive of non-cash property additions of $766, non-cash capitalized royalties of $1,433 and non-cash capitalized loan fees of $439.

2.  INVENTORIES

     As of December 31, 1996 and September 30, 1997, inventories consisted of the following:

                                                               1996       1997
                                                              -------    -------
Coal and deferred overburden................................  $ 6,716    $12,915
Supplies and parts..........................................    7,620      7,726
Other.......................................................       --         59
                                                              -------    -------
                                                              $14,336    $20,700
                                                              =======    =======

3.  CHANGE IN TAX STATUS AND BRL OWNERSHIP

     In April 1997, BRL's shareholders (Larry Addington (90%) and Harold Sergent (10%)) entered into an agreement to sell collectively 22.5% of their shares of BRL common stock to Mitsui Matsushima (Mitsui). Upon consummation of this agreement, BRL's S corporation status was terminated. Upon termination, BRL was required to record deferred taxes for differences in book versus tax asset and liability basis. The net deferred tax liability in April 1997 was $1,600 and was recorded as an increase to income tax provision.

     In connection with the Mitsui transaction, the Company entered into a Shareholders agreement with Mitsui which includes BRL stock transfer and lien restrictions, right of first refusal on share trades and a reciprocal put clause. The reciprocal put would be triggered in the event of a Board of Directors impasse (as defined) and provides for conditions whereby the Company may be required to purchase from Mitsui their BRL shares or sell to Mitsui the Company's BRL shares based on defined conditions which consider the fair market value of the shares. The Mitsui transaction also contained a Marketing Agreement between BRL and

                              AEI HOLDING COMPANY

                      (UNAUDITED -- DOLLARS IN THOUSANDS)

Mitsui whereby Mitsui received the exclusive right to market BRL coal within Japan and market up to 22.5% of excess available BRL production.

4.  INCOME TAXES

     As discussed in note 3 above, during April 1997 BRL initially recorded deferred taxes in connection with the change in tax status. Presented below are income tax disclosures for the September 30, 1997 period ended.

     Income tax expense is entirely deferred (no current payable) with federal tax expense calculated as 34% of the excess of revenues over expenses and state tax expense calculated as 4% (net of federal benefits and apportionment factors) of the excess of revenue over expenses.

     The difference between the effective tax rate and the statutory rate is primarily attributable to the initial recording of the deferred tax liability of $1,600 for differences in book versus tax asset and liability basis upon change in BRL's tax status in April 1997.

     Significant components of the Company's deferred tax assets and liabilities at September 30, 1997 are summarized as follows:

Deferred Tax Assets:
  Net operating loss carryforwards..........................  $2,360
  Other.....................................................     120
                                                              ------
          Total Deferred Tax Assets.........................   2,480
                                                              ------
Deferred Tax Liabilities:
  Mine development costs....................................   3,055
  Plant and equipment.......................................     666
  Other.....................................................     157
                                                              ------
          Total Deferred Tax Liabilities....................   3,878
                                                              ------
          Net Deferred Tax Liability........................  $1,398
                                                              ======

     The carryforwards for net operating losses (NOL) of approximately $6,200 relate to BRL and may only be used by BRL, and if not used will expire in 2017. NOL carryforwards may also be limited under certain ownership changes. Refer to
Note 6b for subsequent events.

5.  COMMITMENTS AND CONTINGENCIES

A. LEGAL MATTERS

     The Company is named as defendant in various actions in the ordinary course of its business. These actions generally involve disputes related to contract performance, property boundaries, mining rights, blasting damages, personal injuries and royalty payments, as well as other civil actions that could result in additional litigation or other adversary proceedings. Certain plaintiffs seek amounts from the Company which are material to the financial statements.

     On June 14, 1996, Robert C. Billips, d/b/a Peter Fork Mining Company, sued the Company in the Circuit Court of Pike County, Kentucky, claiming the Company breached a lease with Billips in Pike County, Kentucky, caused Billips to lose business opportunities, and committed waste on Billips' property. The Company has admitted that it entered into a lease with Billips, but denies that it breached the lease, caused a loss of business opportunities, or committed waste. Instead, the Company claims that it mined all minable and merchantable coal (as defined in the lease) on the leased property, and, therefore, had no further obligations under the lease. Legal discovery is underway and no trail date has been set. The Company intends to defend the claims vigorously, and at this time it is not possible to predict the likely outcome of the claims.

                              AEI HOLDING COMPANY

                      (UNAUDITED -- DOLLARS IN THOUSANDS)

     While the final resolution of any matter may have an impact on the Company's financial results for a particular reporting period, management believes that the ultimate disposition of these matters will not have a materially adverse financial effect on the financial position of the Company.

B. COMMISSIONS

     On January 30, 1997 (and amended on February 5, 1997), the Company entered into a five year Sales and Agency Agreement with Bowie Coal Sales LLC, which is owned by a related party, whereby the Company will pay a $.20 per ton commission on certain coal sales contracts.

C. BONUS

     During 1997 the Company had an informal bonus arrangement in place for certain of its employees whereby a cash bonus, determined in the sole discretion of the Company, will be paid near yearend. The Company has paid approximately $2,000 in December 1997 and expects to pay a similar amount in January 1998. Accordingly, $3,000 has been accrued in the accompanying nine months ended September 30, 1997 Statement of Operating Revenues and Expenses.

6.  SUBSEQUENT EVENTS

A. ISSUANCE OF SENIOR NOTES, BRIDGE FINANCING, NEW CREDIT FACILITY AND DEBT EXTINGUISHMENT

     As described in Note 1 to the audited combined financial statements, in November 1997, AEI HoldCo. issued an Offering Memorandum to obtain $200,000 in debt in the form of 10 percent Senior Notes, maturing in 2007, in a private placement. The Senior Notes Indenture was consummated on November 12, 1997. Virtually all of the Company's outstanding long-term debt at September 30, 1997 was retired with proceeds from the Senior Notes. Other uses of Senior Note proceeds are expected as follows: debt issuance costs, debt retirement costs, acquisition of MTI (Note 1 to audited combined financial statements), acquisition of BRL 7.7% minority interest (Note 6c), acquisition of Ikerd-Bandy Co. (Note 6d), acquisition of Leslie Resources (Note 6g) and future acquisitions.

     Upon a change in control (as defined), the Company will be required to make an offer to purchase all outstanding Senior Notes at 101% of the principal amount. The Senior Notes will be unconditionally guaranteed by each of the Company's current and future subsidiaries, other than BRL (Note 7). In addition to containing various financial covenants, the Indenture will restrict, among other things, additional indebtedness, issuance of preferred stock, dividend payments, sale of subsidiaries and affiliate transactions.

     During October 1997 in anticipation of closing of the Senior Notes Indenture, the Company entered into a $50,000 bridge financing arrangement with NationsBank of Texas, N.A. The bridge financing was used to refinance existing term loans and lines of credit as well as for the acquisition of Ikerd-Bandy Co., Inc. discussed in Note 6d below. This bridge note had a term of 90 days and was repaid with the proceeds obtained through the Senior Notes.

     The Company has entered into a Loan and Security Agreement (the "New Credit Agreement") with NationsBank of Texas, N.A., as administrative agent, and other lending institutions (the "Lenders"), which provides the Company with a $50,000 credit facility (the "New Credit Facility"), guaranteed by the Company (excluding BRL). The New Credit Facility includes a $5,000 sub-limit for the issuance of standby letters of credit. Consummation of the New Credit Agreement was simultaneous with that of the Senior Notes Indenture. In addition to containing various financial covenants, the New Credit Facility will restrict, among other things, additional indebtedness, sale of assets, business combinations, debt prepayments, dividends and affiliate transactions. In connection with financing the acquisition of MTI, the Company has borrowed $25,000

                              AEI HOLDING COMPANY

                      (UNAUDITED -- DOLLARS IN THOUSANDS)

on the New Credit Facility. A waiver regarding a net worth covenant was obtained in connection with this borrowing.

     Indebtedness of the Company under the New Credit Facility is secured by all of the capital stock of AEI HoldCo., 77.5% of the capital stock of BRL and all the capital stock of each of the subsidiaries of the Company, other than BRL. The Lenders also receive a security interest in all other present and future assets and properties of the Company and its subsidiaries, except for BRL. In the event that BRL receives any proceeds under the New Credit Facility, such BRL Loans shall be evidenced by a promissory note executed by BRL in favor of the Company in a form acceptable to the Lenders and shall be secured by liens on all of the present and future assets of BRL. The BRL Note and such liens shall be pledged to the Lenders. The Senior Notes will be effectively subordinated to the borrowings outstanding under the New Credit Facility. The New Credit Facility matures in 2002.

     Upon early extinguishment of the Company's previously outstanding credit facility and bridge financing, the Company expensed in November 1997 approximately $1,550 of prepayment penalties and bridge financing costs and $190 of deferred debt issuance costs. In connection with the financing transactions described above, the Company has committed to pay a fee of $4,375 to a related party.

B. RECORDING DEFERRED TAXES FOR AEI TRANSFER

     Upon consummation of the Exchange Agreement (as described in Note 1 to the audited combined financial statements), the mining businesses transferred from AEI (as an S corporation) will require that deferred taxes be recorded by AEI HoldCo. (as a C corporation). The net deferred tax liability at September 30, 1997 is estimated at $13,500 and will be recorded as an increase to income tax provision upon the actual transfer (in November 1997) of the net assets from AEI to AEI HoldCo.

     Upon consummation in January 1998 of the MTI Agreement described in Note 1, to the audited combined financial statements the technology business transferred from AEI (as an S corporation) will initially require that a deferred tax asset of $150 be recorded with a corresponding decrease in income tax provision for the change in tax status. In addition, because the tax basis of the MTI net assets transferred are being stepped up for tax purposes, but not book (a taxable pooling), the resulting deferred tax benefit of approximately $12,000 will be recorded in January 1998 with a corresponding increase in equity.

C. CHANGE IN MINORITY INTEREST OF BOWIE RESOURCES, LTD.

     In November 1997, in connection with the Offering Memorandum described in
Note 1 to the audited combined financial statements, the Company purchased a 7.7% ownership interest in BRL from Harold Sergent for $2,000, bringing the Company's total interest in BRL to 77.5%.

D. PURCHASE OF IKERD-BANDY CO., INC.

     In October 1997, the Company acquired all of the outstanding capital stock of Ikerd-Bandy Co., Inc., a coal mining operation with operations in eastern Kentucky, for the purchase price of approximately $12,000.

E. EMPLOYMENT AGREEMENTS

     During September 1997 and November 1997, the Company entered into employment agreements with two individuals for Chief Executive Officer (CEO) and Vice President of Western Operations (VP -- WO). These agreements expire in September 2000 and contain termination benefits and other matters. Upon a change in control of the Company (as defined), the CEO and VP -- WO will receive 7.5% and 2.5% respectively, of the then issued and outstanding stock of AEI. It is planned for these agreements to be assigned to AEI Holdco.

                              AEI HOLDING COMPANY

                      (UNAUDITED -- DOLLARS IN THOUSANDS)

F. SURFACE MINING AGREEMENT WITH MID-VOL LEASING, INC.

     Effective November 1997, the Company entered into an agreement with Mid-Vol leasing, Inc. whereby the Company would surface mine all mineable coal from certain properties owned by Mid-Vol Leasing. The Company is to produce and deliver 50,000 to 60,000 tons a month (pending mining conditions but at a minimum 120,000 tons over any three consecutive months) for a base rate of $23 per ton. The Company is responsible for all costs of mining including haulage to the loadout facility and reclamation of mined properties.

G. PURCHASE OF LESLIE RESOURCES

     In December 1997, the Company reached an agreement to acquire the stock of Leslie Resources, Inc. and Leslie Resources Management, Inc., (collectively, Leslie Resources) a coal mining business with operations in eastern Kentucky, for the purchase price of approximately $20,000.

H. AEI HOLDING COMPANY, INC. SHARES AUTHORIZED, ISSUED AND OUTSTANDING

     On November 12, 1997 in conjunction with the consummation of the Exchange Agreement (see note 1) AEI HoldCo. issued 98 additional shares of $.01 par value common stock bringing the total issued and outstanding shares to 100.

     In December the Company increased authorized shares from 1,000 to 100,000 and declared a 528 to 1 stock split bringing the issued and outstanding shares to 52,800.

I. STOCK OPTIONS

     The Company has initiated plans to offer up to 50% of the issued and outstanding stock of AEI HoldCo. to various employees and advisors. The option purchase price will be based on fair value and its exercise will contain various restrictions. The Company expects to have Stock Option Plan Agreements completed in early 1998. The Company also plans to account for its stock options under APB 25.

7.  SUBSIDIARY GUARANTEES

     The following table summarizes the financial position and operating results for the Company regarding its guarantor and non-guarantor subsidiaries as of September 30, 1997 and for the periods ended September 30, 1996 and 1997.

                                                                       NON-
                                                     GUARANTOR      GUARANTOR       COMBINING
                                                    SUBSIDIARIES   SUBSIDIARIES    ADJUSTMENTS     TOTAL
                                                    ------------   ------------   -------------   --------
SEPTEMBER 30, 1996:
OPERATING RESULTS:
Revenues..........................................    $ 82,999       $10,590         $(1,077)     $ 92,512
Costs and expenses................................      73,636        12,340          (1,077)       84,899
                                                      --------       -------         -------      --------
          Income (loss) from operations...........       9,363        (1,750)             --         7,613
Interest and other, net...........................      (3,526)         (436)             --        (3,962)
                                                      --------       -------         -------      --------
          Excess (deficit) of operating revenues
            over expenses before minority
            interest..............................       5,837        (2,186)             --         3,651
Less: Minority interest...........................          --            --             (59)          (59)
                                                      --------       -------         -------      --------
          Excess (deficit) of operating revenues
            over expenses.........................    $  5,837       $(2,186)        $    59      $  3,710
                                                      ========       =======         =======      ========

                              AEI HOLDING COMPANY

                      (UNAUDITED -- DOLLARS IN THOUSANDS)

                                                                       NON-
                                                     GUARANTOR      GUARANTOR       COMBINING
                                                    SUBSIDIARIES   SUBSIDIARIES    ADJUSTMENTS     TOTAL
                                                    ------------   ------------   -------------   --------
CASH FLOWS (1996):
Cash flows from operating activities:
Excess (deficit) of operating revenues over
  expenses........................................    $  5,837       $(2,186)        $    59      $  3,710
Total adjustments to reconcile excess (deficit) of
  operating revenues over expenses to net cash
  provided by (used in) operating activities......         614          (558)            (59)           (3)
                                                      --------       -------         -------      --------
Net cash provided by (used in) operating
  activities......................................       6,451        (2,744)             --         3,707
Net cash used in investing activities.............      (6,792)       (1,342)             --        (8,134)
Net cash provided by financing activities.........         328         4,064              --         4,392
                                                      --------       -------         -------      --------
          Net increase in cash and cash
            equivalents...........................         (13)          (22)             --           (35)
Cash and cash equivalents, beginning of period....         411           423              --           834
                                                      --------       -------         -------      --------
Cash and cash equivalents, end of period..........    $    398       $   401         $    --      $    799
                                                      ========       =======         =======      ========
SEPTEMBER 30, 1997:
ASSETS, LIABILITIES AND OWNERS' INVESTMENT (DEFICIT):
Total current assets..............................    $ 53,469       $ 4,011         $  (119)     $ 57,361
Properties, net...................................      63,337        15,632              --        78,969
Other assets......................................       5,389         1,522          (1,768)        5,143
                                                      --------       -------         -------      --------
          Total assets............................    $122,195       $21,165         $(1,887)     $141,473
                                                      ========       =======         =======      ========
Total current liabilities including current
  portion of long-term debt and capital leases....    $ 39,907       $ 4,922         $  (119)     $ 44,710
Long-term debt and capital leases, less current
  portion.........................................      71,002        18,326          (1,768)       87,560
Other liabilities.................................       3,914         5,467              --         9,381
                                                      --------       -------         -------      --------
          Total liabilities.......................     114,823        28,715          (1,887)      141,651
                                                      --------       -------         -------      --------
Total owners' investment (deficit)................       7,372        (7,550)             --          (178)
                                                      --------       -------         -------      --------
Total liabilities and owners' investment
  (deficit).......................................    $122,195       $21,165         $(1,887)     $141,473
                                                      ========       =======         =======      ========
OPERATING RESULTS (1997):
Revenues..........................................    $110,710       $13,376         $    (5)     $124,081
Costs and expenses................................     103,570        13,971              (5)      117,536
                                                      --------       -------         -------      --------
          Income (loss) from operations...........       7,140          (595)             --         6,545
Interest and other, net...........................      (5,250)         (601)             --        (5,851)
                                                      --------       -------         -------      --------
          Excess (deficit) of operating revenues
            over expenses before income tax
            provision.............................       1,890        (1,196)             --           694
Income tax provision..............................          --         1,398              --         1,398
                                                      --------       -------         -------      --------
          Excess (deficit) of operating revenues
            over expenses.........................    $  1,890       $(2,594)        $    --      $   (704)
                                                      ========       =======         =======      ========

                              AEI HOLDING COMPANY

                      (UNAUDITED -- DOLLARS IN THOUSANDS)

                                                                       NON-
                                                     GUARANTOR      GUARANTOR       COMBINING
                                                    SUBSIDIARIES   SUBSIDIARIES    ADJUSTMENTS     TOTAL
                                                    ------------   ------------   -------------   --------
CASH FLOWS (1997):
Cash flows from operating activities:
Excess (deficit) of operating revenues over
  expenses........................................    $  1,890       $(2,594)        $    --      $   (704)
Total adjustments to reconcile excess (deficit) of
  operating revenues over expenses to net cash
  provided by (used in) operating activities......      (8,981)        1,677              --        (7,304)
                                                      --------       -------         -------      --------
Net cash used in operating activities.............      (7,091)         (917)             --        (8,008)
Net cash used in investing activities.............     (11,685)       (6,511)             --       (18,196)
Net cash provided by financing activities.........      18,768         8,099              --        26,867
                                                      --------       -------         -------      --------
          Net increase (decrease) in cash and cash
            equivalents...........................          (8)          671              --           663
Cash and cash equivalents, beginning of period....         403            50              --           453
                                                      --------       -------         -------      --------
Cash and cash equivalents, end of period..........    $    395       $   721         $    --      $  1,116
                                                      ========       =======         =======      ========

8.  UNAUDITED PRO FORMA INFORMATION

     A pro forma adjustment has been made to historical excess (deficit) of operating revenues over expenses to reflect a provision (benefit) for federal, state and local income taxes. The 1996 expense is calculated as 38% of 1996 pretax earnings. The 1997 expense is calculated as 38% of the pretax earnings of AEI only (since BRL's tax status had changed during the year -- See note 3).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of
  Addington Coal Operations (the Predecessor Business):

     We have audited the accompanying combined statements of operating revenues and expenses, parent investment and cash flows of Addington Coal Operations (the Predecessor Business, as described in Note 1) for the year ended December 31, 1994 and for the ten-month period ended November 1, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying combined statements of the predecessor business have been prepared to reflect the coal mining & technology operations of the businesses acquired by Addington Enterprises, Inc., which is the Predecessor Business of AEI Holding Company, Inc. following the consummation of the shareholder exchange agreement and asset purchase agreement (as described in Note 1) and are not intended to be a complete presentation of an existing entity's financial position or results of operations.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operating revenues and expenses and cash flows of Addington Coal Operations (the Predecessor Business) for the year ended December 31, 1994 and for the ten-month period ended November 1, 1995 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Louisville, Kentucky
  February 29, 1996 (except with respect to the matter discussed in Note 1, as to which the date is January 2, 1998)

              ADDINGTON COAL OPERATIONS (THE PREDECESSOR BUSINESS)

        COMBINED STATEMENTS OF OPERATING REVENUES AND EXPENSES (NOTE 1)
 FOR THE YEAR ENDED DECEMBER 31, 1994 AND FOR THE TEN MONTHS ENDED NOVEMBER 1,
                                      1995

                                                                  1994       1995
                                                                --------    -------
                                                                  (IN THOUSANDS)
Revenues....................................................    $103,100    $80,569
Costs and expenses:
  Cost of operations........................................      91,460     69,051
  Depreciation, depletion and amortization..................       4,362      4,624
  Selling, general and administrative.......................       7,121      6,427
                                                                --------    -------
          Total costs and expenses..........................     102,943     80,102
                                                                --------    -------
          Income from operations............................         157        467
Interest and other income (expense):
  Interest expense..........................................        (346)      (982)
  Gain (loss) on sale of assets.............................         178       (541)
  Other, net................................................         104        (14)
                                                                --------    -------
                                                                     (64)    (1,537)
                                                                --------    -------
          Excess (deficit) of operating revenues over
            expenses before income taxes....................          93     (1,070)
Income tax provision (benefit)..............................          35       (407)
                                                                --------    -------
          Excess (deficit) of operating revenues over
            expenses........................................    $     58    $  (663)
                                                                ========    =======

                  The accompanying notes to combined financial
              statements are an integral part of these statements.

              ADDINGTON COAL OPERATIONS (THE PREDECESSOR BUSINESS)

               COMBINED STATEMENTS OF PARENT INVESTMENT (NOTE 1)
 FOR THE YEAR ENDED DECEMBER 31, 1994 AND FOR THE TEN MONTHS ENDED NOVEMBER 1,
                                      1995

                                                                  AMOUNT
                                                              --------------
                                                              (IN THOUSANDS)
Balance at January 1, 1994..................................     $30,190
  Excess of operating revenues over expenses................          58
  Other changes in parent investment, net...................         893
                                                                 -------
Balance at December 31, 1994                                      31,141
  (Deficit) of operating revenues over expenses.............        (663)
  Other changes in parent investment, net...................      (4,314)
                                                                 -------
Balance at November 1, 1995.................................     $26,164
                                                                 =======

                  The accompanying notes to combined financial
              statements are an integral part of these statements.

              ADDINGTON COAL OPERATIONS (THE PREDECESSOR BUSINESS)

                   COMBINED STATEMENTS OF CASH FLOWS (NOTE 1)
 FOR THE YEAR ENDED DECEMBER 31, 1994 AND FOR THE TEN MONTHS ENDED NOVEMBER 1,
                                      1995

                                                                  1994       1995
                                                                --------    -------
                                                                  (IN THOUSANDS)
Cash Flows From Operating Activities:
  Excess (deficit) of operating revenues over expenses......    $     58    $  (663)
  Adjustments to reconcile excess (deficit) of operating
     revenues over expenses to net cash provided by (used
     in) operating activities:
     Depreciation, depletion and amortization...............       4,362      4,624
     (Gain) loss on sale of assets..........................        (178)       541
  Changes in assets and liabilities:
     (Increase) decrease in:
       Receivables..........................................      (8,047)     2,208
       Inventories..........................................       5,124        (70)
       Prepaid expenses and other...........................        (926)    (1,264)
       Other non-current assets.............................      (3,025)     3,385
     Increase (decrease) in:
       Accounts payable.....................................       5,427      1,011
       Accrued expenses and other...........................       4,674      3,448
       Other non-current liabilities........................      (8,377)    (2,758)
                                                                --------    -------
          Total adjustments.................................        (966)    11,125
                                                                --------    -------
          Net cash provided by (used in) operating
            activities......................................        (908)    10,462
                                                                --------    -------
Cash Flows From Investing Activities:
  Net proceeds from sale of assets..........................       1,115      1,170
  Additions to property, plant and equipment and mine
     development costs......................................     (11,465)    (6,081)
                                                                --------    -------
          Net cash used in investing activities.............     (10,350)    (4,911)
                                                                --------    -------
Cash Flows From Financing Activities:
  Borrowings on long-term debt..............................       4,671      2,279
  Repayments on long-term debt..............................        (138)    (1,390)
  Net payments on revolving line of credit..................     (13,239)    (3,116)
  Proceeds from capital lease borrowings....................          --      4,752
  Repayments on capital leases..............................        (184)      (744)
  Payments for debt issuance costs..........................          --       (216)
  Other changes in owners investment, net...................      20,218     (6,950)
                                                                --------    -------
          Net cash provided by (used in) financing
            activities......................................      11,328     (5,385)
                                                                --------    -------
          Net increase in cash and cash equivalents.........          70        166
                                                                --------    -------
Cash and Cash Equivalents, beginning of period..............         148        218
                                                                --------    -------
Cash and Cash Equivalents, end of period....................    $    218    $   384
                                                                ========    =======

                  The accompanying notes to combined financial
              statements are an integral part of these statements.

              ADDINGTON COAL OPERATIONS (THE PREDECESSOR BUSINESS)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     DECEMBER 31, 1994 AND NOVEMBER 1, 1995
                             (DOLLARS IN THOUSANDS)

1.  BASIS OF PRESENTATION AND ACQUISITION

     The accompanying combined financial statements of Addington Coal Operations (the Predecessor Business) (the Company) have been prepared to reflect the coal mining and North American (N.A.) technology operations acquired by Addington Enterprises, Inc. (AEI) from Addington Resources, Inc. (ARI) on November 2, 1995. Accordingly, the accompanying combined financial statements for the ten months ended November 1, 1995 and for the year ended December 31, 1994, reflect such coal mining and N.A. technology operations while under the ownership and control of ARI. Significant "intercompany" transactions and accounts have been eliminated in combination.

     On November 12, 1997, AEI (as Transferor) consummated a shareholder exchange agreement (Exchange Agreement) with AEI Holding Company, Inc. (AEI HoldCo. -- as Transferee) and Larry Addington and Harold Sergent (as Transferors) for their 77.5% interest in Bowie Resources, Limited (BRL) (an entity under common control). The Exchange Agreement calls for AEI HoldCo. to issue 98 common shares (par value $.01) as consideration for: (1) AEI's coal mining operations and certain corporate net assets and (2) Larry Addington (69.8%) and Harold Sergent's (7.7%) ownership interest in BRL. AEI is owned by Larry Addington (80%), Robert Addington (10%) and Bruce Addington (10%), who are brothers. The coal mining businesses transferred by AEI included the net assets of its Addington Mining and corporate divisions as well as its wholly-owned subsidiary, Tennessee Mining, Inc. AEI retained certain non-coal mining properties and technology related assets which were disposed in the MTI Agreement (see below).

     The Exchange Agreement was prepared in connection with, and its consummation was contingent upon, the closing of the $200,000 Senior Notes Indenture (Senior Notes) of AEI HoldCo. which occurred on November 12, 1997. AEI HoldCo. issued an Offering Memorandum dated November 6, 1997, to obtain $200,000 in 10 percent Senior Notes, maturing in 2007, in a private placement. In addition, on November 6, 1997, AEI HoldCo. entered into a Purchase Agreement with NationsBanc Montgomery Securities, Inc. related to the Senior Notes. After the consummation of the Exchange Agreement and MTI agreement, AEI HoldCo. is owned by AEI (50%) and Larry Addington (50%). In addition, Addington Mining, Inc. (AMI), Tennessee Mining Inc. (TMI) and Mining Technologies, Inc. (MTI) are wholly-owned subsidiaries of AEI HoldCo. while BRL is 77.5% owned by AEI HoldCo. and 22.5% owned by Mitsui Matsushima.

     The MTI Agreements is between Mining Technologies, Inc., a newly formed subsidiary of AEI HoldCo. (as purchaser) and AEI (as seller) for AEI's ownership interest in its N.A., mining technologies division. The purchase price of $51,000 (cash) was delivered at closing on January 2, 1998. The net assets acquired include mining equipment (primarily Highwall Mining Systems), coal sales contracts, and the intellectual property for the N.A. Highwall Mining System (patents, trademarks, etc). AEI retained ownership of the non-N.A. intellectual property.

     Due to the significance (using total revenues and assets) of AEI's transferred business to the aggregate of AEI HoldCo. management has determined for financial reporting purposes the predecessor of AEI HoldCo. is AEI. AEI's predecessor is ARI's coal mining and N.A.. technology operations. Accordingly, the accompanying combined financial statements have been prepared to reflect the preacquisition (November 2, 1995) mining and N.A. technology operations of AEI's predecessor and are not intended to be a complete presentation of an existing entity's financial position or results of operations. They do not reflect the activities from the non-coal mining properties.

     Various allocations and carve-out adjustments have been made in the preparation of the accompanying financial statements. Such allocations have been recorded to segregate the historical accounts to reflect the business acquired by AEI. Management believes that the method used for allocations and carve-out adjustments is reasonable.

              ADDINGTON COAL OPERATIONS (THE PREDECESSOR BUSINESS)

ACQUISITION BY AEI

     On September 22, 1995, in a related party transaction, AEI entered into a stock purchase agreement with Addington Resources, Inc. (ARI) whereby AEI agreed to purchase all the issued and outstanding shares of common stock of ARI's coal mining and technology subsidiaries. In addition, pursuant to an option agreement dated August 4, 1995, AEI agreed to purchase from ARI all the issued and outstanding stock of the ARI subsidiary, TMI, in exchange for a royalty AEI will pay to ARI based on tons of coal delivered under a certain coal sales contract, up to a maximum amount of $12,000. This royalty will be recorded as a liability as the coal is delivered. The stockholders of AEI had formerly been executive officers and minority owners of ARI.

     These agreements were consummated on November 2, 1995, at which time AEI approved and adopted a plan of merger which provided for the merger of AMI, MTI and TMI into AEI and the cancellation of the subsidiaries' common stock.

     Pursuant to the stock purchase agreement with ARI, AEI assumed certain liabilities and contingencies of the acquired subsidiaries that are reflected in the net assets acquired and accompanying notes. Further, AEI has granted indemnification for performance guarantees made by ARI in connection with the sale of certain ARI coal-related subsidiaries in previous years as well as guarantees relating to certain mineral lease royalty obligations and workers' compensation benefits. The Company believes no significant obligation will result relating to the ARI indemnification. The obligations of AEI under the above agreement will be transferred to AEI HoldCo. pursuant to the Exchange Agreement.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND GENERAL

A. MANAGEMENT'S USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

B. COMPANY ENVIRONMENT AND RISKS

     The Company's principal business activities consist of surface mining and marketing of bituminous coal, performance of contract mining for third parties and construction, repair and licensing of mining equipment. These operations are primarily located in Kentucky and Tennessee.

     The Company, in the course of its business activities, is exposed to a number of risks including: the possibility of the termination or alteration of sales contracts, fluctuating market conditions of coal and transportation costs, competitive industry and over-capacity, changing government regulations, loss of key employees and the ability of the Company to obtain necessary mining permits and control adequate recoverable mineral reserves. In addition, adverse (wet) weather and geological conditions tend to increase mining costs. Precipitation is generally highest in early spring and late fall.

C. DEPRECIATION AND AMORTIZATION

     Property, plant and equipment are recorded at cost, including construction overhead and interest, where applicable. Expenditures for major renewals and betterments are capitalized while expenditures for maintenance and repairs are expensed as incurred. Depreciation and amortization are provided using either the

              ADDINGTON COAL OPERATIONS (THE PREDECESSOR BUSINESS) straight-line or units of production method with estimated useful lives under the straight-line method comprising substantially the following ranges:

                                                                 YEARS
                                                                --------
Buildings...................................................    10 to 45
Mining and other equipment and related facilities...........     2 to 20
Transportation equipment....................................     2 to  7
Furniture and fixtures......................................     3 to  7

     Mineral reserves and mine development costs are amortized using the units-of-production method, based on estimated recoverable reserves.

     Financing costs are being amortized using the straight-line method, over the life of the related debt, which approximates the effective interest method.

D. INCOME TAXES

     Deferred income taxes are recorded based upon temporary differences between the financial statement and tax bases of assets and liabilities and net operating loss carryforwards and tax credits available for income tax purposes.

     Income tax provision (benefit) for the 1995 period and 1994 year represents 38% of pretax earnings as allocated by the parent. There are no significant differences between the statutory and effective tax rates.

E. REVENUE RECOGNITION

     Most of the Company's revenues have been generated under long-term coal sales contracts with electric utilities or other coal-related organizations, primarily in the eastern United States. Revenues are recognized on coal sales in accordance with the sales agreement, which is usually when the coal is shipped to the customer and title passes. The Company also rents equipment and provides repair services and the revenue from such rental and service is recognized when earned. Revenue from the construction of mining equipment is recognized on a percentage of completion basis.

     The Company grants credit to its customers based on their creditworthiness and generally does not secure collateral for its receivables.

F. RECLASSIFICATIONS

     Certain reclassifications of prior year amounts were made to conform with current year presentation with no effect on previously reported excess (deficit) of revenues over expenses or parent investment.

G. PARENT INVESTMENT

     Parent Investment is comprised of the relevant ARI (and affiliates) equity, loan and trade account balances with the Company.

H. STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, the Company considers investments having maturities of three months or less at the time of the purchase to be cash equivalents.

              ADDINGTON COAL OPERATIONS (THE PREDECESSOR BUSINESS)

     Supplemental disclosure:

                                                                             TEN
                                                                 YEAR       MONTHS
                                                              ENDED 1994     1995
                                                              ----------    ------
     Cash paid for interest.................................   $   473      $1,126
     Interest capitalized...................................       110         142
     Non cash capital lease.................................       708          --
     Non cash distribution of equipment to affiliates.......        --       1,218
     Non cash property additions............................        --       4,671

     Income taxes for the 1994 year and 1995 period were allocated by the parent and not specifically paid by the Company. The above non-cash transactions have been excluded from the accompanying 1994 and 1995 Combined Statements of Cash Flows.

3.  COMMITMENTS AND CONTINGENCIES

A. COAL SALES CONTRACTS

     As of November 1, 1995, the Company had commitments to deliver scheduled base quantities of coal annually to four customers. The contracts expire in 1996, 1997, 2004 and 2005, with the Company contracted to supply a minimum of approximately 28.7 million tons of coal over the remaining lives of the contracts at prices which are at or above market. Certain of the contracts have sales price adjustment provisions, subject to certain limitations and adjustments, based on changes in specified production costs.

B. LEASES

     The Company has various operating and capital leases for mining, transportation and other equipment. Lease expense for the year ended December 31, 1994 and for the ten-month period ended November 1, 1995 was approximately $7,063 and $5,692, respectively. Depreciation of assets under capital leases is included in depreciation expense.

     The Company also leases reserves under agreements that call for royalties to be paid as the coal is mined. Total royalty expense for the year ended December 31, 1994 and for the ten months ended November 1, 1995 was $8,582 and $7,607, respectively. Certain agreements require minimum annual royalties to be paid regardless of the amount of coal mined during the year. However, such agreements are generally cancelable at the Company's discretion.

     Approximate future minimum operating lease and royalty payments are as follows:

                                                              OPERATING
                                                               LEASES     ROYALTIES
                                                              ---------   ----------
2 months ended December 31, 1995............................    $  640      $1,395
Year ended December 31, 1996................................     3,489       2,542
Year ended December 31, 1997................................     2,235       1,862
Year ended December 31, 1998................................       606       1,296
Year ended December 31, 1999................................       158         798
Year ended December 31, 2000................................        27         500
Thereafter..................................................         8         260
                                                                ------      ------
          Total minimum lease and royalty payments..........    $7,163      $8,653
                                                                ======      ======

              ADDINGTON COAL OPERATIONS (THE PREDECESSOR BUSINESS)

C. LEGAL MATTERS

     The Company is named as defendant in various actions in the ordinary course of its business. These actions generally involve disputes related to contract performance, property boundaries, mining rights, blasting damages, personal injuries and royalty payments, as well as other civil actions that could result in additional litigation or other adversary proceedings. Certain plaintiffs seek amounts from the Company which are material to the financial statements.

     While the final resolution of any matter may have an impact on the Company's financial results for a particular reporting period, management believes that the ultimate disposition of these matters will not have a materially adverse effect upon the financial position of the Company.

4.  MAJOR CUSTOMERS

     The Company has sales to the following major customers that exceed 10% of revenues. These revenues and each customer's relative percentage of total receivables are summarized below:

                                                              PERCENTAGE OF      PERCENTAGE OF
                                                   REVENUES   TOTAL REVENUES   TOTAL RECEIVABLES
                                                   --------   --------------   -----------------
Year Ending December 31, 1994:
  Customer A.....................................  $34,902          34%               25%
  Customer B.....................................   16,312          16                22
  Customer C.....................................   20,181          20                25
  Customer D.....................................   13,563          13                --
Ten Months Ending November 1, 1995:
  Customer A.....................................  $25,968          32%               19%
  Customer B.....................................   16,169          20                16
  Customer C.....................................    9,857          12                 6

5.  RELATED PARTY TRANSACTIONS

     The Company has dealt with certain companies or individuals which are related parties either by having stockholders in common or because they are controlled by stockholders/officers of the Company or by relatives of stockholders/officers of the Company. The Company leases mining equipment from affiliates and pays trucking, flight fees and building space rentals to related parties. In addition to related party transactions and balances described elsewhere, the following related party transactions are summarized and approximated as follows:

                                                               YEAR      TEN
                                                              ENDED     MONTHS
                                                               1994      1995
                                                              ------    ------
Revenues, costs and expenses:
  Equipment rental income...................................  $1,129    $1,645
  Flight fee expense........................................      --       315
  Building rental expense...................................     110        92
  Trucking expense..........................................   7,407     2,774
  Management fee............................................      --       194

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
Leslie Resources, Inc.
     and
Leslie Resources Management, Inc.
  and its Subsidiaries
Hazard, Kentucky

     We have audited the accompanying consolidated and combined balance sheet of Leslie Resources, Inc. and Leslie Resources Management, Inc. and its Subsidiaries, as of December 31, 1996 and 1995 and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the accompanying financial statements present fairly, in all material respects the consolidated and combined financial position of Leslie Resources, Inc. and Leslie Resources Management, Inc. and its Subsidiaries as of December 31, 1996 and 1995 and the results of operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          FAESY, SCHMITT & COMPANY, PSC

Frankfort, Kentucky
  June 24, 1997 (except as to the matter discussed in Note 18 as to which the date is January 14, 1998)

                             LESLIE RESOURCES, INC.
                                      AND
                       LESLIE RESOURCES MANAGEMENT, INC.
                              AND ITS SUBSIDIARIES

                    CONSOLIDATED AND COMBINED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                 1996          1995
                                                              -----------   -----------
                                        ASSETS
Current Assets
  Cash (Notes 2, 3 & 4).....................................  $ 3,207,195   $ 3,541,603
  Accounts receivable (Note 4)..............................    4,905,148     2,674,740
  Other receivables.........................................       93,018       701,000
  Inventory (Note 2)........................................      793,448       433,551
  Advance royalties (Notes 2 & 8)...........................      237,000     1,015,425
  Prepaid insurance & other.................................      241,764       264,794
                                                              -----------   -----------
         Total Current Assets...............................    9,477,573     8,631,113
                                                              -----------   -----------
Property and Equipment (Note 2 & 7)
  Land......................................................      303,300       303,300
  Mining machinery..........................................   24,230,606    23,262,563
  Vehicles..................................................      773,589       837,115
  Office equipment and other................................      199,734        80,518
                                                              -----------   -----------
                                                               25,507,229    24,483,496
    Less accumulated depreciation...........................  (14,059,030)  (11,377,025)
                                                              -----------   -----------
  Net Property and Equipment................................   11,448,199    13,106,471
                                                              -----------   -----------
Other Assets
  Coal leases, net (Notes 2 & 6)............................      268,661       320,709
  Mine development costs, net (Note 2)......................      349,796       426,173
  Advance royalties -- long term (Notes 2 & 9)..............    1,006,035       641,000
  Organization costs, net...................................       12,400        15,500
  Non-marketable security (Note 5)..........................    2,000,000     2,000,000
                                                              -----------   -----------
         Total Other Assets.................................    3,636,892     3,403,382
                                                              -----------   -----------
         TOTAL ASSETS.......................................  $24,562,664   $25,140,966
                                                              ===========   ===========
                         LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
  Accounts payable and accrued expenses.....................  $ 7,476,906   $ 5,598,319
  Accrued royalties.........................................      800,093         3,142
  Notes payable -- short term (Note 4)......................    1,243,856     3,322,746
  Current portion -- long term debt (Note 7)................    3,463,663     2,992,844
  Current portion -- long term accrued royalties (Notes 9 &
    10).....................................................      813,000       546,000
                                                              -----------   -----------
         Total Current Liabilities..........................   13,797,518    12,463,051
                                                              -----------   -----------
Long Term Liabilities
  Long term debt (Note 7)...................................    6,045,845     3,481,808
  Accrued long term royalties (Note 9)......................      598,122       981,000
  Accrued overriding royalties (Note 10)....................    3,542,931     3,973,000
  Accrued reclamation and other (Note 11)...................      424,726       261,519
                                                              -----------   -----------
         Total Long Term Liabilities........................   10,611,624     8,697,327
                                                              -----------   -----------
         Total Liabilities..................................   24,409,142    21,160,378
                                                              -----------   -----------
Stockholder's Equity
  Common stock (Note 12)....................................        2,000         2,000
    Less: Cost of treasury stock (Notes 12 & 13)............   (4,251,866)     (348,866)
  Retained earnings (Note 12)...............................    4,403,388     4,327,454
                                                              -----------   -----------
         Total Stockholder's Equity.........................      153,522     3,980,588
                                                              -----------   -----------
         TOTAL LIABILITIES & STOCKHOLDER'S EQUITY...........  $24,562,664   $25,140,966
                                                              ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                             LESLIE RESOURCES, INC.
                                      AND
                       LESLIE RESOURCES MANAGEMENT, INC.
                              AND ITS SUBSIDIARIES

                    CONSOLIDATED AND COMBINED STATEMENTS OF
                          INCOME AND RETAINED EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                 1996          1995
                                                              -----------   -----------
Coal Sales..................................................  $68,739,928   $41,558,695
Cost of Sales...............................................   62,731,514    39,607,002
                                                              -----------   -----------
          Gross Profit......................................    6,008,414     1,951,693
General and Administrative..................................    2,545,553     2,339,679
                                                              -----------   -----------
     Operating Income (Loss)................................    3,462,861      (387,986)
Other Income (Expense)......................................
  Interest & dividend income................................      278,721       214,961
  Other Income..............................................       85,413            --
  Interest expense..........................................   (1,087,972)     (828,826)
  Other expense.............................................     (597,202)      (99,950)
                                                              -----------   -----------
          Net Other.........................................   (1,321,040)     (713,815)
                                                              -----------   -----------
          Net Income (Loss) Before Income Taxes.............    2,141,821    (1,101,801)
Income Tax Expense (Note 14)................................      (12,113)           --
                                                              -----------   -----------
          NET INCOME (LOSS).................................  $ 2,129,708   $(1,101,801)
Beginning Retained Earnings.................................    4,327,454     6,730,121
Less: Dividends Paid (Note 14)..............................   (2,053,774)   (1,300,866)
                                                              -----------   -----------
Ending Retained Earnings....................................  $ 4,403,388   $ 4,327,454
                                                              ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                             LESLIE RESOURCES, INC.
                                      AND
                       LESLIE RESOURCES MANAGEMENT, INC.
                              AND ITS SUBSIDIARIES

               CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                 1996          1995
                                                              -----------   -----------
Cash Flows from Operating Activities
  Net income (Loss).........................................  $ 2,129,708   $(1,101,801)
  Adjustments to reconcile to net cash provided by
     operations
     Depreciation and amortization..........................    3,119,734     3,449,131
     Cost depletion.........................................       52,048        48,174
     Equipment used for repairs.............................       75,731            --
     Gain on sale of assets.................................      (43,999)           --
     (Increase) Decrease in:
       Receivables..........................................   (2,321,426)       66,296
       Inventory............................................     (359,897)     (333,548)
       Prepaids, advances and others........................      436,420      (300,094)
     Increase (Decrease) in:
       Accounts payable and accrued expenses................    2,133,733       704,837
       Accrued reclamation costs............................      159,065        65,100
                                                              -----------   -----------
Net Cash Provided by Operating Activities...................    5,381,117     2,598,095
                                                              -----------   -----------
Cash Flows from Investing Activities
  Purchases of property and equipment.......................   (1,909,922)     (253,099)
  Equipment distributed to shareholders.....................           --       101,964
  Proceeds from sales of equipment..........................      495,220            --
  Affiliate loans...........................................      700,000       (20,093)
  Mine development costs....................................           --      (221,993)
  Decrease in bond deposits.................................           --       430,777
  Purchase of non-marketable securities.....................           --    (2,000,000)
                                                              -----------   -----------
Net Cash Used by Investing Activities.......................     (714,702)   (1,962,444)
                                                              -----------   -----------
Cash Flow from Financing Activities
  Proceeds from debt........................................    6,940,300     3,483,046
  Repayment of debt.........................................   (5,984,349)   (3,346,765)
  Distributions to shareholders.............................   (2,053,774)   (1,300,866)
  Purchase of treasury stock................................   (3,903,000)           --
  Issuance of common stock..................................           --         1,000
                                                              -----------   -----------
Net Cash Used by Financing Activities.......................   (5,000,823)   (1,163,585)
                                                              -----------   -----------
          NET INCREASE (DECREASE) IN CASH...................     (334,408)     (527,934)
Cash, Beginning.............................................    3,541,603     4,069,537
                                                              -----------   -----------
Cash, Ending................................................  $ 3,207,195   $ 3,541,603
                                                              ===========   ===========
Supplemental disclosures of cash flow information:
  Cash paid during the year totalled:
     Interest...............................................  $ 1,069,953   $   823,948
                                                              ===========   ===========
     Income Taxes...........................................  $        --   $        --
                                                              ===========   ===========
Supplemental disclosure of noncash investing and financing
  activities:
  Equipment acquired in acquisition.........................  $        --   $ 3,640,000
                                                              ===========   ===========
  Prepaid royalties acquired in acquisition.................  $        --   $ 1,160,000
                                                              ===========   ===========
  Future royalty requirements assumed in acquisition........  $        --   $ 5,500,000
                                                              ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                             LESLIE RESOURCES, INC.
                                      AND
             LESLIE RESOURCES MANAGEMENT, INC. AND ITS SUBSIDIARIES

            NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

1. DESCRIPTION OF BUSINESS

     Leslie Resources, Inc. and Leslie Resource Management, Inc. and its Subsidiaries primarily engage in coal mining activities using the strip mining method. Coal mining and the loading facilities of coal are conducted in four different counties in the State of Kentucky. The Company's sales are predominantly to utility and industrial users of coal.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

     Leslie Resources, Inc. and Leslie Resource Management, Inc. and its Subsidiaries have been combined, all of which are hereinafter referred to as the "Company," because of common business activities, intercompany transactions and common ownership. All material intercompany transactions have been eliminated in the combination.

B. PRINCIPLES OF CONSOLIDATION

     The accompanying financial statements include the accounts of Leslie Resources Management, Inc. and its subsidiaries. All material intercompany transactions have been eliminated in consolidation.

C. USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D. CASH EQUIVALENTS

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an initial maturity of one year or less to be cash equivalents. They may include cash, money market funds and short-term investments in commercial paper.

E. BAD DEBTS

     Bad debts are accounted for using the direct write-off method. The expense is recognized only when a specific receivable is determined to be uncollectible.

F. INVENTORY

     Inventory consists of coal that is available for sale at various loading facilities, and is stated at an estimated cost using direct operating costs of mining coal, excluding certain selling costs and taxes.

G. PREPAID ROYALTIES

     Recoupable prepaid royalties obtained in the purchase of the subsidiary companies of Leslie Resource Management, Inc. had a higher recoupable amount than what portion of the purchase price was allocated to them. The Company is using an accelerated write off method of recouping these royalties until the amount of

                             LESLIE RESOURCES, INC.
                                      AND
             LESLIE RESOURCES MANAGEMENT, INC. AND ITS SUBSIDIARIES

     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

the royalties equal their cost. When that occurs, the Company will not incur any expense when recouping the royalty previously paid.

     Other recoupable royalties the Company has paid in normal course of operations are expensed as the coal is mined or the royalty no longer becomes recoupable.

H. PROPERTY & EQUIPMENT

     Property and equipment are stated at cost. The Company provides for depreciation of the depreciable assets by using accelerated and other methods with useful lives that range from 5 to 31 years. Depreciation expense was $3,040,242 and $3,390,552 for 1996 and 1995, respectively.

I. DEPLETION

     Cost depletion is calculated on a per ton basis to allocate the cost of the purchased coal leases against the related coal sales. Cost depletion expense was $52,048 and $48,174 for 1996 and 1995, respectively.

J. MINE DEVELOPMENT COSTS

     Mine development costs are amortized over the expected life of the respective mine sites. Amortization expense was $76,392 and $58,879 for 1996 and 1995, respectively.

3. CONCENTRATION OF CREDIT RISK

     The Company maintains its cash in bank deposits at high credit quality financial institutions. The balances, at times, may exceed federally insured limits. At December 31, the Company exceeded the insured limit by $2,911,224 and $3,184,445 for 1996 and 1995, respectively.

4. PLEDGED ASSETS

     At December 31, 1996, the Company has pledged three certificates of deposit which total $300,000 issued by Citizens National Bank & Trust Co. for a $300,000 line of credit at the same bank. As of December 31, 1996, the line of credit balance is $150,000.

     At December 31, 1995, the Company owned $2,000,000 in certificates of deposit at the Bank of Whitesburg, which were pledged as security against a note payable for $2,000,000 at the same bank. This note payable was paid in entirety with the certificates of deposit on March 19, 1996.

     In the normal course of business, the accounts receivable of certain coal sales made to Tennessee Valley Authority and Carolina Power & Light are pledged to Citizens National Bank and Trust Co. and Bank of Whitesburg for note payable cash advances made to the Company. As of December 31, 1996 and 1995 the Company owed $751,000 and $1,322,746 in notes payable for these cash advances against accounts receivable of $942,538 and $1,653,425, respectively.

5. NON-MARKETABLE SECURITY

     This Investment consists of $2,000,000 for 800 shares of preferred stock in Reclamation Surety Holding Company, Inc. (RSHC). A subsidiary of (RSHC), Cumberland Surety Insurance Company provides the Company insurance coverage for reclamation bonds (See Note 11). This purchase of preferred stock was required in lieu of the Company placing $2,000,000 in an escrow collateral account. This preferred stock pays a dividend rate of 6% annually. The Company and RSHC both have options to redeem this stock after January 1, 1998. The Company also has an option to convert to common shares of RSHC after January 1,

                             LESLIE RESOURCES, INC.
                                      AND
             LESLIE RESOURCES MANAGEMENT, INC. AND ITS SUBSIDIARIES

     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

1998. Under present bonding arrangements, an option to redeem this stock would result in similar funds being placed into an escrow collateral account.

6. COAL LEASES, NET

     Coal leases reflect the cost of the coal leases purchased less the amount charged against income through cost depletion. The total cost of the leases is $502,510 less accumulated cost depletion of $233,849 for 1996 and $181,801 for 1995.

7. LONG-TERM DEBT

     Long-term debt consists of the following:

                                             COMBINED   MONTHLY     BALANCE      BALANCE
                                               RATE     PAYMENTS      1996         1995
                                             --------   --------   ----------   ----------
Fixed assets financed with 21 and 32
  different notes to banks, finance
  companies and vendors for 1996 and 1995,
  respectively. The interest rates range
  from 7.00% to 10.99%. Each note is
  secured by one or more pieces of fixed
  assets...................................    9.14%    $268,053   $4,396,778   $6,474,652
Two notes to GE Capital Corporation bearing
  interest of 9.25%, payable in
  installments of $47,874 for 36 months and
  $93,960 for 60 months. Both notes are
  secured by equipment.....................    9.25%     141,834    5,112,730           --
                                                        --------   ----------   ----------
     Totals................................             $409,887    9,509,508    6,474,652
                                                        ========
     Less: Current Portion.................                         3,463,663    2,992,844
                                                                   ----------   ----------
     Long-Term Debt........................                        $6,045,845   $3,481,808
                                                                   ==========   ==========
Maturities of long-term debt are as
  follows:                                     1996                        --    2,992,844
                                               1997                $3,463,663    2,010,725
                                               1998                 2,469,555      828,435
                                               1999                 1,806,405      464,562
                                               2000                 1,407,286       92,996
                                               2001                   291,470       85,090
                                               2002 and after          71,129           --
                                                                   ----------   ----------
                                                                   $9,509,508   $6,474,652
                                                                   ==========   ==========

8. ROYALTIES

     All of the coal the Company mines and sells belongs to other entities and individuals. The Company acquires the right to mine and sell the coal through various leases. These leases require the Company to pay a royalty to the owners of the land for coal being mined. The Company has entered into several coal leases, some of which require minimum non-refundable royalty payments. These payments are recoverable against future royalty payments due on subsequent coal sales. The minimum royalty payments that are non-recoverable are expensed when paid. All recoverable payments are expensed as the related coal is mined.

                             LESLIE RESOURCES, INC.
                                      AND
             LESLIE RESOURCES MANAGEMENT, INC. AND ITS SUBSIDIARIES

     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The Company currently maintains many leases that require annual payments of $1,688,100 and $579,500 for 1996 and 1995, respectively, to keep the leases intact. However, most of these leases are year-to-year type leases without any definite long-term obligations.

     The Company does have certain leases that require minimum royalty payments. Required payments for subsequent years are:

                                                                1996           1995
                                                              ---------      ---------
1996........................................................         --        579,500
1997........................................................  1,369,010        392,000
1998........................................................  1,368,210        392,000
1999........................................................  1,367,010             --
2000........................................................  1,358,910             --
2001........................................................  1,357,910             --

9. ACCRUED ROYALTIES

     As part of the purchase of the subsidiary companies by Leslie Resource Management, Inc., the Company is obligated to pay to Transco Coal Company a minimum of $1,800,000 in royalties which were previously paid by Transco Coal and are recoupable. (See Note 2-G). As these royalties are recouped for coal mined, the company is required to pay monthly an amount equal to the royalty recouped. The actual possible royalties that could be recouped exceed $1,800,000. If the company has not paid Transco Coal Company the entire minimum $1,800,000 by December 31, 1998 by normal payment terms as described above, then the remaining balance of the $1,800,000 is immediately payable by January 31, 1999. As of December 31, 1996 and 1995, $518,879 and $-0- has been paid on this obligation, respectively.

10. OVERRIDE ROYALTY OBLIGATION

     As part of the purchase of the subsidiary companies by Leslie Resources Management, Inc., the Company is obligated to pay to Transco Coal Company $.75 (seventy-five cents) for each ton of coal mined from the Ball Creek Property until a total of $4,000,000 is paid. In 1996 and 1995, $27,069 and $-0- were paid, respectively. This property is under lease by the subsidiary Pro-Land, Inc. dba Kemcoal, Inc. Payments are required monthly as the coal is mined. Beginning in the calendar year 1997, this royalty payment requires minimum annual payments of $150,000; however the aggregate payments of the two preceding years may be used in meeting the $150,000 annual minimum. Projected tonnage to be mined from property during the next 8 to 12 years is 6,000,000 tons. Projected payments for 1997 on this obligation is $430,000.

11. ACCRUED RECLAMATION COSTS AND CONTINGENCY RECLAMATION LIABILITY

     Although the majority of the reclamation process is performed during the mining process, the Company will incur additional reclamation costs when a particular mining site ceases. The Company accrues on a per ton basis the expected remaining reclamation costs. These accrued costs when mining is completed represent the costs to reclaim the land at the end of the mining process. However, the Company has a contingency liability to reclaim the land whenever the mining process stops and these costs could exceed these accrued amounts.

     According to KRS Chapter 350, the Company is required to post reclamation bonds to assure the reclamation work is completed. Outstanding reclamation bonds totalled $43,675,778 and $10,352,900 at December 31, 1996 and 1995,
respectively. The Company pays an insurance bonding premium monthly. In addition, as Note 5 explains, the Company purchased $2,000,000 in preferred stock in lieu of having an escrow

                             LESLIE RESOURCES, INC.
                                      AND
             LESLIE RESOURCES MANAGEMENT, INC. AND ITS SUBSIDIARIES

     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

collateral account for 1996. Beginning in January, 1997, the Company is required to pay $20,000 monthly into an escrow collateral account.

12. STOCKHOLDER'S EQUITY

     Stockholder's equity consists of:

                                                               1996            1995
                                                            ----------      ----------
Common Stock:
  Leslie Resources, Inc.
     -- no par value, 1,000 shares authorized, 20 shares
        outstanding.......................................  $    1,000      $    1,000
  Leslie Resource Management, Inc.
     -- no par value, 1,000 shares authorized, 25 shares
        outstanding.......................................       1,000           1,000
                                                            ----------      ----------
                                                                 2,000           2,000
                                                            ----------      ----------
Treasury Stock:
  Leslie Resources, Inc.
     20 shares purchased at a cost of.....................     348,866         348,866
     60 shares purchased at a cost of.....................   3,903,000              --
                                                            ----------      ----------
                                                             4,251,866         348,866
                                                            ----------      ----------
Retained Earnings:
  Leslie Resources, Inc...................................   4,355,585       4,327,454
  Leslie Resources, Management, Inc.......................      47,803              --
                                                            ----------      ----------
                                                             4,403,388       4,327,454
                                                            ----------      ----------
          Total Stockholders Equity.......................  $  153,522      $3,980,588
                                                            ==========      ==========

13. TREASURY STOCK

     On November 20, 1995 Leslie Resources, Inc. signed an option agreement with three of its stockholders to purchase all the shares of their common stock for $3,903,000. These 60 shares represented 75% of the total shares of common stock outstanding. In March 1996, this option was exercised and the three stockholders were paid the above amount in full for their stock as per the stock option agreement. After this transaction, only one stockholder, Greg Wells, owns all the outstanding shares of Leslie Resources, Inc. In 1990 Leslie Resources, Inc. purchased 20 shares from a previous stockholder for $348,866.

     Greg Wells is the only stockholder of Leslie Resources Management, Inc. and its Subsidiaries, and no treasury stock has ever been purchased.

14. INCOME TAXES

     Leslie Resources, Inc. elected to be taxed as a Sub-chapter S Corporation, effective for the tax year beginning January 1, 1989, which distributes its taxable income to the stockholders. There was no income taxable at the corporate level for 1996 and 1995. Sub-chapter S dividends are paid to stockholders at various times during the year and totalled $2,053,774 and $1,300,866 in 1996 and 1995, respectively.

     Leslie Resources Management, Inc. and its Subsidiaries is not a Sub-chapter S corporation and therefore it incurs income taxes at the corporate level. Income taxes accrued were $12,113 and $-0- in 1996 and 1995,

                             LESLIE RESOURCES, INC.
                                      AND
             LESLIE RESOURCES MANAGEMENT, INC. AND ITS SUBSIDIARIES

     NOTES TO CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

respectively. No deferred income taxes have been recorded for Leslie Resources Management, Inc. due to no significant temporary differences between book and tax accounting.

15. RELATED PARTY TRANSACTIONS

     As indicated in Note 2, all material related party transactions within the Company have been eliminated. Other related corporations with common ownership with the Company which had transactions are:

          (a) Resource Trucking, Inc. was paid $681,238 and $137,098 in 1996 and 1995, respectively, for contract trucking and equipment rental. These services are continually provided to the Company on a month to month basis.

          (b) Mountain Properties, Inc. was paid $431,821 and $226,644 for coal royalties, rents and wheelage and $306,732 and $-0- for tipple lease in 1996 and 1995, respectively. The Company has various leases with varying lengths of time with Mountain Properties, Inc. for future payments for royalties, rents and wheelage.

     No material receivables or payables with these related companies exist at December 31, 1996. As of December 31, 1995, Mountain Properties, Inc. owed Leslie Resources Management, Inc. $700,000.

16. CONTINGENT LIABILITY -- AMINEX AGREEMENT

     As part of the purchase of the subsidiary companies by Leslie Resources Management, Inc., the Company is contingently liable under a February 14, 1979 agreement to pay a portion of its "coal proceeds" related to certain leases on specified properties to a group of partnerships in bankruptcy that were previously owners of these certain leases. This potential contingent liability exists until January 1, 2004. The computation and definition of "coal proceeds" under this agreement is different than net income according to generally accepted accounting principles. Any prior year deficiencies in calculating "coal proceeds" is carried forward to future years. According to the most recent audit report for the period ended June 1, 1996 prepared by KPMG Peat Marwick, LLP, there exists a deficiency of $2,361,000 that is to be carried forward to future years. Due to this deficiency carry forward, no liability for this Aminex agreement has been recorded, nor is any liability expected in the immediate future.

17. CONTINGENT LIABILITIES -- LITIGATION

     The Company is the defendant in several pending lawsuits. The Company expects to obtain favorable judgments in these cases and/or the ultimate outcome of these cases is unknown at the present time. Accordingly, no provision for any liability that might result has been made in the accompanying financial statements. In the opinion of management, the existing litigation is not considered to be material in relation to the Company's financial position.

18. SUBSEQUENT EVENTS

     In December, 1997, the shareholder agreed to sell all of the stock of the Company to AEI Holding Company, Inc., the closing of which took place January 14, 1998.

                                                                        ANNEX A1

                  AUDIT OF DEMONSTRATED RESERVES CONTROLLED BY
                   ADDINGTON MINING, TENNESSEE MINING, INC.,
                BOWIE RESOURCES, LTD., AND IKERD-BANDY CO., INC.

                                 JANUARY, 1998

                                 Prepared for:
                           AEI HOLDING COMPANY, INC.
                            1500 North Big Run Road
                               Ashland, KY 41102

                                  Prepared by:
                          MARSHALL MILLER & ASSOCIATES
                                  P.O. Box 848
                              Bluefield, VA 24605

                          MARSHALL MILLER & ASSOCIATES

                         GEOLOGY ENGINEERING GEOPHYSICS

                                January 23, 1998

Mr. Larry Addington, Chairman
AEI Holding Company, Inc.
1500 North Big Run Road
Ashland, KY 41102

Dear Mr. Addington:

     Marshall Miller & Associates (MM&A) has completed an audit of reserves controlled by subsidiaries of AEI Holding Company, Inc. (AEI) as of December 1997. Our audit is based on two previous reports prepared by MM&A: namely, "Audit of Reserves Controlled by Addington Mining, Tennessee Mining, Inc., Bowie Resources, Ltd., and Ikerd-Bandy Co., Inc. - September, 1997" and "Addendum Report - Audit of Reserves Controlled by Addington Mining, Tennessee Mining, Inc., Bowie Resources, Ltd., and Ikerd-Bandy Co., Inc. - December, 1997." This letter provides a summary of those portions of the audited reserve base that qualify as demonstrated reserves.

                                  CONCLUSIONS

     Our audit of the subject coal properties has confirmed that AEI controls a total demonstrated reserve base of 129.4 million tons of recoverable coal. AEI is also currently pursuing a lease for a "captive" tract that adjoins one of its properties, which contains additional demonstrated reserves totaling 40.2 million recoverable tons. "Captive" reserves are those for which economic access is available only to the operating company which controls property that blocks access by other operating companies.

     Of the total demonstrated reserve base controlled by AEI, we have estimated that 28.9 million recoverable product tons are of average compliance quality and an additional 10.9 million recoverable product tons are of low average sulfur (less than one percent) or near compliance quality. Moderate to higher sulfur reserves include 22.0 million recoverable product tons in the 1.0 to 1.5 percent sulfur range and 22.4 million recoverable product tons which have a sulfur content greater than 1.5 percent sulfur. Of the total controlled demonstrated reserve base, 45.2 million recoverable product tons have a sulfur content which cannot be empirically determined due to lack of sufficient chemical data. All of the 40.2 million recoverable product tons of "captive" reserves, for which Addington is pursuing a lease, are of compliance quality.

                           AEI HOLDING COMPANY, INC.
                       SUMMARY OF RESERVES AND RESOURCES

                                                        DEMONSTRATED RESERVES
                                                --------------------------------------
STATUS                                             TOTAL       MEASURED     INDICATED    RESOURCES
------                                          -----------   -----------   ----------   ----------
ADDINGTON MINING
ASSIGNED RESERVES
  Deep Mineable...............................    1,239,000       968,000      271,000
  Highwall Miner..............................    7,749,000     6,693,000    1,056,000    2,278,000
  Surface Mineable............................   16,064,000    13,877,000    2,187,000    5,534,000
                                                -----------   -----------   ----------   ----------
          Total Assigned:.....................   25,052,000    21,538,000    3,514,000    7,812,000
UNASSIGNED RESERVES
  Deep Mineable...............................      503,000       503,000                   139,000
  Highwall Miner..............................    4,529,000     3,292,000    1,237,000    2,535,000
  Surface Mineable............................    3,545,000     2,141,000    1,404,000    1,460,000
                                                -----------   -----------   ----------   ----------
          Total Unassigned:...................    8,577,000     5,936,000    2,641,000    4,134,000
TOTAL RESERVES
  Deep Mineable...............................    1,742,000     1,471,000      271,000      139,000
  Highwall Miner..............................   12,278,000     9,985,000    2,293,000    4,813,000
  Surface Mineable............................   19,609,100    16,018,000    3,591,000    6,994,000
                                                -----------   -----------   ----------   ----------
          Total Addington Mining:.............   33,629,000    27,474,000    6,155,000   11,946,000
                                                ===========   ===========   ==========   ==========
TENNESSEE MINING, INC.
ASSIGNED RESERVES
  Deep Mineable...............................   22,710,000    13,465,000    9,245,000    1,409,000
  Highwall Miner..............................    1,468,000     1,428,000       40,000      102,000
  Surface Mineable............................    3,905,000     3,821,000       84,000      183,000
                                                -----------   -----------   ----------   ----------
          Total Assigned:.....................   28,083,000    18,714,000    9,369,000    1,694,000
UNASSIGNED RESERVES
  Deep Mineable...............................   14,538,000     6,363,000                 8,175,000
  Highwall Miner..............................
  Surface Mineable............................
                                                -----------   -----------   ----------   ----------
          Total Unassigned:...................   14,538,000     6,363,000    8,175,000    4,589,000
TOTAL RESERVES
  Deep Mineable...............................   37,248,000    19,828,000   17,420,000    5,998,000
  Highwall Miner..............................    1,468,000     1,428,000       40,000      102,000
  Surface Mineable............................    3,905,000     3,821,000       84,000      183,000
                                                -----------   -----------   ----------   ----------
          Total Tennessee Mining, Inc.:.......   42,621,000    25,077,000   17,544,000    6,283,000
                                                ===========   ===========   ==========   ==========
BOWIE RESOURCES, LTD.
TOTAL RESERVES (ASSIGNED)
  Deep Mineable...............................   22,700,000    19,014,000    3,686,000    6,742,000
  Highwall Miner..............................
  Surface Mineable............................
                                                -----------   -----------   ----------   ----------
          Total Bowie Resources, Ltd.:........   22,700,000    19,014,000    3,686,000    6,742,000
                                                ===========   ===========   ==========   ==========
IKERD-BANDY CO., INC.
ASSIGNED RESERVES
  Deep Mineable...............................      861,000       667,000      194,000      768,000
  Highwall Miner..............................    7,945,000     6,339,000    1,606,000    1,276,000
  Surface Mineable............................    9,541,000     8,000,000    1,541,000
                                                -----------   -----------   ----------   ----------
          Total Assigned:.....................   18,347,000    15,005,000    3,342,000    2,044,000

                                                        DEMONSTRATED RESERVES
                                                --------------------------------------
STATUS                                             TOTAL       MEASURED     INDICATED    RESOURCES
------                                          -----------   -----------   ----------   ----------
UNASSIGNED RESERVES
  Deep Mineable...............................    6,598,000     4,275,000    2,323,000      351,000
  Highwall Miner..............................      309,000       309,000                 1,766,000
  Surface Mineable............................    5,221,000     4,077,000    1,144,000    1,199,000
                                                -----------   -----------   ----------   ----------
          Total Unassigned:...................   12,128,000     8,661,000    3,467,000    3,316,000
TOTAL RESERVES
  Deep Mineable...............................    7,459,000     4,942,000    2,517,000    1,119,000
  Highwall Miner..............................    8,254,000     6,648,000    1,606,000    3,042,000
  Surface Mineable............................   14,762,000    12,077,000    2,685,000    1,199,000
                                                -----------   -----------   ----------   ----------
          Total Ikerd-Bandy Co., Inc.:........   30,475,000    23,666,000    6,809,000    5,360,000
                                                ===========   ===========   ==========   ==========
RESERVE SUMMARY
ASSIGNED RESERVES
  Deep Mineable...............................   47,510,000    34,114,000   13,396,000    8,919,000
  Highwall Miner..............................   17,162,000    14,459,000    2,703,000    3,656,000
  Surface Mineable............................   29,510,000    25,698,000    3,813,000    5,717,000
                                                -----------   -----------   ----------   ----------
          Total Assigned:.....................   94,182,000    74,271,000   19,911,000   18,292,000
UNASSIGNED RESERVES
  Deep Mineable...............................   21,639,000    11,141,000   10,498,000    5,079,000
  Highwall Miner..............................    4,838,000     3,601,000    1,237,000    4,301,000
  Surface Mineable............................    8,766,000     6,218,000    2,548,000    2,659,000
                                                -----------   -----------   ----------   ----------
          Total Unassigned:...................   35,243,000    20,960,000   14,283,000   12,039,000
TOTAL RESERVES
  Deep Mineable...............................   69,149,000    45,255,000   23,894,000   13,998,000
  Highwall Miner..............................   22,000,000    18,060,000    3,940,000    7,957,000
  Surface Mineable............................   38,276,000    31,916,000    6,361,000    8,376,000
                                                -----------   -----------   ----------   ----------
          Total Controlled Reserves:..........  129,425,000    95,231,000   34,194,000   30,331,000
                                                -----------   -----------   ----------   ----------
* TOTAL "CAPTIVE" RESERVES (POTENTIAL
  ACQUISITION)................................   40,180,000    13,808,000   26,372,000   20,948,000
                                                -----------   -----------   ----------   ----------
          GRAND TOTAL -- CONTROLLED AND
          POTENTIAL ACQUISITION RESERVES......  169,605,000   109,039,000   60,566,000   51,279,000
                                                ===========   ===========   ==========   ==========

---------------

* AEI is currently pursuing a lease of "captive," reserves adjacent to one of its properties, which are not currently controlled. "Captive" means that economical access to reserve is available only to the operating company, which controls property that blocks access to other operating companies.

     In addition to the demonstrated reserves, AEI affiliates control an additional 30.3 million recoverable tons of product coal in the resource category. These resources have certain limitations or hindrances that, under current market conditions, create subeconomic conditions for their extraction. It is emphasized that, with favorable results of future exploration or property acquisition and with more favorable future market conditions, some of the identified coal resources may achieve economic reserve status. AEI is also pursuing a lease of a tract lying adjacent to its one of its properties which contains an additional 20.9 million recoverable tons of coal resources.

                                  DEFINITIONS

     Definitions(1)of key terms and criteria applied in our audit are as follows:

        - Resources -- Resources are defined as naturally occurring concentrations or deposits of coal in the earth's crust, in such forms and amounts that economic extraction is currently or potentially feasible. Identified resources are those resources whose location, rank, quality, and quantity are known or estimated from specific geologic evidence. Identified coal resources include economic, marginally economic, and subeconomic components. To reflect varying distances from points of control or reliability, these subdivisions can be divided into demonstrated and inferred, or preferably into measured, indicated, and inferred.

        - Reserve Base -- The reserve base is defined as those parts of identified resources that meet specified minimum physical and chemical criteria related to current mining and production practices, including those for quality, depth, thickness, rank, and distance from point of measurement. The reserve base is the in-place demonstrated (measured plus indicated) resource from which reserves are estimated.

        - Reserve -- Reserve is defined as virgin and/or accessed parts of a coal reserve base that could be economically extracted or produced at the time of determination considering environmental, legal, and technological constraints. Demonstrated reserves are the sum of coal reserves classified as measured and indicated as explained below.

        - Reserve Reliability Categories -- The reliability categories are related to the level of geologic assurance for the existence of a quantity of resources. Assurance is based on the distance from points where coal is measured or sampled and on the abundance and quality of geologic data as related to thickness of overburden, rank, quality, thickness of coal, areal extent, geologic history, structure, and correlation of coal beds and enclosing rocks. The degree of assurance increases as the proximity to points of control, abundance, and quality of geologic data increase. The reserve reliability categories include:

             - Measured Coal -- Reserve estimates in this category have the highest degree of geologic assurance. Measured coal lies within 1/4 mile of a valid point of measurement or point of observation (such as previously mined areas) supporting such measurements. The sites for thickness measurement are so closely spaced, and the geologic character is so well defined, that the average thickness, areal extent, size, shape, and depth of coal beds are well established.

             - Indicated Coal -- Reserve estimates in this category have a moderate degree of geologic assurance. There are no sample and measurement sites in areas of indicated coal. However, a single measurement can be used to classify coal lying beyond measured as indicated. Indicated coal lies more than 1/4 mile, but less than 3/4 mile, from a point of thickness measurement. Further exploration is necessary to place indicated coal into the measured category.

                         METHODOLOGY AND QUALIFICATIONS

     Our audit of the AEI reserves was planned and performed to obtain reasonable assurance on the subject coal properties. The audit included examination by certified professional geologists and engineers of all supplied reserve maps and supporting data using industry-accepted standards. Although the audit methodology is inherently not as exhaustive as a detailed reserve evaluation, in our opinion the audit was conducted in sufficient detail and with independent verification on a test basis of the underlying supporting evidence to provide reasonable assurance for the subject estimate. The reserve audit did not include independent

---------------

(1) Source: U.S. Geological Survey Circular 891, "Coal Resource Classification of the U.S. Geological Survey," 1983.

verification of property ownership; we have relied on property information supplied by AEI and considered this information to be accurate.

                                   Sincerely,

                          Marshall Miller & Associates

               /s/ Marshall S. Miller                                   /s/ J. Scott Nelson
             Marshall S. Miller, C.P.G.                               J. Scott Nelson, C.P.G.
                      President                                           Vice President

                  AUDIT OF DEMONSTRATED RESERVES CONTROLLED BY
                       LESLIE RESOURCES MANAGEMENT, INC.

                                 JANUARY, 1998

                                 Prepared for:
                           AEI HOLDING COMPANY, INC.
                            1500 North Big Run Road
                               Ashland, KY 41102

                                  Prepared by:
                          MARSHALL MILLER & ASSOCIATES
                                  P.O. Box 848
                              Bluefield, VA 24605

                          MARSHALL MILLER & ASSOCIATES

                         GEOLOGY ENGINEERING GEOPHYSICS

                                January 23, 1997

Mr. Larry Addington, Chairman
AEI Holding Company, Inc.
1500 North Big Run Road
Ashland, KY 41102

Dear Mr. Addington:

     Marshall Miller & Associates (MM&A) has completed an audit of reserves controlled by Leslie Resources Management, Inc., and Leslie Resources, Inc., (collectively referred to herein as Leslie Resources). AEI Holding Company, Inc., (AEI) recently acquired the Leslie Resources property. Our audit is based on a previous report prepared by MM&A entitled, "Evaluation of Reserves Controlled by Leslie Resources Management, Inc. - Perry, Leslie, Letcher, Knott, and Breathitt Counties, Kentucky - July 1997." This letter provides a summary of those portions of the audited reserve base that qualify as demonstrated reserves.

                                  CONCLUSIONS

     Our audit of the subject coal property has confirmed that AEI controls a total demonstrated reserve base of 40.9 million tons of recoverable coal. Of the total demonstrated reserve base, we have estimated that 5.7 million recoverable product tons are of average compliance quality, and an additional 8.1 million recoverable product tons are of low average sulfur (less than one percent) or near compliance quality. Moderate- to higher-sulfur reserves include 9.5 million recoverable product tons in the 1.0 to 1.5 percent sulfur range and 13.8 million recoverable product tons which have a sulfur content greater than 1.5 percent. Of the total demonstrated reserve base, 3.8 million recoverable product tons have a sulfur content which cannot be empirically determined due to lack of sufficient chemical data. The table below summarizes the subject reserve base.

                           AEI HOLDING COMPANY, INC.
                       SUMMARY OF RESERVES AND RESOURCES
                  RECENTLY ACQUIRED LESLIE RESOURCES PROPERTY

                                                        DEMONSTRATED RESERVES
                                                --------------------------------------
STATUS                                             TOTAL       MEASURED     INDICATED    RESOURCES
------                                          -----------   -----------   ----------   ----------
ASSIGNED RESERVES
  Deep Mineable...............................    2,598,000     1,879,000      719,000            0
  Highwall Miner..............................      422,000       404,000       18,000            0
  Surface Mineable............................   27,168,000    20,479,000    6,689,000    1,531,000
                                                -----------   -----------   ----------   ----------
          Total Assigned:.....................   30,188,000    22,762,000    7,426,000    1,531,000
UNASSIGNED RESERVES
  Deep Mineable...............................            0             0            0            0
  Highwall Miner..............................            0             0            0            0
  Surface Mineable............................   10,724,000     6,912,000    3,812,000   21,320,000
                                                -----------   -----------   ----------   ----------
          Total Unassigned:...................   10,724,000     6,912,000    3,812,000   21,320,000
TOTAL RESERVES
  Deep Mineable...............................    2,598,000     1,879,000      719,000            0
  Highwall Miner..............................      422,000       404,000       18,000            0
  Surface Mineable............................   37,892,000    27,391,000   10,501,000   22,851,000
                                                -----------   -----------   ----------   ----------
          Total Leslie Resources:.............   40,912,000    29,674,000   11,238,000   22,851,000
                                                ===========   ===========   ==========   ==========

     In addition to the demonstrated reserves previously discussed, the subject property has 22.8 million recoverable tons of product coal in the resource category. These resources have certain limitations or hindrances that, under current market conditions, create subeconomic conditions for their extraction. It is emphasized that, with favorable results of future exploration or property acquisition and with more favorable future market conditions, some of the identified coal resources may achieve economic reserve status.

                                  DEFINITIONS

     Definitions(1)of key terms and criteria applied in our audit are as follows:

        - Resources -- Resources are defined as naturally occurring concentrations or deposits of coal in the earth's crust, in such forms and amounts that economic extraction is currently or potentially feasible. Identified resources are those resources whose location, rank, quality, and quantity are known or estimated from specific geologic evidence. Identified coal resources include economic, marginally economic, and subeconomic components. To reflect varying distances from points of control or reliability, these subdivisions can be divided into demonstrated and inferred, or preferably into measured, indicated, and inferred.

        - Reserve Base -- The reserve base is defined as those parts of identified resources that meet specified minimum physical and chemical criteria related to current mining and production practices, including those for quality, depth, thickness, rank, and distance from point of measurement. The reserve base is the in-place demonstrated (measured plus indicated) resource from which reserves are estimated.

        - Reserve -- Reserve is defined as virgin and/or accessed parts of a coal reserve base that could be economically extracted or produced at the time of determination considering environmental, legal, and technological constraints. Demonstrated reserves are the sum of coal reserves classified as measured and indicated as explained below.

---------------

(1) Source: U.S. Geological Survey Circular 891, "Coal Resource Classification of the U.S. Geological Survey," 1983.

        - Reserve Reliability Categories -- The reliability categories are related to the level of geologic assurance for the existence of a quantity of resources. Assurance is based on the distance from points where coal is measured or sampled and on the abundance and quality of geologic data as related to thickness of overburden, rank, quality, thickness of coal, areal extent, geologic history, structure, and correlation of coal beds and enclosing rocks. The degree of assurance increases as the proximity to points of control, abundance, and quality of geologic data increase. The reserve reliability categories include:

             - Measured Coal -- Reserve estimates in this category have the highest degree of geologic assurance. Measured coal lies within 1/4 mile of a valid point of measurement or point of observation (such as previously mined areas) supporting such measurements. The sites for thickness measurement are so closely spaced, and the geologic character is so well defined, that the average thickness, areal extent, size, shape, and depth of coal beds are well established.

             - Indicated Coal -- Reserve estimates in this category have a moderate degree of geologic assurance. There are no sample and measurement sites in areas of indicated coal. However, a single measurement can be used to classify coal lying beyond measured as indicated. Indicated coal lies more than 1/4 mile, but less than 3/4 mile, from a point of thickness measurement. Further exploration is necessary to place indicated coal into the measured category.

                         METHODOLOGY AND QUALIFICATIONS

     Our audit of the AEI reserves was planned and performed to obtain reasonable assurance on the subject coal properties. The audit included examination by certified professional geologists and engineers of all supplied reserve maps and supporting data using industry-accepted standards. Although the audit methodology is inherently not as exhaustive as a detailed reserve evaluation, in our opinion the audit was conducted in sufficient detail and with independent verification on a test basis of the underlying supporting evidence to provide reasonable assurance for the subject estimate. The reserve audit did not include independent verification of property ownership; we have relied on property information supplied by AEI and considered this information to be accurate.

                                   Sincerely,

                          Marshall Miller & Associates

                 /s/ Marshall S. Miller                                     /s/ J. Scott Nelson
               Marshall S. Miller, C.P.G.                                 J. Scott Nelson, C.P.G.
                       President                                               Vice President

             ======================================================

  NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................    1
Risk Factors..........................   15
The Company...........................   25
Use of Proceeds.......................   27
Capitalization........................   28
Unaudited Pro Forma Combined Financial
  Statements..........................   29
Selected Historical Combined Financial
  Data................................   36
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   38
Industry Overview.....................   47
Business..............................   54
Government Regulation.................   76
Management............................   80
Certain Related Party Transactions....   84
Description of Capital Stock..........   87
Security Ownership of Principal
  Stockholders and Management.........   88
The Exchange Offer....................   89
Description of Exchange Notes.........  101
Description of New Credit Facility....  127
Certain United States Federal Tax
  Considerations for Non-United States
  Holders.............................  130
Plan of Distribution..................  132
Legal Matters.........................  133
Experts...............................  133
Available Information.................  134
Index to Financial Statements.........  F-1
Annex A1 -- Audit of Demonstrated
  Reserves............................  A-1

                             ---------------------

     UNTIL             , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS OR AS REQUIRED BY THE TERMS OF THE EXCHANGE OFFER.

             ======================================================
             ======================================================

                        [AEI HOLDING COMPANY, INC. LOGO]

                               OFFER TO EXCHANGE
                      $200,000,000 IN AGGREGATE PRINCIPAL
                                   AMOUNT OF
                           10% SERIES B SENIOR NOTES
                                    DUE 2007
                            FOR ALL $200,000,000 IN
                             AGGREGATE OUTSTANDING
                                PRINCIPAL AMOUNT
                                       OF
                           10% SERIES A SENIOR NOTES
                                    DUE 2007
                         ------------------------------

                                   PROSPECTUS
                         ------------------------------
                                           , 1998

             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes indemnification of directors, officers, employees, and agents of the Company, allows the advancement of costs of defending against litigation, and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees, and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute.

     The Company's Certificate of Incorporation provides that no director will be personally liable to the Company for monetary damages for any breach of fiduciary duty by such director as a director. However, a director will be liable, to the extent provided by applicable law, (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) as provided in Section 174 of the DGCL, or (iv) for any transaction from which a director derived an improper personal benefit.

     The Company's Certificate of Incorporation and Bylaws also require the Company, to the extent permitted by the DGCL and any other applicable law, to indemnify and advance expenses to directors and executive officers with respect to all threatened, pending or completed actions, suits or proceedings in which the director or executive officer was, is, or is threatened to be made a named defendant or respondent because he is or was a director or executive officer of the Company. The Certificate of Incorporation obligates the Company to indemnify and advance expenses to the executive officer or director only in connection with proceedings arising from the person's conduct in his official capacity with the Company to the extent permitted by the DGCL, as amended from time to time.

     The Company's Bylaws allow it to purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the Company, or was, at the Company's request, serving in a similar capacity for another entity. The Company currently maintains insurance covering its executive officers and directors.

     Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors and executive officers of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

     The exhibits to the Registration Statement are listed in the Exhibit Index which precedes the exhibits to this Registration Statement and is hereby incorporated herein by reference.

(b) Financial Statement Schedules.

     The financial statement schedules (1) are listed in the Exhibit Index which immediately precedes the exhibits to this Registration Statement and is hereby incorporated herein by reference, or (2) have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed to be underwriters, in addition to the information called for by the other items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding undertaking or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, January 27, 1998.

                                          AEI HOLDING COMPANY, INC.

                                          By:      /s/ DONALD P. BROWN
                                            ------------------------------------
                                                      Donald P. Brown
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of AEI Holding Company, Inc., do hereby constitute and appoint Vic Grubb and John Lynch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                                      TITLE                      DATE
                      ---------                                      -----                      ----

                 /s/ DONALD P. BROWN                     President, Chief Executive       January 27, 1998
-----------------------------------------------------      Officer and Director
                   Donald P. Brown                         (Principal Executive
                                                           Officer)

                    /s/ JOHN BAUM                        Chief Financial Officer          January 27, 1998
-----------------------------------------------------      (Principal Financial and
                      John Baum                            Accounting Officer)

                /s/ ROBERT ADDINGTON                     Senior Vice                      January 27, 1998
-----------------------------------------------------      President -- Eastern
                  Robert Addington                         Operations and a Director

                 /s/ LARRY ADDINGTON                     Chairman of the Board and a      January 27, 1998
-----------------------------------------------------      Director
                   Larry Addington

                  /s/ STONIE BARKER                      Director                         January 27, 1998
-----------------------------------------------------
                    Stonie Barker

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, January 27, 1998.

                                          ADDINGTON MINING, INC.

                                          By:      /s/ DONALD P. BROWN
                                            ------------------------------------
                                                      Donald P. Brown
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Addington Mining, Inc., do hereby constitute and appoint Vic Grubb and John Lynch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                 /s/ DONALD P. BROWN                   President (Principal Executive  January 27, 1998
-----------------------------------------------------    Officer)
                   Donald P. Brown

                 /s/ LARRY ADDINGTON                   Director                        January 27, 1998
-----------------------------------------------------
                   Larry Addington

                    /s/ VIC GRUBB                      Treasurer (Principal Financial  January 27, 1998
-----------------------------------------------------    and Accounting Officer)
                      Vic Grubb

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, January 27, 1998.

                                          TENNESSEE MINING, INC.

                                          By:       /s/ BERNIE MASON
                                            ------------------------------------
                                                        Bernie Mason
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Tennessee Mining, Inc., do hereby constitute and appoint Vic Grubb and John Lynch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                  /s/ BERNIE MASON                     President (Principal Executive  January 27, 1998
-----------------------------------------------------    Officer)
                    Bernie Mason

                 /s/ LARRY ADDINGTON                   Director                        January 27, 1998
-----------------------------------------------------
                   Larry Addington

                    /s/ VIC GRUBB                      Treasurer (Principal Financial  January 27, 1998
-----------------------------------------------------    and Accounting Officer)
                      Vic Grubb

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, January 27, 1998.

                                          IKERD-BANDY CO., INC.

                                          By:      /s/ DONALD P. BROWN
                                            ------------------------------------
                                                      Donald P. Brown
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Ikerd-Bandy Co., Inc., do hereby constitute and appoint Vic Grubb and John Lynch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----

                 /s/ DONALD P. BROWN                   President (Principal Executive  January 27, 1998
-----------------------------------------------------    Officer)
                   Donald P. Brown

                 /s/ LARRY ADDINGTON                   Director                        January 27, 1998
-----------------------------------------------------
                   Larry Addington

                    /s/ VIC GRUBB                      Treasurer (Principal Financial  January 27, 1998
-----------------------------------------------------    and Accounting Officer)
                      Vic Grubb

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, January 27, 1998.

                                          MINING TECHNOLOGIES, INC.

                                          By:      /s/ DONALD P. BROWN
                                            ------------------------------------
                                                      Donald P. Brown
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Mining Technologies, Inc., do hereby constitute and appoint Vic Grubb and John Lynch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                 /s/ DONALD P. BROWN                   President (Principal Executive  January 27, 1998
-----------------------------------------------------    Officer)
                   Donald P. Brown

                 /s/ LARRY ADDINGTON                   Director                        January 27, 1998
-----------------------------------------------------
                   Larry Addington

                    /s/ VIC GRUBB                      Treasurer (Principal Financial  January 27, 1998
-----------------------------------------------------    and Accounting Officer)
                      Vic Grubb

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, January 27, 1998.

                                          LESLIE RESOURCES, INC.

                                          By:      /s/ DONALD P. BROWN
                                            ------------------------------------
                                                      Donald P. Brown
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Leslie Resources, Inc., do hereby constitute and appoint Vic Grubb and John Lynch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                 /s/ DONALD P. BROWN                   President (Principal Executive  January 27, 1998
-----------------------------------------------------    Officer)
                   Donald P. Brown

                 /s/ LARRY ADDINGTON                   Director                        January 27, 1998
-----------------------------------------------------
                   Larry Addington

                    /s/ VIC GRUBB                      Treasurer (Principal Financial  January 27, 1998
-----------------------------------------------------    and Accounting Officer)
                      Vic Grubb

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, January 27, 1998.

                                          LESLIE RESOURCES MANAGEMENT, INC.

                                          By:      /s/ DONALD P. BROWN
                                            ------------------------------------
                                                      Donald P. Brown
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Leslie Resources Management, Inc., do hereby constitute and appoint Vic Grubb and John Lynch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                 /s/ DONALD P. BROWN                   President (Principal Executive  January 27, 1998
-----------------------------------------------------    Officer)
                   Donald P. Brown

                 /s/ LARRY ADDINGTON                   Director                        January 27, 1998
-----------------------------------------------------
                   Larry Addington

                    /s/ VIC GRUBB                      Treasurer (Principal Financial  January 27, 1998
-----------------------------------------------------    and Accounting Officer)
                      Vic Grubb

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, January 27, 1998.

                                          PRO-LAND, INC.
                                          d/b/a Kem Coal Company

                                          By:      /s/ DONALD P. BROWN
                                            ------------------------------------
                                                      Donald P. Brown
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Pro-Land, Inc. d/b/a Kem Coal Company, do hereby constitute and appoint Vic Grubb and John Lynch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                 /s/ DONALD P. BROWN                   President (Principal Executive  January 27, 1998
-----------------------------------------------------    Officer)
                   Donald P. Brown

                 /s/ LARRY ADDINGTON                   Director                        January 27, 1998
-----------------------------------------------------
                   Larry Addington

                    /s/ VIC GRUBB                      Treasurer (Principal Financial  January 27, 1998
-----------------------------------------------------    and Accounting Officer)
                      Vic Grubb

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, January 27, 1998.

                                          ACECO, INC.

                                          By:      /s/ DONALD P. BROWN

                                            ------------------------------------
                                                      Donald P. Brown
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Aceco, Inc., do hereby constitute and appoint Vic Grubb and John Lynch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ DONALD P. BROWN                   President (Principal           January 27, 1998
-----------------------------------------------------    Executive Officer)
                   Donald P. Brown

                 /s/ LARRY ADDINGTON                   Director                       January 27, 1998
-----------------------------------------------------
                   Larry Addington

                    /s/ VIC GRUBB                      Treasurer (Principal           January 27, 1998
-----------------------------------------------------    Financial
                      Vic Grubb                          and Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, January 27, 1998.

                                          MOUNTAIN-CLAY, INC.
                                          d/b/a Mountain Clay, Inc.

                                          By:      /s/ DONALD P. BROWN
                                            ------------------------------------
                                                      Donald P. Brown
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Mountain-Clay, Inc. d/b/a Mountain Clay, Inc., do hereby constitute and appoint Vic Grubb and John Lynch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                 /s/ DONALD P. BROWN                   President (Principal          January 27, 1998
-----------------------------------------------------    Executive Officer)
                   Donald P. Brown

                 /s/ LARRY ADDINGTON                   Director                      January 27, 1998
-----------------------------------------------------
                   Larry Addington

                    /s/ VIC GRUBB                      Treasurer (Principal          January 27, 1998
-----------------------------------------------------    Financial and Accounting
                      Vic Grubb                          Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, January 27, 1998.

                                          HIGHLAND COAL, INC.

                                          By:      /s/ DONALD P. BROWN
                                            ------------------------------------
                                                      Donald P. Brown
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Highland Coal, Inc., do hereby constitute and appoint Vic Grubb and John Lynch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                                      TITLE                      DATE
                      ---------                                      -----                      ----

                 /s/ DONALD P. BROWN                     President, (Principal            January 27, 1998
-----------------------------------------------------      Executive Officer)
                   Donald P. Brown

                 /s/ LARRY ADDINGTON                     Director                         January 27, 1998
-----------------------------------------------------
                   Larry Addington

                    /s/ VIC GRUBB                        Treasurer (Principal             January 27, 1998
-----------------------------------------------------      Financial and Accounting
                      Vic Grubb                            Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, January 27, 1998.

                                          RIVER COAL COMPANY, INC.

                                          By:      /s/ DONALD P. BROWN
                                            ------------------------------------
                                                      Donald P. Brown
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of River Coal Company, Inc., do hereby constitute and appoint Vic Grubb and John Lynch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                                    TITLE                     DATE
                      ---------                                    -----                     ----
                 /s/ DONALD P. BROWN                   President (Principal Executive  January 27, 1998
-----------------------------------------------------    Officer)
                   Donald P. Brown

                 /s/ LARRY ADDINGTON                   Director                        January 27, 1998
-----------------------------------------------------
                   Larry Addington

                    /s/ VIC GRUBB                      Treasurer (Principal Financial  January 27, 1998
-----------------------------------------------------    and Accounting Officer)
                      Vic Grubb

                                 EXHIBIT INDEX

     (a) Exhibits

EXHIBIT
  NO.                         DESCRIPTION OF DOCUMENT
-------                       -----------------------
 2.1(a)     Exchange Agreement dated as of October 20, 1997 among AEI
            Holding Company, Inc., Addington Enterprises, Inc., Larry
            Addington and Harold Sergent
 2.1(b)     First Amendment to Exchange Agreement dated as of October
            20, 1997 among AEI Holding Company, Inc., Addington
            Enterprises, Inc., Larry Addington and Harold Sergent
 2.2        Manufacture, Service, Use and License Agreement dated as of
            November 11, 1997 between AEI Holding Company, Inc. and
            Addington Enterprises, Inc.
 2.3        Assumption Agreement dated as of November 12, 1997 between
            Addington Enterprises, Inc. and AEI Holding Company, Inc.
 2.4        Assumption Agreement dated as of November 12, 1997 between
            AEI Holding Company, Inc. and Addington Mining, Inc.
 2.5        Bill of Sale, Conveyance and Assignment dated as of November
            12, 1997 between AEI Holding Company, Inc. and Addington
            Enterprises, Inc.
 2.6        Bill of Sale, Conveyance and Assignment dated as of November
            12, 1997 between Addington Mining, Inc. and AEI Holding
            Company, Inc.
 2.7        Assignment of Contracts dated as of November 12, 1997
            between Addington Enterprises, Inc. and AEI Holding Company,
            Inc.
 2.8        Assignment of Contracts dated as of November 12, 1997
            between AEI Holding Company, Inc. and Addington Mining, Inc.
 3.1(a)     Certificate of Incorporation of AEI Holding Company, Inc.
 3.1(b)     Amendment to Certificate of Incorporation of AEI Holding
            Company, Inc.
 3.1(c)     Bylaws of AEI Holding Company, Inc.
 3.1(d)     Amendment to Bylaws of AEI Holding Company, Inc.
 3.2(a)     Articles of Incorporation of Bowie Resources, Limited
 3.2(b)     Articles of Amendment to the Articles of Incorporation of
            Bowie Resources, Limited
 3.2(c)     Articles of Amendment to Articles of Incorporation of Bowie
            Resources, Limited
 3.2(d)     Amended and Restated Bylaws of Bowie Resources, Limited
 3.3(a)     Amended and Restated Articles of Incorporation of
            Ikerd-Bandy Company, Inc.
 3.3(b)     Certificate of Amendment to Articles of Incorporation
            Changing Name to Ikerd-Bandy, Co., Inc.
 3.3(c)     Articles of Amendment to the Restated Articles of
            Incorporation of Ikerd-Bandy Co., Inc.
 3.3(d)     Bylaws of Ikerd-Bandy Co., Inc.
 3.4(a)     Articles of Incorporation of Tennessee Mining, Inc.
 3.4(b)     Bylaws of Tennessee Mining, Inc.
 3.5(a)     Articles of Incorporation of Addington Mining, Inc.
 3.5(b)     Bylaws of Addington Mining, Inc.
 3.6(a)     Articles of Incorporation of Mining Technologies, Inc.
 3.6(b)     Bylaws of Mining Technologies, Inc.
 3.7(a)*    Articles of Incorporation of Leslie Resources, Inc.
 3.7(b)*    Bylaws of Leslie Resources, Inc.
 3.8(a)*    Articles of Incorporation of Leslie Resources Management,
            Inc.

EXHIBIT
  NO.                         DESCRIPTION OF DOCUMENT
-------                       -----------------------
 3.8(b)*    Bylaws of Leslie Resources Management, Inc.
 3.9(a)*    Articles of Incorporation of Pro-Land, Inc. d/b/a Kem Coal
            Company
 3.9(b)*    Bylaws of Pro-Land, Inc. d/b/a Kem Coal Company
 3.10(a)*   Articles of Incorporation of Aceco, Inc.
 3.10(b)*   Bylaws of Aceco, Inc.
 3.11(a)*   Articles of Incorporation of Mountain-Clay, Inc. d/b/a
            Mountain Clay, Inc.
 3.11(b)*   Bylaws of Mountain-Clay, Inc. d/b/a Mountain Clay, Inc.
 3.12(a)*   Articles of Incorporation of Highland Coal, Inc.
 3.12(b)*   Bylaws of Highland Coal, Inc.
 3.13(a)*   Articles of Incorporation of River Coal Company, Inc.
 3.13(b)*   Bylaws of River Coal Company, Inc.
 4.1        Registration Rights Agreement dated as of November 12, 1997 by and among AEI Holding Company, Inc., Addington Mining,
            Inc., Tennessee Mining, Inc., Ikerd-Bandy Co., Inc., and
            NationsBanc Montgomery Securities, Inc.
 4.2(a)     Indenture dated as of November 12, 1997 among the Issuers, the Guarantors and IBJ Schroder Bank & Trust Co., as Trustee
 4.2(b)     Cross reference of Trust Indenture Act to Indenture
 4.3        Form of Notes (included in Exhibit 4.2(a) above)
 5.1        Opinion of Brown, Todd & Heyburn PLLC to NationsBank of
            Texas, NA
 5.2*       Opinion of           regarding the validity of the Exchange
            Notes
10.1        Stock Purchase Agreement dated as of September 24, 1993,
            between Addington Holding Company, Inc. and Pittston
            Acquisition Company
10.2        Indemnity Agreement dated as of January 14, 1994 among
            Addington Resources, Inc., Addington Holding Company, Inc.,
            Pittston Minerals Group, Inc. and Pittston Acquisition
            Company
10.3        Stock Purchase Agreement dated as of Sept. 22, 1995 among
            Addington Holding Co., Inc., Addington Resources, Inc.,
            Addington Acquisition Co., Inc., and Larry Addington, Robert
            Addington, and Bruce Addington
10.4        Employment Agreement dated as of September 22, 1997 between
            Addington Enterprises, Inc. and Donald P. Brown
10.5        Employment Agreement dated as of November 1, 1997 between
            Addington Enterprises, Inc. and Keith H. Sieber
10.6        Purchase Agreement between AEI Holding Company, Inc. and
            NationsBanc Montgomery Securities, Inc. for $200,000,000 10%
            Senior Notes Due 2007 dated as of November 6, 1997
10.7(a)     Credit Agreement dated November 11, 1997 by and among AEI
            Holding Company, Inc., NationsBank of Texas, N.A.,
            NationsBanc Montgomery Securities, Inc., and Certain Banks
10.7(b)     First Amendment to Credit Agreement dated as of December 19,
            1997 among AEI Holding Company, Inc., NationsBank of Texas,
            N.A., and Lenders
10.8*       Promissory Note dated November 11, 1997 in the amount of
            $30,000,000 payable to the order of NationsBank of Texas,
            N.A.
10.9*       Promissory Note dated November 11, 1997 in the amount of
            $20,000,000 payable to the order of The Provident Bank.
10.10       Stock Pledge Agreement of Larry Addington dated as of
            November 11, 1997 in favor of NationsBank of Texas, N.A., as agent

EXHIBIT
  NO.                         DESCRIPTION OF DOCUMENT
-------                       -----------------------
10.11       Financing Statement from Larry Addington in favor of
            NationsBank of Texas, N.A., individually and as agent
10.12       Stock Pledge Agreement of Addington Enterprises, Inc. dated as of November 11, 1997 in favor of NationsBank of Texas,
            N.A., as agent
10.13       Financing Statement from Addington Enterprises, Inc. in
            favor of NationsBank of Texas, N.A., individually and as
            agent
10.14(a)    Subordination Agreement dated as of November 11, 1997 by AEI
            Holding Company, Inc., Larry Addington, Addington
            Enterprises, Inc., Tennessee Mining, Inc., Ikerd-Bandy Co.,
            Inc., and Addington Mining, Inc.
10.14(b)    Supplement to Subordination Agreement dated January 2, 1998
10.15       Security Agreement dated as of November 11, 1997, by AEI
            Holding Company, Inc. in favor of NationsBank of Texas, N.A.
10.16       Guaranty dated as of January 2, 1998, by Mining
            Technologies, Inc. in favor of NationsBank of Texas, N.A.
10.17       Subsidiary Security Agreement dated as of January 2, 1998, by Mining Technologies, Inc. in favor of NationsBank of
            Texas, N.A.
10.18       Guaranty dated as of November 11, 1997, by Tennessee Mining,
            Inc. in favor of NationsBank of Texas, N.A.
10.19       Subsidiary Security Agreement dated as of November 11, 1997, by Tennessee Mining, Inc. in favor of NationsBank of Texas,
            N.A.
10.20       Guaranty dated as of November 11, 1997, by Ikerd-Bandy Co.,
            Inc. in favor of NationsBank of Texas, N.A.
10.21       Subsidiary Security Agreement dated as of November 11, 1997, by Ikerd-Bandy Co., Inc. in favor of NationsBank of Texas,
            N.A.
10.22       Subsidiary Security Agreement dated as of November 11, 1997, by Bowie Resources, Limited in favor of AEI Holding Company,
            Inc.
10.23       Guaranty dated as of November 11, 1997, by Addington Mining,
            Inc. in favor of NationsBank of Texas, N.A.
10.24       Subsidiary Security Agreement dated as of November 11, 1997, by Addington Mining, Inc. in favor of NationsBank of Texas,
            N.A.
10.25*      Amended and Restated Stock Purchase Agreement effective as of December 18, 1997, among AEI Holding Company, Inc.,
            Addington Enterprises, Inc. and Greg Wells
10.26*      Promissory Note dated January 15, 1998 in the amount of
            $8,050,000.00 payable to the order of Greg Wells
10.27*      Employment and Consulting Agreement dated as of January 15,
            1997 between Leslie Resources, Inc., AEI Holding Company,
            Inc., and Greg Wells.
10.28*      Opinion of Hollon, Hollon & Collins to AEI Holding Company,
            Inc. and Addington Enterprises, Inc. regarding the purchase of shares of Leslie Resources, Inc. and Leslie Resources
            Management, Inc. by AEI Holding Company, Inc.
10.29*      Opinion of Gullett & Combs to AEI Holding Company, Inc. and
            Addington Enterprises, Inc. regarding the purchase of shares of Leslie Resources, Inc. and Leslie Resources Management,
            Inc. by AEI Holding Company, Inc.
10.30*      Opinion of Brown, Todd & Heyburn to Greg Wells regarding the purchase of shares of Leslie Resources, Inc. and Leslie
            Resources Management, Inc. by AEI Holding Company, Inc.

EXHIBIT
  NO.                         DESCRIPTION OF DOCUMENT
-------                       -----------------------
10.31*      Asset Purchase Agreement dated as of December 18, 1997
            between Mining Technologies, Inc. and Addington Enterprises,
            Inc.
10.32*      Assignment of Contracts dated as of January 2, 1998 between
            Addington Enterprises, Inc. and Mining Technologies, Inc.
10.33*      Bill of Sale, Conveyance and Assignment dated January 2,
            1998 between Mining Technologies, Inc. and Addington
            Enterprises, Inc.
10.34*      Guaranty Agreement dated as of January 2, 1998 between AEI
            Holding Company, Inc. and Addington Enterprises, Inc.
10.35*      Non-Competition Agreement dated as of January 2, 1998 among
            Mining Technologies, Inc., Addington Enterprises, Inc. and
            Larry Addington
10.36*      Assumption Agreement dated as of November 11, 1997 among AEI
            Holding Company, Inc., Addington Enterprises, Inc. and
            NationsBank of Texas, N.A.
10.37*      Assignment and Acceptance between NationsBank of Texas, N.A.
            and The Provident Bank
10.38*      Stock Purchase Agreement dated as of October 17, 1997, among
            Addington Enterprises, Inc., James J. Kocian, Bert I. Koenig
            and William N. Rich
10.39*      Promissory Note dated October 17, 1997 in the amount of
            $2,600,000.00 payable to the order of Bert I. Koenig
10.40*      Promissory Note dated October 17, 1997 in the amount of
            $2,600,000.00 payable to the order of James J. Kocian
10.41*      Promissory Note dated October 17, 1997 in the amount of
            $1,300,000.00 payable to the order of William N. Rich
10.42*      Opinion of Hollon, Hollon & Collins to Addington
            Enterprises, Inc. regarding the purchase of shares of
            Ikerd-Bandy Co., Inc. by Addington Enterprises, Inc.
10.43*      Opinion of Brown, Todd & Heyburn to James Kocian, Bert
            Koening and William Rich regarding the purchase of shares of
            Ikerd-Bandy Co., Inc. by Addington Enterprises, Inc.
10.44*      Shareholders Agreement for Bowie Resources, Limited dated
            January 30, 1997
10.45*      Marketing Agreement dated as of January 30, 1997, between
            Bowie Resources, Limited and Mitsui Matsushima Co., Ltd.
10.46*      Agreement dated November 6, 1997 between Task Trucking, Inc.
            and AEI Holding Company, Inc.
10.47*      Service Agreement dated October 22, 1997 between Mining
            Machinery, Inc. and AEI Holding Company, Inc.
10.48*      AEI Holding Company, Inc. Stock Option Plan
10.49*      Form of Stock Option Agreement for the AEI Holding Company,
            Inc. Stock Option Plan
10.50*      Mortgages
10.51*      Deeds
12.1*       Statements Regarding Computation of Ratios
21.1        Subsidiaries of Registrant
23.1        Consent of Arthur Andersen LLP
23.2        Consent of Faesy, Schmitt & Company, PSC
23.3        Consent of Marshall Miller & Associates
23.4*       Consent of        (included as part of its opinion filed as
            Exhibit 5.2 hereto)
25.1        Statement of Eligibility of IBJ Schroder Bank & Trust
            Company on Form T-1
27.1        Financial Data Schedule (For SEC Use Only)

EXHIBIT
  NO.                         DESCRIPTION OF DOCUMENT
-------                       -----------------------
27.2        Financial Data Schedule (For SEC Use Only)
27.3        Financial Data Schedule (For SEC Use Only)
27.4        Financial Data Schedule (For SEC Use Only)
27.5        Financial Data Schedule (For SEC Use Only)
27.6        Financial Data Schedule (For SEC Use Only)
27.7        Financial Data Schedule (For SEC Use Only)
27.8        Financial Data Schedule (For SEC Use Only)
27.9        Financial Data Schedule (For SEC Use Only)
27.10       Financial Data Schedule (For SEC Use Only)
27.11       Financial Data Schedule (For SEC Use Only)
27.12       Financial Data Schedule (For SEC Use Only)
99.1        Form of Letter of Transmittal
99.2        Form of Notice of Guaranteed Delivery
99.3        Form of Letter to Securities Dealers, Commercial Banks,
            Trust Companies and Other Nominees
99.4        Form of Letter to Clients
99.5        Guidelines for Certification of Taxpayer Identification
            Number on Form W-9

---------------
* To be filed by Amendment

     (b) Financial Statement Schedules

        None.